Registration No. 333-131203

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
________________

FORM S-3/A
AMENDMENT NO. 2
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
________________

GE-WMC MORTGAGE SECURITIES, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation
or Organization)

20-3251258
(I.R.S. Employer Identification No.)

3100 Thornton Avenue
Burbank, CA 91504
(818) 736-7023
(Address, Including Zip Code, and
Telephone Number, Including Area
Code, of Registrant's Principal
Executive Offices)

GE-WMC Mortgage Securities, L.L.C.
3100 Thornton Avenue
Burbank, CA 91504
(818) 736-7023
(Name, Address, Including Zip Code,
and Telephone Number, Including
Area Code, of Agent For Service)
________________

Copies to:

Kathryn Cruze, Esq.
Thacher Proffitt & Wood llp
Two World Financial Center
New York, New York 10281

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |x|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of securities registration being registered	Amount being registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of fee(2)
Asset-Backed Pass-Through Certificates and Asset-Backed Notes, issued in Series (3)	$1,000,000.00	100%	$1,000,000.00	$107.00(4)

(1)	Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.
(2)	Calculated in reliance upon 457(o).
(3)
Pursuant to Rule 429 and Rule 457 of the General Rules and Regulations under the Securities Act of 1933, as amended, $2,681,529 aggregate principal amount of Asset Backed Pass-Through Certificates and Asset Backed Notes registered by the Registrant under Registration Statement No. 333-127360 on Form S-3 and not previously sold are consolidated into this Registration Statement. All registration fees in connection with such unsold amount of Asset Backed Pass-Through Certificates and Asset Backed Notes have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount proposed to be registered under this Registration Statement as so consolidated as of the date of this filing is $2,682,529,000. The Registration Fee in connection with $1,000,000 aggregate principal amount of Asset-Backed Pass-Through Certificates and Asset-Backed Notes to be registered by the Registrant under this Registration Statement has been previously paid by the Registrant in connection with the original filing on January 20, 2006.

(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

CROSS REFERENCE SHEET FURNISHED PURSUANT TO RULE 404(a)

Items and Captions in Form S-3	Location in Prospectuses
1. Forepart of Registration Statement and Outside Front Cover Page of Prospectus	Forepart of Registration Statement and Outside Front Cover Page of Prospectuses**
2. Inside Front and Outside Back Cover Pages of Prospectus	Inside Front Cover Page of Prospectuses and Outside Back Cover Page of Prospectuses**
3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	Summaries of Prospectus; Special Considerations
4. Use of Proceeds	Use of Proceeds**
5 Determination of Offering Price	*
6. Dilution	*
7. Selling Security Holders	*
8. Plan of Distribution	Method of Distribution**
9. Description of Securities to Be Registered	Outside Front Cover Page; Summaries of Prospectus; Description of the Trust Funds; Description of the Certificates**
10. Interests of Named Experts and Counsel	*
11. Material Changes	Financial Information
12. Incorporation of Certain Information by Reference	Incorporation of Certain Information by Reference
13. Disclosure of Commission Position on Indemnification for Securities Act Liabilities	See page II-2
_________________________
*	Answer negative or item inapplicable.
**	To be completed or provided from time to time by Prospectus Supplement.

EXPLANATORY NOTE

This Registration Statement consists of (i) a basic prospectus, (ii) an illustrative form of prospectus supplement for use in an offering of Asset Backed Pass-Through Certificates consisting of Senior/Subordinate Certificates (“Version 1”) and (iii) an illustrative form of prospectus supplement for use in an offering of Asset Backed Pass-Through Notes consisting of a single class of Notes (“Version 2”).

Contents of Registration Statement

Page

Forms of Prospectus Supplement:
Form of Prospectus Supplement relating to a typical Senior/Subordinate Series of Certificates	S-1
Form of Prospectus Supplement relating to a typical Series of Notes	S-1
Basic Prospectus	1

                                                                     [Version 1]

    Prospectus Supplement (to Prospectus dated___, ____)

                         $_______________ (APPROXIMATE)

          GE-WMC ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES ____-__

                     GE-WMC MORTGAGE SECURITIES TRUST ___-__
                                 ISSUING ENTITY

                       GE-WMC MORTGAGE SECURITIES, L.L.C.
                                    DEPOSITOR

                               WMC MORTGAGE CORP.
                                     SPONSOR

                               [NAME OF SERVICER]
                                    SERVICER

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS
PROSPECTUS SUPPLEMENT AND PAGE __ IN THE PROSPECTUS.

This prospectus supplement, together with the accompanying prospectus, will constitute the complete prospectus._____________________________________________

The issuing entity created for the series _____-__ certificates will hold a pool of one- to four-family, fixed and adjustable rate, residential first and second lien mortgage loans. The classes of certificates being offered by this prospectus supplement are listed in the table below. Credit enhancement for the offered certificates will be provided by excess interest, overcollateralization, and subordination. [In addition, the holders of the offered certificates will have the benefit of a cap contract.] The offered certificates will represent interests only in the issuing entity and will not represent interests in the sponsor, the depositor, the mortgage loan seller, the servicer, the trustee, any of their affiliates or any other entity. The offered certificates will receive monthly distributions, to the extent of available funds, commencing in ____,
20__.

 -------------- ---------------------- ------------- --------- --------------- ----------------
                 ORIGINAL CERTIFICATE  PASS-THROUGH    PRICE     UNDERWRITING    PROCEEDS TO
     CLASS       PRINCIPAL BALANCE(1)     RATE(2)       TO         DISCOUNT          THE
                                                      PUBLIC                     DEPOSITOR(3)

 -------------- ---------------------- ------------- --------- --------------- ----------------
 Class A......
 -------------- ---------------------- ------------- --------- --------------- ----------------
 Class M-1.....
 -------------- ---------------------- ------------- --------- --------------- ----------------
 Class M-2.....
 -------------- ---------------------- ------------- --------- --------------- ----------------
 Class M-3.....
 -------------- ---------------------- ------------- --------- --------------- ----------------
 Class B-1.....
 -------------- ---------------------- ------------- --------- --------------- ----------------
 Class B-2.....
 -------------- ---------------------- ------------- --------- --------------- ----------------
 Class B-3.....
 -------------- ---------------------- ------------- --------- --------------- ----------------

(1) Approximate.
(2) The pass through rate on each class of offered certificates will be based on one-month LIBOR plus the applicable margin set forth above, subject to the rate caps described in this prospectus supplement. [If fixed rate: The pass-through rate on this class of offered certificates is the indicated fixed rate, which is subject to increase, and is subject to a rate cap as described in this prospectus supplement.] (3) Before deducting expenses payable by the depositor estimated to be approximately $___.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED
THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF
THE

STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                         ----------------------------
                                   Underwriter

                                        2

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
THE ACCOMPANYING PROSPECTUS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU
WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     o    the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

     o    this prospectus supplement, which describes the specific terms of this series of certificates.

GE-WMC Mortgage Securities, L.L.C.'s principal offices are located at 3100
Thornton Avenue, Office 344, Burbank, California 91504 and its phone number is
(818) 736-7023.

                                        3

LEGAL  ACTION  PENDING  AGAINST  [THE  DEPOSITOR/   ORIGINATOR/MORTGAGE   LOAN

                                        4

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      THE FOLLOWING SUMMARY IS A BRIEF DESCRIPTION OF THE KEY ASPECTS OF THE
CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF
THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION.
ANNEX I IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT. TO
UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS
ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS.

      ALL CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT HAVE THE MEANINGS
ASSIGNED TO THEM UNDER "GLOSSARY OF TERMS" BEGINNING ON PAGE S-__ OR IN THE
PROSPECTUS UNDER "GLOSSARY."

Issuing Entity.......................  GE-WMC Mortgage Securities Trust ___-__.

Title of Series......................  GE-WMC     Asset-Backed     Pass-Through
                                       Certificates, Series ____-__.

Cut-off Date.........................   _____________ ___, ______.

Closing Date.........................  On or about __________ ____, _____.

Depositor............................  GE-WMC Mortgage Securities, L.L.C. The
                                       depositor will deposit the mortgage loans
                                       into the trust. The depositor's principal
                                       offices are located at 3100 Thornton
                                       Avenue, Office 344, Burbank, California
                                       91504 and its telephone number is
                                       (818)736-7023. See "The Depositor" in the
                                       prospectus.

Mortgage Loan Seller.................  [GE Mortgage Holding,  L.L.C.] [Disclose
                                       any affiliations or transactions with
                                       other transaction parties] See "The
                                       Mortgage Loan Seller" in this prospectus
                                       supplement.

Sponsor  [and Originator]............  WMC   Mortgage   Corp.   [Disclose   any
                                       affiliations or transactions  with other
                                       transaction  parties] See "The  Mortgage
                                       Pool--Underwriting   Standards   of  [WMC
                                       Mortgage   Corp.]  and   Representations
                                       Concerning  the Mortgage  Loans" in this
                                       prospectus supplement.

Servicer.............................  _________________ will act as servicer and will be obligated to service and
                                       administer the mortgage loans on behalf
                                       of the trust, for the benefit of the
                                       holders of the certificates. [Disclose
                                       any affiliations or transactions with
                                       other transaction parties] See "Pooling
                                       and Servicing Agreement--The Servicer" in
                                       this prospectus supplement.

Trustee..............................  _________________ will be the trustee of the trust, will perform administrative
                                       functions with respect to the
                                       certificates and will act as the
                                       custodian, initial paying agent and
                                       certificate registrar. [Disclose any
                                       affiliations or transactions with other
                                       transaction parties] See "Pooling and
                                       Servicing Agreement--The Trustee" in this
                                       prospectus supplement.

[Insert  brief   description   of  any
other known

                                       S-1

transaction parties]

Distribution Dates...................  Distributions     on     the     offered
                                       certificates  will be made on the __ day
                                       of each month,  or, if that day is not a
                                       business  day,  on the  next  succeeding
                                       business day, beginning in _____, __.

Due Period...........................  The  due  period  with  respect  to  any distribution  date  will  be the  period
                                       from and  including  the  second  day of
                                       the  month  immediately   preceding  the
                                       month in which  that  distribution  date
                                       occurs  to and  including  the first day
                                       of the month in which that  distribution
                                       date occurs.

Certificates.........                  The  classes  of   certificates,   their
                                       pass-through     rates    and    initial
                                       certificate   principal   balances   are
                                       shown or described in the table below.

 -----------------------------------------------------------------------------------------------------------------

                                                                         RATINGS
               INITIAL                                   ----------------------------  ---------------------------
             CERTIFICATE                                                                  EXPECTED    SCHEDULED
              PRINCIPAL    PASS-THROUGH     MARGIN                                          FINAL        FINAL
   CLASS     BALANCE(1)        RATE     (2)(%)   (3)(%)   FITCH    MOODY'S     S&P       MATURITY(8)  MATURITY(8)
 -----------------------------------------------------------------------------------------------------------------

 OFFERED CERTIFICATES
 -----------------------------------------------------------------------------------------------------------------
  A........$
                           Variable(4)
 -----------------------------------------------------------------------------------------------------------------
  M-1......$               Variable(4)
 -----------------------------------------------------------------------------------------------------------------
  M-2......$               Variable(4)
 -----------------------------------------------------------------------------------------------------------------
  M-3......$               Variable(4)
 -----------------------------------------------------------------------------------------------------------------
  B-1......$               Variable(4)
 -----------------------------------------------------------------------------------------------------------------
  B-2......$               Variable(4)
 -----------------------------------------------------------------------------------------------------------------
  B-3......$               Variable(4)
 -----------------------------------------------------------------------------------------------------------------
 NON-OFFERED CERTIFICATES
 -----------------------------------------------------------------------------------------------------------------
  B-4(5)...$               Variable(4)
 -----------------------------------------------------------------------------------------------------------------
  C........      (6)           N/A        N/A    N/A
 -----------------------------------------------------------------------------------------------------------------
  P((7))...     $100           N/A        N/A    N/A
 -----------------------------------------------------------------------------------------------------------------
  R........      N/A           N/A        N/A    N/A
 -----------------------------------------------------------------------------------------------------------------

------------------
(1) Approximate. May vary by an amount plus or minus 5% of the principal balance stated.
(2) For the Interest Accrual Period for each Distribution Date on or prior to the Optional Termination Date (as defined herein).
(3) For the Interest Accrual Period for each Distribution Date after the
    Optional Termination Date.
(4) The pass-through rate on the Class A certificates and each class of subordinate certificates will be based on one-month LIBOR plus the applicable margin set forth above, subject to the rate caps described in this prospectus supplement. [If fixed rate: The pass-through rate on this class of offered certificates is the indicated fixed rate, which is subject to increase, subject to a rate cap as described in this prospectus supplement.]
(5) May be offered through a private placement.
(6) The certificate principal balance of the Class C certificates will be equal to the amount of overcollateralization at any time which initially is expected to be approximately __% of the aggregate principal balance of the mortgage loans as of the cut-off date and which will represent the amount of initial overcollateralization required by the pooling and servicing agreement.
(7) The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.
(8) The actual final distribution date for each class of certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

                                       S-2

THE TRUST

The depositor will establish the issuing entity with respect to the certificates, which will be a trust, pursuant to a pooling and servicing agreement dated as of __________ among the depositor, the servicer and the trustee. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and principal on the offered certificates will be made only from payments received in connection with the mortgage loans described in the next section and the other assets of the trust.

See "Description of the Certificates" in this prospectus supplement.

DESIGNATIONS

In this prospectus supplement, the following designations are used to refer to the specified classes of certificates, all of which will be backed by the mortgage loans held by the trust:

CLASS A CERTIFICATES

Class A Certificates.

                              CLASS M CERTIFICATES

Class M-1, Class M-2 and Class M-3 Certificates.

CLASS B CERTIFICATES

Class B-1, Class B-2, Class B-3 and Class B-4 Certificates

SUBORDINATE CERTIFICATES

Class M and Class B Certificates.

OFFERED CERTIFICATES

Class A, Class M and Class B Certificates (other than the Class B-4
Certificates).

NON-OFFERED CERTIFICATES

Class B-4, Class C, Class P and Residual Certificates.

RESIDUAL CERTIFICATES

Class R Certificates.

The offered certificates will have the characteristics shown in the table appearing on page S-_ in this prospectus supplement.

The offered certificates will be sold by the depositor to the underwriter on the closing date.

The offered certificates will initially be represented by one or more global certificates registered in the name of CEDE & Co., as nominee of DTC in minimum denominations of $[100,000] and integral multiples of $[1.00] in excess of the minimum denominations. See "Description of the Securities- Book-Entry
Certificates" in the prospectus.

The Class B-4, Class C, Class P and Residual Certificates are not offered by this prospectus supplement. Such certificates may be delivered to the seller as partial consideration for the mortgage loans or alternatively, the depositor may sell all or a portion of such certificates to one or more third-party investors.

THE MORTGAGE LOANS

The trust will contain approximately _____ [conventional] [non-prime]
[nonconforming], one- to four-family, fixed and adjustable-rate mortgage loans secured by first and second liens on residential real properties. The mortgage loans delivered to the trust on the closing date will have an aggregate principal balance of approximately $__________ as of ____1, 200[_], the cut-off date. Following an initial fixed-rate period of [six months], [two], [three],
[five] or [ten] years, the interest rate on each adjustable-rate mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month
LIBOR and the related gross margin, subject to periodic and lifetime limitations, as described herein.

The statistical calculation information presented in this prospectus supplement relates to the pool of mortgage loans identified on the collateral selection date and expected to be delivered to the trust on the closing date. This pool of mortgage loans for which information is presented in this prospectus supplement is referred to as the statistical pool. Prior to the issuance of the certificates, some of the mortgage loans included in the statistical pool may be removed from the mortgage pool as a result of incomplete documentation or otherwise and any mortgage loans that prepay in full prior to the closing date will be removed. Other mortgage loans may be included in the mortgage pool prior to the issuance of

                                       S-3

the certificates. However, the removal and inclusion of such mortgage loans will not materially alter the characteristics of the mortgage loans which make up the statistical pool as described in this prospectus supplement, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary. The depositor believes that the information in this prospectus supplement with respect to the statistical pool is representative of the characteristics of the mortgage pool as it will be constituted at the closing date.

References to percentages of the mortgage loans in this prospectus supplement are based on the mortgage loans included in the statistical pool with the aggregate scheduled principal balance of such mortgage loans as specified in the amortization schedule at the cut-off date after application of all amounts allocable to unscheduled payments of principal received prior to the cut-off date.

The mortgage loans included in the statistical pool have original terms to maturity of not greater than [30] years and the following approximate characteristics as of the cut-off date:

Aggregate current principal           $______
balance:

Range of                      ___% to _____%.
mortgage rates:

Weighted                               ____%.
average mortgage rate:

Weighted
average remaining term
to stated maturity:                ___ months

Range of
principal balances:          $___ to  $_____.

Weighted average principal
balance:                          $_________.

Range of
combined loan-to-value ratios: ___% to ____%.

Weighted
average combined
loan-to-value ratio:                     ___%

Fixed-rate mortgage loans:               ___%

Adjustable-rate mortgage loans:          ___%

The adjustable-rate mortgage loans included in the statistical pool have the following additional approximate characteristics as of the cut-off date:

Weighted average
next adjustment date:         ___% to _____%.

Range of                      ___% to _____%.
gross margins:

Weighted                               ____%.
average gross margin:

Range of
minimum mortgage
rates:                        ___% to _____%.

Weighted
average minimum
mortgage rate:                        _____%.

Range of
maximum mortgage
rates:                        ___% to _____%.

Weighted
average maximum
mortgage rate:                        _____%.

For additional information regarding the mortgage loans, see "The Mortgage Pool"
in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered certificates consists of excess interest, subordination and
overcollateralization.

EXCESS INTEREST. The mortgage loans will bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the offered certificates and to pay certain fees and expenses of the trust. Any excess interest from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to build, maintain or restore overcollateralization at required levels.

                                       S-4

SUBORDINATION. The rights of the holders of the Class M Certificates, the Class
B Certificates and the Class C Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

The rights of the holders of the Class B Certificates and Class C Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A and the Class
M Certificates.

The rights of the holders of Class C Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A, Class M and the Class B Certificates.

In addition, the rights of the holders of the Class M and Class B Certificates with higher numerical class designations to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class M and Class B Certificates with lower numerical class designations, respectively.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford such certificates protection against realized losses on the mortgage loans as described below. See "Description of the Certificates--Allocation of Losses;
Subordination" in this prospectus supplement.

OVERCOLLATERALIZATION. The aggregate principal balance of the mortgage loans as of the cut-off date is expected to exceed the aggregate certificate principal balance of the offered certificates and the Class P Certificates on the closing date by approximately $_________ which will be the initial certificate principal balance of the Class C Certificates. Such amount represents approximately ____%
of the sum of the aggregate principal balance of the mortgage loans as of the cut-off date, and is the initial amount of overcollateralization expected to be required by the pooling and servicing agreement. The amount of overcollateralization will be available to absorb losses on the mortgage loans.
See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

ALLOCATION OF LOSSES. If, on any distribution date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans, then realized losses on the mortgage loans will be allocated to the Class B Certificates and the Class M Certificates as described below. If realized losses on the mortgage loans are allocated to the Class B Certificates and the Class M Certificates, such losses will be allocated first, to the Class
B-4 Certificates, second, to the Class B-3 Certificates, third, to the Class B-2
Certificates, fourth, to the Class B-1 Certificates, fifth, to the Class M-3
Certificates, sixth, to the Class M-2 Certificates, and seventh, to the Class
M-l Certificates. The pooling and servicing agreement will not permit the allocation of realized losses on the mortgage loans to the Class A Certificates or the Class P Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios there may not be enough principal and interest on the mortgage loans to pay the Class A Certificates all interest and principal amounts to which such certificates are then entitled.

Once realized losses are allocated to the Class B or Class M Certificates, the outstanding certificate principal balances of such classes will be reduced by the amount of realized loss so allocated and such certificate principal balances will not be reinstated (except in the event of subsequent recoveries allocated to such class of Class M or Class B Certificates as described in this prospectus supplement) nor will any such class of certificates accrue interest on that amount by which the related certificate principal balance was reduced (referred to as the allocated realized loss amount for such class of certificates).
However, to the extent there are available funds, the Class B and Class M
Certificates may be reimbursed for allocated realized loss amounts according to the priorities set forth under "Description of the Certificates--Priority of
Distributions" and "--Allocation of Losses; Subordination" in this prospectus supplement.

 [OTHER CREDIT ENHANCEMENT]

[CAP CONTRACT

The offered certificates will have the benefit of an interest rate corridor, referred to in this prospectus supplement as a cap contract. The cap contract will require the counterparty to pay amounts to the trust to the extent one-month LIBOR (as determined pursuant to the cap contract) for any related interest accrual period exceeds the rate set

                                       S-5

forth in the cap contract, but no more than the maximum rate set forth in the
Cap Contract, in an amount equal to such excess multiplied by the lesser of (i)
the notional amount for such interest accrual period set forth in the cap contract and (ii) the aggregate certificate principal balance of the related
Certificates. Cap payments, if any, made by the counterparty under the cap contract will be deposited in the net WAC rate carry forward reserve account described in this prospectus supplement and will be available for distribution on the related certificates in respect of basis risk shortfall amounts, to the limited extent described in this prospectus supplement.

See "Description of the Certificates--The Cap Contract" in this prospectus supplement.]

[OTHER DERIVATIVE INSTRUMENTS]

REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS FOR BREACHES OF REPRESENTATIONS AND
WARRANTIES

The originator will make certain representations and warranties with respect to each mortgage loan as of the date of origination, as of the cut-off date or as of the closing date. Upon discovery of a breach of such representations and warranties that materially and adversely affects the interests of the certificateholders, the originator will be obligated to cure such breach, or otherwise repurchase or substitute for such mortgage loan. The depositor will give or cause to be given written notice to the certificateholders that such substitution has taken place.

See "Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this prospectus supplement and "The Depositor's Mortgage Loan Purchase
PROGRAM--Representations by or on Behalf of Mortgage Loan Sellers; Remedies for
Breach of Representation" in the prospectus.

SERVICING FEES

The principal compensation to be paid to the servicer in respect of its servicing activities for the mortgage loans will be equal to [ ]% per annum with respect to each mortgage loan in the trust. This servicing fee will be paid prior to distributions to the certificateholders from amounts received from the mortgage loans.

See "Pooling and Servicing Agreement- Servicing and Other Compensation and
Payment of Expenses" in this prospectus supplement.

P&I ADVANCES

The servicer will be required to advance delinquent payments of principal and interest on the mortgage loans, as and to the extent described in this prospectus supplement. The servicer will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. See
"Description of the Certificates--P&I Advances" in this prospectus supplement and "Description of the Securities- Advances by Servicer or Master Servicer in
Respect of the Delinquencies on the Trust Fund Assets" in the prospectus.

TRIGGER EVENTS

The occurrence of a trigger event (as defined in the glossary of this prospectus supplement) following the stepdown date, may have the effect of accelerating or decelerating the amortization of the offered certificates and affecting the weighted average lives of such certificates. The stepdown date will be the earlier to occur of (1) the first distribution date on which the aggregate certificate balance of the Class A certificates has been reduced to zero and (2)
the later of (x) the distribution date occurring in [_____] and (y) the first distribution date on which the subordination available to the Class A certificates has doubled. See "Description of the Certificates--Priority of
Distributions", "Glossary" and "Yield on the Certificates--General Prepayment
Considerations" in this prospectus supplement.

OPTIONAL TERMINATION

At its option, the servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the mortgage loans (and properties acquired in respect thereof) remaining in the trust has been reduced to an amount less than
__% of the aggregate principal balance of the mortgage loans as of the cut-off date. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Distributions on the Securities--Termination of the Trust Fund
and Disposition of Trust Fund Assets" in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

One or more separate elections will be made to treat designated portions of the trust (exclusive of the net

                                       S-6

WAC rate carry forward reserve account and the cap contract) as real estate mortgage investment conduits for federal income tax purposes. See "Federal
Income Tax Consequences--REMIC's- Characterization of Investments in REMIC
Certificates" in the prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

RATINGS

It is a condition to the issuance of the certificates that the offered certificates receive the ratings from [Fitch, Inc., Moody's Investors Service,
Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies, Inc.] set forth on the table on page S-__. A security rating does not address the frequency of prepayments on the mortgage loans, the receipt of any amounts from the net WAC rate carry forward reserve account or the corresponding effect on yield to investors. A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies. [The ratings set forth above do not take into account the existence of the cap contract.]

See "Yield on the Certificates" and "Ratings" in this prospectus supplement and
"Yield and Maturity Considerations" in the prospectus.

LEGAL INVESTMENT

None of the offered certificates will constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

It is expected that the offered certificates may be purchased by a pension or other employee benefit plan subject the Employee Retirement Security Act of
1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as
amended, so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a prohibited transaction under applicable law. See "ERISA Considerations" in this prospectus supplement and "Considerations for Benefit Plan Investors" in the
prospectus.

                                       S-7

                   STRUCTURE OF TRANSACTION AND FLOW OF FUNDS

                                    (DIAGRAM)

                                       S-8

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors.
In particular, you should not purchase the offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with these securities.

      You should carefully consider the following factors, as well as the risk factors contained in the prospectus, in connection with the purchase of the offered certificates:

[APPROPRIATE RISK FACTORS AS NECESSARY]

[THE MORTGAGE LOANS WERE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE
STANDARDS OF FANNIE MAE OR FREDDIE MAC WHICH MAY RESULT IN LOSSES ON THE
MORTGAGE LOANS ALLOCATED TO YOUR CERTIFICATES.

      The mortgage loans will have been made, in part, to borrowers who, for one reason or another, are not able, or do not wish to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

      The underwriting standards used in the origination of the mortgage loans to be held by the trust are generally less stringent than those of Fannie Mae or
Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have impaired credit history or unsubstantiated income or assets. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner or in accordance with Fannie Mae or Freddie Mac guidelines.

      In addition, the originator in many cases determines that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio, good mortgage payment history, large cash reserves, excess disposable income, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in the trust fund may represent such underwriting exceptions.]

[CERTAIN OF THE MORTGAGE LOANS MAY HAVE HIGH LOAN-TO-VALUE RATIOS OR COMBINED
LOAN-TO-VALUE RATIOS, SO THAT THE RELATED BORROWER HAS LITTLE OR NO EQUITY IN
THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE
MORTGAGE LOANS ALLOCATED TO YOUR CERTIFICATES.

      Approximately _____% of the mortgage loans included in the statistical pool, by aggregate principal balance as of the cut-off date, had a loan-to-value ratio or combined loan-to-value ratio, as applicable, at origination in excess of 80%. Generally, no mortgage loan purchased by the trust with a loan-to-value ratio or combined loan-to-value ratio, as applicable, at origination in excess of 80% will be covered by a primary mortgage insurance policy. No mortgage loan purchased by the trust will have a loan-to-value ratio or combined loan-to-value ratio, as applicable, exceeding ___% at origination. Mortgage loans with higher loan-to-value ratios or combined loan-to-value ratios, as applicable, may present a greater risk of loss in that a decline in the relevant residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio or combined loan-to-value ratio, as applicable, may increase over what it was at the time the mortgage loan was originated. This increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan and any losses, to the extent not covered by available credit enhancement, may affect the yield to

                                       S-9

maturity on your certificates. Furthermore, investors should note that the value of the mortgaged properties may be insufficient to cover the outstanding balance of the certificates. There can be no assurance that the loan-to-value ratio or combined loan-to-value ratio, as applicable, of any mortgage loan determined at any time after origination will be less than or equal to its original loan-to-value ratio or combined loan-to-value ratio, as applicable.
Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratio or combined loan-to-value ratio, as applicable, of a mortgage loan may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property.]

[THERE ARE RISKS RELATING TO MORTGAGE LOANS SECURED BY SECOND LIENS.

      Approximately __% of the mortgage loans included in the statistical pool
(by aggregate principal balance of the mortgage loans as of the cut-off date), are secured by a second lien that is subordinate to the rights of the mortgagee under a first mortgage loan on the related mortgaged property. The weighted average combined loan-to-value ratio of the mortgage loans secured by a second lien is approximately ___%. The proceeds from any liquidation, insurance or condemnation proceeding will be available to satisfy the outstanding principal balance of such subordinate mortgage loans only to the extent that the claims of the senior mortgage loans have been satisfied in full, including any foreclosure costs. In certain circumstances and in accordance with the pooling and servicing agreement where the servicer determines that it would be uneconomical to foreclose on the mortgaged property, the servicer may modify or waive any term of the mortgage loan, including accepting a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, or charge-off the entire outstanding principal balance of the related mortgage loan. The foregoing consideration will be particularly applicable to subordinate mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on second lien mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

   An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens.]

[INTEREST-ONLY MORTGAGE LOANS MAY HAVE A GREATER DEGREE OF RISK OF DEFAULT.

   Approximately ___% of the mortgage loans included in the statistical pool (by aggregate principal balance of the mortgage loans as of the cut-off date) have an initial interest-only period of up to ten years after the date of origination. During this period, the payment made by the related mortgagor will be less than it would be if the principal of the mortgage loan was required to amortize. As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

      After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors. Investors should consider the fact that interest-only mortgage loans reduce the monthly payment required by mortgagors during the interest-only period and consequently, the monthly housing expense used to qualify mortgagors. As a result, interest-only mortgage loans may allow some mortgagors to qualify for a mortgage loan who would not otherwise qualify for a fully amortizing loan or may allow them to qualify for a larger mortgage loan than otherwise would be the case. In

                                      S-10

addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans.
If the related mortgagor defaults, the unpaid principal balance of the related mortgage loan will be greater than otherwise would be the case, increasing the risk of loss in that situation because, although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by excess interest or overcollateralization, will be allocated first to the Class B Certificates, in reverse order of their seniority and then to the Class M Certificates, in reverse order of their seniority.

   Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.]

[THE BALLOON LOANS IN THE MORTGAGE POOL MAY HAVE A GREATER DEGREE OF RISK OF
DEFAULT.

   Approximately ___% of the mortgage loans in the statistical pool (by aggregate principal balance of the mortgage loans as of the cut-off date) will not fully amortize over their terms to maturity and, thus, will require principal payments at their stated maturity, which may be substantially greater than the monthly payments otherwise due on such mortgage loans (I.E., balloon payments). Mortgage loans with balloon payments may involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend on the mortgagor's ability either to timely refinance the mortgage loan or to timely sell the mortgaged property. The ability of a mortgagor to refinance the mortgage loan or sell the related mortgaged property will be affected by a number of factors, including:

     o    the level of available mortgage interest rates at the time of refinancing or sale;

     o    the mortgagor's equity in the related mortgaged property;

     o    prevailing general economic conditions; and

     o    the availability of credit for residential properties generally.]

[MOST OF THE MORTGAGE LOANS WILL BE NEWLY ORIGINATED AND HAVE LITTLE, IF ANY,
PAYMENT HISTORY.

      Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. The majority of the mortgage loans included in the trust fund will have been originated within the [12] months prior to their sale to the trust. As a result, the trust fund may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

      None of the mortgage loans included in the statistical pool are delinquent in their monthly payments as of the cut-off date. Investors should note, however, that more than __% of the mortgage loans delivered to the trust are expected to have a first payment date occurring after the cut-off date and, therefore, such mortgage loans could not have been delinquent in any monthly payment as of the cut-off date.]

 [APPROXIMATELY ___% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL ARE CONCENTRATED
IN THE STATE OF [______], WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE
MORTGAGE LOANS IF THAT STATE EXPERIENCES ECONOMIC DOWNTURNS.

   Approximately ______% of the mortgage loans included in the statistical pool
(by aggregate principal balance of the mortgage loans as of the cut-off date)
are secured by mortgaged properties in the state of [______.] Investors

                                      S-11

should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets causing a decline in property values in those areas, and consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans located in other geographic regions. A region's economic condition and housing market may be directly, or indirectly, adversely affected by a number of factors including natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. A concentration of mortgage loans in the trust fund in a region experiencing a deterioration in economic conditions or a decline in real estate values may expose your certificates to losses in addition to those present for similar mortgage-backed securities without this concentration. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of high concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.
The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Any deterioration of economic conditions in [name of state]
which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of delinquency and foreclosure of the mortgage loans that may result in losses that, to the extent not covered by available credit enhancement will be allocated to your certificates.]

   [If 10% or more of the pool assets are or will be located in any one state or other geographic region, a description, in accordance with ss.229.1111(a)(6) and
ss.229.1111(b)(14), of any legal or regulatory provisions and economic or other factors, specific to such state or region that may materially impact the pool assets or pool asset cash flows will be provided.]

[THE CERTIFICATES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST FUND AND NOT
OF ANY OTHER PARTY.

      The certificates will not represent an interest in or obligation of the depositor, the servicer, the mortgage loan seller, the sponsor, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the mortgage loan seller, the sponsor, the trustee or, unless otherwise described herein, any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the servicer, the mortgage loan seller, the sponsor, the trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates].

[THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES WILL BE
AFFECTED BY THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS.

      The rate and timing of distributions allocable to principal on the offered certificates will depend on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans and the allocation to pay principal on these certificates as provided in this prospectus supplement. As is the case with asset-backed pass-through certificates, the offered certificates will be subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately _____% of the mortgage loans included in the statistical pool, by aggregate principal balance as of the cut-off date, a full and voluntary prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan- See "The Mortgage Pool" in this prospectus supplement.

      Distributions of principal will be made to the holders of the certificates according to the priorities described in this prospectus supplement. The timing of commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such class.

                                      S-12

      The originator may be required to repurchase mortgage loans from the trust in the event certain breaches of representations and warranties have not been cured. In addition, the servicer may purchase mortgage loans 90 days or more delinquent, subject to the conditions set forth in the pooling and servicing agreement. These purchases will have the same effect on the holders of the Class
A and subordinate certificates as a prepayment of those mortgage loans.

      The servicer may purchase all of the mortgage loans when the aggregate principal balance of the mortgage loans (and properties acquired in respect thereof) is less than or equal to [__]% of the aggregate principal balance of the mortgage loans as of the cut-off date.

      For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see "Yield on the
Certificates" in this prospectus supplement, including the tables entitled
"Percent of Initial Certificate Principal Balance Outstanding at the
Specified Percentages of the Prepayment Assumption."]

[THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS WILL VARY DEPENDING ON FUTURE
MARKET CONDITIONS WHICH COULD IMPACT THE RATE AND TIMING OF PRINCIPAL
DISTRIBUTIONS ON YOUR CERTIFICATES.

      In most cases, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans may result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at these higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans may result in a greater rate of return of principal to investors in the offered certificates, at a time when reinvestment at comparable yields may not be possible.]

[THE DIFFERENCE BETWEEN THE PASS-THROUGH RATES ON THE CLASS A AND SUBORDINATE
CERTIFICATES AND THE MORTGAGE RATES ON THE MORTGAGE LOANS MAY AFFECT THE YIELD
ON THE CERTIFICATES.

      Each class of Class A and subordinate certificates will accrue interest at a pass-through rate based on a one-month LIBOR index plus a specified margin, but such pass-through rate is subject to a limit. The limit on the pass-through rate for each class of Class A certificates will be based on the net WAC rate of the mortgage loans in the related loan group which will be equal to the weighted average of the mortgage rates of the mortgage loans, net of certain fees and expenses of the trust. The adjustable-rate mortgage loans included in the trust will have mortgage rates that adjust based on a six-month LIBOR index, have periodic and lifetime limitations on adjustments to their mortgage rates, and have in general the first adjustment to their mortgage rates six months, two, three, five or ten years after the origination thereof. The fixed-rate mortgage loans included in the trust will have mortgage rates that do not adjust. As a result of the limits on the pass-through rates on the Class A and subordinate certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin. To the extent that any pass-through rate is limited to the related net WAC rate, basis risk shortfalls will occur.

      A variety of factors could limit the pass-through rates and adversely affect the yields to maturity on the offered certificates. Some of these factors are described below.

o     The pass-through rates for the Class A and subordinate  certificates may adjust monthly while the mortgage rates on the adjustable-rate  mortgage loans adjust less  frequently  and the mortgage  rates on the fixed-rate mortgage loans do not adjust at all.  Furthermore,  substantially all of the  adjustable-rate  mortgage  loans will have the first  adjustment to their mortgage rates within six months,  two,  three,  five or ten years after their  origination.  Consequently,  the limits on the pass-through rates  on the  Class A and  subordinate  certificates  may  prevent  any increases  in the  pass-through  rate  on one or  more  classes  of such certificates for extended periods in a rising interest rate environment.

                                      S-13

o     If prepayments, defaults and liquidations occur more rapidly on the applicable mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rate on one or more classes of Class A and subordinate certificates is more likely to be limited.

o     The mortgage rates on the adjustable-rate  mortgage loans may respond to different  economic  and market  factors than does the  one-month  LIBOR index.  It is possible  that the mortgage  rates on the  adjustable-rate mortgage loans may decline while the  pass-through  rates on the Class A and subordinate  certificates are stable or rising.  It is also possible that the mortgage  rates on the  adjustable-rate  mortgage loans and the pass-through rates on the Class A and subordinate  certificates may both decline or increase  during the same period,  but that the  pass-through rates on the  Class A and  subordinate  certificates  may  decline  more slowly or increase more rapidly.

      If the pass-through rate on any class of Class A or subordinate certificates is limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of the certificates on the same distribution date or on future distribution dates, to the extent that on such distribution date or future distribution dates there are any available funds remaining after certain other distributions on the Class A and subordinate certificates and the payment of certain fees and expenses of the trust. The ratings on the Class A and subordinate certificates will not address the likelihood of any recovery of basis risk shortfalls by holders of the Class A and subordinate certificates.]

[THE YIELDS TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON A VARIETY OF
FACTORS.

      The yield to maturity on each class of offered certificates will depend, in general, on (i) the applicable pass-through rate thereon from time to time;
(ii) the applicable purchase price; (iii) the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of such certificates; (iv) the rate, timing and severity of realized losses on the mortgage loans; (v) adjustments to the mortgage rates on the adjustable-rate mortgage loans; (vi) the amount of excess interest generated by the mortgage loans; (vii) the allocation to the offered certificates of some types of interest shortfalls; and (viii) payments, if any, received under the
Cap Contract.

      In general, if the offered certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

      As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization, as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are allocated to the Subordinate Certificates upon such liquidations, will result in an earlier return of principal to the offered certificates and will influence the yields on such certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yields on the offered certificates. The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates at any time that the overcollateralization provided by the mortgage pool falls below the required level.]

[POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE OFFERED CERTIFICATES.

      The credit enhancement features described in this prospectus supplement are intended to increase the likelihood that holders of the offered certificates will receive regular distributions of interest and principal. However, the depositor cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are deemed non-recoverable. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, and the excess interest generated by the mortgage loans, the overcollateralization amount and the outstanding principal

                                      S-14

balance of the certificates subordinate in payment priority to your certificates are not sufficient, you may suffer losses.]

[INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN OR
RESTORE OVERCOLLATERALIZATION.

      The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will first be used to absorb losses that occur on the mortgage loans and will then be used to maintain or restore overcollateralization. The depositor cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate.

     o    Each time a mortgage loan is prepaid in full, liquidated, written off or repurchased, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

     o    If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

     o    The adjustable-rate mortgage loans have mortgage rates that adjust less frequently than, and on the basis of an index that is different from, the index used to determine the pass-through rates on the offered certificates, and the fixed-rate mortgage loans have mortgage rates that do not adjust. In addition, the mortgage rates on the adjustable-rate mortgage loans are subject to caps on the amount that the mortgage rate may change on each adjustment date and over the life of the mortgage loan. As a result, the pass-through rates on the offered certificates may increase relative to the weighted average of the mortgage rates on the mortgage loans, requiring that a greater portion of the interest generated by those mortgage loans be applied to cover interest on the offered certificates.]

[THERE ARE VARIOUS RISKS ASSOCIATED WITH THE SUBORDINATE CERTIFICATES.

      The weighted average lives of, and the yields to maturity on, the
Subordinate Certificates will be progressively more sensitive, in increasing order of their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificate may be lower than the yield anticipated by such holder. The timing of losses on the mortgage loans will also affect an investor's yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the
Class B Certificates then outstanding with the highest numerical class designation or if the certificate principal balances of the Class B Certificates have been reduced to zero, the certificate principal balance of the Class M
Certificates then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on these classes of certificates than would be the case if those losses were not so allocated. Once a realized loss is allocated to a Subordinate Certificate, such written down amount will not be reinstated (except in the case of subsequent recoveries) and will not accrue interest. However, the written down amount may be reimbursed to the applicable Subordinate Certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in
this prospectus supplement.

      Unless the aggregate certificate principal balance of the Class A
Certificates has been reduced to zero, the Subordinate Certificates will not be entitled to any principal distributions until at least the distribution date in
____or a later date as provided in this prospectus supplement or during any period in which delinquencies or realized losses on the mortgage loans exceed certain levels described under "Description of the Certificates--Principal

                                      S-15

Distributions" in this prospectus supplement. As a result, the weighted average lives of such certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of such certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels described under "Description of the Certificates--Priority of Distributions" in this prospectus supplement are exceeded, it is possible for such certificates to receive no principal distributions on a particular distribution date even if no losses have occurred on the mortgage pool.

      In addition, the multiple class structure of the Subordinate Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment on the mortgage loans. Because distributions of principal will be made to the holders of the Subordinate Certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on the Subordinate
Certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest otherwise distributable to the Class C Certificates or a class of Subordinate Certificates with a lower payment priority.
Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Subordinate Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.]

[PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS MAY REDUCE THE YIELD
ON THE CERTIFICATES.

      When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicer will be required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full on the mortgage loans, but only up to __% of the amount of the servicer's servicing fee for the related calendar month. If the servicer fails to make such payments or the shortfall exceeds __% of the servicing fee payable to the servicer for the month, there will be fewer funds available for the distribution of interest on the certificates. In addition, no such payments from the servicer will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments such as liquidation of a defaulted mortgage loan. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

      In addition, certain shortfalls in interest collections arising from the application of the Relief Act may occur. The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loans.
Under the federal law, these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty.
These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the servicer, and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates on a
PRO RATA basis. In addition, the Relief Act imposes certain limitations that would impair the servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter.

      In response to the terrorist attacks in the United States on September 11,
2001 and the current situations in Iraq and Afghanistan, the United States has initiated military operations and has placed a substantial number of military servicemembers, reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National
Guard placed on active duty status in the near future may increase. These operations will increase the likelihood that shortfalls resulting from the application of the Relief Act may occur.

      On any distribution date, any shortfalls resulting from application of the
Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to interest accrued on the Class C Certificates, and thereafter, to the interest otherwise due with respect to

                                      S-16

the certificates on a PRO RATA basis based on the respective amounts of interest accrued on those certificates for the distribution date. If shortfalls resulting from the application of the Relief Act or prepayment interest shortfalls are allocated to the offered certificates, the amount of interest paid on those certificates will be reduced, adversely affecting the yield on these certificates.]

[REIMBURSEMENT OF ADVANCES BY THE SERVICER COULD DELAY DISTRIBUTIONS ON THE
CERTIFICATES.

      Pursuant to the terms of the pooling and servicing agreement, the servicer will be required to make cash advances to cover delinquent payments of principal and interest or other amounts due to the extent it reasonably believes that the cash advances are recoverable from future payments on the mortgage loans. The servicer may make such advances from amounts held for future distribution. In addition, the servicer may withdraw from the collection account funds that were not included in the available distribution amount for the preceding distribution date to reimburse itself for advances previously made. Any such amounts withdrawn by the servicer in reimbursement of advances previously made are generally required to be replaced by the servicer on or before the next distribution date, subject to subsequent withdrawal. To the extent that the servicer is unable to replace any amounts withdrawn in reimbursement of advances previously made, there could be a delay in distributions on the Class A and subordinate certificates. Furthermore, the servicer's right to reimburse itself for advances previously made from funds held for future distribution could lead to amounts required to be restored to the collection account by the servicer that are higher, and potentially substantially higher, than one month's advance obligation. The servicer may also reimburse itself for previously unreimbursed advances with respect to a mortgage loan at the time that such mortgage loan is modified.]

[VIOLATION OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON THE MORTGAGE
LOANS AND THE CERTIFICATES.

      Applicable state laws regulate interest rates and other charges, require disclosure, and require licensing of the originator. In addition, other state laws, public policy and principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

      The mortgage loans are also subject to federal laws, including:

     o    the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require disclosures to the borrowers regarding the terms of the mortgage loans;

     o    the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer
          Credit Protection Act, in the extension of credit;

     o    the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience;

     o    the Depository Institutions Deregulation and Monetary Control Act of
          1980, which preempts certain state usury laws; and

     o    the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

      All of the mortgage loans included in the statistical pool will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994, or
the Riegle Act, which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds additional provisions to Regulation Z, which is the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In most cases, mortgage loans covered by the Riegle Act have annual percentage rates

                                      S-17

over 10% greater than the yield on treasury securities of comparable maturity and fees and points which exceed the greater of 8% of the total loan amount or
$441, which amount is adjusted annually based on changes in the consumer price index for the year. The provisions of the Riegle Act apply on a mandatory basis to all applicable mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would, in most cases, be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

      Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the originator to damages and administrative enforcement.

      The originator will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.]

[THE MORTGAGE LOAN SELLER AND THE ORIGINATOR MAY NOT BE ABLE TO REPURCHASE
DEFECTIVE MORTGAGE LOANS.

      The mortgage loan seller and the originator each will have made various representations and warranties related to the mortgage loans. Those representations are summarized in "The Pooling and Servicing
Agreement--Assignment of the Mortgage Loans" in this prospectus supplement.

      If the mortgage loan seller or the originator fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the mortgage loan seller or the originator would be required to repurchase, or substitute for, the defective mortgage loan. It is possible that the mortgage loan seller or the originator may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of the mortgage loan seller or the originator to repurchase or substitute defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.
As a result, shortfalls in the distributions due on the certificates could occur.]

[THE CAP CONTRACT IS SUBJECT TO COUNTERPARTY RISK.

      The assets of the trust will include the cap contract, which will require the counterparty thereunder to make certain payments for the benefit of the holders of the offered certificates. To the extent that distributions on such certificates depend in part on payments to be received by the trustee under the cap contract, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the counterparty to the cap contract. Although there is a mechanism in place to facilitate replacement of the cap contract upon the default or credit impairment of the cap contract counterparty, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement cap contract.]

[THE LIQUIDITY OF THE CERTIFICATES MAY BE LIMITED.

      None of ____ or ____ has any obligation to make a secondary market in the classes of offered certificates. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue.
Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                                      S-18

      None of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities"
will not be able to invest in the offered certificates, thereby limiting the market for those certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequence to you of the purchase, ownership, and sale of the offered certificates. See "Legal
Investment" in this prospectus supplement and in the prospectus.]

[THE TRANSFER OF SERVICING OF THE MORTGAGE LOANS MAY INCREASE THE RISK OF
DELINQUENCIES ON SUCH MORTGAGE LOANS.

      As of the cut-off date, all of the mortgage loans were serviced by an interim servicer who was servicing the loans on behalf of the originator. Prior to the date of this prospectus supplement, the servicing of these mortgage loans was transferred to the servicer who will be servicing the loans for the benefit of the trust. All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on the certificates.]

[CONFLICTS OF INTEREST MAY EXIST BETWEEN THE SERVICER AND THE TRUST; COLLECTIONS
ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF THE SERVICER BECOMES
INSOLVENT.

      The servicer or an affiliate of the servicer may, directly or indirectly, purchase all or a portion of certain certificates. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the servicer, may affect the weighted average lives and yields of the offered certificates. You should consider that the timing of such foreclosures or sales may not be in the best interests of all certificateholders and that no formal policies or guidelines, other than the servicing standards set forth in the pooling and servicing agreement, have been established to resolve or minimize such a conflict of interest.
      In the event of a bankruptcy or insolvency of the servicer, the bankruptcy trustee or receiver may have the power to prevent the trustee or the certificateholders from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of the servicer (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.]

[DELAYS AND EXPENSES CONNECTED WITH THE LIQUIDATION OF MORTGAGED PROPERTIES MAY
RESULT IN LOSSES.

      Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to certificateholders on certain distribution dates could occur.
Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to certificateholders. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, holders of the certificates (particularly those holding certificates of the subordinate classes) could experience a loss. ]

 [THE RATINGS ON THE CERTIFICATES COULD BE REDUCED OR WITHDRAWN.

      Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its sole judgment, circumstances warrant a change. No person will be obligated to maintain the

                                      S-19

ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.]

[THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS.

      The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.]

                                 USE OF PROCEEDS

      The mortgage loan seller will sell the mortgage loans to the depositor and the depositor will convey the mortgage loans to the trust fund in exchange for and concurrently with the delivery of the certificates. Proceeds from the sale of the certificates will first be used to cover expenses incurred by the depositor in connection with the securitization transaction as set forth on the cover page of this prospectus supplement. Net proceeds from the sale of the certificates will be applied by the depositor to the purchase of the mortgage loans from the mortgage loan seller. These net proceeds will represent the purchase price to be paid by the depositor to the mortgage loan seller for the mortgage loans. The mortgage loans were previously purchased by the mortgage loan seller either directly or indirectly from the originator.

                                THE MORTGAGE POOL

      The statistical information presented in this prospectus supplement relates to the pool of mortgage loans identified on the collateral selection date and expected to be delivered to the trust on the closing date (the
"STATISTICAL POOL"). The scheduled principal balance set forth herein for each such mortgage loan is as specified in the amortization schedule at the cut-off date after application of all amounts allocable to unscheduled payments of principal received prior to the cut-off date, which is ___, ___. Percentages used herein are based on such cut-off date scheduled balances of the mortgage loans included in the statistical pool. Prior to the issuance of the certificates, certain of the mortgage loans included in the statistical pool may be removed from the mortgage pool as a result of incomplete documentation or otherwise and any mortgage loans that prepay or default prior to the closing date will be removed. Other mortgage loans will be included in the mortgage pool prior to the issuance of the certificates. However, it is not expected that the removal and inclusion of such mortgage loans will materially alter the characteristics of the mortgage loans as described in this prospectus supplement, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary.

GENERAL DESCRIPTION OF THE MORTGAGE LOANS

      The mortgage loans included in the statistical pool were, and the mortgage loans delivered to the trust on the closing date will be, selected by the sponsor, the mortgage loan seller and the depositor using criteria established by the sponsor, the mortgage loan seller, the depositor, the Underwriter and the
Rating Agencies.

      The mortgage pool delivered to the trust will initially consist of non-prime, one- to four-family, fixed and adjustable-rate mortgage loans secured by first and/or second liens on residential real properties. The mortgage loans in the mortgage pool have original terms to maturity of not greater than __
years.

      The mortgage loans will be secured by mortgages or deeds of trust or other similar security instruments creating first and/or second liens on one- to four-family residential properties. The mortgaged properties in the mortgage pool will consist of one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing. The mortgage loans to be included in the mortgage pool will be acquired by the depositor from the mortgage loan seller.

                                      S-20

      All of the mortgage loans in the mortgage pool will have scheduled monthly payments due on the [first] day of the month and that day will be referred to in this prospectus supplement as the due date. Each mortgage loan in the mortgage pool will contain a customary due-on-sale clause.

      The adjustable-rate mortgage loans will have mortgage rates subject to a semiannual adjustment after an initial [six-month], [two], [three], [five] or
[ten]-year period on the day of the month specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (1) a per annum rate equal to the average of interbank offered rates for [six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in
THE WALL STREET JOURNAL and as most recently available as of the date specified in the related mortgage note (the "SIX-MONTH LIBOR LOAN INDEX")], and (2) a fixed percentage amount specified in the related mortgage note (the "GROSS
MARGIN"); provided, however, that the mortgage rate will not increase or decrease on any adjustment date after the initial adjustment date by more than
[1]% (the "PERIODIC RATE CAP"). Each of the adjustable-rate mortgage loans will provide that over the life of the mortgage loan the mortgage rate will in no event be more than the specified maximum mortgage rate set forth in the mortgage note (the "MAXIMUM MORTGAGE RATE") or be less than a specified minimum Mortgage
Rate over the life of such Mortgage Loan (the "MINIMUM MORTGAGE RATE").
Effective with the first monthly payment due on each adjustable-rate mortgage loan, other than an adjustable-rate mortgage loan that has a balloon payment or is an interest-only mortgage loan, after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the
mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the [Six-Month LIBOR Loan
Index] and the related Gross Margin, rounded as described herein.

      If the [Six-Month LIBOR Loan Index] ceases to be published or is otherwise unavailable, the servicer will select an alternative index for mortgage loans on comparable properties, based upon comparable information, over which it has no control and which is readily verifiable by mortgagors.

      None of the adjustable-rate mortgage loans will permit the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

      Approximately ___% of the mortgage loans included in the statistical pool provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Each mortgage loan in the mortgage pool that provides for the payment of a prepayment charge provides for payment of a prepayment charge on partial (as described below) or full prepayments made during a period specified in the related mortgage note from the date of origination of the particular mortgage loan. The amount of the prepayment charge, to the extent permitted under applicable federal, state and local law, is as provided in the related mortgage note, and the prepayment charge will apply if at any time during the specified period, which will vary from [6 months] up to [three years], the mortgagor prepays an aggregate amount exceeding
___% of the original principal balance of the particular mortgage loan. With respect to ___% of these mortgage loans, the amount of the prepayment charge will be equal to [____] months' interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of
___% of the original principal balance of the mortgage loan. The Class P certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the certificates. Under those circumstances described in the pooling and servicing agreement, the servicer may, in its discretion, waive (or permit a subservicer to waive) the collection of any otherwise applicable prepayment charge or reduce the amount of the prepayment charge actually collected. Investors should conduct their own analysis as to the effect, if any, that the prepayment charges and the decisions of the servicer with respect to the waiver of prepayment charges may have on the prepayment performance of the mortgage loans. The depositor makes no representation as to the effect that the prepayment charges, and the decisions of the servicer with respect to the waiver of the prepayment charges may have on the prepayment performance of the mortgage loans.

FICO SCORES

      A FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit

                                      S-21

repositories are calculated by the assignment of weightings to the most predictive credit performance or payment history data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO
Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and are not a substitute for the originator's judgment. Although
FICO Scores are used as a predictive measure of a loan's quality, it is not determinative and is based solely on the information available from the credit repositories. As a result, FICO Scores should not be viewed as determinative of performance and should be viewed as one factor in assessing the quality of the loans. The information in Annex I sets forth in tabular format FICO scores with respect to the mortgage loans included in the statistical pool as of the cut-off date.

MORTGAGE LOAN STATISTICS

      The mortgage loans included in the statistical pool consist of __ mortgage loans with an aggregate principal balance as of the cut-off date of
$------.

      None of the mortgage loans included in the statistical  pool had a first payment  due  prior to  ________,  ____ or after  __________,  ____,  or has a remaining  term to  maturity  of less than ___ years and ___ months or greater than  ___  years as of the  cut-off  date.  The  latest  maturity  date of any mortgage loan in the statistical pool is ________.

      The information in Annex I sets forth in tabular format certain characteristics of the mortgage loans included in the statistical pool as of the cut-off date. The depositor believes that the information set forth in this prospectus supplement and in Annex I with respect to the statistical pool will be representative of the characteristics of the final mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans will vary.

      See Annex I to this prospectus supplement.

UNDERWRITING STANDARDS OF THE ORIGINATOR[S] AND REPRESENTATIONS CONCERNING THE
MORTGAGE LOANS

   GENERAL. The mortgage loans included in the trust will have been originated by [Originator(s)]. The information set forth in the following paragraphs has been provided by [Originator(s)], the originator of the mortgage loans.

[DESCRIPTION OF (i) UNDERWRITING GUIDELINES (ii) HOW LONG THE ORIGINATOR HAS
BEEN ENGAGED IN ORIGINATING ASSETS, AND (iii) THE ORIGINATOR'S EXPERIENCE IN
ORIGINATING ASSETS OF THE TYPE INCLUDED IN THE CURRENT TRANSACTION TO BE
PROVIDED BY EACH ORIGINATOR OF 20% OR MORE OF THE MORTGAGE LOANS INCLUDED IN THE
TRUST]

      [WMC Mortgage Corp. is a mortgage banking company incorporated in the
State of California. Established in 1955, WMC Mortgage Corp. has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative non-prime mortgage loans in each of the regions in which it competes. WMC Mortgage Corp. historically originated both prime-quality mortgage loans and non-prime-quality mortgage loans. WMC Mortgage Corp. sold its prime mortgage loan origination business in 1998 and, since April of 2000, originates prime mortgage loans only on a very limited basis. WMC Mortgage Corp.
was owned by a subsidiary of Weyerhaeuser Company until May 1997 when it was sold to WMC Finance Co., a company owned principally by affiliates of a private investment firm. On June 14, 2004, GE Consumer Finance acquired WMC Finance Co.

   Until March 2000, WMC Mortgage Corp. originated mortgage loans through both wholesale and retail channels, with wholesale originations accounting for approximately 85% of total origination volume prior to March 2000. As of March
2000, WMC Mortgage Corp. changed its business model to underwrite and process
100% of its loans on the Internet via "WMC Direct" resulting in a substantial reduction in employees, underwriting centers and closing centers, and the elimination of all retail branches. In April 2005, WMC Mortgage Corp.'s headquarters

                                      S-22

relocated to Burbank, California from Woodland Hills, California. A majority of its business operations are presently conducted at Burbank. WMC Mortgage Corp.
also has nine (9) regional offices in Dallas, Texas, Orangeburg, New York, Costa
Mesa, California, San Ramon, California, Woodland Hills, California,
Jacksonville, Florida, Woburn Massachusetts, Schaumburg, Illinois, and Bellevue,
Washington. WMC Mortgage Corp.'s originations come primarily through its broker relationships. As of February 15, 2006, WMC Mortgage Corp. had approximately
2309 employees, including approximately 600 business development representatives and associates who are responsible for recruiting and managing the independent broker network. In 2003, 2004 and 2005, WMC Mortgage Corp. originated
$8,177,700,459, $19,127,701,750 and $31,794,995,806 of non-prime mortgage loans, respectively, including loans acquired by WMC from correspondent lenders.

      UNDERWRITING STANDARDS. The mortgage loans have been either (i) originated generally in accordance with the underwriting guidelines established by WMC
Mortgage Corp. (collectively, the "UNDERWRITING Guidelines") or (ii) purchased by WMC Mortgage Corp., after being re-underwritten generally in accordance with the Underwriting Guidelines. WMC Mortgage Corp. also originates certain other mortgage loans that are underwritten to the guidelines of specific investors, however, such mortgage loans are not included among those sold to the trust as described herein. The Underwriting Guidelines are primarily intended to (a)
determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (b) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. On a case-by-case basis WMC Mortgage Corp. may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio ("DEBT RATIO"), good mortgage payment history, an abundance of cash reserves, excess disposable income, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in the trust will represent such underwriting exceptions.

      On July 15, 2005, WMC Mortgage Corp. launched a program called WMC Select.
Using new credit matrices, WMC Select allows a borrower to choose loan features
(such as rate, term, prepayment options, and other important features) based on the borrower's mortgage/housing history, credit depth, loan-to-value ratio
("LTV") and Debt Ratio. WMC Select allows WMC Mortgage Corp. greater flexibility in qualifying the borrower for a loan since the borrower selects the loan features most important to him.

      The mortgage loans in the trust will fall within the following documentation categories established by WMC Mortgage Corp.: Full Documentation,
Full-Alternative Documentation, Limited Documentation, Lite Documentation,
Stated Income Documentation and Stated Income/Verified Assets (Streamlined)
Documentation. In addition to single-family residences, certain of the mortgage loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by
WMC Mortgage Corp. for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing, two- to four-family properties and other property types. In addition, WMC Mortgage Corp.
has established specific parameters for jumbo loans, which are designated in the
Underwriting Guidelines as mortgage loans with original principal balances in excess of $650,000 ($850,000 under WMC Select). However, WMC Mortgage Corp.
sometimes increases the original principal balance limits if borrowers meet other compensating credit factors.

      Under the Underwriting Guidelines, WMC Mortgage Corp. verifies the loan applicant's eligible sources of income for all products, calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the Debt
Ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Underwriting Guidelines. The
Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires, among other things, (1) an appraisal of the mortgaged property which conforms to
Uniform Standards of Professional Appraisal Practice and (2) an audit of such appraisal by a WMC Mortgage Corp.-approved appraiser or by WMC Mortgage Corp.'s in-house collateral auditors (who may be licensed appraisers) and such audit may in certain circumstances consist of a second appraisal, a field review, a desk review or an automated valuation model.

      The Underwriting Guidelines permit mortgage loans with LTVs and CLTVs (in the case of mortgaged properties which secure more than one mortgage loan) of up to 100% (which is subject to reduction depending upon

                                      S-23

credit-grade, loan amount and property type). In general, loans with greater documentation standards are eligible for higher LTV and CLTV limits across all risk categories. Under the Underwriting Guidelines, cash out on refinance mortgage loans is generally available, but the amount is restricted for C grade loans.

      All mortgage loans originated or purchased under the Underwriting
Guidelines are based on loan application packages submitted through mortgage brokerage companies or on loan files (which include loan application documentation) submitted by correspondents. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to WMC Mortgage Corp. for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made and/or a yield-spread premium for services provided to the borrower. No single mortgage brokerage company accounts for more than 3%, measured by outstanding principal balance, of the mortgage loans originated by WMC Mortgage Corp.

      The Underwriting Guidelines require that the documentation accompanying each mortgage loan application include, among other things, a tri-merge credit report on the related applicant from a credit reporting company aggregator. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most instances, WMC Mortgage Corp. obtains a tri-merge credit score independent from the mortgage loan application from a credit reporting company aggregator. In the case of purchase money mortgage loans, WMC Mortgage Corp. generally validates the source of funds for the down payment. In the case of mortgage loans originated under the Full Documentation category, the Underwriting Guidelines require documentation of income (which may consist of (1) a verification of employment form covering a specified time period which varies with LTV, (2) two most recent pay stubs and two years of tax returns or W-2s, (3) verification of deposits and/or (4) bank statements) and telephonic verification. Under the
Full-Alternative Documentation category, only 24 months of bank statements are required (depending upon the LTV) and telephonic verification of employment, under the Limited Documentation category only 12 months of bank statements (or a
W-2 for the most current year and a current pay stub) are required, and under the Lite Documentation category only six months of bank statements (or a current pay stub covering the six month period) are required. For mortgage loans originated under the Stated Income/Verified Assets (Streamlined) Documentation
category, WMC Mortgage Corp. requires verification of funds equal to two months of principal, interest, taxes and insurance, sourced and seasoned for at least sixty days. In the case of mortgage loans originated under the Stated Income
Documentation and Stated Income/Verified Assets (Streamlined) Documentation
categories, the Underwriting Guidelines require (1) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (2) that a WMC Mortgage Corp. pre-funding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (3) that stated income be consistent with type of work listed on the application.

      The general collateral requirements in the Underwriting Guidelines specify that a mortgaged property not have a condition rating of lower than "average."
Deferred maintenance costs may generally not exceed $1,500. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the Underwriting Guidelines specify conditions and parameters relating to zoning, land-to-improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is too isolated, whether the property site is too close to commercial businesses, whether the property site is rural, city or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

      The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing, Debt Ratios, documentation programs, and in certain other respects. Mortgagors who qualify under the Underwriting Guidelines may have payment histories and Debt Ratios that would not satisfy Fannie Mae and
Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The
Underwriting Guidelines establish the maximum permitted LTV for each loan type based upon these and other risk factors.

      WMC Mortgage Corp. requires that mortgage loans have title insurance
(which can be a short form title insurance policy for certain second lien mortgage loans acquired from correspondent lenders) and be secured by

                                      S-24

liens on real property. Some second lien mortgage loans purchased from correspondent lenders and which have an original principal balance of $50,000 or less do not have title insurance. WMC Mortgage Corp. also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount equal to the greater of full replacement or the amount of all mortgage liens on such mortgaged property. In addition, flood insurance is obtained where applicable and a tax service is used to monitor the payment of property taxes on all loans.

      RISK CATEGORIES. Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted LTV, maximum loan amount and the allowed use of loan proceeds given the borrower's mortgage payment history, the borrower's consumer credit history, the borrower's liens/charge-offs/bankruptcy history, the borrower's
Debt Ratio, the borrower's use of proceeds (purchase or refinance), the documentation type and other factors. In general, higher credit risk mortgage loans are graded in categories that require lower Debt Ratios and permit more
(or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies. Tax liens are not considered in determining risk category
(but must be paid off or subordinated by the taxing authority in all circumstances); and derogatory medical collections are not considered in determining risk category and are not required to be paid off. The Underwriting
Guidelines specify the following risk categories and associated criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. However, as described above, the following are guidelines only, and exceptions are made on a case-specific basis. In addition, variations of the following criteria are applicable under the programs established by WMC Mortgage Corp. for the origination of jumbo loans in excess of $650,000 ($850,000 under WMC Select) and for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties. Jumbo loans are originated under all documentation programs to borrowers with minimum Credit
Scores of 620 (600 under WMC Select), a maximum Debt Ratio of 50%and who satisfy other requirements as set forth in the Underwriting Guidelines. WMC Mortgage
Corp. sometimes has special loan programs which increase the maximum principal balance limit for jumbo loans provided the borrowers meet other credit criteria.

      RISK CATEGORY "AA".

   MAXIMUM LOAN AMOUNT:

     o    $650,000 ($850,000 for WMC Select) for Full Documentation,
          Full-Alternative Documentation, and Limited Documentation
          (owner-occupied mortgaged property);

     o    $550,000 ($850,000 for WMC Select) for Lite Documentation
          (owner-occupied mortgaged property);

     o    $500,000 ($850,000 for WMC Select) for Stated Income Documentation
          (Self-Employed) and Stated Income Documentation (Wage Earner)
          (owner-occupied mortgaged property);

     o    $550,000 ($700,000 for WMC Select) for Full Documentation and
          Full-Alternative Documentation (non-owner-occupied mortgaged property);

     o    $500,000 ($650,000 for WMC Select) for Limited Documentation
          (non-owner-occupied mortgaged property);

     o    $450,000 ($650,000 for WMC Select) for Lite Documentation
          (non-owner-occupied mortgaged property); and

     o    $400,000 for Stated Income Documentation (Self-Employed) and Stated
          Income (Wage Earner) Documentation (non-owner-occupied mortgaged property).

     o    WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   MORTGAGE PAYMENT HISTORY: No delinquency during the preceding 12 months.

                                      S-25

   CONSUMER CREDIT HISTORY: Minimum Credit Score of 640 (500 for WMC Select),
minimum 2 year credit history with activity on at least one trade account in the last 12 months.

   LIENS/CHARGE-OFFS: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

   BANKRUPTCY: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

   NOTICE OF DEFAULT ("NOD")/FORECLOSURES: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC
Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

   MAXIMUM LTV:

     o    100% for Full Documentation and Full-Alternative Documentation with a maximum loan amount of $500,000 and a Credit Score of 620 and above
          (owner-occupied mortgaged property);

     o    100% for Limited Documentation, Lite Documentation and Express
          Documentation with a maximum loan amount of $333,700 ($337,000 for WMC
          Select) and a Credit Score of 640 and above (500 and above for WMC
          Select) (owner-occupied mortgaged property);

     o    100% for Stated Income Documentation (Self-Employed) and Stated Income
          Documentation (Wage Earner) with a maximum loan amount of $333,700
          ($337,000 for WMC Select) and a Credit Score of 660 and above
          (owner-occupied mortgaged property);

     o    95% for Full Documentation, Full-Alternative Documentation, Limited
          Documentation and Lite Documentation with a maximum loan amount of
          $650,000 ($700,000 for WMC Select) and a minimum Credit Score of 640
          (owner-occupied mortgaged property);

     o    95% for Stated Income Documentation (Self-Employed) and 80% for Stated
          Income Documentation (Wage Earner) with a maximum loan amount of
          $500,000 ($700,000 for WMC Select) and a minimum Credit Score of 640
          (500 and above for WMC Select) (owner-occupied mortgaged property);

     o    90% for Full Documentation and Full-Alternative Documentation
          (non-owner-occupied mortgaged property);

     o    85% for Limited Documentation (non-owner-occupied mortgaged property);
          and

     o    80% (85% for WMC Select for Lite Documentation) for Lite Documentation
          and Stated Income Documentation (Self-Employed).

     o    Stated Income Documentation (Wage Earner) is not available on non-owner-occupied mortgaged property.

     o    WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   MAXIMUM DEBT RATIO: Limited to 55% for all documentation types except Stated
Income Documentation, which is limited to 50%.

                                      S-26

      RISK CATEGORY "A".

   MAXIMUM LOAN AMOUNT:

     o    $650,000 ($850,000 for WMC Select) for Full Documentation and
          Full-Alternative Documentation (owner-occupied mortgaged property);

     o    $550,000 ($850,00 for WMC Select) for Limited Documentation
          (owner-occupied mortgaged property);

     o    $500,000 ($850,000 for WMC Select) for Lite Documentation
          (owner-occupied mortgaged property);

     o    $450,000 ($850,000 for WMC Select) for Stated Income Documentation
          (Self-Employed) and Stated Income Documentation (Wage Earner)
          (owner-occupied mortgaged property);

     o    $375,000 ($650,000 for WMC Select) for Full Documentation and
          Full-Alternative Documentation (non-owner-occupied mortgaged property);

     o    $325,000 ($600,000 for WMC Select) for Limited Documentation
          (non-owner-occupied mortgaged property);

     o    $300,000 ($600,000 for WMC Select) for Lite Documentation,
          non-owner-occupied mortgaged property (non-owner-occupied mortgaged property); and

     o    $200,000 for Stated Income Documentation (Self-Employed)
          (non-owner-occupied mortgaged property).

     o    Stated Income (Wage Earner) Documentation is not permitted for non-owner-occupied mortgaged property.

   MORTGAGE PAYMENT HISTORY: Not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months
(no 30-day delinquencies during preceding 12 months permitted for LTV of 95% or greater). For WMC Select, not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months
(no 30-day delinquencies during preceding 12 months permitted for a LTV of 90%
or greater).

   CONSUMER CREDIT HISTORY: Minimum Credit Score of 600 (500 for WMC Select),
minimum 2 year credit history with activity on at least one trade account in the last 12 months. For loans with a LTV over 90%, at least three reported tradelines with one open account must be active in the last 12 months.

   LIENS/CHARGE-OFFS: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

   BANKRUPTCY: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is permitted). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

   NODS/FORECLOSURES: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of mortgage loan will be more than 85%.

   MAXIMUM LTV:

                                      S-27

     o    95% (90% for WMC Select) for Full Documentation, Full-Alternative
          Documentation and Limited Documentation, (owner-occupied mortgaged property);

     o    90% for Lite Documentation, Stated Income Documentation
          (Self-Employed) (owner-occupied mortgaged property);

     o    80% (75% for WMC Select) Stated Income Documentation (Wage Earner)
          (owner-occupied mortgaged property);

     o    85% for Full Documentation, Express Documentation, Full-Alternative
          Documentation and Limited Documentation (non-owner-occupied mortgaged property);

     o    80% for Lite Documentation (non-owner-occupied mortgaged property);
          and o 75% for Stated Income Documentation (Self-Employed)
          (non-owner-occupied mortgaged property).

     o    Stated Income Documentation (Wage Earner) is not permitted on non-owner-occupied mortgaged property.

     o    WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   MAXIMUM DEBT RATIO: Limited to 55% (50% for Stated Income Documentation).

      RISK CATEGORY "A-".

   MAXIMUM LOAN AMOUNT:

     o    $650,000 ($550,000 for WMC Select) for Full Documentation,
          Full-Alternative Documentation (owner-occupied mortgaged property);

     o    $475,000 ($550,000 for WMC Select) for Limited Documentation
          (owner-occupied mortgaged property);

     o    $450,000 ($550,000 for WMC Select) for Lite Documentation
          (owner-occupied mortgaged property);

     o    $400,000 for Stated Income Documentation (Self-Employed) and Stated
          Income Documentation (Wage Earner) (owner-occupied mortgaged property);

     o    $350,000 ($475,000 for WMC Select) for Full Documentation and
          Full-Alternative Documentation (non-owner-occupied mortgaged property);

     o    $325,000 ($425,000 for WMC Select) for Limited Documentation
          (non-owner-occupied mortgaged property);

     o    $300,000 ($425,000 for WMC Select) for Lite Documentation
          (non-owner-occupied mortgaged property); and

     o    $200,000 for Stated Income Documentation (Self-Employed)
          (non-owner-occupied mortgaged property).

     o    WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   MORTGAGE PAYMENT HISTORY: Not more than two 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). No 30-day delinquencies permitted for LTVs of 90% or

                                      S-28

higher. For WMC Select, not more than two 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 90% or greater.

   CONSUMER CREDIT HISTORY: Minimum Credit Score of 580 (500 for WMC Select);
minimum 2 year credit history with activity on at least one trade account in the last 12 months.

   LIENS/CHARGE-OFFS: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

   BANKRUPTCY: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed).

   NODS/FORECLOSURES: Permitted if discharged or cured two years or more prior to application.

   MAXIMUM LTV:

     o    95% (90% for WMC Select) for Full Documentation and Full-Alternative
          Documentation (owner-occupied mortgaged property);

     o    95% (90% for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

     o    90% (90% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

     o    80% (80% for WMC Select also) for Stated Income Documentation
          (Self-Employed) (owner-occupied mortgaged property);

     o    70% (70% for WMC Select also) for Stated Income Documentation (Wage
          Earner) (owner-occupied mortgaged property);

     o    80% (80% for WMC Select also) for Full Documentation, Full-Alternative
          Documentation and Limited Documentation (non-owner-occupied mortgaged property);

     o    80% (80% for WMC Select also) for Lite Documentation
          (non-owner-occupied mortgaged property); and

     o    75% for Stated Income Documentation (Self-Employed)
          (non-owner-occupied mortgaged property).

     o    Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

     o    WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   MAXIMUM DEBT RATIO: Limited to 50%.

      RISK CATEGORY "B+".

   MAXIMUM LOAN AMOUNT:

     o    $650,000 ($525,000 for WMC Select) for Full Documentation, Express
          Documentation, and Full-Alternative Documentation (owner-occupied mortgaged property);

     o    $425,000 ($525,000 for WMC Select) for Limited Documentation
          (owner-occupied mortgaged property);

                                      S-29

     o    $375,000 ($525,000 for WMC Select) for Lite Documentation
          (owner-occupied mortgaged property);

     o    $350,000 ($525,000 for WMC Select) for Stated Income Documentation
          (Self Employed) and Stated Income Documentation (Wage Earner)
          (owner-occupied mortgaged property);

     o    $300,000 ($525,000 for WMC Select) for Full Documentation and
          Full-Alternative Documentation (non-owner-occupied mortgaged property);

     o    $250,000 ($525,000 for WMC Select) for Limited Documentation
          (non-owner-occupied mortgaged property);

     o    $225,000 ($525,000 for WMC Select) for Lite Documentation
          (non-owner-occupied mortgaged property); and

     o    $200,000 for Stated Income Documentation (Self-Employed)
          (non-owner-occupied mortgaged property).

     o    Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

     o    WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   MORTGAGE PAYMENT HISTORY: Not more than three 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). For any loan with an LTV of 85% or greater, no 30-day delinquencies during the preceding 12 months is permitted. For WMC Select, not more than three 30-day delinquencies during the preceding 12 months, and no
60-day delinquencies during the preceding 12 months for a mortgage loan with a
LTV of 85% or greater.

   CONSUMER CREDIT HISTORY: Minimum Credit Score of 550 (500 for WMC Select),
minimum 2 year credit history with activity on at least one trade account in the last 12 months.

   LIENS/CHARGE-OFFS: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

   BANKRUPTCY:  Permitted  if  discharged  18  months  or more  prior  to loan application.

   NODS/FORECLOSURES: Permitted if cured or discharged 18 months or more prior to application.

   MAXIMUM LTV:

     o    90% (85% for WMC Select) for Full Documentation, Full-Alternative
          Documentation, and Limited Documentation (owner-occupied mortgaged property);

     o    80% (85% for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

     o    75% (75% for WMC Select also) for Stated Income Documentation
          (Self-Employed) (owner-occupied mortgaged property);

     o    70% (70% for WMC Select also) Stated Income Documentation (Wage
          Earner) (owner-occupied mortgaged property);

     o    75% (75% for WMC Select also) for Full Documentation, Full-Alternative
          Documentation and Limited Documentation (non-owner-occupied mortgaged property);

                                      S-30

     o    70% (75% for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

     o    65% for Stated Income Documentation and Stated Income/Verified Assets
          (Streamlined) Documentation (non-owner-occupied mortgaged property).

     o    WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   MAXIMUM DEBT RATIO: Limited to 50%.

      RISK CATEGORY "B".

   MAXIMUM LOAN AMOUNT:

     o    $500,000 for Full Documentation and Full-Alternative Documentation
          (owner-occupied mortgaged property);

     o    $375,000 ($500,000 for WMC Select) for Limited Documentation
          (owner-occupied mortgaged property);

     o    $350,000 ($500,000 for WMC Select) for Lite Documentation
          (owner-occupied mortgaged property);

     o    $335,000 ($500,000 for WMC Select) for Stated Income Documentation
          (Self-Employed) (owner-occupied mortgaged property);

     o    $275,000 for Full Documentation and Full-Alternative Documentation
          (non-owner-occupied mortgaged property);

     o    $225,000 for Limited Documentation (non-owner-occupied mortgaged property); and

     o    $200,000 for Lite Documentation and Stated Income Documentation
          (Self-Employed) (non-owner-occupied mortgaged property).

     o    Stated Income Documentation (Wage Earner) is not permitted for owner or non-owner-occupied mortgaged property.

     o    WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

   MORTGAGE PAYMENT HISTORY: One 60-day delinquency during the preceding 12 months. For WMC Select, not more than four 30-day delinquencies during the preceding 12 months, and one 60-day delinquency during the preceding 12 months.

   CONSUMER CREDIT HISTORY: Minimum Credit Score of 500 with a minimum credit history of 2 years and minimum of one reported trade account with activity in last 12 months (minimum score of 520 required for LTVs of 85%). For WMC Select, the borrower must have a minimum Credit Score of 520 with a minimum credit history of 2 years and a minimum of one reported trade account with activity in last 12 months.

   LIENS/CHARGE-OFFS: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

   BANKRUPTCY:  Permitted  if  discharged  12  months  or more  prior  to loan application.

   NODS/FORECLOSURES: Permitted if cured or discharged 12 months or more prior to loan application.

                                      S-31

   MAXIMUM LTV:

     o    80% (80% for WMC Select also) for Full Documentation, Full-Alternative
          Documentation and Limited Documentation (85% maximum LTV if the borrower has no 60-day late payments on a mortgage loan in the preceding 12 months and a minimum Credit Score of 520) (owner-occupied mortgaged property);

     o    80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

     o    75% for Stated Income Documentation (Self-Employed) only
          (owner-occupied mortgaged property);

     o    70% for Full Documentation, Full-Alternative Documentation and Limited
          Documentation (non-owner-occupied mortgaged property); and

     o    65% for Lite Documentation (non-owner-occupied mortgaged property).

     o    Stated Income Documentation (Self-Employed) and Stated Income
          Documentation (Wage Earner) are not available on non-owner-occupied mortgaged property.

     o    WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

   MAXIMUM DEBT RATIO: Limited to 50%.

      RISK CATEGORY "C".

   MAXIMUM LOAN AMOUNT:

     o    $500,000 ($350,000 for WMC Select) for Full Documentation and
          Full-Alternative Documentation (owner-occupied mortgaged property);

     o    $335,000 ($350,000 for WMC Select) for Limited Documentation, Lite
          Documentation and Stated Income Documentation (Self-Employed)
          (owner-occupied mortgaged property);

     o    $250,000 for Full Documentation and Full-Alternative Documentation
          (non-owner-occupied mortgaged property); and

     o    $200,000 for Limited Documentation and Lite Documentation
          (non-owner-occupied mortgaged property).

     o    No Stated Income Documentation (Wage Earner) or Stated Income/Verified
          Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

   MORTGAGE PAYMENT HISTORY: No more than two 60-day delinquencies and one
90-day delinquency are allowed in the preceding 12 months (rolling 30-day delinquencies are accepted). For WMC Select, not more than two 60-day delinquencies during the preceding 12 months or one 90-day delinquency are allowed in the preceding 12 months.

   CONSUMER CREDIT HISTORY: Minimum Credit Score of 500 with 2 year credit history and one reported trade account with activity in the last 12 months.

   LIENS/CHARGE-OFFS: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

   BANKRUPTCY:  Permitted  if  discharged  12  months  or more  prior  to loan application.

                                      S-32

   NODS/FORECLOSURES: Permitted if discharged or cured 12 months or more prior to loan application.

   MAXIMUM LTV:

     o    85% (80% for WMC Select) for Full Documentation, Full-Alternative
          Documentation and Limited Documentation (80% maximum LTV if the borrower has no 90-day late payments and no more than two 60-day late payments on a mortgage loan in the preceding 12 months)
          (owner-occupied mortgaged property);

     o    80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

     o    75% for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

     o    70% for Full Documentation, Full-Alternative Documentation and Limited
          Documentation (non-owner-occupied mortgaged property); and

     o    60% for Lite Documentation (non-owner-occupied mortgaged property).

     o    No Stated Income Documentation (Wage Earner) or Stated Income/Verified
          Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

     o    WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

   MAXIMUM DEBT RATIO: Limited to 50%.

   The Underwriting Guidelines described above are a general summary of WMC
Mortgage Corp.'s underwriting guidelines and do not purport to be a complete description of the underwriting standards of WMC Mortgage Corp.]

[If material, information regarding the size and composition of the originator's origination portfolio and any other information material to an analysis of the performance of the pool assets, such as the originator's credit-granting or underwriting criteria for the asset types being securitized, will be provided.]

PRE-FUNDING ACCOUNTS AND OTHER CHANGES TO POOL ASSETS

      [If the transaction contemplates a pre-funding period, the information required by ss.229.1111(g) will be provided.]

CLAIMS ON POOL ASSETS

      [If applicable, any material direct or contingent claim that parties other than holders of the certificates have on any pool assets pursuant to
ss.229.1111(f) will be described. Also if applicable, any material cross-collateralization or cross-default provisions relating to the pool assets will be described.]

SIGNIFICANT OBLIGORS

      [If applicable, information required pursuant to ss.229.1112 will be provided with respect to each significant obligor.]

                     THE SPONSOR AND STATIC POOL INFORMATION

THE SPONSOR

                                      S-33

      WMC Mortgage Corp. ("WMC"), the sponsor, is a mortgage banking company incorporated in the State of California. Established in 1955, WMC has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative non-prime mortgage loans in each of the regions in which it competes. WMC historically originated both prime-quality mortgage loans and non-prime-quality mortgage loans. WMC sold its prime mortgage loan origination business in 1998 and originates prime mortgage loans only on a very limited basis. WMC was owned by a subsidiary of Weyerhaeuser Company until May
1997 when it was sold to WMC Finance Co., a company owned principally by affiliates of a private investment firm. Between August of 1997 and April of
2000, WMC sold mortgage loans originated by to an affiliate, WMC Secured Assets
Corp., for securitization as well as to unaffiliated purchasers on a whole loan basis. Such affiliate securitized WMC originated non-prime mortgage loans in 7 public securitizations. From May 2000 to September of 2005, WMC sold mortgage loans originated by it only on a whole loan basis to unaffiliated purchasers.

      On June 14, 2004, GE Consumer Finance ("GE") acquired WMC Finance Co. and its subsidiary WMC. In September 2005, WMC sponsored its own securitization program and began selling a portion of the mortgage loans originated by it to the depositor, an affiliate, for the issuance of public and private asset-backed securities under such securitization program. As of the date hereof, the depositor has securitized $______ of WMC originated mortgage loans in [#] public securitizations. [As the number of securitizations increase a table setting forth the number of mortgage loans originated per year and the number of loans securitized during that year will be provided.] Mortgage loans originated by WMC and not securitized by the depositor continue to be sold to unaffiliated purchasers.

      WMC is responsible for pooling the mortgage loans to be securitized by the depositor, negotiating the principal securitization transaction documents and participating with the underwriters in the structuring of such transactions.
Most such securitizations use excess interest, subordination and overcollateralization as credit enhancement. Generally, trigger events in the securitization documents are based on delinquencies of the mortgage loans and cumulative losses on the mortgage loans. None of the securitization transactions sponsored by WMC and involving the depositor have experienced a trigger event.
[If any such securitization experiences a trigger event, a description thereof will be included.]

STATIC POOL INFORMATION

      During the five year period prior to the date hereof, the sponsor has previously securitized [two] pools of mortgage loans. Static pool information regarding delinquencies, cumulative losses and prepayments for such pools of mortgage loans can be obtained from the following website: [__________].
Information provided through such Internet address will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securitized pool or vintage formed before
January 1, 2006, or with respect to the pool of mortgage loans to be included in the trust (if applicable) for any period before January 1, 2006.

      Mortgage loans originated by the sponsor and sold to unaffiliated purchasers have also been securitized by such unaffiliated purchasers. During the past five years the following securitizations by parties other than the sponsor have included pools of mortgage loans of which [90%] or more have been originated by the sponsor:

                       -------------  --------------------------
                         Depositor     Series of Certificates
                       -------------  --------------------------

                       -------------  --------------------------

                       -------------  --------------------------

                       -------------  --------------------------

      Except to the extent the related sponsor of that securitization or another third-party has agreed to provide that information back to the sponsor and has actually provided it to the sponsor with indemnification, the sponsor does not intend to include static pool information regarding
 delinquencies, cumulative losses and prepayments for such pools of mortgage loans securitized by unaffiliated purchasers on its website set forth above because all of the mortgage loans originated by the sponsor and included in these securitizations were sold on a servicing released basis, and such information may not be obtained or verified by the sponsor without unreasonable effort or expense. However, if you call the sponsor at ______, the sponsor will provide to you the website addresses

                                      S-34

for which static pool information for such securitizations has been made available by the related sponsor or depositor of each such securitization to investors in their related securities.

                            YIELD ON THE CERTIFICATES

GENERAL PREPAYMENT CONSIDERATIONS

      The yield to maturity on the Class A and Subordinate Certificates will be sensitive to defaults on the mortgage loans included in the trust. If a purchaser of a Class A or Subordinate Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those of more traditional lenders with regard to a mortgagor's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans may be greater than that of mortgage loans underwritten in accordance with the underwriting standards of more traditional lenders.

      The rate of principal payments on each class of offered certificates, the aggregate amount of distributions on each class of offered certificates and the yield to maturity of each class of offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans in the mortgage pool will in turn be affected by the amortization schedules of the mortgage loans as they change from time to time to accommodate changes in the mortgage rates and by the rate of principal prepayments on the mortgage loans, including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the mortgage loan seller, the originator or the servicer. The mortgage loans may be prepaid by the mortgagors at any time; however, with respect to approximately _____% of the mortgage loans included in the statistical pool, by aggregate principal balance as of the cut-off date, a prepayment may subject the related mortgagor to a prepayment charge.
Furthermore, the interest-only feature of the interest-only mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the related mortgage rates if such mortgage loans are also adjustable-rate mortgage loans. However, as a mortgage loan with such a feature nears the end of its interest-only period, the mortgagor may be more likely to refinance the mortgage loan, even if market interest rates are only slightly higher or lower than the related mortgage interest rate in order to avoid the increase in the monthly payments required to amortize the mortgage loan over its remaining life.

      Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of offered certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of these mortgage loans.
Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on these certificates is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In most cases, the earlier a prepayment of principal on the mortgage loans occurs, the greater the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments. See "Yield and Maturity
Considerations" in the prospectus.

      It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may

                                      S-35

significantly affect the actual yield to maturity on the offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

      Because principal distributions are paid to certain classes of offered certificates before other classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having later priority will represent an increasing percentage interest in the trust fund before principal distributions are made on these certificates. Prior to a certain date, as described herein, all principal payments on the mortgage loans will be allocated to the Class A Certificates.
Thereafter, during certain periods subject to certain delinquency triggers described herein, all principal payments on the mortgage loans will be allocated to the offered certificates in the priorities described under "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

            The rate of principal payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall below the mortgage rates on the mortgage loans in the mortgage pool, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise above the mortgage rates on the mortgage loans in the mortgage pool, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. The adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate mortgage loans may be inclined to refinance their adjustable-rate mortgage loans with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and maximum mortgage rate also may affect the likelihood of prepayments resulting from refinancings. Moreover, the adjustable-rate mortgage loans may be subject to greater rates of prepayments as they approach their initial adjustment dates even if market interest rates are only slightly higher or lower than the initial interest rates on their mortgage loans as borrowers seek to avoid changes in their monthly payments. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments and none of the depositor, the mortgage loan seller or the originator makes any representations as to the particular factors that will affect the prepayment of the mortgage loans and the expected rate of principal prepayments. See "Yield and Maturity Considerations" in the prospectus.

      In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates in most cases are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan in the mortgage pool, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available. See "The Mortgage Pool" in this prospectus supplement for the types of mortgage loans to be included in the trust.

SHORTFALLS IN COLLECTIONS OF INTEREST

      When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period beginning with the date on which the scheduled monthly payment was due for the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan may adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on the mortgage loans affected by application of the Relief Act. The servicer will be obligated to pay from its own funds only those interest shortfalls attributable to full prepayments by the mortgagors on the mortgage loans serviced by it, but only to the extent of its aggregate servicing fee for the related due period. Accordingly, the effect of
(i) any principal prepayments on the mortgage loans, to the extent that
Prepayment Interest Shortfalls exceed Compensating Interest or (ii) any Relief
Act Shortfalls, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the certificates.

      Any of these shortfalls will be allocated among the certificates as provided in this prospectus supplement under "Description of the
Certificates-Allocation of Interest Shortfalls". See "Legal Aspects of the
Mortgage

                                      S-36

Loans-Servicemembers Civil Relief Act" in the prospectus. See "Pooling and
Servicing Agreement-Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement.

SPECIAL YIELD CONSIDERATIONS

      The mortgage rates on the adjustable-rate mortgage loans adjust semi-annually based upon the [Six-Month] LIBOR Loan Index, after an initial fixed interest rate period that ranges from [six-months], [two years], [three years], [five years] to [ten years] and the fixed-rate mortgage loans do not adjust at all. The pass-through rate on the offered certificates may adjust monthly and will be based upon One-Month LIBOR as described under "Description of the Certificates-Calculation of One-Month LIBOR" herein, subject to the related Net WAC Pass-Through Rate. One-Month LIBOR and the Six-Month LIBOR Loan
Index applicable to the mortgage loans may respond differently to economic and market factors, and there is not necessarily a correlation between them. It is possible, for example, that if both One-Month LIBOR and the Six-Month LIBOR Loan
Index rise during the same period, One-Month LIBOR may rise more rapidly than the Six-Month LIBOR Loan Index or may rise higher than the Six-Month LIBOR Loan
Index. Thus, the interest due on the mortgage loans during any due period, net of the expenses of the trust fund, may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable margin on the offered certificates during the related Interest Accrual Period. In such an event the rate payable to the holders of the offered certificates will be the Net WAC
Pass-Through Rate, this would adversely affect the yield to maturity on such certificates, and the holders of such Certificates will not be entitled to interest in excess of the Net WAC Pass-Through Rate on any future distribution date. In addition, the Net WAC Pass-Through Rate will be reduced by the prepayment of mortgage loans with high mortgage rates.

      If the pass-through rate on any class of offered certificates is limited by the Net WAC Pass-Through Rate for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of the such certificates on such distribution date or on future distribution dates, to the extent that on such distribution date or future distribution dates there are any available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust and to the extent of any payments made under the Cap Contract. The ratings on the offered certificates do not address the likelihood of any such recovery of basis risk shortfalls by holders of the offered certificates.

      In addition, amounts otherwise distributable to holders of the Class B
Certificates and the Class M Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances.
Such delinquencies may affect the yield to investors on the Class B Certificates and the Class M Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Class B
Certificates and the Class M Certificates. The rate of delinquencies or losses will also affect the rate of principal payments on the Class B Certificates and each Class of Class M certificates. See "Description of the
Certificates-Priority of Distributions" herein.

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the offered certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

   Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.
With respect to the fixed rate mortgage loans, the prepayment assumption assumes a constant prepayment rate of

                                      S-37

approximately __% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the related mortgage loans and an additional ___% per annum (precisely ___ expressed as a percentage) in each month thereafter until the [sixteenth] month. Beginning in the [sixteenth] month and in each month thereafter during the life of the related mortgage loans, the prepayment assumption assumes a constant prepayment rate of __% per annum each month. The prepayment assumption with respect to the adjustable rate mortgage loans assumes a constant prepayment rate of __% per annum each month.

   Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

     o    the closing date for the offered certificates occurs on ____;

     o    distributions on the certificates are made on the 25th day of each month, commencing in ___, in accordance with the priorities described in this prospectus supplement;

     o    the mortgage loan prepayment rates with respect to the assumed mortgage loans are a percentage of the applicable prepayment assumption as stated in the table under the heading "Prepayment
          Scenarios" under "--Decrement Tables" below;

     o    prepayments include 30 days' interest on the related mortgage loan;

     o    the optional termination is not exercised (except with respect to the weighted average life to call);

     o    the Overcollateralization Target Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

     o    with respect to each adjustable rate mortgage loan, (a) the interest rate for each mortgage loan is adjusted on its next rate Adjustment
          Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Six-Month LIBOR Loan Index (subject to the applicable periodic rate cap and minimum and maximum interest rates), (b) the Six-Month LIBOR Loan Index remains constant at ___%
          and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment (except, with respect to mortgage loans that are interest-only for a period of time, during that period of time, and balloon mortgage loans);

     o    One Month LIBOR remains constant at ___%;

     o    no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

     o    scheduled payments of interest and/or principal on the mortgage loans are received on the first day of each month, commencing in the calendar month following the month in which the closing date occurs, and are computed prior to giving effect to prepayments received on the last day of the prior month;

     o    prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month preceding the calendar month in which the closing date occurs;

     o    the initial aggregate certificate principal balance of each class of offered certificates is as set forth on the cover page of this prospectus supplement;

     o    the mortgage loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months;

     o    interest accrues on each class of offered certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

     o    the assumed mortgage loans have the approximate initial
          characteristics described below:

                                      S-38

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                            ORIGINAL    REMAINING                                           MONTHS TO    INITIAL
                 GROSS        TERM TO    TERM TO                  MAXIMUM      MINIMUM        NEXT      PERIODIC    LIFETIME
PRINCIPAL       MORTGAGE    MATURITY     MATURITY      GROSS      MORTGAGE     MORTGAGE    ADJUSTMENT     RATE        RATE
BALANCE ($)     RATE (%)    (MONTHS)     (MONTHS)    MARGIN (%)   RATE (%)     RATE (%)       DATE      CAP (%)      CAP (%)
------------    ---------   ---------   ----------   ----------   ---------   ----------   ----------   ---------  ----------

$                  N/A                                  N/A          N/A          N/A         N/A        N/A        N/A
$                       %                                     %           %            %                        %           %
$                       %                                     %           %            %                        %           %
$                       %                                     %           %            %                        %           %

      There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the table immediately following this paragraph. Any discrepancy may have an effect upon the percentages of the initial certificate principal balances outstanding and the weighted average lives of the classes of certificates set forth in the table. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the table immediately following this paragraph and since it is not likely that the level of the Six-Month LIBOR Loan Index or One-Month LIBOR will remain constant as assumed, the classes of certificates may mature earlier or later than indicated by the table immediately following this paragraph. Based on the foregoing assumptions, the table immediately following this paragraph indicates the weighted average life of each class of the offered certificates and sets forth the percentage of the initial certificate principal balance of each class of certificates that would be outstanding after each of the dates shown, at various percentages of the prepayment assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate principal balance and weighted average lives shown in the following table. These variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the prepayment assumption.

   The weighted average life of an offered certificate is determined by (a)
multiplying the amount of the reduction, if any, of the certificate principal balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) adding up the results and
(c) dividing the sum by the aggregate amount of the reductions in the certificate principal balance of the certificate referred to in clause (a).

   For a discussion of the factors which may influence the rate of payments
(including prepayments) of the mortgage loans, see "--General Prepayment
Considerations" above and "Yield and Prepayment Considerations" in the prospectus.

   In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the
Certificates--Priority of Distributions" in this prospectus supplement.

   The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates.
Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original certificate principal balances, variability in the weighted average lives of those classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of the prepayment assumption, see "--Decrement Tables" below.

                                      S-39

      DECREMENT TABLES

   The following tables indicate the percentages of the initial certificate principal balances of the classes of offered certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the structuring assumptions.

                              PREPAYMENT SCENARIOS

                              SCENARIO I   SCENARIO II   SCENARIO III  SCENARIO IV   SCENARIO V

Fixed rate mortgage
loans (% of prepayment
assumption)

Adjustable rate
mortgage loans (% of
prepayment assumption)

                                      S-40

  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE SPECIFIED
                   PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)

                              CLASS A CERTIFICATES

                              PREPAYMENT SCENARIOS
                           -------------------------
    DISTRIBUTION DATE       I    II   III   IV    V
-------------------------   -    --   ---   --    -

Weighted  Average Life to
Maturity in Years(2).....

Weighted  Average Life to
Call in Years(2)(3)......

(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a certificate of any class is determined by (i)
    multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).
(3) Calculation assumes the exercise of the __% optional clean-up call on the earliest possible date. See "Pooling and Servicing--Termination" in this prospectus supplement.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE SPECIFIED
                   PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)

                           CLASS M-1 CERTIFICATES       CLASS M-2 CERTIFICATES

                            PREPAYMENT SCENARIOS         PREPAYMENT SCENARIOS
                           -------------------------   -------------------------
   DISTRIBUTION DATE        I    II   III   IV   V      I    II   III   IV    V
                            -    --   ---   --   -      -    --   ---   --    -

Weighted  Average  Life
to Maturity in Years(2)...

Weighted  Average  Life
to Call in Years(2)(3)....

(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a certificate of any class is determined by (i)
    multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).
(3) Calculation assumes the exercise of the __% optional clean-up call on the earliest possible date. See "Pooling and Servicing--Termination" in this prospectus supplement.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE SPECIFIED
                   PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)

                           CLASS M-3 CERTIFICATES       CLASS B-1 CERTIFICATES

                            PREPAYMENT SCENARIOS         PREPAYMENT SCENARIOS
                           -------------------------   -------------------------
   DISTRIBUTION DATE        I    II   III   IV   V      I    II   III   IV    V
                            -    --   ---   --   -      -    --   ---   --    -

Weighted  Average  Life
to Maturity in Years(2)...

Weighted  Average  Life
to Call in Years(2)(3)....

(1) Rounded to the nearest whole percentage.

                                      S-41

(2) The weighted average life of a certificate of any class is determined by (i)
    multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).
(3) Calculation assumes the exercise of the __% optional clean-up call on the earliest possible date. See "Pooling and Servicing--Termination" in this prospectus supplement.

  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE SPECIFIED
                   PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)

                         CLASS B-2 CERTIFICATES        CLASS B-3 CERTIFICATES
                        -------------------------    --------------------------

                          PREPAYMENT SCENARIOS          PREPAYMENT SCENARIOS
                        --------------------------   ---------------------------
   DISTRIBUTION DATE      I   II   III   IV   V        I   II   III   IV    V
                          -   --   ---   --   -        -   --   ---   --    -

Weighted  Average  Life
to  Maturity  in  Years
(2).....................

Weighted Average Life to
Call in Years(2)(3).....

(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a certificate of any class is determined by (i)
    multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).
(3) Calculation assumes the exercise of the __% optional clean-up call on the earliest possible date. See "Pooling and Servicing--Termination" in this prospectus supplement.

      There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the prepayment assumption indicated in the immediately preceding tables or to any other level, or that the actual weighted average life of any class of certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average life of each specified class of certificates is not necessarily indicative of the weighted average life of each class that might be calculated or projected under different or varying prepayment assumptions.

      The characteristics of the mortgage loans included in the mortgage pool will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the prepayment assumption until maturity or that all of the mortgage loans included in the mortgage pool will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

YIELD SENSITIVITY ON THE CLASS M CERTIFICATES AND THE CLASS B CERTIFICATES

      If each class of Subordinate Certificates with a lower distribution priority has been reduced to zero, the yield to maturity on the class of
Subordinate Certificates with the lowest distribution priority will become extremely sensitive to losses on the mortgage loans (and the timing thereof), because the entire amount of any Realized Losses will be allocated to that class of certificates. Investors in the Class M and Class B Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of such investors to fully recover their investments. Once a Realized
Loss is allocated to a Subordinate Certificate, the outstanding certificate principal balance of such class will be reduced by the amount so allocated and such written down amount will neither bear interest nor be reinstated (except in the event of Subsequent Recoveries as described in this prospectus supplement).
However, to the extent there are available funds, a class of Subordinate
Certificates may be reimbursed the amount of any Realized Losses allocated to that class according to the priorities set forth under "Description of the
Certificates--Priority of Distributions" and "--Allocation of Losses;
Subordination" in this prospectus supplement.

      The Subordinate Certificates will not be entitled to any principal distributions until the Stepdown Date or on any distribution date on which a
Trigger Event is in effect (unless the aggregate certificate principal balance of

                                      S-42

the Class A Certificates has been reduced to zero). As a result, the weighted average lives of the Subordinate Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a PRO RATA basis among the Class A and the Subordinate Certificates. As a result of the longer weighted average lives of the Subordinate Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.
Further, because a Trigger Event may be based on delinquencies, it is possible for the Subordinate Certificates to receive no principal distributions (unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the mortgage pool. For additional considerations relating to the yield on the
Subordinate Certificates, see "Yield and Maturity Considerations" in the
prospectus.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL DESCRIPTION OF THE CERTIFICATES

      The certificates will consist of ______ classes of certificates, designated as:

            (i) the Class A Certificates;

            (ii) the Class M-l Certificates, the Class M-2 Certificates and the
      Class M-3 Certificates, which collectively will also be referred to in this prospectus supplement as the Class M Certificates;

            (iii) the Class B-l Certificates, the Class B-2 Certificates, the
      Class B-3 Certificates and the Class B-4 Certificates, which collectively will also be referred to in this prospectus supplement as the Class B
      Certificates;

            (iv) the Class C Certificates;

            (v) the Class P Certificates; and

            (vi) the Class R Certificates, which are also referred to in this prospectus supplement as the Residual Certificates.

      Only the Class A Certificates, the Class M Certificates and the Class B
Certificates (other than the Class B-4 Certificates) are offered by this prospectus supplement. The Class B-4 Certificates, the Class C Certificates, the
Class P Certificates and the Residual Certificates which are not being offered hereby, may be delivered to the mortgage loan seller as partial consideration for the mortgage loans or alternatively, the depositor may sell all or a portion of such certificates to one or more third-party investors.

      The certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of a segregated pool of conventional, one- to four-family, fixed and adjustable-rate first and second lien mortgage loans. See "The Mortgage Pool" in this prospectus supplement.

      Each class of the offered certificates will have the approximate initial certificate principal balance as set forth in the summary of this prospectus supplement. The certificate principal balance of a certificate outstanding at any time represents the then maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. The Pass-Through Rates on the Class A and Subordinate Certificates will be calculated for each distribution date as described under the definition of Pass-Through Rate in the
Glossary of Terms.

      The Class A, Subordinate and Class C Certificates will evidence the following initial undivided interests in the trust:

                                      S-43

                         CLASS     PERCENTAGE INTEREST(1)
                         -----     ----------------------
                           A
                          M-1
                          M-2
                          M-3
                          B-1
                          B-2
                          B-3
                          B-4
                           C
            ----------
            (1)   Approximate.

      The offered certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its participants in minimum denominations of [$100,000] and integral multiples of $1.00 in excess thereof. If the use of book-entry facilities for the offered certificates is terminated, then any definitive certificates issued in respect of the offered certificates will be transferable and exchangeable at the offices of the trustee designated for such purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

      All distributions to holders of the certificates will be made by the trustee to the persons in whose names such certificates are registered at the close of business on each Record Date, which will be DTC or its nominee unless definitive certificates are issued. Such distributions will be made by wire transfer in immediately available funds to the account of each certificateholder specified in writing to the trustee at least five business days prior to the relevant Record Date by such holder of certificates or, if such instructions are not received, then by check mailed to the address of each such certificateholder as it appears in the certificate register. The final distribution on any class of certificates will be made in like manner, but only upon presentment and surrender of such certificates at the offices of the trustee designated for such purposes or such other location specified in the notice to certificateholders of such final distribution. As of the closing date, the trustee designates the office of its agent located at
-----------.

BOOK-ENTRY CERTIFICATES

      The offered certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the offered certificates, or certificate owners, will hold the offered certificates through DTC in the United
States, or Clearstream Banking Luxembourg, or Clearstream, formerly known as
Cedelbank SA, or Euroclear in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. See
"Description of the Securities --Book Entry Certificates" in the prospectus.

FEES AND EXPENSES OF THE TRUST

      The servicer, trustee [and other parties] will receive compensation, to be paid from the amounts received from the mortgage loans, in exchange for their services on behalf of the trust, prior to distributions to certificateholders, as set forth in the following table:

      --------------------------------------------------------
      Party          Purpose        Fee Rate     Frequency
      --------------------------------------------------------
                     Servicer       [___]%*      Monthly
      --------------------------------------------------------
                     Trustee        [___]%*      Monthly
      --------------------------------------------------------

                                      S-44

      --------------------------------------------------------
      [Insert other                 [___]%*      Monthly
      parties as
      applicable]
      --------------------------------------------------------

      *Per annum rate based on the aggregate principal balance of the mortgage loans in the trust for such distribution date.

PRIORITY OF DISTRIBUTIONS

      On each distribution date the trustee will withdraw the Available
Distribution Amount from the distribution account and make the following distributions to certificateholders in the following amounts and order of priority:

I. From the Interest Remittance Amount for that distribution date, distributions in respect of interest in the following amounts and in the following order of priority:

      FIRST, to the holders of the Class A Certificates, the Class A Interest
      Distribution Amount for such distribution date;

      SECOND, to the holders of the Class M-1 Certificates, the Interest
      Distribution Amount for such distribution date and such class;

      THIRD, to the holders of the Class M-2 Certificates, the Interest
      Distribution Amount for such distribution date and such class;

      FOURTH, to the holders of the Class M-3 Certificates, the Interest
      Distribution Amount for such distribution date and such class;

      FIFTH, to the holders of the Class B-1 Certificates, the Interest
      Distribution Amount for such distribution date and such class;

      SIXTH, to the holders of the Class B-2 Certificates, the Interest
      Distribution Amount for such distribution date and such class;

      SEVENTH, to the holders of the Class B-3 Certificates, the Interest
      Distribution Amount for such distribution date and such class; and

      EIGHTH, to the holders of the Class B-4 Certificates, the Interest
      Distribution Amount for such distribution date and such class.

II. From the Available Distribution Amount remaining after the foregoing distributions, distributions in respect of principal in the following amounts and in the following order of priority:

      A. If such distribution date is prior to the Stepdown Date or if a Trigger
Event is in effect on such distribution date:

      FIRST, to the Class A Certificates, the Principal Distribution Amount for
      such distribution date until the Certificate Principal Balance thereof has been reduced to zero;

      SECOND, to the Class M-1 Certificates, the Principal Distribution Amount
      for such distribution date remaining after the foregoing distributions are made, until the Certificate Principal Balance thereof has been reduced to zero;

                                      S-45

      THIRD, to the Class M-2 Certificates, the Principal Distribution Amount
      for such distribution date remaining after the foregoing distributions are made, until the Certificate Principal Balance thereof has been reduced to zero;

      FOURTH, to the Class M-3 Certificates, the Principal Distribution Amount
      for such distribution date remaining after the foregoing distributions are made, until the Certificate Principal Balance thereof has been reduced to zero;

      FIFTH, to the Class B-1 Certificates, the Principal Distribution Amount
      for such distribution date remaining after the foregoing distributions are made, until the Certificate Principal Balance thereof has been reduced to zero;

      SIXTH, to the Class B-2 Certificates, the Principal Distribution Amount
      for such distribution date remaining after the foregoing distributions are made, until the Certificate Principal Balance thereof has been reduced to zero;

      SEVENTH, to the Class B-3 Certificates, the Principal Distribution Amount
      for such distribution date remaining after the foregoing distributions are made, until the Certificate Principal Balance thereof has been reduced to zero; and

       EIGHTH, to the Class B-4 Certificates, the Principal Distribution Amount
      for such distribution date remaining after the foregoing distributions are made, until the Certificate Principal Balance thereof has been reduced to zero.

      B. If such distribution date is on or after the Stepdown Date AND no
Trigger Event is in effect on such distribution date:

      FIRST, to the holders of the Class A Certificates the lesser of (x) the
      Principal Distribution Amount and (y) the Class A Principal Distribution
      Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      SECOND, to the holders of the Class M-1 Certificates, the lesser of (x)
      the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates pursuant to clause first above and (y) the Class M-1 Principal
      Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      THIRD, to the holders of the Class M-2 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates pursuant to clause first above, and to the holders of the Class M-1 Certificates pursuant to clause second above and (y) the Class M-2 Principal
      Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      FOURTH, to the holders of the Class M-3 Certificates, the lesser of (x)
      the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates pursuant to clause first above, to the holders of the Class M-1
      Certificates pursuant to clause second above and to the holders of the
      Class M-2 Certificates pursuant to clause third above and (y) the Class
      M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      FIFTH, to the holders of the Class B-1 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates pursuant to clause first above, to the holders of the Class M-1 Certificates pursuant to clause second above, to the holders of the Class M-2 Certificates pursuant to clause third above and to the holders of the Class M-3
      Certificates pursuant to clause fourth above and (y) the Class B-1
      Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                                      S-46

      SIXTH, to the holders of the Class B-2 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates pursuant to clause first above, to the holders of the Class M-1 Certificates pursuant to clause second above, to the holders of the Class M-2 Certificates pursuant to clause third above, to the holders of the Class M-3
      Certificates pursuant to clause fourth above and to the holders of the
      Class B-1 Certificates pursuant to clause fifth above and (y) the Class
      B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      SEVENTH, to the holders of the Class B-3 Certificates, the lesser of (x)
      the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates pursuant to clause first above, to the holders of the Class M-1
      Certificates pursuant to clause second above, to the holders of the Class
      M-2 Certificates pursuant to clause third above, to the holders of the
      Class M-3 Certificates pursuant to clause fourth above, to the holders of the Class B-1 Certificates pursuant to clause fifth above and to the holders of the Class B-2 Certificates pursuant to clause sixth above and
      (y) the Class B-3 Principal Distribution Amount, until the Certificate
      Principal Balance thereof has been reduced to zero; and

      EIGHTH, to the holders of the Class B-4 Certificates, the lesser of (x)
      the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates pursuant to clause first above, to the holders of the Class M-1
      Certificates pursuant to clause second above, to the holders of the Class
      M-2 Certificates pursuant to clause third above, to the holders of the
      Class M-3 Certificates pursuant to clause fourth above, to the holders of the Class B-1 Certificates pursuant to clause fifth above, to the holders of the Class B-2 Certificates pursuant to clause sixth above and to the holders of the Class B-3 Certificates pursuant to clause seventh above and
      (y) the Class B-4 Principal Distribution Amount, until the Certificate
      Principal Balance thereof has been reduced to zero.

III. From the Available Distribution Amount remaining after the distributions in clauses I and II above, the following distributions in the following order of priority, in each case to the extent of the Available Distribution Amount remaining:

      FIRST, sequentially, to the Class M-1, Class M-2, Class M-3, Class B-1,
Class B-2, Class B-3 and Class B-4 Certificates, in that order, the Interest
Carry Forward Amount for each such class of certificates for such distribution date;

      SECOND, sequentially, to the Class M-1, Class M-2, Class M-3, Class B-1,
Class B-2, Class B-3 and Class B-4 Certificates, in that order, the Allocated
Realized Loss Reimbursement Amount for each such class for such distribution date;

      THIRD, to the Net WAC Rate Carry Forward Reserve Account, (i) first, that amount required to distribute to the holders of the Class A, Class M or Class B
Certificates any Net WAC Rate Carry Forward Amounts for such classes, after taking into account amounts, if any, received under the Cap Contract, and (ii)
second, that amount required to maintain a balance in the Net WAC Rate Carry
Forward Reserve Account equal to the Net WAC Rate Carry Forward Reserve Account
Deposit;

      FOURTH, to the holders of the Class C Certificates as provided in the pooling and servicing agreement; and

      FIFTH, to the holders of the Residual Certificates, any remaining amounts;
provided that if such distribution date is the distribution date immediately following the expiration of the latest prepayment charge term or any distribution date thereafter, then any such remaining amounts will be distributed FIRST, to the holders of the Class P Certificates, until the
Certificate Principal Balance thereof has been reduced to zero; and SECOND, to the holders of the Residual Certificates.

      The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans and such amounts will not be available for distribution to the offered certificates.

                                      S-47

CALCULATION OF ONE-MONTH LIBOR

      On the second business day preceding the beginning of each accrual period, the trustee will determine one-month LIBOR for such accrual period with respect to each class of the offered certificates. "ONE-MONTH LIBOR" will be the rate for deposits in United States dollars for a term equal to the relevant accrual period which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. The first accrual period shall begin on the closing date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to banks in the London interbank market for a term equal to the relevant accrual period. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of
0.0625%). If fewer than two quotations are provided as requested, the rate for that day will be the higher of (x) One-Month LIBOR as determined on the previous interest determination date and (y) the Reserve Interest Rate. The Reserve
Interest Rate shall be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the rates quoted by major banks in New York City, selected by the trustee, at approximately 11:00 a.m.,
New York City time, on that day for loans in United States dollars to leading
European banks for a term equal to the relevant accrual period or (ii) in the event that the trustee can determine no such arithmetic mean, the lowest rate quoted by major banks in New York City on that day for loans in United States dollars to leading European banks for a term equal to the relevant accrual period.

      Telerate Page 3750 means the display page currently so designated on the
Dow Jones Telerate Service (or such other page as may replace the page on that service for the purpose of displaying comparable rates or prices) and Reference
Banks means leading banks selected by the trustee and engaged in transactions in
Eurodollar deposits in the international Eurocurrency market which are not controlling, controlled by, or under common control with, the depositor, the originator or the mortgage loan seller.

      The establishment of One-Month LIBOR on each interest determination date by the trustee and the trustee's calculation of the rate of interest applicable to the offered certificates for the related accrual period shall (in the absence of manifest error) be final and binding.

ALLOCATION OF INTEREST SHORTFALLS

      On any distribution date, any Relief Act Shortfalls and any Prepayment
Interest Shortfalls to the extent not covered by Compensating Interest will be allocated first, to interest accrued with respect to the Class C Certificates, and thereafter, to current interest accrued with respect to the Class A
Certificates, the Class M Certificates and the Class B Certificates on a PRO
RATA basis based on the respective amounts of interest accrued on such
Certificates as of such distribution date.

NET WAC RATE CARRY FORWARD AMOUNTS

      On the closing date, the trustee will establish a segregated trust account
(the "NET WAC RATE CARRY FORWARD RESERVE ACCOUNT") from which distributions in respect of Net WAC Rate Carry Forward Amounts on the Class A and Subordinate
Certificates will be made. The Net WAC Rate Carry Forward Reserve Account will be an asset of the trust but not of any REMIC. On the closing date, the depositor shall cause an amount equal to Net WAC Rate Carry Forward Reserve
Account Deposit to be deposited into the Net WAC Rate Carry Forward Reserve
Account. The trustee will deposit into the Net WAC Rate Carry Forward Reserve
Account all payments received by it from the Cap Provider and Available
Distribution Amounts remaining and required to be deposited therein pursuant to clause THIRD under paragraph III under "--Priority of Distributions" in this prospectus supplement. On each distribution date, the trustee will withdraw from amounts in the Net WAC Rate Carry Forward Reserve Account to distribute to the
Class A, Class M and Class B Certificates any Net WAC Rate Carry Forward Amounts
in the following order of priority, in each case to the extent of amounts remaining in the Net WAC Rate Carry Forward Reserve Account:

                                      S-48

      FIRST, to the Class A Certificates, the Cap Amount for such class and such distribution date, up to a maximum amount equal to the related Net WAC Rate
Carry Forward Amount for such class and such distribution date;

      SECOND, sequentially, to the Class M-1, Class M-2, Class M-3, Class B-1,
Class B-2, Class B-3 and Class B-4 Certificates, in that order, the Cap Amount for such class and such distribution date, in each case up to a maximum amount equal to the related Net WAC Rate Carry Forward Amount for such class and such distribution date;

      THIRD, to the Class A Certificates, the related Net WAC Rate Carry Forward
Amount remaining undistributed pursuant to clause FIRST above; and

      FOURTH, sequentially, to the Class M-1, Class M-2, Class M-3, Class B-1,
Class B-2, Class B-3 and Class B-4 Certificates, in that order, the related Net
WAC Rate Carry Forward Amount remaining undistributed pursuant to clause SECOND above.

THE CAP CONTRACT

      The Class A, Class M and Class B Certificates will have the benefit of an interest rate corridor (the "CAP CONTRACT"). Pursuant to the Cap Contract,
_______ (together with any successor, the "COUNTERPARTY" or "CAP PROVIDER") will agree to pay to the trust a monthly payment in an amount equal to the product of: (1) for the distribution date in _____ through the distribution date in
_____, the excess, if any, of One-Month LIBOR over the rate set forth in the Cap
Contract, up to a maximum rate set forth in the Cap Contract; (2) the lesser of
(i) the notional amount for such interest accrual period set forth in the Cap
Contract and (ii) the aggregate Certificate Principal Balance of the Class A,
Class M and Class B Certificates; and (3) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period, and the denominator of which is 360. The notional amount declines in accordance with a schedule set forth in the related Cap Contract. The Cap Contract will terminate after the final distribution date set forth above.

      The Counterparty currently has a counterparty credit rating of "[AA]" and a short-term debt rating of "[A-1+]" from [Name of Rating Agency].

      The Cap Provider will be liable or contingently liable for a significance percentage, as defined under Regulation AB, representing [less than 10%] [at least 10% but less than 20%] [20% or more] of the cash flow. [If the aggregate significance percentage related to the Cap Provider is 10% or more and less than
20%, provide financial data as required by Item 301 of Regulation S-K.] [If the aggregate significance percentage related to the Cap Provider is 20% or more, provide financial data as required under Regulation S-X pursuant to Item
1114(b)(2) of Regulation AB.]

CREDIT ENHANCEMENT

      The credit enhancement provided for the benefit of the holders of the
Class A Certificates consists of subordination, as described below, and overcollateralization, as described under "-Overcollateralization Provisions"
herein.

      The rights of the holders of the Class M Certificates, the Class B
Certificates and the Class C Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against Realized Losses.

      The protection afforded to the holders of the Class A Certificates by means of the subordination of the Class M Certificates, the Class B Certificates
and the Class C Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any distribution date, prior to distribution to

                                      S-49

the holders of the Class M Certificates, the Class B Certificates and the Class
C Certificates, distributions in respect of interest and principal, subject to available funds and (ii) if necessary, the right of the holders of the Class A
Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Class M Certificates, the Class B Certificates and
the Class C Certificates.

      In addition, the rights of the holders of the Class B Certificates and the
Class C Certificates to receive distributions in respect of the mortgage loans will be subordinated to the rights of the holders of the Class M Certificates and the rights of the holders of the Class C Certificates to receive distributions in respect of the mortgage loans will be subordinated to the rights of the holders of the Class B Certificates. Furthermore, the rights of the holders of the Class M Certificates with lower numerical class designations will be senior to the rights of holders of the Class M Certificates with higher numerical class designations, the rights of the holders of the Class B
Certificates with lower numerical class designations will be senior to the rights of holders of the Class B Certificates with higher numerical class designations. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford such holders protection against
Realized Losses.

OVERCOLLATERALIZATION PROVISIONS

      The Overcollateralization Amount will be the amount by which the sum of the aggregate principal balance of the mortgage loans exceeds the sum of the aggregate certificate principal balances of the offered certificates, the Class
B-4 Certificates and the Class P Certificates. The allocation of distributions in respect of principal to the Class A Certificates on each distribution date
(a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A
Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Class M Certificates, the Class B Certificates and the Class C Certificates.
Increasing the respective percentage interest in the trust fund of the Class M
Certificates, the Class B Certificates and the Class C Certificates relative to that of the Class A Certificates is intended to increase or maintain the
Overcollateralization Amount and preserve the availability of the subordination provided by the Class M Certificates, the Class B Certificates and the Class C
Certificates.

            The weighted average Expense Adjusted Mortgage Rate for the mortgage loans is generally expected to be higher than the weighted average of the
Pass-Through Rates on the offered certificates, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the offered certificates. The pooling and servicing agreement will require that, on each distribution date, excess interest, if any, be applied on such distribution date as an accelerated payment of principal on the class or classes of offered certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

      As of the closing date, the sum of the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the sum of the aggregate certificate principal balances of the offered certificates, the Class B-4
Certificates and the Class P Certificates by an amount equal to approximately
$__________ (plus or minus 5%), which is equal to the initial certificate principal balance of the Class C Certificates. Such amount will represent approximately ____% of the sum of the aggregate principal balance of the mortgage loans as of the cut-off date, which is the initial amount of overcollateralization that will be required to be provided under the pooling and servicing agreement. Under the pooling and servicing agreement, the
Overcollateralization Amount is required to be maintained at the
Overcollateralization Target Amount. In the event that Realized Losses are incurred on the mortgage loans, such Realized Losses may result in an overcollateralization deficiency since such Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate certificate principal balances of the offered certificates. In such event, the pooling and servicing agreement will require the payment from excess interest, if any, of an amount equal to such overcollateralization deficiency which shall constitute a principal distribution on the offered certificates in reduction of the certificate principal balances thereof. Such excess interest will be included in the Principal Distribution Amount for that distribution date and will have the effect of accelerating the amortization of the offered certificates relative to the amortization of the mortgage loans, and of increasing the Overcollateralization Amount.

                                      S-50

      On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Overcollateralization Target Amount may be permitted to decrease
("step down") below the initial $__________ level to a level equal to approximately ____% of the then current aggregate outstanding principal balance of the mortgage loans (after giving effect to principal payments to be distributed on such distribution date), subject to a floor of approximately
$_________. In the event that the Overcollateralization Target Amount is permitted to step down on any distribution date, the pooling and servicing agreement will provide that a portion of the principal which would otherwise be distributed to the holders of the offered certificates on such distribution date will be distributed to the holders of the Class C Certificates pursuant to the priorities set forth above. With respect to each such distribution date, the
Principal Distribution Amount will be reduced by an amount equal to the
Overcollateralization Reduction Amount. This will have the effect of decelerating the amortization of the offered certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralization
Amount. However, if on any distribution date a Trigger Event is in effect, the
Overcollateralization Target Amount will not be permitted to step down on such distribution date.

ALLOCATION OF LOSSES; SUBORDINATION

      Any Realized Losses on the mortgage loans incurred during a due period will have the effect of FIRST, reducing the excess interest available for the related distribution date and SECOND, reducing the amount of overcollateralization for such distribution date. If after all distributions are made by the trustee on a distribution date, the aggregate Certificate Principal
Balances of the Class A, Class M, Class B and Class P Certificates exceeds the aggregate principal balance of the mortgage loans as of the last day of the related due period, the amount of such excess will be allocated first to reduce the Certificate Principal Balances of the Class B Certificates in reverse numerical order and then to reduce the Certificate Principal Balances of the
Class M Certificates in reverse numerical order. The pooling and servicing agreement will not permit the allocation of Realized Losses to the Class A
Certificates or the Class P Certificates. Investors in the Class A Certificates
should note that although Realized Losses cannot be allocated to the Class A
Certificates, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Class A Certificates all interest and principal amounts to which they are then entitled.

      Any allocation of a Realized Loss to a certificate will be made by reducing the certificate principal balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such
Realized Loss was incurred. Once Realized Losses have been allocated to the
Class M Certificates or the Class B Certificates, such allocated amounts
(specifically, the Allocated Realized Loss Amount as described in the Glossary)
with respect to such certificates will no longer accrue interest, nor will such amounts be reinstated thereafter (except in the case of Subsequent Recoveries as described below). However, to the extent there are funds available, holders of the Class M and Class B Certificates may receive distributions as a reimbursement of such allocated amounts (specifically, the Allocated Realized
Loss Reimbursement Amount as described in the Glossary), according to the priorities set forth under "--Priority of Distributions" above, without a corresponding reduction in the Certificate Principal Balance thereof.
Notwithstanding anything to the contrary described herein, in no event will the
Certificate Principal Balance of any certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from Available Distribution Amounts remaining.

      If Subsequent Recoveries are received, they will be included as part of the Available Distribution Amount for the immediately following distribution date and distributed in accordance with the priorities described in this prospectus supplement. In addition, after giving effect to all distributions on a distribution date, the Certificate Principal Balance of the most senior class of Subordinate Certificates then outstanding to which Realized Losses were previously allocated will be increased by the amount of such Subsequent
Recoveries up to the Allocated Realized Loss Reimbursement Amount, if any, for
such class (with any remaining Subsequent Recoveries applied to increase the
Certificate Principal Balance of the next most senior class of Subordinate
Certificates up to its Allocated Realized Loss Reimbursement Amount) and the
Allocated Realized Loss Reimbursement Amount for that class of Subordinate
Certificates will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the
Allocated Realized Loss Reimbursement Amount of the next most senior class of
Subordinate Certificates). Thereafter, such class or classes of Subordinate
Certificates will accrue interest on the increased Certificate Principal
Balance.

                                      S-51

[OTHER CREDIT ENHANCEMENT]

      [Provide the name, organizational form of and general character of the business of any provider of any credit enhancement that is liable or contingently liable for providing 10% or more of the cash flow supporting any offered class of certificates. ] [If a credit enhancer is liable or contingently liable to provide payments representing a range of 10%-20% of the cash flow, provide financial data as required by Item 301 of Regulation S-K.] [If a credit enhancer is liable or contingently liable to provide payments representing 20%
or more of the cash flow, provide financial data as required under Regulation
S-X pursuant to Item 1114(b)(2) of Regulation AB.]

FORM OF REPORTS TO THE CERTIFICATEHOLDERS

      Under the terms of the pooling and servicing agreement and as described in the prospectus under "Distributions on the Securities-Form of Reports to the
Securityholders," the certificateholders will receive important information concerning distributions and the performance of the mortgage loans for the related distribution period from the trustee on each distribution date.
Certificateholders may obtain such information each month by calling the trustee's investor relations desk at [ ]. Parties that are unable to use the distribution options provided by the trustee are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such.

      The primary source of information available to investors concerning the offered certificates will be the monthly reports made available via the trustee's internet website at [_________], which will include information as to the outstanding certificate principal balance of the offered certificates and the status of the applicable forms of credit enhancement. Also, investors may read any Form 10-D, Form 10-K or Form 8-K at the SEC's Public Reference Room at
100 F Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

      Any Form 10-D, Form 10-K or Form 8-K that will be filed on behalf of the issuing entity will be signed by the depositor.

                            THE MORTGAGE LOAN SELLER

      [GE Mortgage Holding, L.L.C., a Delaware limited liability company,] will have obtained the mortgage loans from the originator pursuant to a mortgage loan purchase agreement between the mortgage loan seller, as purchaser, and the originator, as seller. The mortgage loan seller will transfer the mortgage loans to the depositor pursuant to a mortgage loan purchase agreement, to be dated the closing date, between the mortgage loan seller, as seller, and the depositor, as purchaser.

                         POOLING AND SERVICING AGREEMENT

GENERAL DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

      The certificates will be issued under the pooling and servicing agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the certificates containing a copy of the pooling and servicing agreement as executed will be filed by the depositor with the
Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The trust fund created under the pooling and servicing agreement will consist of:

            (i) all of the depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents;

            (ii) all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds of the mortgage loans;

                                      S-52

            (iii) any mortgaged properties acquired on behalf of
      certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on the mortgaged properties;

            (iv) the rights of the trustee under all insurance policies required to be maintained under the pooling and servicing agreement;

            (v) the rights of the depositor under the mortgage loan purchase agreement between the depositor and the mortgage loan seller;

            (vi) the rights of the mortgage loan seller under the mortgage loan purchase agreement between the mortgage loan seller and the originator;
      and

            (vii) the Cap Contract.

      Reference  is  made  to the  prospectus  for  important  information  in addition to that set forth in this prospectus  supplement  regarding the trust fund, the terms and conditions of the pooling and servicing  agreement and the offered  certificates.  The depositor  will provide to a prospective or actual
certificateholder   without  charge,  on  written  request,  a  copy,  without
exhibits,  of  the  pooling  and  servicing  agreement.   Requests  should  be
addressed to the _______________________.

      THE ISSUING ENTITY

      The certificates will be issued by a New York common law trust established pursuant to the pooling and servicing agreement, [name of trust]. The trust's governing document will be the pooling and servicing agreement, a form of which is attached as an exhibit to the Registration Statement and described in detail herein. The pooling and servicing agreement will govern the permissible activities and restrictions on the sale, disposal or substitution of the mortgage loans. The servicer will be required to establish and maintain a separate account for the collection of payments on the mortgage loans. See
"Description of the Securities- Collection Account; Deposits" in the prospectus.

      The trust will not own any assets apart from the pool assets of the mortgage loans, [the Cap Contract] [other assets]. Each transfer of the mortgage loans from the originator to the mortgage loan seller, the mortgage loan seller to the depositor and the depositor to the trustee will each be intended to be a sale of such mortgage loans. In the event of bankruptcy, receivership, or similar proceeding, with respect to the depositor, the mortgage loans seller or originator of the mortgage loans, the trust's assets should not become part of the bankruptcy estate of any such party nor subject to the bankruptcy control of any other third party.

      The trustee will administer the trust and perform certain duties under the pooling and servicing agreement and as further described herein. The servicer will service and administer the mortgage loans as further described herein.

      MODIFICATIONS TO THE POOLING AND SERVICING AGREEMENT

      The pooling and servicing agreement will provide that it may be amended from time to time by the depositor, the servicer and the trustee, without the consent of the certificateholders, in order to: (i) cure any ambiguity, omission or defect, (ii) correct, clarify, modify or supplement any provisions (including to give effect to the expectations of certificateholders), (iii) make any other provisions with respect to matters or questions arising under the pooling and servicing agreement or (iv) if such amendment, as evidenced by an opinion of counsel delivered to the trustee, is reasonably necessary to comply with any requirements imposed by the Internal Revenue Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed action which, if made effective, would apply retroactively to the trust at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of the trust; provided that (except with respect to

                                      S-53

clause (iv) above) such action will not adversely affect the interests of the certificateholders evidenced by an opinion of counsel or confirmation from the rating agencies that such amendment will not result in the reduction or withdrawal of the then current rating of any outstanding class of certificates.

      The pooling and servicing agreement will also provide that it may be amended from time to time by the depositor, the servicer and the trustee with the consent of the certificateholders entitled to at least 51% of the voting rights for the purpose of either adding, changing, or eliminating any provisions of the pooling and servicing agreement or of modifying the rights of the certificateholders; however, no such amendment may: (i) reduce the amount of, or delay the timing of, payments received on mortgage loans, (ii) adversely affect in any material respect the interests of the certificateholders or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of 100% of the certificateholders then outstanding; provided, further, that, no amendment which affects one or more classes held by the depositor or seller or any of their affiliates shall be effective without the consent of the depositor or seller or any of their Affiliates, as applicable, to such amendment.

      None of the depositor, the servicer nor the trustee may enter into an amendment of the pooling and servicing agreement that would significantly change the permitted activities of the trust fund without the consent of the certificateholders that represent more than 50% of the aggregate Certificate
Principal Balance of all certificates. Promptly after the execution of any amendment the trustee will furnish a copy of such amendment to each certificateholder.

ASSIGNMENT OF THE MORTGAGE LOANS

      The depositor will deliver to the trustee (or to a custodian on the trustee's behalf) with respect to each mortgage loan included in the trust (i)
the mortgage note endorsed without recourse in blank to reflect the transfer of the mortgage loan, (ii) the original mortgage with evidence of recording indicated thereon and (iii) an assignment of the mortgage in recordable form endorsed in blank without recourse, reflecting the transfer of the mortgage loan. If, however, the originator or mortgage loan seller uses the MERS(R)
System, it will deliver evidence that the mortgage is held for the trustee through the MERS(R) System instead of delivering the original mortgage and an assignment of the mortgage in recordable form. The depositor will not cause to be recorded any assignment which relates to a mortgage loan in any jurisdiction
[(except with respect to any mortgage loan located in the State of Maryland)]
unless such failure to record would result in a withdrawal or a downgrading by any rating agency of the rating on any class of certificates; provided, however, upon the occurrence of certain events set forth in the pooling and servicing agreement, each such assignment of mortgage will be recorded, or submitted for recording by the originator, at the originator's expense (or, if the originator is unable to pay the cost of recording the assignments of mortgage, such expense will be paid by the trustee, which expense will be reimbursed by the trust) as set forth in the pooling and servicing agreement.

THE SERVICER

      The information set forth in the following paragraphs has been provided by
[name of servicer].

      [Name of servicer], a ___________ [corporation], is engaged in the business of [purchasing and selling sub-prime mortgage loans secured by one-to four-family residences]. [Name of servicer]'s business was begun in
_____________. The servicer has been servicing mortgage loans similar to the mortgage loans to be included in the trust since _____.

      Pursuant to the pooling and servicing agreement, [name of servicer] will serve as the servicer for all of the mortgage loans. The servicer will not have custodial responsibilities with respect to the mortgage loans. The servicer is approved as a seller/servicer for Fannie Mae and Freddie Mac and as a non-supervised mortgagee by the U.S. Department of Housing and Urban
Development.

      [TO BE PROVIDED BY APPLICABLE SERVICER: A general discussion of the servicer's experience in servicing assets of any type as well as a more detailed discussion of the servicer's experience in, and procedures for the servicing function it will perform under the relevant pooling and servicing agreement will be provided.

                                      S-54

      FOR EXAMPLE: LOAN SERVICING. Servicing by the servicer includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, supervising foreclosure in the event of unremedied defaults and, if applicable, disposing of mortgaged property. The servicer's servicing activities are audited periodically by applicable regulatory authorities. Certain financial records of the servicer relating to its loan servicing activities are reviewed annually as part of the audit of the servicer's financial statements conducted by its independent accountants.

      COLLECTION PROCEDURES; DELINQUENCY AND LOSS EXPERIENCE. When a mortgagor fails to make a required payment on a residential mortgage loan, the servicer attempts to cause the deficiency to be cured by corresponding or making telephone contact with the mortgagor. Pursuant to the servicer's customary procedures for residential mortgage loans serviced by it for its own account, the servicer generally mails a notice of intent to foreclose to the mortgagor within ten days after the loan has become [31] days past due (two payments due but not received) and upon expiration of the notice of intent to foreclose, generally one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at a public or private sale. The servicer typically enters a bid based upon an analysis of the property value, estimated marketing and carrying costs and presence of junior liens, which may be equal to or less than the full amount owed. In the event the property is acquired at the foreclosure sale by the servicer it is placed on the market for sale through local real estate brokers experienced in the sale of similar properties. When the foreclosure of a property results in a loss, the servicer may (but it is not required), if practical and permitted by applicable laws, pursue legal action against the borrowers for recovery of such deficiency.]

      LOAN SERVICING PORTFOLIO

      [If material, information will be provided regarding the size, composition and growth of the servicer's portfolio of service assets of the type to be included in the trust.]

            [Information on factors related to the servicer that may be material to any analysis of the servicing of the mortgage loans or the related asset-backed securities, as applicable, including whether any default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the servicer, whether any material noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the servicer, and the extent of outsourcing the servicer uses, will be provided.]

      [If applicable, a description will be provided of the any material changes to the servicer's policies or procedures in the servicing function it will perform in the current transaction for mortgage loans of the same type to be included in the trust during the past three years.]

      [Information regarding the servicer's financial condition will be provided if such condition may have an effect on the performance of the pool or the certificates.]

      [If applicable, any special or unique factors involved in servicing loans of the same type as the mortgage loans being securitized, and the servicer's processes and procedures designed to address such factors will be described. ]

      P&I ADVANCES

      Subject to the limitations described in the next paragraph, the servicer will be obligated to advance or cause to be advanced on or before each distribution date its own funds, or funds in the collection account that are not included in the Available Distribution Amount for that distribution date. The amount of such servicer's advance (a "P&I ADVANCE") will be equal to the aggregate of all payments of principal (other than balloon payments) and interest, net of the servicing fee, that were due during the related due period on the mortgage loans serviced by it and that were delinquent on the related
Determination Date.

      P&I Advances will be required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making P&I

                                      S-55

Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.

      All P&I Advances will be reimbursable to the servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicer out of any funds in the certificate account prior to the distributions on the certificates. In the event the servicer fails in its obligation to make any P&I Advance, the trustee will be obligated to make any P&I Advance, to the extent required in the pooling and servicing agreement.

            WAIVER OR MODIFICATION OF MORTGAGE LOAN TERMS

      The servicer will be permitted to waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any term of any mortgage loan so long as that waiver, modification or postponement is in accordance with the servicing standard set forth in the pooling and servicing agreement; provided, however, that the servicer will not be permitted to allow any modification of any mortgage loan that would change the mortgage rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that mortgage loan, unless (i) the borrower is in default or (ii) such default is reasonably foreseeable.

      SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The principal compensation to be paid to the servicer, or the servicing fee, in respect of its servicing activities for the certificates will be equal to the servicing fee accrued at a rate of ____% per annum with respect to each mortgage loan serviced by it for each calendar month on the same principal balance on which interest on the mortgage loan accrues for the calendar month.
As additional servicing compensation, the servicer will be entitled to retain all ancillary income including assumption fees, reconveyance and late payment charges (with the exception of prepayment charges to be distributed to the holders of the Class P Certificates) to the extent collected from mortgagors, together with any interest or other income earned on funds held in the certificate account and any escrow accounts in respect of mortgage loans serviced by it. The servicer will be obligated to offset any Prepayment Interest
Shortfall in respect of mortgage loans serviced by it on any distribution date with Compensating Interest to the extent of its aggregate servicing fee for the distribution date. The servicer will be obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement. The servicer will be entitled to reimbursement for these expenses as provided in the pooling and servicing agreement. See "Distributions on the Securities-Retained Interest;
Servicing or Administration Compensation and Payment of Expenses" in the
prospectus for information regarding expenses payable by the servicer and
"Federal Income Tax Consequences" in this prospectus supplement regarding taxes payable by the servicer.

EVENTS OF DEFAULT AND REMOVAL OF THE SERVICER

      In addition to those events of default (as defined in the prospectus)
described under "Description of the Securities--Events of Default under the
Governing Agreement and Rights Upon Events of Default" in the prospectus, upon the occurrence of certain loss triggers with respect to the mortgage loans, the servicer may be removed as servicer of the mortgage loans in accordance with the terms of the pooling and servicing agreement.

      Any successor to the servicer appointed under the pooling and servicing agreement must be a residential mortgage loan servicing institution acceptable to each rating agency with a net worth at the time of such appointment of at least $[ ]. See "Distributions on the Securities--Events of Default under the
Governing Agreement and Rights Upon Events of Default" in the prospectus. If no successor servicer is appointed, the trustee will assume all responsibilities and liabilities of the servicer. The trustee must provide the certificateholders with notice of such event no later than 30 days after its occurrence or within 5 days after the trustee becomes aware of the occurrence of the event.

                                      S-56

      [On the closing date, the servicer may pledge and assign all of its right, title and interest in, to and under the pooling and servicing agreement to one or more lenders (each, a "SERVICING RIGHTS PLEDGEE") selected by the servicer, including _______, as the representative of certain lenders. In the event that an event of default (as defined in the pooling and servicing agreement) occurs, the trustee, and the depositor will agree to the appointment of a Servicing
Rights Pledgee or its designee as the successor servicer, provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer described in the pooling and servicing agreement (including being acceptable to the Rating Agencies) and that the
Servicing Rights Pledgee or such designee agrees to be subject to the terms of the pooling and servicing agreement. Under no circumstances will ______ be required to act as a backup servicer.]

CERTAIN MATTERS REGARDING THE SERVICER

      The servicer may delegate its duties and obligations under the pooling and servicing agreement to a sub-servicer as long as such delegation would not result in a withdrawal or a downgrade by any Rating Agency of the then current ratings on any class of certificates. See "Distributions on the Securities-
Description of Sub-Servicing" in the prospectus.

      [ _______, an unaffiliated sub-servicer, will service [10%] [20%] or more of the mortgage loans. ______ has been servicing mortgage loans since _________
and has [not] made any material changes to its servicing policies and procedures during the past three years. Although the servicer is permitted to delegate its servicing obligations to _______, the servicer will remain liable under the pooling and servicing agreement for the servicing of the mortgage loans.
Sub-servicing is more fully discussed in the base prospectus. See "Description of the Securities- Description of Sub-Servicing" in the base prospectus. [ # of deals] of securitizations serviced by _______ have experienced a servicing trigger event, however, [ amendments or other modifications preventing triggers to occur]. [Additional disclosure as necessary.]

            Under the pooling and servicing agreement, the servicer will be permitted to resign from its obligations and duties upon determination that its duties are no longer permissible under applicable law, or with the written consent of the trustee and written confirmation from each rating agency (which confirmation will be furnished to the depositor and the trustee) that its resignation will not cause the rating agency to reduce the then current rating of the offered certificates. See "Distributions on the Securities--Matters
Regarding the Servicer, Master Servicer and the Depositor."

SERVICING OF DELINQUENT MORTGAGE LOANS

      The servicer will be required to act with respect to delinquent mortgage loans in accordance with procedures set forth in the pooling and servicing agreement. These procedures, as followed with respect to any delinquent mortgage loan, may, among other things, result in (i) foreclosing on such mortgage loan,
(ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under such mortgage loan a modification or forbearance or (iv) accepting payment from the borrower under such mortgage loan of an amount less than the Stated Principal Balance of such mortgage loan in final satisfaction of such mortgage loan. However, following these procedures may not lead to the alternative that would result in the recovery by the trust of the highest net present value of proceeds on such mortgage loan or otherwise to the alternative that is in the best interests of the certificateholders.

THE TRUSTEE

      _____________________,  a [national] [state] banking  association,  will
act  as  trustee  for  the  certificates   under  the  pooling  and  servicing
agreement.  The trustee's  offices for notices under the pooling and servicing agreement are located at _______.

      The trustee has served as a trustee for asset-backed securities involving similar pool of assets since [ ] involving [ ] transactions.

                                      S-57

      The trustee will perform certain administrative functions with respect to the certificates, such as making distributions to certificateholders, calculating one-month LIBOR, distributing reports concerning the distribution and performance of the mortgage loans and other functions described throughout this prospectus supplement and base prospectus. The trustee will also act as initial paying agent and certificate registrar. The trustee, in performing its duties under the pooling and servicing agreement, will act on behalf of the trust in connection with any third-party contracts.

      The trustee will also have custodial responsibilities with respect to the mortgage loan documents. [Material arrangements entered into by the trustee regarding the safekeeping and preservation of the assets and procedures to reflect the segregation of the assets from other serviced assets will be described.]

      The principal compensation to be paid to the trustee, or the trustee's fee, in respect of its obligations under the pooling and servicing agreement will be equal to the trustee's fee accrued at a rate of ____% per annum on the stated principal balance of each mortgage loan. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust fund and will be held harmless against any loss, liability or expense, incurred by the trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense:

            (i) resulting from a breach of the servicer's obligations and duties under the pooling and servicing agreement,

            (ii) that constitutes a specific liability of the trustee under the pooling and servicing agreement or

            (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the pooling and servicing agreement or as a result of a breach, or by reason of reckless disregard, of the trustee's obligations and duties under the pooling and servicing agreement.

      In addition the pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be reimbursed from the trust fund for all costs associated with the transfer of servicing in the event of a servicer event of default.

      This indemnification will not include expenses, disbursements and advances incurred or made by the trustee, including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel, in the ordinary course of the trustee's performance in accordance with the provisions of the pooling and servicing agreement.

                                      S-58

REMOVAL AND TERMINATION OF TRUSTEE

      If at any time the trustee becomes ineligible in accordance with the provisions of the pooling and servicing agreement and fails to resign after written request by the depositor, or if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its respective property is appointed, or any public officer takes charge or control of the trustee or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor may remove the trustee and appoint a successor trustee by written instrument, in duplicate, which instrument will be delivered to the removed trustee and to the successor trustee. A copy of such instrument will be delivered to the certificateholders and the servicer by the depositor.

      The certificateholders entitled to at least 51% of the voting rights upon failure of the trustee to perform its obligations may at any time remove the trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments will be delivered to the depositor, one complete set to the removed trustee and one complete set to the appointed successor. A copy of such instrument will be delivered to the certificateholders and the servicer by the depositor.

      Upon satisfaction of certain conditions as specified in the pooling and servicing agreement, the trustee may resign from its duties under the pooling and servicing agreement. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

VOTING RIGHTS

      At all times, 98% of all voting rights will be allocated among the holders of the Class A, Class M, Class B and Class C Certificates in proportion to the then outstanding certificate principal balances of their respective certificates, 1% of all voting rights will be allocated among the holders of the
Class P Certificates and 1% of all voting rights will be allocated among the holders of the Residual Certificates in proportion to the percentage interests in each class evidenced by their respective certificates.

TERMINATION

      The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the Certificates are described in "Description of the Securities--Termination of the Trust Fund and Disposition
of Trust Fund Assets" in the prospectus. The servicer will have the right to purchase all remaining mortgage loans and any properties acquired in respect thereof and thereby effect early retirement of the certificates on or after the
Optional Termination Date. In the event the servicer exercises such option, the purchase price payable in connection therewith generally will be equal to the fair market value of the mortgage loans and such properties, plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which such repurchase price is distributed, together with any amounts due to the servicer for servicing compensation at the servicing fee rate and any unreimbursed P&I Advances and servicing advances. However, this option may be exercised only if the fair market value of the mortgage loans and the mortgaged properties acquired for the benefit of certificateholders is at least equal to the aggregate principal balance of the mortgage loans and the appraised value of such mortgaged properties. Proceeds from such repurchase will be included in the Available
Distribution Amount and will be distributed to the holders of the certificates in accordance with the pooling and servicing agreement.

      The holders of the Residual Certificates will, pursuant to the pooling and servicing agreement, pledge any amount received in a termination in excess of par to the holders of the Class C Certificates. In no event will the trust created by the pooling and servicing agreement continue beyond the expiration of
21 years from the death of the survivor of the persons named in the pooling and servicing agreement. For further information regarding the circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates see, "Description of the
Securities-Termination" in the prospectus.

                                      S-59

        LEGAL ACTION PENDING AGAINST [THE DEPOSITOR/ ORIGINATOR/MORTGAGE
                         LOAN SELLER/TRUSTEE/ SERVICER]

 [To the extent material, insert any legal proceedings pending against the depositor, trustee, sponsor, originator, mortgage loan seller or servicer]

          AFFILIATIONS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      GE-WMC Mortgage Securities, L.L.C., the depositor, is a Delaware limited liability company and is a direct wholly-owned subsidiary of GE Mortgage
Holding, L.L.C. GE Mortgage Holding, L.L.C. is a limited liability company formed under the laws of the State of Delaware on July 21, 2005, and is a wholly-owned subsidiary of GE-WMC Mortgage Holding, Inc. GE-WMC Mortgage
Holding, Inc. is a Delaware corporation jointly held by General Electric Capital
Services, Inc. ("GECS") and General Electric Capital Corporation ("GECC"). GECC
is a wholly-owned subsidiary of GECS. GECS is a wholly-owned subsidiary of
General Electric Company. [Insert any discussion regarding (i) any affiliations to parties or (ii) transactions among any parties].

                         FEDERAL INCOME TAX CONSEQUENCES

      One or more elections will be made to treat designated portions of the trust (exclusive of the Net WAC Rate Carry Forward Reserve Account and the Cap
Contract) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. Upon the issuance of the Class A and Subordinate
Certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, each REMIC elected by the trust will qualify as a REMIC under Sections
860A through 860G of the Code.

      For federal income tax purposes, (i) the Class R Certificates will consist of components, each of which will represent the sole class of "residual interests" in each REMIC elected by the trust and (ii) the Class A and
Subordinate Certificates (exclusive of any right of the holder of the Class A and Subordinate Certificates to receive payments from the Net WAC Rate Carry
Forward Reserve Account in respect of the Net WAC Rate Carry Forward Amount), the Class C and Class P Certificates will represent the "regular interests" in, and generally will be treated as debt instruments of, a REMIC. See "Federal
Income Tax Consequences--REMICs" in the prospectus.

      For federal income tax reporting purposes, the Class A and Subordinate
Certificates may be treated as having been issued with original issue discount.
The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a constant prepayment rate of __% per annum each month. No representation is made that the mortgage loans will prepay at such rate or at any other rate. See "Federal Income Tax
Consequences--REMICs" in the prospectus.

      The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

      The Internal Revenue Service (the "IRS") has issued the OID Regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A and Subordinate Certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address some issues relevant to, or applicable to, prepayable securities bearing an adjustable rate of interest such as the Class A and Subordinate Certificates. In the absence of other authority, the trustee will be guided by certain principles of the OID Regulations applicable to adjustable rate debt instruments in determining whether such certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such certificates for the purpose of preparing reports furnished to certificateholders and the
IRS. Because of the uncertainties concerning the application of Section
1272(a)(6) of the Code to such certificates and because the rules relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A and Subordinate Certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with

                                      S-60

original issue discount. Prospective purchasers of the Class A and Subordinate
Certificates are advised to consult their own tax advisors concerning the tax treatment of such certificates.

      Each holder of a Class A or Subordinate Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments from the Net WAC Rate Carry Forward Reserve
Account in respect of the Net WAC Rate Carry Forward Amount. The Net WAC Rate
Carry Forward Reserve Account and the Cap Contract will not be assets of any
REMIC.

      The treatment of amounts received by a holder of a Class A or Subordinate
Certificate under such holder's right to receive amounts in respect of the Net
WAC Rate Carry Forward Amount, will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC Regulations, each holder of a Class A or Subordinate Certificate must allocate its purchase price for the Class A or Subordinate Certificate between its interest in the REMIC regular interest and its interest in the right to receive payments from the Net
WAC Rate Carry Forward Reserve Account in respect of the Net WAC Rate Carry
Forward Amount in accordance with the relative fair market values of each property right. The OID Regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, the trustee may treat the right to receive payments from the Net WAC Rate Carry Forward Reserve Account in respect of Net WAC Rate Carry
Forward Amounts with respect to the Class A and Subordinate Certificates as having more than a DE MINIMIS value. Upon request, the trustee will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the trustee is required to account for the REMIC regular interest and the right to receive payments from the Net WAC Rate Carry Forward
Reserve Account in respect of the Net WAC Rate Carry Forward Amount as discrete property rights. The trustee will, as required under the pooling and servicing agreement, treat payments made to the holders of the Class A and Subordinate
Certificates with respect to the Net WAC Rate Carry Forward Amount as includible in income based on the regulations relating to notional principal contracts (the
"NOTIONAL PRINCIPAL CONTRACT Regulations"). Holders of the Class A and
Subordinate Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section
1272(a)(6) of the Code. Therefore, holders of the Class A and Subordinate
Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the trustee's treatment of payments of the Net WAC Rate Carry Forward Amount is respected, ownership of the right to the Net WAC Rate Carry Forward Amount will nevertheless entitle the owner to amortize the price paid for the right to the Net WAC Rate Carry Forward
Amount under the Notional Principal Contract Regulations.

      In the event that the right to receive amounts in respect of Net WAC Rate
Carry Forward Amounts is characterized as a "notional principal contract" for federal income tax purposes, upon the sale of a Class A or Subordinate
Certificate, the amount of the sale allocated to the selling certificateholder's right to receive such payments would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related certificate. A holder of a Class A or Subordinate Certificate would have gain or loss from such a termination of the right to receive payments in respect of Net
WAC Rate Carry Forward Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of Net WAC Rate Carry
Forward Amounts. Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carry Forward Reserve Account in respect of the Net WAC Rate Carry Forward Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code
Section 582(c) would likely not apply to treat such gain or loss as ordinary.

      It is possible that the right to receive payments in respect of Net WAC
Rate Carry Forward Amounts could be treated as a partnership among the holders of all of the certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any related
Net WAC Rate Carry Forward Amount. Holders of the Class A and

                                      S-61

Subordinate Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates.

      The REMIC regular interests represented by the Class A and Subordinate
Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from such REMIC regular interests will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the
Code, generally to the extent that the Class A and Subordinated Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Such
REMIC regular interests also will be treated as "qualified mortgages" under
Section 860G(a)(3) of the Code. See "Federal Income Tax Consequences--REMICs" in
the prospectus.

      However, because the right to receive payments in respect of Net WAC Rate
Carry Forward Amounts is treated as a separate right of the Class A and
Subordinate Certificates not payable by any REMIC, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or
REMIC. In addition, any amounts received in respect of Net WAC Rate Carry
Forward Amounts will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

      It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the trust, such tax will be borne (i) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement, (ii) by the servicer, if the servicer has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement and (iii) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the Class A and Subordinate Certificates. See "Description of the Securities" and "Federal
Income Tax Consequences REMICs" in the prospectus. The responsibility for filing annual federal information returns and other reports will be borne by the trustee. See "Federal Income Tax Consequences--REMICs" in the prospectus.

      For further information regarding the federal income tax consequences of investing in the Class A and Subordinate Certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement, dated _________ __ , ____, the depositor has agreed to sell, and
_______________, the underwriter, has agreed to purchase 100% of the offered certificates. The underwriter is obligated to purchase all offered certificates of the respective classes offered by this prospectus supplement if it purchases any.

      The depositor has been advised by the underwriter that it proposes initially to offer the offered certificates of each class to the public at the offering price set forth on the cover page and to certain dealers at such price less a selling concession, not in excess of the percentage set forth in the table below of the certificate principal balance of the related class of offered certificates. The underwriter may allow and such dealers may reallow a reallowance discount, not in excess of the percentage set forth in the table below of the certificate principal balance of the related class of offered certificates, to certain other dealers. After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

              CLASS OF            SELLING         REALLOWANCE
            CERTIFICATES        CONCESSION         DISCOUNT
        -------------------  ----------------  ----------------
        Class A............
        Class M-1..........
        Class M-2..........
        Class M-3..........
        Class B-1..........
        Class B-2..........

                                      S-62

        Class B-3..........

      Until the distribution of the offered certificates is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the offered certificates. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the price of the offered certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered certificates.

      [Insert disclosure if underwriter or its affiliate, if affiliated with the sponsor or depositor, has provided financing to an originator of 10% or more of the mortgage loans that are part of the mortgage pool.]

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the depositor nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the offered certificates. In addition, neither the depositor nor the underwrites makes any representation that the underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The offered certificates are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice, in accordance with the terms of the underwriting agreement. It is expected that delivery of the offered certificates will be made through the facilities of DTC, Cedel and the Euroclear system on or about the closing date.
The offered certificates will be offered in Asia, Europe and the United States.

      The underwriting agreement provides that each party will indemnify the other against those civil liabilities set forth in the underwriting agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments either party may be required to make in respect of these liabilities.

                                SECONDARY MARKET

      There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The underwriter intends to establish a market in the offered certificates but is not obligated to do so. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Securities-Reports to Securityho1ders" which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement.

                                 LEGAL OPINIONS

      Legal matters relating to the offered  certificates  will be passed upon for the depositor by Thacher  Proffitt & Wood LLP, New York,  New York and for
the underwriter by ______________________.

                                     RATINGS

      It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from [Fitch, Moody's and S&P]:

               Class   Fitch   Moody's    S&P
               -----   -----   -------    ---

                                      S-63

                 A

                M-1

                M-2

                M-3

                B-1

                B-2

                B-3

      The ratings of ___, _________ and ________ assigned to asset-backed pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which these certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans.
The ratings assigned to asset-backed pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

      The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of offered certificates in accordance with the Rating Agencies' particular surveillance policies, unless
[__________] Trust [200_-___] requests a rating without surveillance. A Rating
Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of [__________] Trust [200_-___]'s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered certificates.

      The depositor has not requested that any rating agency rate any class of the offered certificates other than as stated in the immediately preceding paragraph. However, there can be no assurance as to whether any other rating agency will rate any class of the offered certificates, or, if it does, what rating would be assigned by that rating agency. A rating on any class of the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the classes of the offered certificates as stated
in the first paragraph of this section.

                                LEGAL INVESTMENT

      The offered certificates will not constitute mortgage related securities for purposes of the SMMEA.

      The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates.
Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult

                                      S-64

with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. On December 1, 1998, the OTS issued Thrift
Bulletin 13a entitled "Management of Interest Rate Risk, Investment Securities
and Derivative Activities", which is applicable to thrift institutions regulated by the OTS Thrift Bulletin 13a should be reviewed by any thrift institution prior to investing in the offered certificates. See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

      A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a "PLAN"), or any insurance company, whether through its general or separate accounts, or any other person investing plan assets of a Plan, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the offered certificates by or on behalf of, or with plan assets of, a Plan may qualify for exemptive relief under the
Underwriters' Exemption, as currently in effect and as described under "ERISA
Considerations" in the prospectus. The Department of Labor issued a final administrative exemption, PTE 2002-41, at 67 Fed. Reg. 54487 (August 22, 2002),
which amended the Underwriters' Exemption and similar exemptions issued to other underwriters. This amendment allows the trustee to be affiliated with an underwriter despite the restriction in PTE 2000-58 to the contrary. However, the
Underwriters' Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the loan-to-value ratios of the mortgage loans on the closing date be 100% or less, that offered certificates be rated at least "BBB-" (or its equivalent) by Moody's, S&P or
Fitch at the time of the Plan's purchase and that the investing Plan must be an
"accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act. A fiduciary of a
Plan contemplating purchasing an offered certificate must make its own determination that the conditions set forth in the Underwriters' Exemption will be satisfied with respect to those certificates.

      Each beneficial owner of a Subordinate Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor,
(ii) it has acquired and is holding such Subordinate Certificates in reliance on the Underwriters' Exemption, and that it understands that there are certain conditions to the availability of the Underwriters' Exemption, including that the Subordinate Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Moody's, S&P or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      If any Subordinate Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Subordinate Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph will indemnify and hold harmless the depositor, the trustee, the servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

      Any fiduciary or other investor of plan assets of any Plan that proposes to acquire or hold the offered certificates on behalf of or with plan assets of any Plan should consult with its counsel with respect to: (i) whether, with respect to the offered certificates, the specific and general conditions and the other requirements in the Underwriters' Exemption would be satisfied and (ii)
the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations"
in the prospectus.

      The sale of any of the offered certificates to a Plan is in no respect a representation by the depositor or the underwriter that an investment in the offered certificates meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that an investment in the offered certificates is appropriate for Plans generally or any particular
Plan.

                                      S-65

                                GLOSSARY OF TERMS

      The following terms have the meanings given below when used in this prospectus supplement:

      "ALLOCATED REALIZED LOSS AMOUNT": With respect to any class of the certificates and any distribution date, means an amount equal to the sum of any
Realized Loss allocated to that class of certificates on that distribution date as described under "Description of the Certificates--Allocation of Losses;
Subordination."

      "ALLOCATED REALIZED LOSS REIMBURSEMENT AMOUNT": With respect to any class of the certificates and any distribution date, means (i) the sum of all
Allocated Realized Loss Amounts allocated to such Class of Certificates minus
(ii) the sum of all amounts distributed to such Class of Certificates on previous Distribution Dates pursuant to clause SECOND of paragraph III under
"Description of the Certificates--Priority of Distributions," minus (iii) the sum of the increases in the Certificate Principal Balance of such Class of
Certificates due to the receipt of Subsequent Recoveries as described under
"Description of the Certificates--Allocation of Losses; Subordination."

       "AVAILABLE DISTRIBUTION AMOUNT": With respect to any distribution date, means the sum, net of amounts reimbursable therefrom to the servicer or the trustee, of (i) the aggregate amount of scheduled monthly payments on the mortgage loans due on the related due date and received on or prior to the related Determination Date, after deduction of the servicing fee and the trustee fee, (ii) certain unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds, proceeds from repurchases of and substitutions for the mortgage loans and Subsequent
Recoveries received during the related Prepayment Period, amounts received in respect of REO Properties and any proceeds received with respect to the servicer's exercise of its optional termination right, (iii) all P&I Advances with respect to the mortgage loans received for such distribution date, and (iv)
any Compensating Interest paid by the servicer. The holders of the Class P
Certificates will be entitled to all prepayment charges received on the mortgage loans and such amounts will not be available for distribution to the offered certificates.

      "BANKRUPTCY LOSS": Means a loss resulting from a Deficient Valuation or a
Debt Service Reduction.

      "CAP AMOUNT": With respect to any class of Class A, Class M or Class B
Certificates and a distribution date, means the product of (i) the aggregate amount received by the trust from the Cap Contract for such distribution date and (ii) a fraction equal to (a) the Certificate Principal Balance of such class immediately prior to the applicable distribution date divided by (b) the aggregate Certificate Principal Balance immediately prior to the applicable distribution date of all classes of certificates directly benefited by such Cap
Contract.

      "CAP CONTRACT": Has the meaning set forth under "Description of the
Certificates--The Cap Contract" in this prospectus supplement.

      "CAP PROVIDER": Has the meaning set forth under "Description of the
Certificates--The Cap Contract" in this prospectus supplement.

       "CERTIFICATE MARGIN": With respect to each class of Class A, Class M and
Class B Certificates, means the percentages set forth below.

                               Certificate Margin
                               ------------------
                      Class    (1) (%)    (2) (%)
                      -----    -------    -------
                        A
                       M-1
                       M-2
                       M-3
                       B-1
                       B-2
                       B-3
                       B-4

            -----------------
            (1) For the Interest Accrual Period for each distribution date on or prior to the Optional Termination Date.

                                      S-66

            (2) For each other Interest Accrual Period.

      "CERTIFICATE PRINCIPAL BALANCE": With respect to any class of Class A,
Class M or Class B Certificates as of any date of determination, means the initial certificate principal balance thereof reduced by the aggregate of (a)
all amounts allocable to principal previously distributed with respect to such class of certificates and (b) any reductions in the certificate principal balance thereof deemed to have occurred in connection with allocations of
Realized Losses in the manner described in this prospectus supplement; provided, however, that immediately following the distribution date on which a Subsequent
Recovery is distributed, the Certificate Principal Balance of any class or classes of certificates that have been previously reduced by Allocated Realized
Loss Amounts will be increased, in order of seniority, by the amount of any
Subsequent Recoveries distributed on that distribution date (up to the amount of the Allocated Realized Loss Reimbursement Amount for such class or classes for that distribution date). The certificate principal balance of the Class C
Certificates as of any date of determination will be equal to the excess, if any, of (a) the then aggregate principal balance of the mortgage loans over (b)
the then aggregate Certificate Principal Balance of the offered certificates, the Class B-4 Certificates and the Class P Certificates.

      "CLASS A INTEREST DISTRIBUTION AMOUNT": With respect to any distribution date, means the Interest Distribution Amount for such distribution date for the
Class A Certificates and the Interest Carry Forward Amount, if any, for that distribution date for the Class A Certificates.

      "CLASS A PRINCIPAL DISTRIBUTION AMOUNT": With respect to any distribution date on or after the Stepdown Date and on which a Trigger Event is not in effect, means an amount equal to the lesser of (A) the Certificate Principal
Balance of the Class A Certificates immediately preceding such distribution date and (B) the excess of (x) the Certificate Principal Balance of the Class A
Certificates immediately prior to such distribution date over (y) the lesser of
(A) the product of (i) approximately _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and
(B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately
$------.

       "CLASS  B-1  PRINCIPAL   DISTRIBUTION  AMOUNT":  With  respect  to  any
distribution  date on or after the Stepdown  Date and on which a Trigger Event is not in effect,  means an amount equal to the lesser of (A) the  Certificate
Principal  Balance of the Class B-1  Certificates  immediately  preceding such distribution  date and (B) the  excess  of (x) the sum of (i) the  Certificate
Principal  Balance of the Class A Certificates  (after taking into account the payment  of the Class A  Principal  Distribution  Amount on such  distribution date),  (ii) the Certificate  Principal  Balance of the Class M-l Certificates
(after   taking  into   account  the  payment  of  the  Class  M-1   Principal
Distribution   Amount  on  such  distribution  date),  (iii)  the  Certificate
Principal  Balance of the Class M-2  Certificates  (after  taking into account
the  payment  of  the  Class  M-2  Principal   Distribution   Amount  on  such
distribution  date),  (iv) the Certificate  Principal Balance of the Class M-3
Certificates  (after  taking  into  account  the  payment  of  the  Class  M-3
Principal   Distribution  Amount  on  such  distribution  date)  and  (v)  the
Certificate Principal Balance of the Class B-1 Certificates  immediately prior to such  distribution  date  over (y) the  lesser  of (A) the  product  of (i)
approximately  _____% and (ii) the aggregate principal balance of the mortgage loans as of the last  day of the  related  Due  Period  and (B) the  aggregate principal  balance of the mortgage loans as of the last day of the related Due
Period minus approximately $_________.

      "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT": With respect to any distribution date on or after the Stepdown Date and on which a Trigger Event is not in effect, means an amount equal to the lesser of (A) the Certificate
Principal Balance of the Class B-2 Certificates immediately preceding such distribution date and (B) the excess of (x) the sum of (i) the Certificate
Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
(ii) the Certificate Principal Balance of the Class M-l Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Principal Balance of the Class
M-2 Certificates (after taking into account the payment of the Class M-2
Principal Distribution Amount on such distribution date), (iv) the Certificate
Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (v) the Certificate Principal Balance of the Class B-1 Certificates
(after taking into account the payment of the Class B-1 Principal Distribution
Amount on such distribution date) and (vi) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y)
the lesser of (A) the product of (i) approximately _____% and (ii) the aggregate principal balance of the mortgage loans

                                      S-67

as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $_________.

      "CLASS  B-3  PRINCIPAL   DISTRIBUTION   AMOUNT":  With  respect  to  any
distribution  date on or after the Stepdown  Date and on which a Trigger Event is not in effect,  means an amount equal to the lesser of (A) the  Certificate
Principal  Balance of the Class B-3  Certificates  immediately  preceding such distribution  date and (B) the  excess  of (x) the sum of (i) the  Certificate
Principal  Balance of the Class A Certificates  (after taking into account the payment  of the Class A  Principal  Distribution  Amount on such  distribution date),  (ii) the Certificate  Principal  Balance of the Class M-l Certificates
(after   taking  into   account  the  payment  of  the  Class  M-1   Principal
Distribution   Amount  on  such  distribution  date),  (iii)  the  Certificate
Principal  Balance of the Class M-2  Certificates  (after  taking into account
the  payment  of  the  Class  M-2  Principal   Distribution   Amount  on  such
distribution  date),  (iv) the Certificate  Principal Balance of the Class M-3
Certificates  (after  taking  into  account  the  payment  of  the  Class  M-3
Principal  Distribution Amount on such distribution date), (v) the Certificate
Principal  Balance of the Class B-1  Certificates  (after  taking into account
the  payment  of  the  Class  B-1  Principal   Distribution   Amount  on  such
distribution  date),  (vi) the Certificate  Principal Balance of the Class B-2
Certificates  (after  taking  into  account  the  payment  of  the  Class  B-2
Principal  Distribution  Amount  on such  distribution  date)  and  (vii)  the
Certificate Principal Balance of the Class B-3 Certificates  immediately prior to such  distribution  date  over (y) the  lesser  of (A) the  product  of (i)
approximately  _____% and (ii) the aggregate principal balance of the mortgage loans as of the last  day of the  related  Due  Period  and (B) the  aggregate principal  balance of the mortgage loans as of the last day of the related Due
Period minus approximately $_________.

      "CLASS B-4 PRINCIPAL DISTRIBUTION AMOUNT": With respect to any distribution date on or after the Stepdown Date and on which a Trigger Event is not in effect, means an amount equal to the lesser of (A) the Certificate
Principal Balance of the Class B-4 Certificates immediately preceding such distribution date and (B) the excess of (x) the sum of (i) the Certificate
Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
(ii) the Certificate Principal Balance of the Class M-l Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Principal Balance of the Class
M-2 Certificates (after taking into account the payment of the Class M-2
Principal Distribution Amount on such distribution date), (iv) the Certificate
Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (v) the Certificate Principal Balance of the Class B-1 Certificates
(after taking into account the payment of the Class B-1 Principal Distribution
Amount on such distribution date), (vi) the Certificate Principal Balance of the
Class B-2 Certificates (after taking into account the payment of the Class B-2
Principal Distribution Amount on such distribution date), (vii) the Certificate
Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such distribution date) and (viii) the Certificate Principal Balance of the Class B-4 Certificates
immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately
$---------.

      "CLASS  M-1  PRINCIPAL   DISTRIBUTION   AMOUNT":  With  respect  to  any
distribution  date on or after the Stepdown  Date and on which a Trigger Event is not in effect,  means an amount equal to the lesser of (A) the  Certificate
Principal  Balance of the Class M-1  Certificates  immediately  preceding such distribution  date and (B) the  excess  of (x) the sum of (i) the  Certificate
Principal  Balance of the Class A Certificates  (after taking into account the payment  of the Class A  Principal  Distribution  Amount on such  distribution
date),  and  (ii)  the  Certificate   Principal   Balance  of  the  Class  M-l
Certificates  immediately  prior to such distribution date over (y) the lesser of (A)  the  product  of (i)  approximately  _____%  and  (ii)  the  aggregate principal  balance of the mortgage loans as of the last day of the related Due
Period and (B) the  aggregate  principal  balance of the mortgage  loans as of the last day of the related Due Period minus approximately $_________.

      "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT": With respect to any distribution date on or after the Stepdown Date and on which a Trigger Event is not in effect, means an amount equal to the lesser of (A) the Certificate
Principal Balance of the Class M-2 Certificates immediately preceding such distribution date and (B) the excess of (x) the sum of (i) the Certificate
Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
(ii) the Certificate Principal Balance of the

                                      S-68

Class M-l Certificates (after taking into account the payment of the Class M-l
Principal Distribution Amount on such distribution date) and (iii) the
Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i)
approximately _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due
Period minus approximately $_________.

      "CLASS  M-3  PRINCIPAL   DISTRIBUTION   AMOUNT":  With  respect  to  any
distribution  date on or after the Stepdown  Date and on which a Trigger Event is not in effect,  means an amount equal to the lesser of (A) the  Certificate
Principal  Balance of the Class M-3  Certificates  immediately  preceding such distribution  date and (B) the  excess  of (x) the sum of (i) the  Certificate
Principal  Balance of the Class A Certificates  (after taking into account the payment  of the Class A  Principal  Distribution  Amount on such  distribution date),  (ii) the Certificate  Principal  Balance of the Class M-1 Certificates
(after   taking  into   account  the  payment  of  the  Class  M-1   Principal
Distribution   Amount  on  such  distribution  date),  (iii)  the  Certificate
Principal  Balance of the Class M-2  Certificates  (after  taking into account
the  payment  of  the  Class  M-2  Principal   Distribution   Amount  on  such
distribution  date) and (iv) the  Certificate  Principal  Balance of the Class
M-3  Certificates  immediately  prior to such  distribution  date over (y) the lesser of (A) the product of (i)  approximately  _____% and (ii) the aggregate principal  balance of the mortgage loans as of the last day of the related Due
Period and (B) the  aggregate  principal  balance of the mortgage  loans as of the last day of the related Due Period minus approximately $_________.

      "COMPENSATING  INTEREST":  With respect to any principal  prepayments in full,  any  payments  made  by the  servicer  from  its  own  funds  to  cover
Prepayment Interest Shortfalls.

       "COUNTERPARTY":  Has the meaning set forth  under  "Description  of the
Certificates--The Cap Contract" in this prospectus supplement.

      "DEBT SERVICE REDUCTION": Means any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

      "DEFICIENT VALUATION": Means a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

      "DETERMINATION DATE": With respect to any distribution date means the
[fifteenth] day of the month in which the distribution date occurs or, if the
[fifteenth] day is not a business day, on the immediately preceding business day.

      "DTC": Means The Depository Trust Company.

      "DUE PERIOD": With respect to any distribution date, means the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

      "EXPENSE ADJUSTED MORTGAGE RATE": With respect to any mortgage loan, means the then applicable mortgage rate thereon minus the sum of (i) the trustee fee rate and (ii) the servicing fee rate. For any distribution date, the trustee fee rate will be equal to _____% per annum and the servicing fee rate will be equal to _____% per annum.

      "EXPENSE ADJUSTED NET MAXIMUM MORTGAGE RATE": With respect to any mortgage loan for any distribution date, means a per annum rate equal to the applicable
Maximum Mortgage Rate (or the mortgage rate for such mortgage loan in the case of any fixed-rate mortgage loans) as of the first day of the month preceding the month in which the distribution date occurs minus the sum of (i) the trustee fee rate and (ii) the servicing fee rate, each as described in the definition of
Expense Adjusted Mortgage Rate above.

                                      S-69

       "FORMULA RATE": With respect to each class of Class A, Class M and Class
B Certificates, means the lesser of (a) One-Month LIBOR determined as described under "Description of the Certificates--Calculation of One-Month LIBOR" in this prospectus supplement plus the related Certificate Margin and (b) the related
Maximum Cap Rate.

      "GROSS MARGIN": Has the meaning set forth under "The Mortgage
Pool--General Description of the Mortgage Loans" in this prospectus supplement.

      "INTEREST ACCRUAL PERIOD": With respect to any distribution date and a class of Class A, Class M or Class B Certificates, means the period from and including the distribution date of the month immediately preceding the month in which such distribution date occurs (or, in the case of the first period, from and including the closing date) to and including the day preceding such distribution date. All distributions of interest on the Class A, Class M or
Class B Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

      "INTEREST CARRY FORWARD AMOUNT": With respect to the Class A, Class M or
Class B Certificates and any distribution date, means the amount, if any, by which the Interest Distribution Amount for such class of certificates for the immediately preceding distribution date exceeded the actual amount distributed on such certificates in respect of interest on such immediately preceding distribution date, together with any Interest Carry Forward Amount with respect to such certificates remaining unpaid from the previous distribution date plus interest accrued thereon at the related Pass-Through Rate on such certificates for the most recently ended Interest Accrual Period.

      "INTEREST DISTRIBUTION AMOUNT": With respect to any distribution date and a class of certificates, means the interest accrued during the related Interest
Accrual Period on the Certificate Principal Balance of that class immediately prior to such distribution date at the then applicable Pass-Through Rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicer and shortfalls resulting from the application of the Relief Act as described under
"Description of the Certificates--Allocation of Interest Shortfalls.".

      "INTEREST REMITTANCE AMOUNT": The Interest Remittance Amount for any
distribution date will be that portion of the Available Distribution Amount for such distribution date that represents interest received or advanced on the mortgage loans.

      "MAXIMUM CAP RATE": With respect to any distribution date and each class of Class A, Class M and Class B Certificates, means a rate calculated in the same manner as the related Net WAC Pass-Through Rate, but based on the Expense
Adjusted Net Maximum Mortgage Rates of the mortgage loans rather than the
Expense Adjusted Net Mortgage Rates of the mortgage loans.

       "MAXIMUM MORTGAGE RATE": Has the meaning set forth under "The Mortgage
Pool--General Description of the Mortgage Loans" in this prospectus supplement.

      "MINIMUM MORTGAGE RATE": Has the meaning set forth under "The Mortgage
Pool--General Description of the Mortgage Loans" in this prospectus supplement.

       "NET MONTHLY EXCESS CASHFLOW": With respect to any distribution date, means the sum of (a) the excess of (x) the Available Distribution Amount for such distribution date over (y) the sum for such distribution date of the aggregate of the Interest Distribution Amounts payable to the holders of the offered certificates and the Class B-4 Certificates on that distribution date and the Principal Remittance Amount for that distribution date and (b) any
Overcollateralization Reduction Amount for that distribution date.

      "NET WAC RATE CARRY FORWARD AMOUNT": With respect to any distribution date and any class of Class A and Subordinate Certificates, means an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class of certificates would have accrued for such distribution date had the applicable
Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of Certificates accrued for such distribution date at the related Net
WAC Pass-Through Rate and (ii) the undistributed portion of any related Net

                                      S-70

WAC Rate Carry Forward Amount from the prior distribution date together with interest accrued on such undistributed portion for the most recently ended
Interest Accrual Period at the related Formula Rate.

      "NET WAC RATE CARRY FORWARD RESERVE ACCOUNT": Has the meaning set forth under "Description of the Certificates--Net WAC Rate Carry Forward Amounts" in
this prospectus supplement.

      "NET WAC RATE CARRY FORWARD RESERVE ACCOUNT DEPOSIT": With respect to the
Net WAC Rate Carry Forward Reserve Account, an amount equal to $5,000, which the depositor shall deposit into the Net WAC Rate Carry Forward Reserve Account as described in "Description of the Certificates--Net WAC Rate Carry Forward
Amounts" in this prospectus supplement.

      "NET WAC PASS-THROUGH RATE": With respect to any distribution date, means the rate per annum equal to the weighted average of the Expense Adjusted
Mortgage Rates on the then outstanding mortgage loans, weighted based on their
Scheduled Principal Balances as of the first day of the calendar month preceding the month in which the distribution date occurs multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period.

      "ONE-MONTH LIBOR": Has the meaning set forth under "Description of the
Certificates--Calculation of One-Month LIBOR" in this prospectus supplement.

       "OPTIONAL TERMINATION DATE": Means the distribution date following the due period during which the aggregate principal balance of the mortgage loans
(and properties acquired in respect thereof) remaining in the trust is reduced to an amount less than __% of the aggregate principal balance of the mortgage loans as of the cut-off date.

      "OVERCOLLATERALIZATION AMOUNT": With respect to any distribution date, means the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans and REO Properties on that distribution date after giving effect to amounts remitted to the trustee on that distribution date, over (b) the sum of the aggregate Certificate Principal Balances of the offered certificates, the
Class B-4 Certificates and the Class P Certificates after giving effect to distributions made on such distribution date.

       "OVERCOLLATERALIZATION INCREASE AMOUNT": With respect to any distribution date, means the lesser of (a) the amount by which the Overcollateralization
Target Amount for that distribution date exceeds the Overcollateralization Test
Amount for that distribution date and (b) the Net Monthly Excess Cashflow for that distribution date.

      "OVERCOLLATERALIZATION REDUCTION AMOUNT": With respect to any distribution date, means the lesser of (i) the amount by which the Overcollateralization Test
Amount for that distribution date exceeds the Overcollateralization Target
Amount for that distribution date and (ii) the Principal Remittance Amount for that distribution date.

      "OVERCOLLATERALIZATION TARGET AMOUNT": With respect to any distribution date, (i) prior to the Stepdown Date, an amount equal to approximately ___% of the aggregate principal balance of the mortgage loans as of the cut-off date,
(ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) approximately ___% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due
Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y)
approximately $_____ or (iii) on or after the Stepdown Date and if a Trigger
Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

      "OVERCOLLATERALIZATION TEST AMOUNT": With respect to any distribution date, means the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans and REO Properties on that distribution date after giving effect to amounts remitted to the trustee on that distribution date, over (b)
the sum of the aggregate Certificate Principal Balances of the offered certificates, the Class B-4 Certificates and the Class P Certificates as of the
day immediately preceding that distribution date minus the Principal Remittance
Amount for such distribution date.

                                      S-71

      "P&I ADVANCE": Has the meaning set forth under "Description of the
Certificates--P&I Advances" in this prospectus supplement.

      "PASS-THROUGH RATE": For each class of Class A, Class M and Class B
Certificate will equal the least of (a) One-Month LIBOR determined as described under "--Calculation of One-Month LIBOR" in this prospectus supplement plus the
Certificate Margin for such class and such distribution date, (b) the Maximum
Cap Rate for such class and such distribution date and (c) the Net WAC
Pass-Through Rate for such class and such distribution date. With respect to the
Class A, Class M and Class B Certificates, interest in respect of any distribution date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed.
      "PERIODIC RATE CAP": Has the meaning set forth under "The Mortgage
Pool--General Description of the Mortgage Loans" in this prospectus supplement.

       "PREPAYMENT INTEREST SHORTFALLS": With respect to any principal prepayments of the mortgage loans, any resulting interest shortfall.

      "PREPAYMENT PERIOD": With respect to any distribution date, means the period from and including the day after the Determination Date in the calendar month preceding the calendar month in which such distribution date occurs (or, in the case of the first distribution date, from and including ______) to and including the Determination Date in the calendar month in which such distribution date occurs.

      "PRINCIPAL  DISTRIBUTION AMOUNT": With respect to any distribution date, means the lesser of:

            (a) the excess of the Available Distribution Amount over the aggregate of the Interest Distribution Amounts payable to the Class A and
      Subordinate Certificates on that distribution date; and

            (b) the sum of:

                        (i) the Principal Remittance Amount for such
                  distribution date; plus

                        (ii) the amount of any Overcollateralization Increase
                  Amount for such distribution date;

                  minus

                        (iii) the amount of any Overcollateralization Reduction
                  Amount for such distribution date.

      "PRINCIPAL  REMITTANCE  AMOUNT":  For any distribution  date will be the sum of:

      (i)   the principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, and received on or prior to the related Determination Date or advanced by the servicer on or prior to the distribution date;

      (ii)  the principal portion of all proceeds received in respect of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the pooling and servicing agreement during the related Prepayment
            Period;

      (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, all full and partial principal prepayments and Subsequent Recoveries, received during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans; and

                                      S-72

      (iv)  the principal portion of any proceeds received with respect to the servicer's exercise of its optional termination right.

      "REALIZED LOSS": Means any Bankruptcy Loss or the amount of loss realized with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure) or otherwise.
The amount of loss realized, if any, will equal the excess of the Stated
Principal Balance of such defaulted mortgage loan over any liquidation proceeds received with respect thereto (net of amounts reimbursable to the servicer for
P&I Advances, servicing advances and other related expenses, including attorney's fees) that are allocated to principal.

      "RECORD DATE": With respect to each distribution date and (i) with respect to any book-entry certificate, means the close of business on the business day immediately preceding such distribution date or (ii) with respect to any definitive certificates, means the close of business on the last business day of the month preceding the month in which such distribution date occurs.

      "RELIEF ACT": Means the Servicemembers Civil Relief Act or comparable state or local laws.

      "RELIEF ACT SHORTFALLS": Shortfalls in interest collections on the mortgage loans arising from the application of the Relief Act.

       "REO PROPERTY": A mortgaged property that is acquired by the trust in foreclosure or by deed in lieu of foreclosure or other proceeding.

       "SECURITIES ACT": The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

       "SCHEDULED PRINCIPAL BALANCE": The Scheduled Principal Balance of any
mortgage loan as of any date of determination is equal to the principal balance thereof as of the cut-off date (after application of all scheduled principal payments due on or before the cut-off date, whether or not received), reduced by
(x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (z) any Bankruptcy Loss (as defined herein) occurring out of a Deficient Valuation (as defined herein) that was incurred prior to the calendar month in which the date of determination occurs.

      "SENIOR ENHANCEMENT PERCENTAGE": The Senior Enhancement Percentage for any
distribution date will be the percentage obtained by dividing (x) the aggregate of the Certificate Principal Balance of the Class C Certificates, the Class P
Certificates, the Class B Certificates and the Class M Certificates, calculated after all distributions of principal to the holders of the certificates then entitled to distributions of principal on such distribution date have been made by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

      "SIX-MONTH LIBOR LOAN INDEX": Has the meaning set forth under "The
Mortgage Pool--General Description of the Mortgage Loans" in this prospectus supplement.

      "STATED PRINCIPAL BALANCE": As to any mortgage loan and as of any date of determination, means (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal and any
Bankruptcy Loss (as defined herein) occurring out of a Deficient Valuation (as defined herein) that was incurred prior to the calendar month in which the date of determination occurs. For purposes of any distribution date, the Stated
Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related
Determination Date or advanced by the servicer for the related distribution date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated
Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

                                      S-73

      "STATISTICAL POOL": Has the meaning set forth under "The Mortgage Pool" in this prospectus supplement.

      "STEPDOWN DATE": With respect to any distribution date, means the later to occur of (x) the distribution date occurring in ______________ and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the mortgage loans, but prior to any distribution of principal to the holders of the certificates then entitled to distributions of principal on such distribution date) is greater than or equal to approximately _____%.

      "SUBSEQUENT RECOVERIES": Means unanticipated amounts received on a liquidated mortgage loan that resulted in a Realized Loss in a prior month.

      "TRIGGER EVENT": A Trigger Event is in effect with respect to any distribution date, if (a) the percentage obtained by dividing (x) the rolling three month average of the Stated Principal Balance of mortgage loans delinquent
60 days or more (including mortgage loans in foreclosure, mortgage loans with respect to which the related mortgaged properties have been acquired by the trust and mortgage loans discharged due to bankruptcy) by (y) the aggregate
Stated Principal Balance of the mortgage loans and REO Properties, in each case, as of the last day of the previous calendar month, exceeds ___% of the Senior
Enhancement Percentage for the prior distribution date or

(b) the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the cut-off date through the last day of the related Due Period) divided by the sum of the aggregate principal balance of the mortgage loans as of the cut-off date exceeds the applicable cumulative loss percentage described below:

                                                      CUMULATIVE LOSS
                DISTRIBUTION DATE OCCURRING IN          PERCENTAGE
                ------------------------------        ---------------

      " UNDERWRITER":  _________________.
       ------------

                                      S-74

                                     ANNEX I

      The following information sets forth in tabular format certain characteristics of the mortgage loans included in the statistical pool as of the cut-off date.

             PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION

RANGE OF PRINCIPAL BALANCES AT           NUMBER OF       AGGREGATE CUT-OFF DATE     % OF AGGREGATE CUT-OFF
       ORIGINATION ($)                 MORTGAGE LOANS       PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
------------------------------         --------------    ----------------------     ----------------------

         No mortgage loan included in the statistical pool had a principal balance at origination of greater than approximately $_______ or less than approximately $_________. The average principal balance of the mortgage loans included in the statistical pool at origination was approximately $------.

            CUT-OFF DATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS

RANGE OF PRINCIPAL BALANCES AT           NUMBER OF       AGGREGATE CUT-OFF DATE     % OF AGGREGATE CUT-OFF
       CUT-OFF DATE ($)                MORTGAGE LOANS       PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
------------------------------         --------------    ----------------------     ----------------------

         The average principal balance of the mortgage loans included in the statistical pool as of the cut-off date was approximately $______. No mortgage loan included in the statistical pool had a principal balance as of the cut-off date of greater than approximately $_______ or less than approximately $______.

                                  PRODUCT TYPES

                                         NUMBER OF       AGGREGATE CUT-OFF DATE     % OF AGGREGATE CUT-OFF
         PRODUCT TYPE                  MORTGAGE LOANS       PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
------------------------------         --------------    ----------------------     ----------------------

                              STATED ORIGINAL TERM

STATED ORIGINAL TERM (MONTHS)            NUMBER OF       AGGREGATE CUT-OFF DATE     % OF AGGREGATE CUT-OFF
------------------------------

                                      S-75

                                       MORTGAGE LOANS       PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
                                       --------------    ----------------------     ----------------------

                                 REMAINING TERM

                                         NUMBER OF       AGGREGATE CUT-OFF DATE     % OF AGGREGATE CUT-OFF
   REMAINING TERM (MONTHS)             MORTGAGE LOANS       PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
------------------------------         --------------    ----------------------     ----------------------

         The weighted average remaining term to stated maturity of the mortgage loans included in the statistical pool is approximately __ months as of the cut-off date.

                                  PROPERTY TYPE

                                         NUMBER OF       AGGREGATE CUT-OFF DATE     % OF AGGREGATE CUT-OFF
         PROPERTY TYPE                 MORTGAGE LOANS       PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
------------------------------         --------------    ----------------------     ----------------------

                                 OCCUPANCY TYPE

                                         NUMBER OF       AGGREGATE CUT-OFF DATE     % OF AGGREGATE CUT-OFF
        OCCUPANCY TYPE                 MORTGAGE LOANS       PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
------------------------------         --------------    ----------------------     ----------------------

                            FICO SCORE AT ORIGINATION

                                         NUMBER OF       AGGREGATE CUT-OFF DATE     % OF AGGREGATE CUT-OFF
  FICO SCORE AT ORIGINATION            MORTGAGE LOANS       PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
------------------------------         --------------    ----------------------     ----------------------

                                      S-76

                                  LOAN PURPOSE

                                         NUMBER OF       AGGREGATE CUT-OFF DATE     % OF AGGREGATE CUT-OFF
         LOAN PURPOSE                  MORTGAGE LOANS       PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
------------------------------         --------------    ----------------------     ----------------------

                               DOCUMENTATION LEVEL

                                         NUMBER OF       AGGREGATE CUT-OFF DATE     % OF AGGREGATE CUT-OFF
     DOCUMENTATION LEVEL               MORTGAGE LOANS       PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
------------------------------         --------------    ----------------------     ----------------------

                                  LIEN POSITION

                                         NUMBER OF       AGGREGATE CUT-OFF DATE     % OF AGGREGATE CUT-OFF
         LIEN POSITION                 MORTGAGE LOANS       PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
------------------------------         --------------    ----------------------     ----------------------

                             PREPAYMENT PENALTY TERM

    LENGTH OF PREPAYMENT                 NUMBER OF       AGGREGATE CUT-OFF DATE     % OF AGGREGATE CUT-OFF
        PENALTY TERM                   MORTGAGE LOANS       PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
------------------------------         --------------    ----------------------     ----------------------

         ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                          AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
  ORIGINAL COMBINED LOAN-TO-              NUMBER OF       BALANCE OUTSTANDING        BALANCE OUTSTANDING AS
        VALUE RATIO (%)                MORTGAGE LOANS    AS OF THE CUT-OFF DATE       OF THE CUT-OFF DATE
------------------------------         --------------    ----------------------     ------------------------

         The weighted average combined loan-to-value ratio at origination of the mortgage loans included in the statistical pool was approximately ______%. No combined loan-to-value ratio at origination of the mortgage loans included in the statistical pool was greater than approximately _____% or less than approximately ____%.

                                      S-77

  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATING TO THE MORTGAGE
                                      LOANS

                                                          AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                         NUMBER OF        BALANCE OUTSTANDING        BALANCE OUTSTANDING AS
        LOCATION                       MORTGAGE LOANS    AS OF THE CUT-OFF DATE       OF THE CUT-OFF DATE
------------------------------         --------------    ----------------------     ------------------------

           MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                          AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                         NUMBER OF        BALANCE OUTSTANDING        BALANCE OUTSTANDING AS
  CURRENT MORTGAGE RATE (%)            MORTGAGE LOANS    AS OF THE CUT-OFF DATE       OF THE CUT-OFF DATE
------------------------------         --------------    ----------------------     ------------------------

      As of the cut-off date, the mortgage loans included in the statistical pool had mortgage rates ranging from approximately ____% per annum to approximately ___% per annum and the weighted average mortgage rate was approximately ____% per annum.

          MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                          AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                         NUMBER OF        BALANCE OUTSTANDING        BALANCE OUTSTANDING AS
  MAXIMUM MORTGAGE RATE (%)            MORTGAGE LOANS    AS OF THE CUT-OFF DATE       OF THE CUT-OFF DATE
------------------------------         --------------    ----------------------     ------------------------

         MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                          AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                         NUMBER OF        BALANCE OUTSTANDING        BALANCE OUTSTANDING AS
 MINIMUM MORTGAGE RATE (%)             MORTGAGE LOANS    AS OF THE CUT-OFF DATE       OF THE CUT-OFF DATE
------------------------------         --------------    ----------------------     ------------------------

             GROSS MARGINS OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                          AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                         NUMBER OF        BALANCE OUTSTANDING        BALANCE OUTSTANDING AS
      GROSS MARGIN (%)                 MORTGAGE LOANS    AS OF THE CUT-OFF DATE       OF THE CUT-OFF DATE
------------------------------         --------------    ----------------------     ------------------------

                                      S-78

       NEXT RATE ADJUSTMENT DATES OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                          AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                         NUMBER OF        BALANCE OUTSTANDING        BALANCE OUTSTANDING AS
  NEXT RATE ADJUSTMENT DATE            MORTGAGE LOANS    AS OF THE CUT-OFF DATE       OF THE CUT-OFF DATE
------------------------------         --------------    ----------------------     ------------------------

       INITIAL PERIODIC RATE CAP OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                          AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                         NUMBER OF        BALANCE OUTSTANDING        BALANCE OUTSTANDING AS
INITIAL PERIODIC RATE CAP (%)          MORTGAGE LOANS    AS OF THE CUT-OFF DATE       OF THE CUT-OFF DATE
------------------------------         --------------    ----------------------     ------------------------

        SUBSEQUENT PERIODIC CAP OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                          AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                         NUMBER OF        BALANCE OUTSTANDING        BALANCE OUTSTANDING AS
  SUBSEQUENT PERIODIC CAP (%)          MORTGAGE LOANS    AS OF THE CUT-OFF DATE       OF THE CUT-OFF DATE
------------------------------         --------------    ----------------------     ------------------------

                                      S-79

                           $___________ (Approximate)

                       GE-WMC Mortgage Securities, L.L.C.
                                    Depositor

                     Asset-Backed Pass-Through Certificates
                                Series _____- ___

                              Prospectus Supplement
                          Dated _____________ ___, ____

                           ---------------------------

                                    Servicer

                           ---------------------------

                                   Underwriter

You should rely only on the information contained or incorporated by referenced in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ ____, _____.

                                                                     [Version 2]

      Prospectus Supplement (to Prospectus dated ______, ____)

                         $_______________ (APPROXIMATE)

             GE-WMC ASSET-BACKED PASS-THROUGH NOTES, SERIES ____-__

                               GE-WMC TRUST ___-__
                                 ISSUING ENTITY

                       GE-WMC MORTGAGE SECURITIES, L.L.C.
                                    DEPOSITOR

                               WMC MORTGAGE CORP.
                                     SPONSOR

                               [NAME OF SERVICER]
                                    SERVICER

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS
PROSPECTUS SUPPLEMENT AND PAGE __ IN THE PROSPECTUS.

 This prospectus supplement, together with the accompanying prospectus, will constitute the complete prospectus.
--------------------------------------------------------------------------------

The issuing entity created for the series _____-__ notes will hold a pool of one- to four-family, fixed and adjustable rate, residential first and second lien mortgage loans. The classes of notes being offered by this prospectus supplement are listed in the table below. Credit enhancement for the notes will be provided by excess interest and overcollateralization. The offered notes will be secured by assets of the issuing entity only and will not represent interests in the sponsor, the depositor, the servicer, the trustee, any of their affiliates or any other entity. The offered notes will receive monthly distributions, to the extent of available funds, commencing in ____, 20__.

 ---------------------------------------------------------------------------
               ORIGINAL
                 NOTE     PASS-THROUGH            UNDERWRITING  PROCEEDS
               PRINCIPAL    RATE(2)     PRICE TO    DISCOUNT     TO THE
   CLASS       BALANCE(1)                PUBLIC                 DEPOSITOR(3)
 -----------   ---------- ------------  --------  ------------  ------------

   Class A
 ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Approximate.
(2) The pass through rate on the offered notes will be based on one-month LIBOR plus the applicable margin set forth above, subject to the rate cap described in this prospectus supplement. [If fixed rate: The pass-through rate on the offered notes is the indicated fixed rate, which is subject to increase, subject to a rate cap as described in this prospectus supplement.] (3) Before deducting expenses payable by the depositor estimated to be approximately $___.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES OR DETERMINED THAT THIS
PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR

COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY
GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF
THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                          -----------------------------
                                   Underwriter

                                        2

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
THE ACCOMPANYING PROSPECTUS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU
WITH DIFFERENT INFORMATION.

We provide information to you about the notes in two separate documents that progressively provide more detail:

      o     the accompanying prospectus, which provides general information, some of which may not apply to this series of notes; and
      o     this prospectus supplement, which describes the specific terms of this series of notes.

GE-WMC Mortgage Securities, L.L.C.'s principal offices are located at 3100
Thornton Avenue, Office 344, Burbank, California 91504 and its phone number is
(818) 736-7023.

LEGAL  ACTION  PENDING  AGAINST  [THE  DEPOSITOR/   ORIGINATOR/MORTGAGE  LOAN

                                       ii

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE NOTES OFFERED BY
THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU
SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE
TERMS OF THE NOTES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE
ENTIRE ACCOMPANYING PROSPECTUS.

      ALL CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT WILL HAVE THE
MEANINGS ASSIGNED TO THEM UNDER "GLOSSARY OF TERMS" BEGINNING ON PAGE S-__ OR IN
THE PROSPECTUS UNDER "GLOSSARY."

Issuer and Issuing Entity............  GE-WMC Trust ____-__.
Title of Series......................  Asset-Backed  Pass-Through Notes, Series
                                       -------.

Cut-off Date.........................   _____________ ___, ______.

Closing Date.........................  On or about __________ ____, _____.

Depositor............................  GE-WMC Mortgage Securities, L.L.C. The
                                       depositor will deposit the mortgage loans
                                       into the trust. The depositor's principal
                                       offices are located at 3100 Thornton
                                       Avenue, Office 344, Burbank, California
                                       91504 and its telephone number is (818)
                                       736-7023. See "The Depositor" in the
                                       prospectus.

Mortgage Loan Seller.................  [GE Mortgage Holding,  L.L.C.] [Disclose
                                       any  affiliations or  transactions  with
                                       other  transaction  parties.]  See  "The
                                       Mortgage    Loan    Seller"    in   this
                                       prospectus supplement.

Sponsor [and Originator].............  [WMC  Mortgage   Corp.]   [Disclose  any
                                       affiliations or transactions  with other
                                       transaction  parties.] See "The Mortgage
                                       Pool--Underwriting   Standards   of  [WMC
                                       Mortgage   Corp.]  and   Representations
                                       Concerning  the Mortgage  Loans" in this
                                       prospectus supplement.

Servicer.............................  _________________ will act as servicer and will be obligated to service and
                                       administer the mortgage loans on behalf
                                       of the trust, for the benefit of the
                                       holders of the notes. [Disclose any
                                       affiliations or transactions with other
                                       transaction parties.] See "The Servicing
                                       Agreement --The Servicer" in this
                                       prospectus supplement.

Owner Trustee........................  _________________.     [Disclose     any
                                       affiliations or transactions  with other
                                       transaction     parties.]    See    "The
                                       Servicing  Agreement-- The Owner Trustee"
                                       in this prospectus supplement.

Indenture Trustee....................  _________________.     [Disclose     any
                                       affiliations or transactions  with other
                                       transaction     parties.]    See    "The
                                       Servicing   Agreement--   The   Indenture
                                       Trustee"     in     this      prospectus
                                       supplement.

[Insert  brief   description   of  any
other known

                                       S-1

transaction parties]

Payment Dates........................  Payments  on the  notes  will be made on the __ day of each  month,  or,  if that
                                       day is not a business  day,  on the next
                                       succeeding business day, beginning in

Due Period...........................  The  due  period  with  respect  to  any payment  date  will be the  period  from
                                       and  including  the  second  day  of the
                                       month  immediately  preceding  the month
                                       in which  that  payment  date  occurs to
                                       and  including  the  first  day  of  the
                                       month in which that payment date occurs.

Notes................                  The  classes  of notes,  their  interest
                                       rates   and   initial   note   principal
                                       balances  are shown or  described in the
                                       table below.

 ===============================================================================================================

                                                            EXPECTED                             RATINGS
               INITIAL NOTE                                  FINAL        SCHEDULED      -----------------------
                PRINCIPAL     PASS-THROUGH     MARGIN       MATURITY   FINAL MATURITY
    CLASS       BALANCE(1)        RATE     (2)(%)   (3)(%)  DATE (5)       DATE(5)       FITCH    MOODY'S    S&P
 ---------------------------------------------------------------------------------------------------------------

 NOTES
 ---------------------------------------------------------------------------------------------------------------
 A...........                 Variable(4)
 ===============================================================================================================

-------------------
(1)   Approximate. May vary by an amount plus or minus 5% of the principal balance stated
(2)   For the Interest Accrual Period for each payment date on or prior to the
      Optional Redemption Date (as defined herein).
(3)   For the Interest Accrual Period for each payment date after the Optional
      Redemption Date.
(4)   The interest rate on each class of Class A note will be based on one-month
      LIBOR plus the applicable margin set forth above, subject to the rate caps described in this prospectus supplement. [If fixed rate: The pass-through rate on this class of offered notes is the indicated fixed rate, which is subject to increase, subject to a rate cap as described in this prospectus supplement.]
(5)   The actual final distribution date for each class of notes may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

The notes will be sold by the depositor to the underwriter on the closing date.

The notes will initially be represented by one or more global notes registered in the name of CEDE & Co., as nominee of DTC in minimum denominations of
$[100,000] and integral multiples of $[1.00] in excess of the minimum denominations. See "Description of the Securities--Book-Entry Notes" in the
prospectus.

                                       S-2

                                       S-6

THE ISSUER

The notes will be issued by the issuer, a Delaware business trust established under a trust agreement between the depositor and the owner trustee. The notes will be non-recourse debt obligations of the issuer secured by the trust estate.
See "Description of the Notes" in this prospectus supplement.

Payments of interest and principal on the notes will be made only from payments received in connection with the trust estate described in this summary under the heading "The Trust Estate."

EQUITY CERTIFICATES

GE-WMC Trust Certificates, Series ___ -___, will be issued under the owner trust agreement and will represent the beneficial ownership interest in the issuer.
The equity certificates are not offered by this prospectus supplement.

THE TRUST ESTATE

The trust estate will consist of (i) the mortgage loans pledged by the issuer and (ii) the cap contract described herein.

THE MORTGAGE LOANS

The trust estate will consist of approximately _____ [conventional] [non-prime]
[nonconforming], one- to four-family, fixed and adjustable-rate mortgage loans secured by first and second liens on residential real properties. The mortgage loans delivered to the trust on the closing date will have an aggregate principal balance of approximately $__________ as of ____1, 200[_], the cut-off date. Following an initial fixed-rate period of [six months], [two], [three],
[five] or [ten] years, the interest rate on each adjustable-rate mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month
LIBOR and the related gross margin, subject to periodic and lifetime limitations, as described herein.

The statistical calculation information presented in this prospectus supplement relates to the pool of mortgage loans identified on the collateral selection date and expected to be delivered to the trust on the closing date. This pool of mortgage loans for which information is presented in this prospectus supplement is referred to as the statistical pool. Prior to the issuance of the notes, some of the mortgage loans included in the statistical pool may be removed from the mortgage pool as a result of incomplete documentation or otherwise and any mortgage loans that prepay in full prior to the closing date will be removed.
Other mortgage loans may be included in the mortgage pool prior to the issuance of the notes. However, the removal and inclusion of such mortgage loans will not materially alter the characteristics of the mortgage loans which make up the statistical pool as described in this prospectus supplement, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary. The depositor believes that the information in this prospectus supplement with respect to the statistical pool is representative of the characteristics of the mortgage pool as it will be constituted at the closing date.

References to percentages of the mortgage loans in this prospectus supplement are based on the mortgage loans included in the statistical pool with the aggregate scheduled principal balance of such mortgage loans as specified in the amortization schedule at the cut-off date after application of all amounts allocable to unscheduled payments of principal received prior to the cut-off date.

The mortgage loans included in the statistical pool have original terms to maturity of not greater than [30] years and the following approximate characteristics as of the cut-off date:

Aggregate current principal                 $______
balance:

Range of                            ___% to _____%.
mortgage rates:

Weighted                                     ____%.
average mortgage rate:

Weighted
average remaining term
to stated maturity:                      ___ months

Range of
principal balances:                $___ to  $_____.

Weighted average principal
balance:                                $_________.

Range of
combined loan-to-value ratios:       ___% to ____%.

Weighted
average combined

                                       S-3

loan-to-value ratio:                           ___%

Fixed-rate mortgage loans:                     ___%

Adjustable-rate mortgage loans:                ___%

The adjustable-rate mortgage loans included in the statistical pool have the following additional approximate characteristics as of the cut-off date:

Weighted average
next adjustment date:               ___% to _____%.

Range of
gross margins:                      ___% to _____%.

Weighted
average gross margin:                        ____%.

Range of
minimum mortgage
rates:                              ___% to _____%.

Weighted
average minimum
mortgage rate:                              _____%.

Range of
maximum mortgage
rates:                              ___% to _____%.

Weighted
average maximum
mortgage rate:                              _____%.

For additional information regarding the mortgage loans, see "The Mortgage Pool"
in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the notes consists of excess interest and overcollateralization.

EXCESS INTEREST. The mortgage loans will bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the notes and to pay certain fees and expenses of the trust.
Any excess interest from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to build, maintain or restore overcollateralization at required levels.

OVERCOLLATERALIZATION. The aggregate principal balance of the mortgage loans as of the cut-off date is expected to exceed the aggregate note principal balance of the notes on the closing date by approximately $_________. Such amount represents approximately ____% of the sum of the aggregate principal balance of the mortgage loans as of the cut-off date, and is the initial amount of overcollateralization expected to be required to be provided by the mortgage pool under the indenture. The amount of overcollateralization will be available to absorb losses on the mortgage loans. See "Description of the Notes--
Overcollateralization Provisions" in this prospectus supplement.

[DERIVATIVES OR ANY OTHER CREDIT ENHANCEMENT]

[CAP CONTRACT

The notes will have the benefit of an interest rate corridor referred to in this prospectus supplement as a cap contract. The cap contract will require the counterparty to pay amounts to the trust to the extent one-month LIBOR (as determined pursuant to the cap contract) for any related interest accrual period exceeds the rate set forth in the cap contract, but no more than the maximum rate set forth in the cap contract, in an amount equal to such excess multiplied by the lesser of (i) the notional amount for such interest accrual period set forth in the cap contract and (ii) the aggregate note principal balance of the notes. Cap payments, if any, made by the counterparty under the cap contract will be deposited in the net WAC rate carry forward reserve account described in this prospectus supplement and will be available for distribution on the related notes in respect of basis risk shortfall amounts, to the limited extent described in this prospectus supplement.

See "Description of the Notes--The Cap Contract" in this prospectus supplement.]

REPURCHASE OR SUBSTITUTION  OF MORTGAGE LOANS FOR BREACHES OF  REPRESENTATIONS
AND WARRANTIES

The originator will make certain representations and warranties with respect to each mortgage loan as of the date of origination, as of the cut-off date or as of the closing date. Upon discovery of a breach of such representations and warranties that materially and adversely affects the interests of the noteholders, the originator will be obligated to cure such breach, or

                                       S-4

otherwise repurchase or substitute for such mortgage loan. The depositor will give or cause to be given written notice to the noteholders that such substitution has taken place.

See "The Indenture and the Owner Trust Agreement-- Assignment of the Mortgage
Loans" in this prospectus supplement and "The Depositor's Mortgage Loan Purchase
Program--Representations by or on Behalf of Mortgage Loan Sellers; Remedies for
Breach of Representation" in the prospectus.

SERVICING FEES

The principal compensation to be paid to the servicer in respect of its servicing activities for the mortgage loans will be equal to [ ]% per annum with respect to each mortgage loan in the trust. This servicing fee will be paid prior to distributions to the noteholders from amounts received from the mortgage loans.

See "The Servicing Agreement- Servicing and Other Compensation and Payment of
Expenses" in this prospectus supplement.

P&I ADVANCES

The servicer will be required to advance delinquent payments of principal and interest on the mortgage loans, as described in this prospectus supplement. The servicer will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. See "Description of the
Notes--P&I Advances" in this prospectus supplement and "Description of the
Securities- Advances by Servicer in Respect of the Delinquencies on the Trust
Fund Assets" in the prospectus.

[PERFORMANCE TRIGGERS OR OTHER EVENTS THAT COULD CAUSE A LIQUIDATION OR
AMORTIZATION OF THE ASSET POOL OR OTHERWISE ALTER THE TRANSACTION STRUCTURE OR
FLOW OF FUNDS]

OPTIONAL REDEMPTION

At its option, the servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the notes, after the aggregate principal balance of the mortgage loans (and properties acquired in respect thereof) remaining in the trust has been reduced to an amount less than
[__]% of the aggregate principal balance of the mortgage loans as of the cut-off date. See "The Indenture and Owner Trust Agreement--Optional Redemption" in this prospectus supplement and "Distributions on the Securities--Termination of the
Trust Fund and Disposition of Trust Fund Assets" in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the notes, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion to the effect that the notes will be characterized as indebtedness and the issuer will not be classified as an association taxable as a corporation or a publicly traded partnership. For further information regarding the federal income tax consequences of investing in the notes, see "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

RATINGS

It is a  condition  to the  issuance  of the notes that the notes  receive the ratings from [Fitch , Inc.],  Moody's Investors  Service,  Inc. and Standard &
Poor's Ratings Services,  a division of The McGraw-Hill  Companies,  Inc.] set forth on the table on page S-__.

A security rating does not address the frequency of prepayments on the mortgage loans, the receipt of any amounts from the net WAC rate carry forward reserve account or the corresponding effect on yield to investors. A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies. The ratings set forth above do not take into account the existence of the cap contract.

See "Yield on the Notes" and "Ratings" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

LEGAL INVESTMENT

None of the notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the notes. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the notes. See
"Legal

                                       S-5

Investment" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

It is expected that the notes may be purchased by a pension or other employee benefit plan subject the Employee Retirement Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a note is consistent with its fiduciary duties under applicable law and does not result in a prohibited transaction under applicable law. See "ERISA Considerations" in this prospectus supplement and
"Considerations for Benefit Plan Investors" in the prospectus.

                                       S-6

                 STRUCTURE OF THE TRANSACTION AND FLOW OF FUNDS

                                    (DIAGRAM)

                                       S-7

                                  RISK FACTORS

      The notes are not suitable investments for all investors. In particular, you should not purchase the notes unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with these securities.

      You should carefully consider the following factors, as well as the risk factors contained in the prospectus, in connection with the purchase of the notes:

[APPROPRIATE RISK FACTORS AS NECESSARY]

[THE MORTGAGE LOANS WERE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE
STANDARDS OF FANNIE MAE OR FREDDIE MAC WHICH MAY RESULT IN LOSSES ON THE
MORTGAGE LOANS ALLOCATED TO YOUR NOTES.

      The mortgage loans will have been made, in part, to borrowers who, for one reason or another, are not able, or do not wish to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the notes may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

      The underwriting standards used in the origination of the mortgage loans to be held by the trust are generally less stringent than those of Fannie Mae or
Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have impaired credit history or unsubstantiated income or assets. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner or in accordance with Fannie Mae or Freddie Mac guidelines.

      In addition, the originator in many cases determines that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio, good mortgage payment history, large cash reserves, excess disposable income, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in the trust fund may represent such underwriting exceptions.]

[CERTAIN OF THE MORTGAGE LOANS MAY HAVE HIGH LOAN-TO-VALUE RATIOS OR COMBINED
LOAN-TO-VALUE RATIOS, SO THAT THE RELATED BORROWER HAS LITTLE OR NO EQUITY IN
THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE
MORTGAGE LOANS ALLOCATED TO YOUR NOTES.

      Approximately _____% of the mortgage loans included in the statistical pool, by aggregate principal balance as of the cut-off date, had a loan-to-value ratio or combined loan-to-value ratio, as applicable, at origination in excess of 80%. Generally, no mortgage loan purchased by the trust with a loan-to-value ratio or combined loan-to-value ratio, as applicable, at origination in excess of 80% will be covered by a primary mortgage insurance policy. No mortgage loan purchased by the trust will have a loan-to-value ratio or combined loan-to-value ratio, as applicable, exceeding ___% at origination. Mortgage loans with higher loan-to-value ratios or combined loan-to-value ratios, as applicable, may present a greater risk of loss in that a decline in the relevant residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio or combined loan-to-value ratio, as applicable, may increase over what it was at the time the mortgage loan was originated. This increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan and any losses, to the extent not covered by available credit enhancement, may affect the yield to maturity on your notes. Furthermore, investors should note that the value of the mortgaged properties may be insufficient to cover the outstanding balance of the notes. There can be no assurance that the loan-to-value ratio or

                                       S-8

combined loan-to-value ratio, as applicable, of any mortgage loan determined at any time after origination will be less than or equal to its original loan-to-value or combined loan-to-value ratio, as applicable. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratio or combined loan-to-value ratio, as applicable, of a mortgage loan may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property.]

[THERE ARE RISKS RELATING TO MORTGAGE LOANS SECURED BY SECOND LIENS.

      Approximately __% of the mortgage loans included in the statistical pool
(by aggregate principal balance of the mortgage loans as of the cut-off date), are secured by a second lien that is subordinate to the rights of the mortgagee under a first mortgage loan on the related mortgaged property. The weighted average combined loan-to-value ratio of the mortgage loans secured by a second lien is approximately ___%. The proceeds from any liquidation, insurance or condemnation proceeding will be available to satisfy the outstanding principal balance of such subordinate mortgage loans only to the extent that the claims of the senior mortgage loans have been satisfied in full, including any foreclosure costs. In certain circumstances and in accordance with the servicing agreement where the servicer determines that it would be uneconomical to foreclose on the mortgaged property, the servicer may modify or waive any term of the mortgage loan, including accepting a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charge-off the entire outstanding principal balance of the related mortgage loan. The foregoing consideration will be particularly applicable to subordinate mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on second lien mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the notes.

   An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens.]

[INTEREST ONLY MORTGAGE LOANS HAVE A GREATER DEGREE OF RISK OF DEFAULT.

   Approximately __% of the mortgage loans included in the statistical pool (by aggregate principal balance of the mortgage loans as of the cut-off date), have an initial interest-only period of up to ten years after the date of origination. During this period, the payment made by the related mortgagor will be less than it would be if the principal of the mortgage loan was required to amortize. As a result, no principal payments will be made on the notes with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

      After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors. Investors should consider the fact that interest-only mortgage loans reduce the monthly payment required by mortgagors during the interest-only period and consequently, the monthly housing expense used to qualify mortgagors. As a result, interest-only mortgage loans may allow some mortgagors to qualify for a mortgage loan who would not otherwise qualify for a fully amortizing loan or may allow them to qualify for a larger mortgage loan than otherwise would be the case. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. If the related mortgagor defaults, the unpaid principal balance of the related mortgage loan will be greater than otherwise would be the case, increasing the risk of loss in that situation because, although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is

                                       S-9

relatively small during the first few years after the origination of a mortgage loan, in the aggregate, the amount can be significant.

   Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.]

[THE BALLOON LOANS IN THE MORTGAGE POOL HAVE A GREATER DEGREE OF RISK OF
DEFAULT.

      Approximately ___% of the mortgage loans in the statistical pool (by aggregate principal balance of the mortgage loans as of the cut-off date) will not fully amortize over their terms to maturity and, thus, will require principal payments at their stated maturity, which may be substantially greater than the monthly payments otherwise due on such mortgage loans (I.E., balloon payments). Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend on the mortgagor's ability either to timely refinance the mortgage loan or to timely sell the mortgaged property. The ability of a mortgagor to refinance the mortgage loan or sell the related mortgaged property will be affected by a number of factors, including:

            o     the level of available mortgage interest rates at the time of refinancing or sale;

            o     the mortgagor's equity in the related mortgaged property;

            o     prevailing general economic conditions; and

            o     the availability of credit for residential properties
                  generally.]

[MOST OF THE MORTGAGE LOANS WILL BE NEWLY ORIGINATED AND HAVE LITTLE, IF ANY,
PAYMENT HISTORY.

      Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. The majority of the mortgage loans included in the trust fund will have been originated within the [12] months prior to their sale to the trust. As a result, the trust fund may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

      None of the mortgage loans included in the statistical pool are delinquent in their monthly payments as of the cut-off date. Investors should note, however, that more than __% of the mortgage loans delivered to the trust are expected to have a first payment date occurring after the cut-off date and, therefore, such mortgage loans could not have been delinquent in any monthly payment as of the cut-off date.]

 [APPROXIMATELY ___% OF THE MORTGAGE LOANS IN THE MORTGAGE POOL ARE CONCENTRATED
IN THE STATE OF [_____], WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE
MORTGAGE LOANS IF THAT STATE EXPERIENCES ECONOMIC DOWNTURNS.

      Approximately ______% of the mortgage loans included in the statistical pool (by aggregate principal balance of the mortgage loans as of the cut-off date) are secured by mortgaged properties in the state of [______.] Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets causing a decline in property values in those areas, and consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans located in other geographic regions. A region's economic condition and housing market may be directly, or indirectly, adversely affected by a number of factors including natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. A concentration of mortgage

                                      S-10

loans in the trust fund in a region experiencing a deterioration in economic conditions or a decline in real estate values may expose your notes to losses in addition to those present for similar mortgage-backed securities without this concentration. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of high concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.
The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Any deterioration of economic conditions in [name of state]
which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of delinquency and foreclosure of the mortgage loans that may result in losses that, to the extent not covered by available credit enhancement, will be allocated to your notes.]

[If 10% or more of the pool assets are or will be located in any one state or other geographic region, a description, in accordance with ss.229.1111(a)(6) and
ss.229.1111(b)(14), of any legal or regulatory provisions and economic or other factors, specific to such state or region that may materially impact the pool assets or pool asset cash flows will be provided.]

[THERE WILL BE LIMITED REMEDIES AVAILABLE UPON EVENT OF DEFAULT UNDER THE
INDENTURE

      If available funds are insufficient to pay the principal payment amount on any payment date prior to the final maturity date of a class of notes, it will not constitute an event of default. Thus, if there is no other breach or default in performance by the parties to the transaction agreements, noteholders will have no remedy for non-payment of the notes until the final maturity date.

      Following an event of default, the indenture trustee may, and at the direction of the noteholders representing a majority of the aggregate note principal balance will be required to, declare the notes to be immediately due and payable; and, in connection with such acceleration, at the direction of noteholders representing a majority of the aggregate note principal balance, the indenture trustee will be required to liquidate the trust estate in the manner directed by such noteholders. Such declaration may be rescinded only by the noteholders representing a majority of the aggregate note principal balance.

      In the event that the principal of the notes is declared due and payable, as described above, and the mortgage loans are sold, the net proceeds from such sale may be insufficient to pay the noteholders the full unpaid principal amount of their notes.

[YOUR NOTES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST FUND AND NOT OF ANY
OTHER PARTY.

      The notes represent non-recourse obligations of the issuer and the proceeds of the trust estate will be the sole source of payments on the notes.
The notes will not represent a general corporate obligation of or an interest in the issuer, nor will they represent an interest in or any obligation of the depositor or any affiliates of the issuer or the depositor. The obligations to be performed directly by the issuer with respect to the trust estate will generally be limited to the obligation to accept reassignment of all or a portion of the mortgage loans under certain circumstances upon breach of certain representations and warranties made by the issuer with respect to the mortgage loans, and other limited obligations, all as set forth in the indenture. The ability of the issuer to perform such direct obligations will be dependent in part on the financial condition of the issuer at the time such obligations arise. Neither the notes nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the indenture trustee or, unless otherwise described herein, any of their respective affiliates].

[THE RATE AND TIMING OF PRINCIPAL PAYMENTS ON YOUR NOTES WILL BE AFFECTED BY THE
RATE OF PREPAYMENTS ON THE MORTGAGE LOANS.

                                      S-11

      The rate and timing of distributions allocable to principal on the notes will depend on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans and the allocation to pay principal on these notes as provided in this prospectus supplement. As is the case with asset-backed pass-through notes, the notes will be subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately _____% of the mortgage loans included in the statistical pool, by aggregate principal balance as of the cut-off date, a full and voluntary prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan- See "The Mortgage Pool" in this prospectus supplement.

      Distributions of principal will be made to the holders of the notes according to the priorities described in this prospectus supplement. The timing of commencement of principal payments and the weighted average life of each such class of notes will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal payments on such class.

      For further information regarding the effect of principal prepayments on the weighted average lives of the notes, see "Yield on the Notes" in this prospectus supplement, including the table entitled "Percent of Initial Note
Principal Balance Outstanding at the Specified Percentages of the Prepayment
Assumption."]

[THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS WILL VARY DEPENDING ON FUTURE
MARKET CONDITIONS WHICH COULD IMPACT THE RATE AND TIMING OF PRINCIPAL PAYMENTS
ON YOUR NOTES.

      In most cases, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans may result in a reduced rate of return of principal to investors in the notes at a time when reinvestment at these higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans may result in a greater rate of return of principal to investors in the notes, at a time when reinvestment at comparable yields may not be possible.

[THE YIELDS TO MATURITY ON THE NOTES WILL DEPEND ON A VARIETY OF FACTORS.

      The yield to maturity on each class of notes will depend, in general, on
(i) the applicable interest rate thereon from time to time; (ii) the applicable purchase price; (iii) the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the note principal balance of such notes; (iv) the rate, timing and severity of realized losses on the mortgage loans; (v)
adjustments to the mortgage rates on the adjustable-rate mortgage loans; (vi)
the amount of excess interest generated by the mortgage loans; (vii) the allocation to the notes of some types of interest shortfalls; and (viii)
payments, if any, received under the cap contract.

      In general, if the notes are purchased at a premium and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the notes are purchased at a discount and principal payments thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

      As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization, as described in this prospectus supplement, liquidations of defaulted mortgage loans will result in an earlier return of principal to the notes and will influence the yields on such notes in a manner similar to the manner in which principal payments on the mortgage loans will influence the yields on the notes. The overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the notes at any time that the overcollateralization provided by the mortgage pool falls below the required level.]

                                      S-12

[POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE NOTES

      The credit enhancement features described in this prospectus supplement are intended to increase the likelihood that holders of the notes will receive regular distributions of interest and principal. However, the depositor cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your notes as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are deemed non-recoverable. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, and the excess interest generated by the mortgage loans, the overcollateralization amount and the outstanding principal balance of the notes subordinate in payment priority to your notes are not sufficient, you may suffer losses.]

[INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN OR
RESTORE OVERCOLLATERALIZATION.

      The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the notes and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will first be used to absorb losses that occur on the mortgage loans and will then be used to maintain or restore overcollateralization. The depositor cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate.

      o     Each time a mortgage loan is prepaid in full, liquidated, written off or repurchased, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.
      o     If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the notes.
      o     The adjustable-rate mortgage loans have mortgage rates that adjust less frequently than, and on the basis of an index that is different from, the index used to determine the interest rates on the notes, and the fixed-rate mortgage loans have mortgage rates that do not adjust. As a result, the interest rates on the notes may increase relative to the mortgage rates on the mortgage loans, requiring that a greater portion of the interest generated by those mortgage loans be applied to cover interest on the notes.]

[PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS MAY REDUCE YOUR YIELD.

      When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next payment date. The servicer will be required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full on the mortgage loans, but only up to the amount of the servicer's servicing fee for the related calendar month. If the servicer fails to make such payments or the shortfall exceeds the servicing fee payable to the servicer for the month, there will be fewer funds available for the distribution of interest on the notes. In addition, no such payments from the servicer will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments such as liquidation of a defaulted mortgage loan. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the notes, will result in a reduction of the yield on your notes.

      In addition, certain shortfalls in interest collections arising from the application of the Relief Act may occur. The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loans.
Under federal law, these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty.
These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the servicer, and, to the extent excess interest is insufficient, will reduce accrued interest on each class of notes on a PRO RATA basis. In addition, the Relief Act imposes certain limitations that would impair the servicer's ability to

                                      S-13

foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter.

      In response to the terrorist attacks in the United States on September 11,
2001 and the current situations in Iraq and Afghanistan, the United States has initiated military operations and has placed a substantial number of military servicemembers, reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National
Guard placed on active duty status in the near future may increase. These operations will increase the likelihood that shortfalls resulting from the application of the Relief Act Interest may occur.

      On any payment date, any shortfalls resulting from the application of the
Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to reduce the excess interest available on such payment date, and thereafter, to the interest otherwise due with respect to the notes on a PRO RATA basis based on the respective amounts of interest accrued on those notes for the payment date.
If shortfalls remaining from the application of the Relief Act or prepayment interest shortfalls are allocated to the notes, the amount of interest paid on those notes will be reduced, adversely affecting the yield on these notes.]

[VIOLATION OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON THE MORTGAGE
LOANS AND YOUR NOTES.

      Applicable state laws regulate interest rates and other charges, require disclosure, and require licensing of the originator. In addition, other state laws, public policy and principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

      The mortgage loans are also subject to federal laws, including:

      o     the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require disclosures to the borrowers regarding the terms of the mortgage loans;
      o     the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer
            Credit Protection Act, in the extension of credit;
      o     the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience;
      o     the Depository Institutions Deregulation and Monetary Control Act of
            1980, which preempts certain state usury laws; and
      o     the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

      All of the mortgage loans included in the statistical pool will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994, or
the Riegle Act, which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds additional provisions to Regulation Z, which is the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In most cases, mortgage loans covered by the Riegle Act have annual percentage rates over 10% greater than the yield on treasury securities of comparable maturity and fees and points which exceed the greater of 8% of the total loan amount or $441, which amount is adjusted annually based on changes in the consumer price index for the year. The provisions of the Riegle Act apply on a mandatory basis to all applicable mortgage loans originated on or after
October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would, in most cases, be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

      Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part

                                      S-14

of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the originator to damages and administrative enforcement.

      The originator will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus].

[THE MORTGAGE LOAN SELLER AND THE ORIGINATOR MAY NOT BE ABLE TO REPURCHASE
DEFECTIVE MORTGAGE LOANS.

      The mortgage loan seller and the originator each will have made various representations and warranties related to the mortgage loans. Those representations are summarized in "The Indenture and the Owner Trust
Agreement--Assignment of Mortgage Loans" in this prospectus supplement.

      If the mortgage loan seller or the originator fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the mortgage loan seller or the originator would be required to repurchase, or substitute for, the defective mortgage loan. It is possible that the mortgage loan seller or the originator may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of the mortgage loan seller or the originator to repurchase or substitute defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.
As a result, shortfalls in the distributions due on the notes could occur.]

[THE CAP CONTRACT IS SUBJECT TO COUNTERPARTY RISK.

      The assets of the trust will include the cap contract, which will require the counterparty thereunder to make certain payments for the benefit of the holders of the notes. To the extent that distributions on such notes depend in part on payments to be received by the trustee under the cap contract, the ability of the trustee to make such distributions on such notes will be subject to the credit risk of the counterparty to the cap contract. Although there is a mechanism in place to facilitate replacement of the cap contract upon the default or credit impairment of the cap contract counterparty, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement cap contract. ]

[THE LIQUIDITY OF YOUR NOTES MAY BE LIMITED.

      None of ____ or ____(collectively, the "UNDERWRITERS") has any obligation to make a secondary market in the classes of notes. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

      None of the notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
Accordingly, many institutions that lack the legal authority to invest in notes that do not constitute "mortgage related securities" will not be able to invest in the notes, thereby limiting the market for those notes. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the notes. You should consult your own legal advisors for assistance in determining the suitability of and consequence to you of the purchase, ownership, and sale of the notes. See "Legal Investment"
in this prospectus supplement and in the prospectus.]

                                      S-15

[THE RATINGS ON THE NOTES COULD BE REDUCED OR WITHDRAWN.

      Each rating agency rating the notes may change or withdraw its initial ratings at any time in the future if, in its sole judgment, circumstances warrant a change. No person will be obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the notes, the liquidity and market value of the affected notes is likely to be reduced.]

[THE NOTES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

The notes are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.]

                                 USE OF PROCEEDS

      The mortgage loan seller will sell the mortgage loans to the depositor and the depositor will convey the mortgage loans to the trust fund in exchange for and concurrently with the delivery of the notes. Net proceeds from the sale of the notes will be applied by the depositor to the purchase of the mortgage loans from the mortgage loan seller. These net proceeds will represent the purchase price to be paid by the depositor to the mortgage loan seller for the mortgage loans. The mortgage loans were previously purchased by the mortgage loan seller either directly or indirectly from the originator.

                                THE MORTGAGE POOL

      The statistical information presented in this prospectus supplement relates to the pool of mortgage loans identified on the collateral selection date and expected to be delivered to the issuer on the closing date (the
"STATISTICAL POOL"). The scheduled principal balance set forth herein for each such mortgage loan is as specified in the amortization schedule at the cut-off date after application of all amounts allocable to unscheduled payments of principal received prior to the cut-off date, which is ____, ___. Percentages used herein are based on such cut-off date scheduled balances of the mortgage loans included in the statistical pool. Prior to the issuance of the notes, up to __% of the mortgage loans included in the statistical pool may be removed from the mortgage pool as a result of incomplete documentation or otherwise and any mortgage loans that prepay or default prior to the closing date will be removed. Other mortgage loans will be included in the mortgage pool prior to the issuance of the notes. However, it is not expected that the removal and inclusion of such mortgage loans will materially alter the characteristics of the mortgage loans as described in this prospectus supplement, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary.

GENERAL DESCRIPTION OF THE MORTGAGE LOANS

      The mortgage loans included in the statistical pool were, and the mortgage loans delivered to the trust on the closing date will be, selected by the sponsor, the mortgage loan seller and the depositor using criteria established by the sponsor, the mortgage loan seller and the depositor, the underwriter and the Rating Agencies.

      The mortgage pool delivered to the trust will initially consist of non-prime, one- to four-family, fixed and adjustable-rate mortgage loans secured by first and second liens on residential real properties. The mortgage loans in the mortgage pool have original terms to maturity of not greater than __ years.

      The mortgage loans will be secured by mortgages or deeds of trust or other similar security instruments creating first and/or second liens on one- to four-family residential properties. The mortgaged properties in the mortgage pool will consist of one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing. The mortgage loans to be included in the mortgage pool will be acquired by the depositor from the mortgage loan seller.

                                      S-16

      All of the mortgage loans in the mortgage pool will have scheduled monthly payments due on the first day of the month and that day will be referred to in this prospectus supplement as the due date. Each mortgage loan in the mortgage pool will contain a customary due-on-sale clause.

      The adjustable-rate mortgage loans will have mortgage rates subject to a semiannual adjustment after an initial [six-month], [two], [three], [five] or
[ten]-year period on the day of the month specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (1) a per annum rate equal to the average of interbank offered rates for [six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in
THE WALL STREET JOURNAL and as most recently available as of the date specified in the related mortgage note (the "SIX-MONTH LIBOR LOAN INDEX")], and (2) a fixed percentage amount specified in the related mortgage note (the "GROSS
MARGIN"); provided, however, that the mortgage rate will not increase or decrease on any adjustment date after the initial adjustment date by more than
[1]% (the "PERIODIC RATE CAP"). Each of the adjustable-rate mortgage loans will provide that over the life of the mortgage loan the mortgage rate will in no event be more than the specified maximum mortgage rate set forth in the mortgage note (the "MAXIMUM MORTGAGE RATE") or be less than a specified minimum Mortgage
Rate over the life of such Mortgage Loan (the "MINIMUM MORTGAGE RATE").
Effective with the first monthly payment due on each adjustable-rate mortgage loan, other than an adjustable-rate mortgage loan that has a balloon payment or is an interest-only mortgage loan, after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the
mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the [Six-Month LIBOR Loan
Index] and the related Gross Margin, rounded as described herein.

      If the [Six-Month LIBOR Loan Index] ceases to be published or is otherwise unavailable, the servicer will select an alternative index for mortgage loans on comparable properties, based upon comparable information, over which it has no control and which is readily verifiable by mortgagors.

      None of the adjustable-rate mortgage loans will permit the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

      Approximately ___% of the initial mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments.
Each mortgage loan in the mortgage pool that provides for the payment of a prepayment charge provides for payment of a prepayment charge on partial (as described below) or full prepayments made during a period specified in the related mortgage note from the date of origination of the particular mortgage loan. The amount of the prepayment charge, to the extent permitted under applicable federal, state and local law, is as provided in the related mortgage note, and the prepayment charge will apply if at any time during the specified period, which will vary from [6 months] up to [three years], the mortgagor prepays an aggregate amount exceeding ___% of the original principal balance of the particular mortgage loan. With respect to ___% of these mortgage loans, the amount of the prepayment charge will be equal to [____] months' interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of ___% of the original principal balance of the mortgage loan. Under those circumstances described in the servicing agreement, the servicer may, in its discretion, waive (or permit a subservicer to waive) the collection of any otherwise applicable prepayment charge or reduce the amount of the prepayment charge actually collected.
Investors should conduct their own analysis as to the effect, if any, that the prepayment charges and the decisions of the servicer with respect to the waiver of prepayment charges may have on the prepayment performance of the mortgage loans. The depositor makes no representation as to the effect that the prepayment charges, and the decisions of the servicer with respect to the waiver of the prepayment charges may have on the prepayment performance of the mortgage loans.

FICO SCORES

      A FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories- Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at

                                      S-17

the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and are not a substitute for the underwriter's judgment. Although FICO Scores are used as a predictive measure of a loan's quality, it is not determinative and is based solely on the information available from the credit repositories. As a result, FICO Scores should not be viewed as determinative of performance and should be viewed as one factor in assessing the quality of the loans. The information in Annex I sets forth in tabular format FICO scores with respect to the mortgage loans included in the statistical pool as of the cut-off date.

MORTGAGE LOAN STATISTICS

      The mortgage loans included in the statistical pool consist of __ mortgage loans with an aggregate principal balance as of the cut-off date of
$------.

      None of the mortgage loans included in the statistical  pool had a first payment  due  prior to  ________,  ____ or after  __________,  ____,  or has a remaining  term to  maturity  of less than ___ years and ___ months or greater than  ___  years as of the  cut-off  date.  The  latest  maturity  date of any mortgage loan in the statistical pool is ________.

      The information in Annex I sets forth in tabular format certain characteristics of the mortgage loans included in the statistical pool as of the cut-off date. The depositor believes that the information set forth in this prospectus supplement and in Annex I with respect to the statistical pool will be representative of the characteristics of the mortgage pool as it will be constituted at the time the notes are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans will vary.

      See Annex I to this prospectus supplement.

UNDERWRITING STANDARDS OF THE ORIGINATOR AND REPRESENTATIONS CONCERNING THE
MORTGAGE LOANS

   GENERAL. The mortgage loans included in the trust estate will have been originated by [Originator(s)]. The information set forth in the following paragraphs has been provided by [Originator(s)], the originator of the mortgage loans.

[DESCRIPTION OF (i) UNDERWRITING GUIDELINES, (ii) HOW LONG THE ORIGINATOR HAS
BEEN ENGAGED IN ORIGINATING ASSETS, AND (iii) THE ORIGINATOR'S EXPERIENCE IN
ORIGINATING ASSETS OF THE TYPE INCLUDED IN THE CURRENT TRANSACTION TO BE
PROVIDED BY EACH ORIGINATOR OF 20% OR MORE OF THE MORTGAGE LOANS INCLUDED IN THE
TRUST]

      [WMC Mortgage Corp. is a mortgage banking company incorporated in the
State of California. Established in 1955, WMC Mortgage Corp. has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative non-prime mortgage loans in each of the regions in which it competes. WMC Mortgage Corp. historically originated both prime-quality mortgage loans and non-prime-quality mortgage loans. WMC Mortgage Corp. sold its prime mortgage loan origination business in 1998 and, since April of 2000, originates prime mortgage loans only on a very limited basis. WMC Mortgage Corp.
was owned by a subsidiary of Weyerhaeuser Company until May 1997 when it was sold to WMC Finance Co., a company owned principally by affiliates of a private investment firm. On June 14, 2004, GE Consumer Finance acquired WMC Finance Co.

   Until March 2000, WMC Mortgage Corp. originated mortgage loans through both wholesale and retail channels, with wholesale originations accounting for approximately 85% of total origination volume prior to March 2000. As of March
2000, WMC Mortgage Corp. changed its business model to underwrite and process
100% of its loans on the Internet via "WMC Direct" resulting in a substantial reduction in employees, underwriting centers and closing centers, and the elimination of all retail branches. In April 2005, WMC Mortgage Corp.'s headquarters relocated to Burbank, California from Woodland Hills, California. A majority of its business operations are

                                      S-18

presently conducted at Burbank. WMC Mortgage Corp. also has nine (9) regional offices in Dallas, Texas, Orangeburg, New York, Costa Mesa, California, San
Ramon, California, Woodland Hills, California, Jacksonville, Florida, Woburn
Massachusetts, Schaumburg, Illinois, and Bellevue, Washington. WMC Mortgage
Corp.'s originations come primarily through its broker relationships. As of
February 15, 2006, WMC Mortgage Corp. had approximately 2309 employees, including approximately 600 business development representatives and associates who are responsible for recruiting and managing the independent broker network.
In 2003, 2004 and 2005, WMC Mortgage Corp. originated $8,177,700,459,
$19,127,701,750 and $31,794,995,806 of non-prime mortgage loans, respectively, including loans acquired by WMC from correspondent lenders.

      UNDERWRITING STANDARDS. The mortgage loans have been either (i) originated generally in accordance with the underwriting guidelines established by WMC
Mortgage Corp. (collectively, the "UNDERWRITING Guidelines") or (ii) purchased by WMC Mortgage Corp., after being re-underwritten generally in accordance with the Underwriting Guidelines. WMC Mortgage Corp. also originates certain other mortgage loans that are underwritten to the guidelines of specific investors, however, such mortgage loans are not included among those sold to the trust as described herein. The Underwriting Guidelines are primarily intended to (a)
determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (b) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. On a case-by-case basis WMC Mortgage Corp. may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio ("DEBT RATIO"), good mortgage payment history, an abundance of cash reserves, excess disposable income, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in the trust will represent such underwriting exceptions.

      On July 15, 2005, WMC Mortgage Corp. launched a program called WMC Select.
Using new credit matrices, WMC Select allows a borrower to choose loan features
(such as rate, term, prepayment options, and other important features) based on the borrower's mortgage/housing history, credit depth, loan-to-value ratio
("LTV") and Debt Ratio. WMC Select allows WMC Mortgage Corp. greater flexibility in qualifying the borrower for a loan since the borrower selects the loan features most important to him.

      The mortgage loans in the trust will fall within the following documentation categories established by WMC Mortgage Corp.: Full Documentation,
Full-Alternative Documentation, Limited Documentation, Lite Documentation,
Stated Income Documentation and Stated Income/Verified Assets (Streamlined)
Documentation. In addition to single-family residences, certain of the mortgage loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by
WMC Mortgage Corp. for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing, two- to four-family properties and other property types. In addition, WMC Mortgage Corp.
has established specific parameters for jumbo loans, which are designated in the
Underwriting Guidelines as mortgage loans with original principal balances in excess of $650,000 ($850,000 under WMC Select). However, WMC Mortgage Corp.
sometimes increases the original principal balance limits if borrowers meet other compensating credit factors.

      Under the Underwriting Guidelines, WMC Mortgage Corp. verifies the loan applicant's eligible sources of income for all products, calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the Debt
Ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Underwriting Guidelines. The
Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires, among other things, (1) an appraisal of the mortgaged property which conforms to
Uniform Standards of Professional Appraisal Practice and (2) an audit of such appraisal by a WMC Mortgage Corp.-approved appraiser or by WMC Mortgage Corp.'s in-house collateral auditors (who may be licensed appraisers) and such audit may in certain circumstances consist of a second appraisal, a field review, a desk review or an automated valuation model.

      The Underwriting Guidelines permit mortgage loans with LTVs and CLTVs (in the case of mortgaged properties which secure more than one mortgage loan) of up to 100% (which is subject to reduction depending upon credit-grade, loan amount and property type). In general, loans with greater documentation standards are eligible for

                                      S-19

higher LTV and CLTV limits across all risk categories. Under the Underwriting
Guidelines, cash out on refinance mortgage loans is generally available, but the amount is restricted for C grade loans.

      All mortgage loans originated or purchased under the Underwriting
Guidelines are based on loan application packages submitted through mortgage brokerage companies or on loan files (which include loan application documentation) submitted by correspondents. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to WMC Mortgage Corp. for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made and/or a yield-spread premium for services provided to the borrower. No single mortgage brokerage company accounts for more than 3%, measured by outstanding principal balance, of the mortgage loans originated by WMC Mortgage Corp.

      The Underwriting Guidelines require that the documentation accompanying each mortgage loan application include, among other things, a tri-merge credit report on the related applicant from a credit reporting company aggregator. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most instances, WMC Mortgage Corp. obtains a tri-merge credit score independent from the mortgage loan application from a credit reporting company aggregator. In the case of purchase money mortgage loans, WMC Mortgage Corp. generally validates the source of funds for the down payment. In the case of mortgage loans originated under the Full Documentation category, the Underwriting Guidelines require documentation of income (which may consist of (1) a verification of employment form covering a specified time period which varies with LTV, (2) two most recent pay stubs and two years of tax returns or W-2s, (3) verification of deposits and/or (4) bank statements) and telephonic verification. Under the
Full-Alternative Documentation category, only 24 months of bank statements are required (depending upon the LTV) and telephonic verification of employment, under the Limited Documentation category only 12 months of bank statements (or a
W-2 for the most current year and a current pay stub) are required, and under the Lite Documentation category only six months of bank statements (or a current pay stub covering the six month period) are required. For mortgage loans originated under the Stated Income/Verified Assets (Streamlined) Documentation
category, WMC Mortgage Corp. requires verification of funds equal to two months of principal, interest, taxes and insurance, sourced and seasoned for at least sixty days. In the case of mortgage loans originated under the Stated Income
Documentation and Stated Income/Verified Assets (Streamlined) Documentation
categories, the Underwriting Guidelines require (1) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (2) that a WMC Mortgage Corp. pre-funding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (3) that stated income be consistent with type of work listed on the application.

      The general collateral requirements in the Underwriting Guidelines specify that a mortgaged property not have a condition rating of lower than "average."
Deferred maintenance costs may generally not exceed $1,500. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the Underwriting Guidelines specify conditions and parameters relating to zoning, land-to-improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is too isolated, whether the property site is too close to commercial businesses, whether the property site is rural, city or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

      The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing, Debt Ratios, documentation programs, and in certain other respects. Mortgagors who qualify under the Underwriting Guidelines may have payment histories and Debt Ratios that would not satisfy Fannie Mae and
Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The
Underwriting Guidelines establish the maximum permitted LTV for each loan type based upon these and other risk factors.

      WMC Mortgage Corp. requires that mortgage loans have title insurance
(which can be a short form title insurance policy for some piggyback second lien mortgage loans acquired from correspondent lenders) and be secured by liens on real property. Some second lien mortgage loans purchased from correspondent lenders and

                                      S-20

which have an original principal balance of $50,000 or less do not have title insurance. WMC Mortgage Corp. also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount equal to the greater of full replacement or the amount of all mortgage liens on such mortgaged property. In addition, flood insurance is obtained where applicable and a tax service is used to monitor the payment of property taxes on all loans.

      RISK CATEGORIES. Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted LTV, maximum loan amount and the allowed use of loan proceeds given the borrower's mortgage payment history, the borrower's consumer credit history, the borrower's liens/charge-offs/bankruptcy history, the borrower's
Debt Ratio, the borrower's use of proceeds (purchase or refinance), the documentation type and other factors. In general, higher credit risk mortgage loans are graded in categories that require lower Debt Ratios and permit more
(or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies. Tax liens are not considered in determining risk category
(but must be paid off or subordinated by the taxing authority in all circumstances); and derogatory medical collections are not considered in determining risk category and are not required to be paid off. The Underwriting
Guidelines specify the following risk categories and associated criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. However, as described above, the following are guidelines only, and exceptions are made on a case-specific basis. In addition, variations of the following criteria are applicable under the programs established by WMC Mortgage Corp. for the origination of jumbo loans in excess of $650,000 ($850,000 under WMC Select) and for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties. Jumbo loans are originated under all documentation programs to borrowers with minimum Credit
Scores of 620 (600 under WMC Select), a maximum Debt Ratio of 50%and who satisfy other requirements as set forth in the Underwriting Guidelines. WMC Mortgage
Corp. sometimes has special loan programs which increase the maximum principal balance limit for jumbo loans provided the borrowers meet other credit criteria.

      RISK CATEGORY "AA".

   MAXIMUM LOAN AMOUNT:

      o     $650,000 ($850,000 for WMC Select) for Full Documentation,
            Full-Alternative Documentation, and Limited Documentation
            (owner-occupied mortgaged property);

      o     $550,000 ($850,000 for WMC Select) for Lite Documentation
            (owner-occupied mortgaged property);

      o     $500,000 ($850,000 for WMC Select) for Stated Income Documentation
            (Self-Employed) and Stated Income Documentation (Wage Earner)
            (owner-occupied mortgaged property);

      o     $550,000 ($700,000 for WMC Select) for Full Documentation and
            Full-Alternative Documentation (non-owner-occupied mortgaged property);

      o     $500,000 ($650,000 for WMC Select) for Limited Documentation
            (non-owner-occupied mortgaged property);

      o     $450,000 ($650,000 for WMC Select) for Lite Documentation
            (non-owner-occupied mortgaged property); and

      o     $400,000 for Stated Income Documentation (Self-Employed) and Stated
            Income (Wage Earner) Documentation (non-owner-occupied mortgaged property).

      o     WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   MORTGAGE PAYMENT HISTORY: No delinquency during the preceding 12 months.

                                      S-21

   CONSUMER CREDIT HISTORY: Minimum Credit Score of 640 (500 for WMC Select),
minimum 2 year credit history with activity on at least one trade account in the last 12 months.

   LIENS/CHARGE-OFFS: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

   BANKRUPTCY: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

   NOTICE OF DEFAULT ("NOD")/FORECLOSURES: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC
Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

   MAXIMUM LTV:

      o     100% for Full Documentation and Full-Alternative Documentation with a maximum loan amount of $500,000 and a Credit Score of 620 and above (owner-occupied mortgaged property);

      o     100% for Limited Documentation, Lite Documentation and Express
            Documentation with a maximum loan amount of $333,700 ($337,000 for
            WMC Select) and a Credit Score of 640 and above (500 and above for
            WMC Select) (owner-occupied mortgaged property);

      o     100% for Stated Income Documentation (Self-Employed) and Stated
            Income Documentation (Wage Earner) with a maximum loan amount of
            $333,700 ($337,000 for WMC Select) and a Credit Score of 660 and
            above (owner-occupied mortgaged property);

      o     95% for Full Documentation, Full-Alternative Documentation, Limited
            Documentation and Lite Documentation with a maximum loan amount of
            $650,000 ($700,000 for WMC Select) and a minimum Credit Score of 640
            (owner-occupied mortgaged property);

      o     95% for Stated Income Documentation (Self-Employed) and 80% for
            Stated Income Documentation (Wage Earner) with a maximum loan amount of $500,000 ($700,000 for WMC Select) and a minimum Credit Score of
            640 (500 and above for WMC Select) (owner-occupied mortgaged property);

      o     90% for Full Documentation and Full-Alternative Documentation
            (non-owner-occupied mortgaged property);

      o     85% for Limited Documentation (non-owner-occupied mortgaged property); and

      o     80% (85% for WMC Select for Lite Documentation) for Lite
            Documentation and Stated Income Documentation (Self-Employed).

      o     Stated Income Documentation (Wage Earner) is not available on non-owner-occupied mortgaged property.

      o     WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   MAXIMUM DEBT RATIO: Limited to 55% for all documentation types except Stated
Income Documentation, which is limited to 50%.

                                      S-22

      RISK CATEGORY "A".

   MAXIMUM LOAN AMOUNT:

      o     $650,000 ($850,000 for WMC Select) for Full Documentation and
            Full-Alternative Documentation (owner-occupied mortgaged property);

      o     $550,000 ($850,00 for WMC Select) for Limited Documentation
            (owner-occupied mortgaged property);

      o     $500,000 ($850,000 for WMC Select) for Lite Documentation
            (owner-occupied mortgaged property);

      o     $450,000 ($850,000 for WMC Select) for Stated Income Documentation
            (Self-Employed) and Stated Income Documentation (Wage Earner)
            (owner-occupied mortgaged property);

      o     $375,000 ($650,000 for WMC Select) for Full Documentation and
            Full-Alternative Documentation (non-owner-occupied mortgaged property);

      o     $325,000 ($600,000 for WMC Select) for Limited Documentation
            (non-owner-occupied mortgaged property);

      o     $300,000 ($600,000 for WMC Select) for Lite Documentation,
            non-owner-occupied mortgaged property (non-owner-occupied mortgaged property); and

      o     $200,000 for Stated Income Documentation (Self-Employed)
            (non-owner-occupied mortgaged property).

      o     Stated Income (Wage Earner) Documentation is not permitted for non-owner-occupied mortgaged property.

   MORTGAGE PAYMENT HISTORY: Not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months
(no 30-day delinquencies during preceding 12 months permitted for LTV of 95% or greater). For WMC Select, not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months
(no 30-day delinquencies during preceding 12 months permitted for a LTV of 90%
or greater).

   CONSUMER CREDIT HISTORY: Minimum Credit Score of 600 (500 for WMC Select),
minimum 2 year credit history with activity on at least one trade account in the last 12 months. For loans with a LTV over 90%, at least three reported tradelines with one open account must be active in the last 12 months.

   LIENS/CHARGE-OFFS: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

   BANKRUPTCY: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is permitted). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

   NODS/FORECLOSURES: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

                                      S-23

   MAXIMUM LTV:

      o     95% (90% for WMC Select) for Full Documentation, Full-Alternative
            Documentation and Limited Documentation, (owner-occupied mortgaged property);

      o     90% for Lite Documentation, Stated Income Documentation
            (Self-Employed) (owner-occupied mortgaged property);

      o     80% (75% for WMC Select) Stated Income Documentation (Wage Earner)
            (owner-occupied mortgaged property);

      o     85% for Full Documentation, Express Documentation, Full-Alternative
            Documentation and Limited Documentation (non-owner-occupied mortgaged property);

      o     80% for Lite Documentation (non-owner-occupied mortgaged property);
            and o 75% for Stated Income Documentation (Self-Employed)
            (non-owner-occupied mortgaged property).

      o     Stated Income Documentation (Wage Earner) is not permitted on non-owner-occupied mortgaged property.

      o     WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   MAXIMUM DEBT RATIO: Limited to 55% (50% for Stated Income Documentation).

      RISK CATEGORY "A-".

   MAXIMUM LOAN AMOUNT:

      o     $650,000 ($550,000 for WMC Select) for Full Documentation,
            Full-Alternative Documentation (owner-occupied mortgaged property);

      o     $475,000 ($550,000 for WMC Select) for Limited Documentation
            (owner-occupied mortgaged property);

      o     $450,000 ($550,000 for WMC Select) for Lite Documentation
            (owner-occupied mortgaged property);

      o     $400,000 for Stated Income Documentation (Self-Employed) and Stated
            Income Documentation (Wage Earner) (owner-occupied mortgaged property);

      o     $350,000 ($475,000 for WMC Select) for Full Documentation and
            Full-Alternative Documentation (non-owner-occupied mortgaged property);

      o     $325,000 ($425,000 for WMC Select) for Limited Documentation
            (non-owner-occupied mortgaged property);

      o     $300,000 ($425,000 for WMC Select) for Lite Documentation
            (non-owner-occupied mortgaged property); and

      o     $200,000 for Stated Income Documentation (Self-Employed)
            (non-owner-occupied mortgaged property).

      o     WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

                                      S-24

   MORTGAGE PAYMENT HISTORY: Not more than two 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). No 30-day delinquencies permitted for LTVs of 90% or higher. For
WMC Select, not more than two 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 90% or greater.

   CONSUMER CREDIT HISTORY: Minimum Credit Score of 580 (500 for WMC Select);
minimum 2 year credit history with activity on at least one trade account in the last 12 months.

   LIENS/CHARGE-OFFS: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

   BANKRUPTCY: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed).

   NODS/FORECLOSURES: Permitted if discharged or cured two years or more prior to application.

   MAXIMUM LTV:

      o     95% (90% for WMC Select) for Full Documentation and Full-Alternative
            Documentation (owner-occupied mortgaged property);

      o     95% (90% for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

      o     90% (90% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

      o     80% (80% for WMC Select also) for Stated Income Documentation
            (Self-Employed) (owner-occupied mortgaged property);

      o     70% (70% for WMC Select also) for Stated Income Documentation (Wage
            Earner) (owner-occupied mortgaged property);

      o     80% (80% for WMC Select also) for Full Documentation,
            Full-Alternative Documentation and Limited Documentation
            (non-owner-occupied mortgaged property);

      o     80% (80% for WMC Select also) for Lite Documentation
            (non-owner-occupied mortgaged property); and

      o     75% for Stated Income Documentation (Self-Employed)
            (non-owner-occupied mortgaged property).

      o     Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

      o     WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   MAXIMUM DEBT RATIO: Limited to 50%.

      RISK CATEGORY "B+".

   MAXIMUM LOAN AMOUNT:

      o     $650,000 ($525,000 for WMC Select) for Full Documentation, Express
            Documentation, and Full-Alternative Documentation (owner-occupied mortgaged property);

                                      S-25

      o     $425,000 ($525,000 for WMC Select) for Limited Documentation
            (owner-occupied mortgaged property);

      o     $375,000 ($525,000 for WMC Select) for Lite Documentation
            (owner-occupied mortgaged property);

      o     $350,000 ($525,000 for WMC Select) for Stated Income Documentation
            (Self Employed) and Stated Income Documentation (Wage Earner)
            (owner-occupied mortgaged property);

      o     $300,000 ($525,000 for WMC Select) for Full Documentation and
            Full-Alternative Documentation (non-owner-occupied mortgaged property);

      o     $250,000 ($525,000 for WMC Select) for Limited Documentation
            (non-owner-occupied mortgaged property);

      o     $225,000 ($525,000 for WMC Select) for Lite Documentation
            (non-owner-occupied mortgaged property); and

      o     $200,000 for Stated Income Documentation (Self-Employed)
            (non-owner-occupied mortgaged property).

      o     Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

      o     WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   MORTGAGE PAYMENT HISTORY: Not more than three 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). For any loan with an LTV of 85% or greater, no 30-day delinquencies during the preceding 12 months is permitted. For WMC Select, not more than three 30-day delinquencies during the preceding 12 months, and no
60-day delinquencies during the preceding 12 months for a mortgage loan with a
LTV of 85% or greater.

   CONSUMER CREDIT HISTORY: Minimum Credit Score of 550 (500 for WMC Select),
minimum 2 year credit history with activity on at least one trade account in the last 12 months.

   LIENS/CHARGE-OFFS: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

   BANKRUPTCY:  Permitted  if  discharged  18  months  or more  prior  to loan application.

   NODS/FORECLOSURES: Permitted if cured or discharged 18 months or more prior to application.

   MAXIMUM LTV:

      o     90% (85% for WMC Select) for Full Documentation, Full-Alternative
            Documentation, and Limited Documentation (owner-occupied mortgaged property);

      o     80% (85% for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

      o     75% (75% for WMC Select also) for Stated Income Documentation
            (Self-Employed) (owner-occupied mortgaged property);

      o     70% (70% for WMC Select also) Stated Income Documentation (Wage
            Earner) (owner-occupied mortgaged property);

                                      S-26

      o     75% (75% for WMC Select also) for Full Documentation,
            Full-Alternative Documentation and Limited Documentation
            (non-owner-occupied mortgaged property);

      o     70% (75% for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

      o     65% for Stated Income Documentation and Stated Income/Verified
            Assets (Streamlined) Documentation (non-owner-occupied mortgaged property).

      o     WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

   MAXIMUM DEBT RATIO: Limited to 50%.

      RISK CATEGORY "B".

   MAXIMUM LOAN AMOUNT:

      o     $500,000 for Full Documentation and Full-Alternative Documentation
            (owner-occupied mortgaged property);

      o     $375,000 ($500,000 for WMC Select) for Limited Documentation
            (owner-occupied mortgaged property);

      o     $350,000 ($500,000 for WMC Select) for Lite Documentation
            (owner-occupied mortgaged property);

      o     $335,000 ($500,000 for WMC Select) for Stated Income Documentation
            (Self-Employed) (owner-occupied mortgaged property);

      o     $275,000 for Full Documentation and Full-Alternative Documentation
            (non-owner-occupied mortgaged property);

      o     $225,000 for Limited Documentation (non-owner-occupied mortgaged property); and

      o     $200,000 for Lite Documentation and Stated Income Documentation
            (Self-Employed) (non-owner-occupied mortgaged property).

      o     Stated Income Documentation (Wage Earner) is not permitted for owner or non-owner-occupied mortgaged property.

      o     WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

   MORTGAGE PAYMENT HISTORY: One 60-day delinquency during the preceding 12 months. For WMC Select, not more than four 30-day delinquencies during the preceding 12 months, and one 60-day delinquency during the preceding 12 months.

   CONSUMER CREDIT HISTORY: Minimum Credit Score of 500 with a minimum credit history of 2 years and minimum of one reported trade account with activity in last 12 months (minimum score of 520 required for LTVs of 85%). For WMC Select, the borrower must have a minimum Credit Score of 520 with a minimum credit history of 2 years and a minimum of one reported trade account with activity in last 12 months.

   LIENS/CHARGE-OFFS: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

   BANKRUPTCY:  Permitted  if  discharged  12  months  or more  prior  to loan application.

                                      S-27

   NODS/FORECLOSURES: Permitted if cured or discharged 12 months or more prior to loan application.

   MAXIMUM LTV:

      o     80% (80% for WMC Select also) for Full Documentation,
            Full-Alternative Documentation and Limited Documentation (85%
            maximum LTV if the borrower has no 60-day late payments on a mortgage loan in the preceding 12 months and a minimum Credit Score of 520) (owner-occupied mortgaged property);

      o     80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

      o     75% for Stated Income Documentation (Self-Employed) only
            (owner-occupied mortgaged property);

      o     70% for Full Documentation, Full-Alternative Documentation and
            Limited Documentation (non-owner-occupied mortgaged property); and

      o     65% for Lite Documentation (non-owner-occupied mortgaged property).

      o     Stated Income Documentation (Self-Employed) and Stated Income
            Documentation (Wage Earner) are not available on non-owner-occupied mortgaged property.

      o     WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

   MAXIMUM DEBT RATIO: Limited to 50%.

      RISK CATEGORY "C".

   MAXIMUM LOAN AMOUNT:

      o     $500,000 ($350,000 for WMC Select) for Full Documentation and
            Full-Alternative Documentation (owner-occupied mortgaged property);

      o     $335,000 ($350,000 for WMC Select) for Limited Documentation, Lite
            Documentation and Stated Income Documentation (Self-Employed)
            (owner-occupied mortgaged property);

      o     $250,000 for Full Documentation and Full-Alternative Documentation
            (non-owner-occupied mortgaged property); and

      o     $200,000 for Limited Documentation and Lite Documentation
            (non-owner-occupied mortgaged property).

      o     No Stated Income Documentation (Wage Earner) or Stated
            Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

   MORTGAGE PAYMENT HISTORY: No more than two 60-day delinquencies and one
90-day delinquency are allowed in the preceding 12 months (rolling 30-day delinquencies are accepted). For WMC Select, not more than two 60-day delinquencies during the preceding 12 months or one 90-day delinquency are allowed in the preceding 12 months.

   CONSUMER CREDIT HISTORY: Minimum Credit Score of 500 with 2 year credit history and one reported trade account with activity in the last 12 months.

   LIENS/CHARGE-OFFS: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

                                      S-28

   BANKRUPTCY:  Permitted  if  discharged  12  months  or more  prior  to loan application.

   NODS/FORECLOSURES: Permitted if discharged or cured 12 months or more prior to loan application.

   MAXIMUM LTV:

      o     85% (80% for WMC Select) for Full Documentation, Full-Alternative
            Documentation and Limited Documentation (80% maximum LTV if the borrower has no 90-day late payments and no more than two 60-day late payments on a mortgage loan in the preceding 12 months)
            (owner-occupied mortgaged property);

      o     80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

      o     75% for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

      o     70% for Full Documentation, Full-Alternative Documentation and
            Limited Documentation (non-owner-occupied mortgaged property); and

      o     60% for Lite Documentation (non-owner-occupied mortgaged property).

      o     No Stated Income Documentation (Wage Earner) or Stated
            Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

      o     WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

   MAXIMUM DEBT RATIO: Limited to 50%.

   The Underwriting Guidelines described above are a general summary of WMC
Mortgage Corp.'s underwriting guidelines and do not purport to be a complete description of the underwriting standards of WMC Mortgage Corp.]

[If material, information regarding the size and composition of the originator's origination portfolio and any other information material to an analysis of the performance of the pool assets, such as the originator's credit-granting or underwriting criteria for the asset types being securitized, will be provided.]

PRE-FUNDING ACCOUNTS AND OTHER CHANGES TO POOL ASSETS

      [If the transaction contemplates a pre-funding period, the information required by ss.229.1111(g) will be provided.]

CLAIMS ON POOL ASSETS

      [If applicable, any material direct or contingent claim that parties other than holders of the notes have on any pool assets pursuant to ss.229.1111(f)
will be described. Also if applicable, any material cross-collateralization or cross-default provisions relating to the pool assets will be described.]

SIGNIFICANT OBLIGORS

      [If applicable, information required pursuant to ss.229.1112 will be provided with respect to each significant obligor.]

                     THE SPONSOR AND STATIC POOL INFORMATION

THE SPONSOR

                                      S-29

      WMC Mortgage Corp. ("WMC"), the sponsor, is a mortgage banking company incorporated in the State of California. Established in 1955, WMC has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative non-prime mortgage loans in each of the regions in which it competes. WMC historically originated both prime-quality mortgage loans and non-prime-quality mortgage loans. WMC sold its prime mortgage loan origination business in 1998 and originates prime mortgage loans only on a very limited basis. WMC was owned by a subsidiary of Weyerhaeuser Company until May
1997 when it was sold to WMC Finance Co., a company owned principally by affiliates of a private investment firm. Between August of 1997 and April of
2000, WMC sold mortgage loans originated by to an affiliate, WMC Secured Assets
Corp., for securitization as well as to unaffiliated purchasers on a whole loan basis. Such affiliate securitized WMC originated non-prime mortgage loans in 7 public securitizations. From May 2000 to September of 2005, WMC sold mortgage loans originated by it only on a whole loan basis to unaffiliated purchasers.

      On June 14, 2004, GE Consumer Finance ("GE") acquired WMC Finance Co. and its subsidiary WMC. In September 2005, WMC sponsored its own securitization program and began selling a portion of the mortgage loans originated by it to the depositor, an affiliate, for the issuance of public and private asset-backed securities under such securitization program. As of the date hereof, the depositor has securitized $______ of WMC originated mortgage loans in [#] public securitizations. [As the number of securitizations increase a table setting forth the number of mortgage loans originated per year and the number of loans securitized during that year will be provided.] Mortgage loans originated by WMC and not securitized by the depositor continue to be sold to unaffiliated purchasers.

      WMC is responsible for pooling the mortgage loans to be securitized by the depositor, negotiating the principal securitization transaction documents and participating with the underwriters in the structuring of such transactions.
Most such securitizations use excess interest, subordination and overcollateralization as credit enhancement. Generally, trigger events in the securitization documents are based on delinquencies of the mortgage loans and cumulative losses on the mortgage loans. None of the securitization transactions sponsored by WMC and involving the depositor have experienced a trigger event.
[If any such securitization experiences a trigger event, a description thereof will be included.]

STATIC POOL INFORMATION

      During the five year period prior to the date hereof, the sponsor has previously securitized [two] pools of mortgage loans. Static pool information regarding delinquencies, cumulative losses and prepayments for such pools of mortgage loans can be obtained from the following website: [__________].
Information provided through such Internet address will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securitized pool or vintage formed before
January 1, 2006, or with respect to the pool of mortgage loans to be included in the trust (if applicable) for any period before January 1, 2006.

      Mortgage loans originated by the sponsor and sold to unaffiliated purchasers have also been securitized by such unaffiliated purchasers. During the past five years the following securitizations by parties other than the sponsor have included pools of mortgage loans of which [90%] or more have been originated by the sponsor:

                         ------------------------------------
                         Depositor     Series of Certificates
                         ------------------------------------

                         ------------------------------------

                         ------------------------------------

                         ------------------------------------

      Except to the extent the related sponsor of that securitization or another third-party has agreed to provide that information back to the sponsor and has actually provided it to the sponsor with indemnification, the sponsor does not intend to include static pool information regarding delinquencies, cumulative losses and prepayments for such pools of mortgage loans securitized by unaffiliated purchasers on its website set forth above because all of the mortgage loans originated by the sponsor and included in these securitizations were sold on a servicing released basis, and such information may not be obtained or verified by the sponsor without unreasonable effort or expense.
However, if you call the sponsor at ______, the sponsor will provide to you the website addresses

                                      S-30

for which static pool information for such securitizations has been made available by the related sponsor or depositor of each such securitization to investors in their related securities.

                               YIELD ON THE NOTES

SHORTFALLS IN COLLECTIONS OF INTEREST

      When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period beginning with the date on which the scheduled monthly payment was due for the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on the mortgage loans affected by application of the Relief Act. The servicer will be obligated to pay from its own funds only those interest shortfalls attributable to full prepayments by the mortgagors on the mortgage loans master serviced by it, but only to the extent of [__% of] its aggregate servicing fee for the related due period. The due period, with respect to any payment date, will be the period from and including the second day of the month immediately preceding the month in which the payment date occurs to and including the first day of the month in which the payment date occurs. Accordingly, the effect of (i) any principal prepayments on the mortgage loans, to the extent that Prepayment Interest Shortfalls exceed
Compensating Interest or (ii) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the notes.

      Any of these shortfalls will be allocated among the notes, pro rata, as provided in this prospectus supplement under "Description of the Notes-Interest
Payments". See "Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief
Act" in the prospectus. See "The Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

GENERAL PREPAYMENT CONSIDERATIONS

      There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those of more traditional lenders with regard to a mortgagor's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans may be greater than that of mortgage loans underwritten in accordance with the underwriting standards of more traditional lenders. The rate of principal payments on each class of notes, the aggregate amount of distributions on each class of notes and the yield to maturity of each class of notes will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans in the mortgage pool will in turn be affected by the amortization schedules of the mortgage loans as they change from time to time to accommodate changes in the mortgage rates and by the rate of principal prepayments on the mortgage loans, including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the mortgage loan seller, the originator, the servicer. The mortgage loans may be prepaid by the mortgagors at any time; however, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the cut-off date, a prepayment may subject the related mortgagor to a prepayment charge. Furthermore, the interest-only feature of the interest-only mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the related mortgage rates if such mortgage loans are also adjustable-rate mortgage loans. However, as a mortgage loan with such a feature nears the end of its interest-only period, the mortgagor may be more likely to refinance the mortgage loan, even if market interest rates are only slightly higher or lower than the related mortgage interest rate in order to avoid the increase in the monthly payments required to amortize the mortgage loan over its remaining life.

      Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of notes then entitled to receive distributions that otherwise would be distributed over the remaining terms of these mortgage loans. Since the rates of payment of principal on the

                                      S-31

mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of any class of notes may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on these notes is sensitive to prepayments, liquidations and purchases of the mortgage loans.
Further, an investor should consider, in the case of any note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In most cases, the earlier a prepayment of principal on the mortgage loans occurs, the greater the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the notes would not be fully offset by a subsequent like reduction or increase in the rate of principal payments. See "Yield
Considerations" and "Maturity and Prepayment Considerations" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

      It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

      The rate of principal payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans in the mortgage pool, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise above the mortgage rates on the mortgage loans in the mortgage pool, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. The adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate mortgage loans may be inclined to refinance their adjustable-rate mortgage loans with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and maximum mortgage rate also may affect the likelihood of prepayments resulting from refinancings. Moreover, the adjustable-rate mortgage loans may be subject to greater rates of prepayments as they approach their initial adjustment dates even if market interest rates are only slightly higher or lower than the initial interest rates on their mortgage loans as borrowers seek to avoid changes in their monthly payments. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments and none of the depositor, the mortgage loan seller or the originator makes any representations as to the particular factors that will affect the prepayment of the mortgage loans and the expected rate of principal prepayments. See "Yield and Maturity Considerations" in the prospectus.

      In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates in most cases are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan in the mortgage pool, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available. See "The Mortgage Pool" in this prospectus supplement for the types of mortgage loans to be included in the trust.

SPECIAL YIELD CONSIDERATIONS

      The mortgage rates on the adjustable-rate mortgage loans adjust semi-annually based upon the [Six-Month] LIBOR Loan Index, after an initial fixed interest rate period that ranges from [six-months] [two years], [three years], [five years] to [ten years] and the fixed-rate mortgage loans do not adjust at all. The interest rate on the notes may adjust monthly and will be based upon One-Month LIBOR as described under "Description of the
Notes-Calculation of One-Month LIBOR" herein, subject to the related Available
Funds Rate Cap. One-month LIBOR and the Six-Month LIBOR index applicable to the mortgage loans may respond differently to economic and market factors, and there is not necessarily a correlation between them. It is possible, for example, that if both one-month LIBOR and the six-month LIBOR index rise during the same period, one-month LIBOR may rise more rapidly than

                                      S-32

the Six-Month LIBOR index or may rise higher than the Six-Month LIBOR index.
Thus, the interest due on the mortgage loans during any due period, net of the expenses of the trust fund, may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable margin on the notes during the related Interest Accrual Period. In such an event the rate payable to the holders of the notes will be the Available Funds Rate Cap, this would adversely affect the yield to maturity on such notes, and the holders of such Notes will not be entitled to interest in excess of the Available Funds Rate Cap on any future payment date. In addition, the Available Funds Rate Cap will be reduced by the prepayment of mortgage loans with high mortgage rates.

      If the interest rate on any class of notes is limited by the Available
Funds Rate Cap for any payment date, the resulting basis risk shortfalls may be recovered by the holders of the such notes on such payment date or on future payment dates, to the extent that on such payment date or future payment dates there are any available funds remaining after certain other distributions on the notes and the payment of certain fees and expenses of the trust and to the extent of any payments made under the Cap Contract. The ratings on the notes do not address the likelihood of any such recovery of basis risk shortfalls by holders of the notes.

      The mortgage loans pledged to the indenture trustee for the benefit of noteholders will include adjustable-rate mortgage loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates were to fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans to "lock in" lower fixed interest rates. The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments and the seller makes no representations as to the particular factors that will affect the prepayment of the mortgage loans.

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the notes of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement assumes a prepayment rate for the mortgage loans of ___% CPR. No representation is made that the mortgage loans in the mortgage pool will prepay at this rate or any other rate. To assume ___% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.

      The tables following the next paragraph indicate the percentage of the initial note principal balance of the indicated classes of notes that would be outstanding after each of the dates shown at various constant percentages of the prepayment model and the corresponding weighted average life of each class of notes. The table is based on the following assumptions:

      (1)   the mortgage pool consists of ____ mortgage loans with the characteristics set forth in the table immediately following these bullet points entitled "Assumed Mortgage Loan Characteristics";

      (2)   distributions on the notes are received, in cash, on the ___ day of each month, commencing in _________ ___;

                                      S-33

      (3)   the mortgage loans prepay at the constant percentages of the prepayment model indicated;

      (4)   no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act are incurred;

      (5)   none of the depositor, the mortgage loan seller, the originator, the servicer or any other person purchases from the trust fund any mortgage loan based on any obligation or option under the indenture, except as indicated in the second sentence following the table entitled "Percent of Initial Note Principal Balance Outstanding at
            the Specified Percentage of the Prepayment Model";

      (6)   scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in _________ ____, and are computed prior to giving effect to any prepayments received in the prior month;

      (7)   prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in
            ________ ____ and include 30 days' interest on the mortgage loan;

      (8)   the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining term to maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity;

      (9)   the notes are purchased on _______ __, ____;

      (10)  the six-month LIBOR index remains constant at ____% per annum and the mortgage rate on each mortgage loan is adjusted on the due date immediately following the next adjustment date and in subsequent adjustable dates necessary to equal the six-month LIBOR index plus the applicable gross margin, subject to the applicable periodic rate cap each as set forth in the related mortgage note;

      (11)  one-month LIBOR remains constant at ____% per annum;

      (12)  the monthly payment on each mortgage loan is adjusted on the due date immediately following the next adjustment date (and on subsequent adjustment dates if necessary) to equal a fully amortizing monthly payment;

      (13)  the servicing fee rate is ____% per annum and the trustee's fee rate is ____% per annum.

                                      S-34

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                            ORIGINAL    REMAINING                                           MONTHS TO     INITIAL
                GROSS        TERM TO     TERM TO                   MAXIMUM      MINIMUM        NEXT       PERIODIC     PERIODIC
 PRINCIPAL     MORTGAGE     MATURITY     MATURITY     GROSS        MORTGAGE     MORTGAGE    ADJUSTMENT      RATE         RATE
BALANCE ($)    RATE (%)     (MONTHS)     (MONTHS)   MARGIN (%)     RATE (%)     RATE (%)       DATE        CAP (%)      CAP (%)
-----------   ----------    --------    ---------   ----------     --------     --------    ----------    --------     --------

$             N/A                                          N/A         N/A          N/A           N/A         N/A         N/A
$             %                                              %           %            %                         %           %
$             %                                              %           %            %                         %           %
$             %                                              %           %            %                         %           %

      There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the table immediately following this paragraph. Any discrepancy may have an effect upon the percentages of the initial note principal balances outstanding and the weighted average lives of the classes of notes set forth in the table. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the table immediately following this paragraph and since it is not likely that the level of the Six-Month LIBOR Loan Index or One-Month LIBOR will remain constant as assumed, the classes of notes may mature earlier or later than indicated by the table immediately following this paragraph. Based on the foregoing assumptions, the table immediately following this paragraph indicates the weighted average life of each class of the notes and sets forth the percentage of the initial note principal balance of each class of notes that would be outstanding after each of the dates shown, at various percentages of the prepayment model. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund.
Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial note principal balance and weighted average lives shown in the following table. These variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the prepayment model.

     PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE SPECIFIED
                     PERCENTAGES OF THE PREPAYMENT MODEL(1)

                                          CLASS A NOTES
                                  --------------------------
              PAYMENT DATE         0%  15%  28%  35%   45%
        -------------------------  --  ---  ---  ---   ---

        Weighted  Average Life in
        Years(2).................

(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a note of any class is determined by (i)
   multiplying the net reduction, if any, of the note principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the note principal balance described in clause (i).

      The weighted average life of a note is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c)
dividing the sum by the initial note principal balance of the note. The last row of weighted average lives is calculated using the calculation set forth in the prior sentence but assumes that the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See "Indenture and the Owner Trust
Agreement--Optional Redemption" in this prospectus supplement.

   For a discussion of the factors which may influence the rate of payments
(including prepayments) of the mortgage loans, see "--General Prepayment
Considerations" above and "Yield and Prepayment Considerations" in the prospectus.

                                      S-35

   There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the prepayment model indicated in the immediately preceding table or to any other level, or that the actual weighted average life of any class of notes will conform to any of the weighted average lives set forth in the immediately preceding table. Furthermore, the information contained in the table with respect to the weighted average life of each specified class of notes is not necessarily indicative of the weighted average life of each class that might be calculated or projected under different or varying prepayment assumptions.

      The characteristics of the mortgage loans included in the mortgage pool will differ from those assumed in preparing the immediately preceding table. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the prepayment model until maturity or that all of the mortgage loans included in the mortgage pool will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

                            DESCRIPTION OF THE NOTES

GENERAL DESCRIPTION OF THE NOTES

      The notes will consist of ______ classes of notes, designated as the Class
A Notes all of which are being offered hereby.

      The notes will represent non-recourse debt obligations of the issuer secured by a trust estate, which will consist primarily of a segregated pool of conventional, one- to four-family, fixed and adjustable-rate first and second lien mortgage loans having an aggregate principal balance as of the cut-off date of approximately $______________. See "The Mortgage Pool" in this prospectus supplement.

      Each class of the notes will have the approximate initial note principal balance as set forth in the summary of this prospectus supplement. The Interest
Rates on the Class A Notes will be calculated for each payment date as described under the definition of Interest Rate below.

      The notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company and its participants in minimum denominations of [$100,000] and integral multiples of $1.00 in excess thereof.
If the use of book-entry facilities for the notes is terminated, then any definitive notes issued in respect of the notes will be transferable and exchangeable at the offices of the indenture trustee designated for such purposes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

      All distributions to holders of the notes will be made by the indenture trustee to the persons in whose names such notes are registered at the close of business on each Record Date, which will be DTC or its nominee unless definitive notes are issued. Such distributions will be made by wire transfer in immediately available funds to the account of each noteholder specified in writing to the indenture trustee at least five business days prior to the relevant Record Date by such holder of Notes or, if such instructions are not received, then by check mailed to the address of each such noteholder as it appears in the note register. The final distribution on any class of notes will be made in like manner, but only upon presentment and surrender of such notes at the offices of the indenture trustee designated for such purposes or such other location specified in the notice to noteholders of such final distribution. As of the closing date, the trustee designates the office of its agent located at
-----------.

BOOK-ENTRY NOTES

      The notes will be book-entry notes. Persons acquiring beneficial ownership interests in the notes, or note owners, will hold the notes through DTC in the
United States, or Clearstream Banking Luxembourg, or Clearstream, formerly known as Cedelbank SA, or Euroclear in Europe, if they are participants of these systems, or indirectly

                                      S-36

through organizations which are participants in these systems. See "Description of the Securities--Book Entry Notes" in the prospectus.

FEES AND EXPENSES OF THE TRUST

      The servicer, trustee [and other parties] will receive compensation, to be paid from the amounts received from the mortgage loans, in exchange for their services on behalf of the trust, prior to distributions to noteholders, as set forth in the following table:

      --------------------------------------------------------
      Party          Purpose        Fee Rate     Frequency
      --------------------------------------------------------
                     Servicer       [___]%*      Monthly
      --------------------------------------------------------
                     Trustee        [___]%*      Monthly
      --------------------------------------------------------
      [Insert other                 [___]%*      Monthly
      parties as
      applicable]
      --------------------------------------------------------

      *Per annum rate based on the aggregate principal balance of the mortgage loans in the trust for such distribution date.

PRIORITY OF DISTRIBUTIONS

      On each payment date the indenture trustee will withdraw the Available
Amount from the note account and make the following distributions to noteholders in the following amounts and order of priority:

      FIRST, to the holders of the Class A Notes, the Interest Payment Amount for that payment date;

      SECOND, to the holders of the Class A Notes, the Principal Payment Amount for that payment date, until the Note Principal Balance thereof has been reduced to zero;

      THIRD, to the Net WAC Rate Carry Forward Reserve Account, that amount required to distribute to the holders of the Class A Notes any Net WAC Rate
Carry Forward Amounts for such payment date, after taking into account amounts, if any, received under the Cap Contract; and

      FOURTH, to the owner trustee for distribution to the holders of the equity certificates as provided in the Owner Trust Agreement.

FINAL MATURITY OF THE NOTES

      The final maturity date of the notes will be the payment date occurring in
____. Failure to pay all accrued interest and principal on the notes in full by the final maturity date will constitute an event of default under the indenture.
The indenture trustee may, at the direction of a majority of the noteholders must, accelerate the notes and liquidate the trust estate. The notes may be paid in full prior to their final maturity date as described herein.

CALCULATION OF ONE-MONTH LIBOR

      On the second business day preceding the beginning of each accrual period, the indenture trustee will determine One-Month LIBOR for such accrual period with respect to each class of the notes. One-Month LIBOR will be the rate for deposits in United States dollars for a term equal to the relevant accrual period which appears in

                                      S-37

the Telerate Page 3750 as of 11:00 a.m., London time, on such date. The first accrual period shall begin on the closing date. If such rate does not appear on
Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference
Banks at approximately 11:00 a.m., London time, on that day to banks in the
London interbank market for a term equal to the relevant accrual period. The indenture trustee will request the principal London office of each of the
Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of
0.0625%). If fewer than two quotations are provided as requested, the rate for that day will be the higher of (x) One-Month LIBOR as determined on the previous interest determination date and (y) the Reserve Interest Rate. The Reserve
Interest Rate shall be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the rates quoted by major banks in New York City, selected by the indenture trustee, at approximately
11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a term equal to the relevant accrual period or
(ii) in the event that the indenture trustee can determine no such arithmetic mean, the lowest rate quoted by major banks in New York City on that day for loans in United States dollars to leading European banks for a term equal to the relevant accrual period.

      Telerate Page 3750 means the display page currently so designated on the
Dow Jones Telerate Service (or such other page as may replace the page on that service for the purpose of displaying comparable rates or prices) and Reference
Banks means leading banks selected by the indenture trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market which are not controlling, controlled by, or under common control with, the depositor, the originator or the mortgage loan seller.

      The establishment of One-Month LIBOR on each interest determination date by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the notes for the related accrual period shall (in the absence of manifest error) be final and binding.

NET WAC RATE CARRY FORWARD AMOUNTS

      On the closing date, the indenture trustee will establish the Net WAC Rate
Carry Forward Reserve Account from which distributions in respect of Net WAC
Rate Carry Forward Amounts on the Class A Notes will be made. On each payment date, to the extent required following the distribution of the Available Amounts as described under "--Priority of Distributions" in this prospectus supplement, the indenture trustee will withdraw from amounts in the Net WAC Rate Carry
Forward Reserve Account to distribute to the Class A Notes any Net WAC Rate
Carry Forward Amounts in the following order of priority, in each case to the extent of amounts remaining in the Net WAC Rate Carry Forward Reserve Account:

      FIRST, to the Class A Notes, the Cap Amount for that payment date, up to a maximum amount equal to the related Net WAC Rate Carry Forward Amount for such class and such payment date; and

      SECOND, to the Class A Notes, the Net WAC Rate Carry Forward Amount
remaining undistributed pursuant to clause FIRST above.

      The "CAP AMOUNT" for any payment date will be equal to (i) the aggregate amount received by the trust from the Cap Contract for such payment date multiplied by (ii) a fraction equal to (a) the Note Principal Balance of such class immediately prior to the applicable Payment date divided by (b) the aggregate Note Principal Balance immediately prior to the applicable Payment date of all classes of Notes directly benefited by such Cap Contract.

THE CAP CONTRACT

      The Class A Notes will have the benefit of an interest rate corridor (the
"CAP CONTRACT"). Pursuant to the Cap Contract, _______ (together with any successor, the "COUNTERPARTY" or "CAP PROVIDER") will agree to pay to the trust a monthly payment in an amount equal to the product of: (1) for the payment date in _____ through the payment date in _____, the excess, if any, of One- Month
LIBOR over the rate set forth in the Cap Contract, up to a maximum rate set forth in the Cap Contract; (2) the lesser of (i) the notional amount for such interest accrual period set forth in the Cap Contract and (ii) the aggregate
Note Principal Balance of the Class A Notes; and (3) a fraction,

                                      S-38

the numerator of which is the actual number of days in the related Interest
Accrual Period, and the denominator of which is 360. The notional amount declines in accordance with a schedule set forth in the related Cap Contract.
The Cap Contract will terminate after the final payment date set forth above.

      The Counterparty currently has a counterparty credit rating of "[AA]" and a short-term debt rating of "[A-1]+" from [name of rating agency].

      The Cap Provider will be liable or contingently liable for a significant percentage, as defined under Regulation AB, representing [less than 10%] [at least 10% but less than 20%] [20% or more] of the cash flow. [If the aggregate significance percentage related to the Cap Provider is 10% or more and less than
20%, provide financial data as required by Item 301 of Regulation S-K.] [If the aggregate significance percentage related to the Cap Provider is 20% or more, provide financial data as required under Regulation S-X pursuant to Item
1114(b)(2) of Regulation AB.]

OVERCOLLATERALIZATION PROVISIONS

      The allocation of distributions in respect of principal to the Class A
Notes on each payment date (a) prior to the Stepdown Date or (b) on which a
Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes relative to the amortization of the mortgage loans. The weighted average Expense Adjusted Mortgage Rate for the mortgage loans is generally expected to be higher than the weighted average of the
Interest Rates on the notes, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the notes. The indenture will require that, on each payment date, excess interest, if any, be applied on such payment date as an accelerated payment of principal on the class or classes of notes then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

      As of the closing date, the sum of the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the sum of the aggregate note principal balances of the notes by an amount equal to approximately $__________.
Such amount will represent approximately ____% of the sum of the aggregate principal balance of the mortgage loans as of the cut-off date, which is the initial amount of overcollateralization that will be required to be provided by the mortgage pool under the indenture. Under the indenture, the
Overcollateralized Amount will be required to be maintained at the
Overcollateralization Target Amount. In the event that Realized Losses are incurred on the mortgage loans, such Realized Losses may result in an overcollateralization deficiency since such Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate note principal balances of the notes. In such event, the indenture will require the payment from excess interest, if any, of an amount equal to such overcollateralization deficiency, which shall constitute a principal payment on the notes in reduction of the note principal balances thereof. Such excess interest will be included in the Principal Payment Amount for that payment date and will have the effect of accelerating the amortization of the notes relative to the amortization of the mortgage loans, and of increasing the
Overcollateralized Amount.

      On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Overcollateralized Target Amount may be permitted to decrease ("step down") below the initial $__________ level to a level equal to approximately
____% of the then current aggregate outstanding principal balance of the mortgage loans (after giving effect to principal payments to be distributed on such payment date), subject to a floor of approximately $_________. In the event that the Overcollateralized Target Amount is permitted to step down on any payment date, the indenture will provide that a portion of the principal which would otherwise be distributed to the holders of the notes on such payment date will be distributed to the holders of the equity certificates pursuant to the priorities set forth above. With respect to each such payment date, the
Principal Payment Amount will be reduced by an amount equal to the
Overcollateralization Reduction Amount. This will have the effect of decelerating the amortization of the notes relative to the amortization of the mortgage loans, and of reducing the Overcollateralization Target Amount.
However, if on any payment date a Trigger Event is in effect, the
Overcollateralization Target Amount will not be permitted to step down on such payment date.

FORM OF REPORTS TO THE NOTEHOLDERS

                                      S-39

      Under the terms of the indenture and as described in the prospectus under
"Distributions on the Securities-Form of Reports to the Securityholders," the
noteholders will receive important information concerning distributions on and the performance of the mortgage loans for the related distribution period from the trustee on each distribution date. Noteholders may obtain such information by calling the trustee's investor relations desk at [ ]. Parties that are unable to use the distribution options provided by the trustee are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such.

      The primary source of information available to investors concerning the offered notes will be the monthly reports made available via the trustee's internet website at [_________], which will include information as to the outstanding note principal balance of the offered notes and the status of the applicable forms of credit enhancement. Also, investors may read any Form 10-D,
Form 10-K or Form 8-K at the SEC's Public Reference Room at 100 F Street, N.W.,
Washington, D.C. 20549. Investors may obtain information on the operation of the
Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also makes any such materials filed electronically available at the following website:
http://www.sec.gov.

      Any Form 10-D, Form 10-K or Form 8-K that will be filed on behalf of the issuing entity will be signed by the depositor.

                                   THE ISSUER

      GE-WMC Trust Series ____- __ is a business trust to be formed under the laws of the State of Delaware under an owner trust agreement, dated as of
_________, ____, between the depositor and the owner trustee for the transactions described in this prospectus supplement. The owner trust agreement will constitute the governing instrument under the laws of the State of Delaware relating to business trusts. After its formation, the issuer will not engage in any activity other than:

      o     acquiring  and holding the mortgage  loans and the  proceeds  from the mortgage loans,

      o     issuing the notes and the equity certificates,

      o     making payments on the notes and the equity certificates and

      o     engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      The issuer is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes. The assets of the issuer will consist of the mortgage loans pledged to secure the notes. The issuer's principal offices are in ___________, _________, in care of __________________, as owner trustee.

                            THE MORTGAGE LOAN SELLER

      GE Mortgage Holding, L.L.C., a Delaware limited liability company, will have obtained the mortgage loans from the originator pursuant to a mortgage loan purchase agreement between the mortgage loan seller, as purchaser, and the originator, as seller. The mortgage loan seller will transfer the mortgage loans to the depositor pursuant to a mortgage loan purchase agreement, dated as of
______________, between the mortgage loan seller, as seller, and the depositor, as purchaser.

                                THE OWNER TRUSTEE

      _________________  will be the  owner  trustee  under  the  owner  trust agreement.  The owner  trustee  is a  banking  corporation  and its  principal offices are located in _____________.

      Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the noteholders under the owner trust agreement under any circumstances, except for the owner trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the

                                      S-40

inaccuracy of the representations made by the owner trustee in the owner trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from a merger or consolidation shall be the successor of the owner trustee under the owner trust agreement.

      The principal compensation to be paid to the owner trustee in respect of its obligations under the owner trust agreement will have been paid by or on behalf of the issuer on or prior to the closing date.

                              THE INDENTURE TRUSTEE

      _____________________  a [national]  [state] banking  association,  will act as  indenture  trustee for the notes under the  indenture.  The  indenture trustee's offices for notices under the indenture are located at _______.

      The indenture trustee has served as an indenture trustee for asset-backed securities involving similar pool of assets since [ ] involving [ ]
transactions.

      The indenture trustee will perform certain administrative functions with respect to the notes, such as making distributions to noteholders, calculating one-month LIBOR, distributing reports concerning the distribution and performance of the mortgage loans and other functions described throughout this prospectus supplement and base prospectus. The indenture trustee will also act as initial paying agent and note registrar. The indenture trustee, in performing its duties under the indenture, will act on behalf of the trust in connection with any third-party contracts.

      The indenture trustee will also have custodial responsibilities with respect to the mortgage loan documents.

      [Material arrangements entered into by the indenture trustee regarding the safekeeping and preservation of the assets and procedures to reflect the segregation of the assets from other serviced assets will be described.]

      The principal compensation to be paid to the indenture trustee, or the indenture trustee's fee, in respect of its obligations under the indenture will be equal to accrued interest at the indenture trustee's fee rate of ____% per annum on the stated principal balance of each mortgage loan. The indenture will provide that the indenture trustee and any director, officer, employee or agent of the indenture trustee will be indemnified by the trust estate and will be held harmless against any loss, liability or expense, incurred by the indenture trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the indenture, other than any loss, liability or expense:

            (i) resulting from a breach of the servicer's obligations and duties under the servicing agreement,

            (ii) that constitutes a specific liability of the indenture trustee under the indenture or

            (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the indenture trustee's duties under the indenture or as a result of a breach, or by reason of reckless disregard, of the indenture trustee's obligations and duties under the indenture.

      In addition the indenture will provide that the indenture trustee and any director, officer, employee or agent of the indenture trustee will be reimbursed from the trust estate for all costs associated with the transfer of servicing in the event of a servicer event of default.

      This indemnification will not include expenses, disbursements and advances incurred or made by the indenture trustee, including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel, in the ordinary course of the indenture trustee's performance in accordance with the provisions of the indenture.

REMOVAL AND TERMINATION OF THE INDENTURE TRUSTEE

                                      S-41

      If at any time the indenture trustee becomes ineligible in accordance with the provisions of the indenture and fails to resign after written request by the depositor, or if at any time the indenture trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the indenture trustee or of its respective property is appointed, or any public officer takes charge or control of the indenture trustee or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor may remove the indenture trustee and appoint a successor indenture trustee by written instrument, in duplicate, which instrument will be delivered to the removed indenture trustee and to the successor indenture trustee. A copy of such instrument will be delivered to the noteholders and the servicer by the depositor.

      The noteholders entitled to at least 51% of the voting rights upon failure of the indenture trustee to perform its obligations may at any time remove the indenture trustee and appoint a successor indenture trustee by notifying the indenture trustee. A copy of such instrument will be delivered to the noteholders and the servicer by the depositor.

      Upon satisfaction of certain conditions as specified in the indenture, the indenture trustee may resign from its duties under the indenture. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of appointment by the successor indenture trustee.

                             THE SERVICING AGREEMENT

      THE SERVICER

      The information set forth in the following paragraphs has been provided by
[name of servicer].

      [Name of servicer] , a ___________ [corporation] , is engaged in the business of [purchasing and selling sub-prime mortgage loans secured by one-to four-family residences. [Name of servicer]'s business was begun in
_____________. The servicer has been servicing mortgage loans similar to the mortgage loans to be included in the trust since _____.

      Pursuant to the servicing agreement, [name of servicer] will serve as the servicer for all of the mortgage loans. The servicer will not have custodial responsibilities with respect to the mortgage loans. The servicer is approved as a seller/servicer for Fannie Mae and Freddie Mac and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development.

      [TO BE PROVIDED BY APPLICABLE SERVICER A general discussion of the servicer's experience in servicing assets of any type as well as a more detailed discussion of the servicer's experience in, and procedures for the servicing function it will perform under the relevant indenture will be provided.

      FOR EXAMPLE: LOAN SERVICING. Servicing by the servicer includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults and, if applicable, disposing of mortgaged property. The servicer's servicing activities are audited periodically by applicable regulatory authorities. Certain financial records of the servicer relating to its loan servicing activities are reviewed annually as part of the audit of the servicer's financial statements conducted by its independent accountants.

      COLLECTION PROCEDURES; DELINQUENCY AND LOSS EXPERIENCE. When a mortgagor fails to make a required payment on a residential mortgage loan, the servicer attempts to cause the deficiency to be cured by corresponding or making telephone contact with the mortgagor. Pursuant to the servicer's customary procedures for residential mortgage loans serviced by it for its own account, the servicer generally mails a notice of intent to foreclose to the mortgagor within ten days after the loan has become [31] days past due (two payments due but not received) and upon expiration of the notice of intent to foreclose, generally one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at a public or private sale. The servicer typically enters a bid based upon an analysis of the property value, estimated marketing and carrying costs and presence of junior liens, which may be equal to or less than the full amount owed. In the event the property is acquired at the foreclosure sale by the servicer it is placed on the market

                                      S-42

for sale through local real estate brokers experienced in the sale of similar properties. When the foreclosure of a property results in a loss, the servicer may (but it is not required) , if practical and permitted by applicable laws, pursue legal action against the borrowers for recovery of such deficiency.]

      LOAN SERVICING PORTFOLIO

      [If material, information will be provided regarding the size, composition and growth of the servicer's portfolio of service assets of the type to be included in the trust.]

      [Information on factors related to the servicer that may be material to any analysis of the servicing of the mortgage loans or the related asset-backed securities, as applicable, including whether any default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the servicer, whether any material noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the servicer, and the extent of outsourcing the servicer uses, will be provided.]

      [If applicable, a description will be provided of the any material changes to the servicer's policies or procedures in the servicing function it will perform in the current transaction for mortgage loans of the same type to be included in the trust during the past three years.]

      [Information regarding the servicer's financial condition will be provided if such condition may have an effect on the performance of the pool or the notes.]

      [If applicable, any special or unique factors involved in servicing loans of the same type as the mortgage loans being securitized, and the servicer's processes and procedures designed to address such factors will be described. ]

      [A table will be provided, if material, setting forth the servicer's advances and recoveries for mortgage loans serviced by it as servicer under all securitization documents for the past three years where it has substantially identical advancing obligations to those which it will have for this transaction.]

P&I ADVANCES

      Subject to the limitations described in the next paragraph, the servicer will be obligated to advance or cause to be advanced on or before each payment date its own funds, or funds in the collection account that are not included in the Available Amount for that payment date. The amount of the servicer's advance
(a "P&I ADVANCE") will be equal to the aggregate of all payments of principal
(other than balloon payments) and interest, net of the servicing fee, that were due during the related due period on the mortgage loans serviced by it and that were delinquent on the related Determination Date.

      P&I Advances will be required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the noteholders, rather than to guarantee or insure against losses.

      All P&I Advances will be reimbursable to the servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicer out of any funds in the note account prior to the distributions on the notes. In the event the servicer fails in its obligation to make any P&I Advance, the indenture trustee, as successor servicer, will be obligated to make any P&I Advance, to the extent required in the servicing agreement.

                                      S-43

WAIVER OR MODIFICATION OF MORTGAGE LOAN TERMS

      The servicer will be permitted to waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any term of any mortgage loan so long as that waiver, modification or postponement is in accordance with the servicing standard set forth in the servicing agreement;
provided, however, that the servicer will not be permitted to allow any modification of any mortgage loan that would change the mortgage rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that mortgage loan, unless (i) the borrower is in default or
(ii) such default is reasonably foreseeable.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The principal compensation to be paid to the servicer, or the servicing fee, in respect of its servicing activities for the notes will be equal to accrued interest at the servicing fee rate of ____% per annum with respect to each mortgage loan master serviced by it for each calendar month on the same principal balance on which interest on the mortgage loan accrues for the calendar month. As additional servicing compensation, the servicer will be entitled to retain all ancillary income including assumption fees, NSF fees, reconveyance and late payment charges to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any escrow accounts in respect of mortgage loans master serviced by it. The servicer will be obligated to offset any Prepayment Interest
Shortfall in respect of mortgage loans master serviced by it on any payment date with Compensating Interest to the extent of its aggregate servicing fee for the payment date. The servicer will be obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the servicer in connection with its responsibilities under the servicing agreement. The servicer will be entitled to reimbursement for these expenses as provided in the servicing agreement. See
"Description of the Securities--Retained Interest; Servicing or Administration
Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the servicer and "Federal Income Tax Consequences"
in this prospectus supplement regarding taxes payable by the servicer.

EVENTS OF DEFAULT AND REMOVAL OF THE SERVICER

      In addition to those events of default (as defined in the prospectus)
described under "Description of the Securities--Events of Default under the
Governing Agreement and Rights Upon Events of Default" in the prospectus, upon the occurrence of certain loss triggers with respect to the mortgage loans, the servicer may be removed as servicer of the mortgage loans in accordance with the terms of the indenture.

      Any successor to the servicer appointed under the indenture must be a residential mortgage loan servicing institution acceptable to each rating agency with a net worth at the time of such appointment of at least $[ ]. See
"Distributions on the Securities--Events of Default under the Governing
Agreement and Rights Upon Events of Default" in the prospectus. If no successor servicer is appointed, the trustee will assume all responsibilities and liabilities of the servicer. The trustee must provide the noteholders with notice of such event no later than 30 days after its occurrence or within 5 days after the trustee becomes aware of the occurrence of the event.

CERTAIN MATTERS REGARDING THE SERVICER

      The servicer may delegate its duties and obligations under the indenture to a sub-servicer as long as such delegation would not result in a withdrawal or a downgrade by any Rating Agency of the ratings on any class of notes. See
"Distributions on the Securities- Description of Sub-Servicing" in the
prospectus.

      Under the servicing agreement, the servicer will be permitted to resign from its obligations and duties upon determination that its duties are no longer permissible under applicable law, or with the written consent of the trustee and written confirmation from each rating agency (which confirmation will be furnished to the depositor and the trustee) that its resignation will not cause the rating agency to reduce the then current rating of the offered notes. See
"Distributions on the Securities--Matters Regarding the Servicer, Master
Servicer and the Depositor" in the prospectus.

                                      S-44

SERVICING OF DELINQUENT MORTGAGE LOANS

      The servicer will be required to act with respect to delinquent mortgage loans in accordance with procedures set forth in the servicing agreement. These procedures, as followed with respect to any delinquent mortgage loan, may, among other things, result in (i) foreclosing on such mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii)
granting the borrower under such mortgage loan a modification or forbearance or
(iv) accepting payment from the borrower under such mortgage loan of an amount less than the Stated Principal Balance of such mortgage loan in final satisfaction of such mortgage loan. However, following these procedures may not lead to the alternative that would result in the recovery by the trust of the highest net present value of proceeds on such mortgage loan or otherwise to the alternative that is in the best interests of the noteholders.

                     THE INDENTURE AND OWNER TRUST AGREEMENT

      The following summary describes basic terms of the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the owner trust agreement and indenture.
Whenever particular defined terms of the indenture are referred to, these defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the indenture and the owner trust agreement. Requests should be addressed to the Secretary, [WMC Entity] 3100
Thornton Avenue, Office 344, Burbank, California 91504, (818) 736-7023.

GENERAL DESCRIPTION OF THE INDENTURE

      The notes will be issued under the indenture,  a form of which was filed as an  exhibit to the  registration  statement.  A current  report on Form 8-K relating to the notes  containing a copy of the  indenture and the owner trust agreement as executed will be filed by the depositor  with the  Securities and
Exchange  Commission within fifteen days of the initial issuance of the notes.
Reference is made to the prospectus  for important  information in addition to that set forth in this prospectus  supplement  regarding the trust estate, the terms and  conditions of the  indenture and the owner trust  agreement and the notes.  The notes will be transferable and exchangeable at the corporate trust offices of the indenture trustee, located in ________________.

MODIFICATIONS TO THE INDENTURE

      The indenture will provide that it may be amended from time to time by the depositor, the servicer and the trustee, without the consent of the noteholders, in order to: (i) to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm unto the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property; (ii) to evidence the succession of another person to the issuer; (iii) to add to the covenants of the issuer, for the benefit of the noteholders, or to surrender any right or power contained in the indenture and conferred upon the issuer; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee; (v) to cure any ambiguity, omission or defect; (vi) to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture; provided that such action shall not be inconsistent with the provisions of the indenture and shall not materially and adversely affect the interests of the noteholders;
(vii) to correct, clarify, modify or supplement any provision of the indenture or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to give effect to the expectations of noteholders; (viii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee; or (ix) to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of the Indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act; provided, however, that no such indenture supplements shall be entered into unless the indenture trustee shall have received (i) an opinion of counsel of the issuer that entering into such indenture supplement will not have any material adverse tax consequences to the noteholders or adversely affect the status of the notes as indebtedness for federal income tax purposes and (ii)

                                      S-45

confirmation from the Rating Agencies that such amendment shall not result in the reduction or withdrawal of the rating of the notes.

      The indenture will also provide that it may be amended from time to time by the depositor, the servicer and the trustee with the consent of the noteholders entitled to at least a majority of the voting rights for the purpose of either adding, changing, or eliminating any provisions of the indenture or of modifying the rights of the noteholders; however, no such amendment may: (i)
reduce the amount of, or delay the timing of, payments received on mortgage loans, (ii) adversely affect in any material respect the interests of the noteholders or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the noteholders then outstanding.

ASSIGNMENT OF MORTGAGE LOANS

      On or prior to the date the notes are issued, the seller will convey each mortgage loan to the depositor who in turn will convey each mortgage loan to the issuer.

      At the time of issuance of the notes, the issuer will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on each mortgage loan after the cut-off date, without recourse, to the indenture trustee under the indenture as collateral for the notes;
provided, however, that the seller will reserve and retain all its right, title and interest in and to principal and interest due on the mortgage loan on or prior to the cut-off date, whether or not received on or prior to the cut-off date, and to prepayments received prior to the cut-off date. The indenture trustee, concurrently with this assignment, will authenticate and deliver the notes at the direction of the issuer in exchange for, among other things, the mortgage loans.

      The indenture will require the issuer to deliver to the indenture trustee or to a custodian with respect to each mortgage loan (i) the mortgage note endorsed without recourse in blank to reflect the transfer of the mortgage loan,
(ii) the original mortgage with evidence of recording indicated thereon and
(iii) an assignment of the mortgage in recordable form endorsed in blank without recourse, reflecting the transfer of the mortgage loan. If, however, the originator or mortgage loan seller uses the MERS(R) System, it will deliver evidence that the mortgage is held for the trustee through the MERS(R) System instead of delivering the original mortgage and an assignment of the mortgage in recordable form. The issuer will not cause to be recorded any assignment which relates to a mortgage loan in any jurisdiction [(except with respect to any mortgage loan located in the State of Maryland)] unless such failure to record would result in a withdrawal or a downgrading by any rating agency of the rating on any class of notes; provided, however, upon the occurrence of certain events set forth in the servicing agreement, each such assignment of mortgage will be recorded, or submitted for recording by the originator, at the originator's expense (or, if the originator is unable to pay the cost of recording the assignments of mortgage, such expense will be paid by the indenture trustee, which expense will be reimbursed by the trust) as set forth in the servicing agreement.

EVENTS OF DEFAULT

      Notwithstanding the prospectus, an event of default under the indenture with respect to the notes will be as follows:

      o     the failure of the issuer to pay the Interest Payment Amount on any payment date, in each case to the extent that funds are available on the payment date to make these payments, which continues unremedied for a period of five days;

      o     the failure by the issuer on the final maturity date to reduce the
            Note Principal Balances of any notes then outstanding to zero;

      o     a default in the observance or performance of any covenant or agreement of the issuer in the indenture and the continuation of any default of this kind for a period of thirty days after notice to the issuer by the indenture trustee or by the holders of at least 25% of the voting rights of the notes;

                                      S-46

      o     any   representation  or  warranty  made  by  the  issuer  in  the indenture or in any  certificate or other writing  delivered under the indenture  having been incorrect in any material respect as of the time  made,  and the  circumstance  in  respect  of which  the representation  or warranty being  incorrect not having been cured within  thirty  days  after  notice is given to the  issuer by the indenture  trustee or by the holders of at least 25% of the voting rights of the notes; or

      o     events of bankruptcy,  insolvency,  receivership or reorganization of the issuer.

      Notwithstanding the prospectus if an event of default occurs and is continuing, the indenture trustee or the holders of a majority of the voting rights may declare the note principal balance of all the notes to be due and payable immediately. This declaration may be rescinded and annulled by the holders of a majority in aggregate outstanding voting rights.

      If, following an event of default, the notes have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding this acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration of acceleration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes following an event of default, unless:

      o     the  holders  of 100% of the  then  aggregate  outstanding  voting rights consent to the sale,

      o     the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Interest Rates, on the outstanding notes at the date of the sale or

      o     the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding voting rights.

      In the event that the indenture trustee liquidates the collateral in connection with an event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

      In the event the principal of the notes is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

      No noteholder will have any right under the indenture to institute any proceeding with respect to the indenture unless:

      o     the holder  previously has given to the indenture  trustee written notice of default and the continuance of this default,

      o     the holders of notes of any class evidencing not less than 25% of the aggregate outstanding Note Principal Balance constituting that class have made written request upon the indenture trustee to institute a proceeding in its own name as indenture trustee thereunder and have offered to the indenture trustee reasonable indemnity,

      o     the indenture trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity and

                                      S-47

      o     no direction inconsistent with the written request has been given to the indenture trustee during the 60 day period by the holders of a majority of the Note Principal Balance of that class.

      However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the indenture, unless those holders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

VOTING RIGHTS

      At all times, 100% of all voting rights will be allocated among the holders of the Class A Notes in proportion to the then outstanding Note
Principal Balances of their respective notes.

OPTIONAL REDEMPTION

      The circumstances under which the obligations created by the indenture will terminate in respect of the notes are described in "Description of the
Securities--Termination" in the prospectus.

      At its option, the servicer purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect an early redemption of the notes, in whole but not in part, on the Optional Redemption Date which will be any date on which the aggregate Note
Principal Balance is reduced to less than __% of the aggregate initial Note
Principal Balance. Any redemption of this kind will be paid in cash at a price equal to the sum of:

      o     100% of the aggregate Note Principal Balance then outstanding,

      o     the  aggregate  of the Interest  Payment  Amounts on the notes for the payment date and

      o     the  aggregate  of any  Interest  Carry  Forward  Amounts  for the
            payment date.

      Upon any redemption of this kind, the remaining assets in the trust estate shall be released from the lien of the indenture.

      In no event will the trust created by the indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the indenture. See "Description of the Securities--Termination" in the
Prospectus.

        LEGAL ACTION PENDING AGAINST [THE DEPOSITOR/ ORIGINATOR/MORTGAGE
                         LOAN SELLER/TRUSTEE/ SERVICER]

      [To the extent material, insert any legal proceedings pending against the depositor, indenture trustee, sponsor, originator, mortgage loan seller or servicer]

          AFFILIATIONS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      GE-WMC Mortgage Securities, L.L.C., the depositor, is a Delaware limited liability company and is a direct wholly-owned subsidiary of GE Mortgage
Holding, L.L.C. GE Mortgage Holding, L.L.C. is a limited liability company formed under the laws of the State of Delaware on July 21, 2005, and is a wholly-owned subsidiary of General Electric Capital Services, Inc. ("GECS").
GECS is a wholly-owned subsidiary of General Electric Company. [Insert any discussion regarding (i) any affiliations to parties or (ii) transactions among any parties or affiliates].

                                      S-48

                         FEDERAL INCOME TAX CONSEQUENCES

      Prior to the sale of the notes, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the owner trust agreement, for federal income tax purposes:

      o     the notes will be characterized as indebtedness and not as representing an ownership interest in the trust estate or an equity interest in the issuer or the depositor and

      o     the issuer will not be classified as an association taxable as a corporation for federal income tax purposes or a publicly traded partnership as defined in Treasury Regulation Section 1.7704.

      The notes will not be treated as having been issued with original issue discount, as defined in the prospectus. The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the mortgage loans will prepay at a rate equal to ____% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See
"Federal Income Tax Consequences" in the prospectus.

      Taxable mortgage pool, or TMP, rules enacted as part of the Tax Reform Act of 1986 treat certain arrangements in which debt obligations are secured or backed by real estate mortgage loans as taxable corporations. An entity, or a portion of an entity, will be characterized as a TMP if:

      (i)   substantially all of its assets are debt obligations and more than
            50% of these debt obligations consist of real estate mortgage loans or interests in real estate mortgage loans,

      (ii)  the entity is the obligor under debt obligations with two or more maturities, and

      (iii) payments on the debt obligations referred to in clause (ii) bear a relationship to payments on the debt obligations referred to in clause (i).

      Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cashflow that will support one or more of the entity's issues of debt obligation.

      It is anticipated that the issuer will be characterized as a TMP for federal income tax purposes. In most cases, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation.

      The notes will not be treated as assets described in Section 7701
(a)(19)(C) of the Code or real estate assets under Section 856(c)(4)(A) of the
Code. In addition, interest on the notes will not be treated as interest on obligations secured by mortgages on real property under Section 856(c)(3)(3) of the Code. The notes will also not be treated as qualified mortgages under
Section 860G(a)(3)(C) of the Code.

      Prospective investors in the notes should see "Federal Income Tax
Consequences" and "State and Other Tax Consequences" in the prospectus for a discussion of the application of federal income and state and local tax laws to the issuer and purchasers of the notes.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement, dated _________ __ , ____, the depositor has agreed to sell, and the underwriter has agreed to purchase, 100% of the notes. The underwriter is obligated to purchase all notes of the respective classes offered by this prospectus supplement if it purchases any.

      The depositor has been advised by the underwriter that it proposes initially to offer the notes of each class to the public at the offering price set forth on the cover page and to certain dealers at such price less a selling concession, not in excess of the percentage set forth in the table below of the note principal balance of the related

                                      S-49

class of notes. The underwriter may allow and such dealers may reallow a reallowance discount, not in excess of the percentage set forth in the table below of the note principal balance of the related class of notes, to certain other dealers. After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

        CLASS OF NOTES        SELLING CONCESSION  REALLOWANCE DISCOUNT
        -------------------   ------------------  --------------------
        Class A............

      Until the distribution of the notes is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

      [Insert disclosure if underwriter or its affiliate, if affiliated with the sponsor or depositor, has provided financing to an originator of 10% or more of the mortgage loans that are part of the mortgage pool.]

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the depositor nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the depositor nor the underwrites makes any representation that the underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The notes are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice, in accordance with the terms of the underwriting agreement. It is expected that delivery of the notes will be made through the facilities of DTC, Cedel and the
Euroclear system on or about the closing date. The notes will be offered in
Europe, Asia and the United States.

      The underwriting agreement provides that each party will indemnify the other against those civil liabilities set forth in the underwriting agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments either party may be required to make in respect of these liabilities.

                                SECONDARY MARKET

      There is currently no secondary market for the notes and there can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The underwriter intends to establish a market in the notes but is not obligated to do so. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be available on an ongoing basis. The limited nature of the information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available. The primary source of information available to investors concerning the notes will be the monthly statements discussed in the prospectus under
"Description of the Securities-Reports to Securityho1ders" which will include information as to the outstanding principal balance of the notes and the status of the applicable form of credit enhancement.

                                 LEGAL OPINIONS

      Legal  matters  relating  to the  notes  will  be  passed  upon  for the depositor  by  Thacher  Proffitt  & Wood LLP,  New York,  New York and for the
underwriter by ______________________.

                                      S-50

                                     RATINGS

      It is a condition to the issuance of the notes that the notes receive the following ratings from [Fitch, Moody's and S&P]:

                             Class Fitch Moody's S&P
                        -----   -----   -------    ---

      The ratings of ____, _____ and ________ assigned to asset-backed pass-through notes address the likelihood of the receipt by noteholders of all distributions to which these noteholders are entitled. The rating process addresses structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans. The ratings assigned to asset-backed pass-through notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which prepayments will differ from that originally anticipated. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to non-credit events.

      The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of offered notes in accordance with the Rating Agencies' particular surveillance policies, unless
[__________] Trust [200_-___] requests a rating without surveillance. A Rating
Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of [__________] Trust [200_-___]'s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered notes, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the notes.

      The depositor has not requested that any rating agency rate any class of the notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the notes, or, if it does, what rating would be assigned by that rating agency. A rating on any class of the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the classes of the notes as stated in the first paragraph of this section.

                                LEGAL INVESTMENT

      The Notes will not constitute mortgage related securities for purposes of the SMMEA.

      The depositor makes no representations as to the proper characterization of any class of notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of notes constitutes a legal investment or is subject to investment, capital or other restrictions. On December 1, 1998, the OTS issued Thrift Bulletin 13a entitled "Management of Interest Rate Risk, Investment Securities and Derivative
Activities", which is applicable to thrift institutions regulated by the OTS. TB
13a should be reviewed by any thrift institution prior to investing in the notes. See "Legal Investment" in the prospectus.

                                      S-51

                              ERISA CONSIDERATIONS

      ERISA and the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and certain separate and general accounts of insurance companies in which these plans or arrangements are invested, all of which are referred to as a Plan, and on persons who are fiduciaries with respect to these Plans. ERISA and the Code prohibit certain transactions involving the assets of a Plan and disqualified persons and parties in interest who have certain specified relationships to the
Plan. Accordingly, prior to making an investment in the notes, investing Plans should determine whether the issuer, the depositor, the seller, the trust estate, the underwriter, any other underwriter, the owner trustee, the indenture trustee, the servicer, the servicers, any other servicer, any administrator, any provider of credit support, or any insurer or any of their affiliates is a party in interest or disqualified person with respect to a Plan and, if so, whether this transaction is subject to one or more statutory or administrative exemptions. Additionally, an investment of the assets of a Plan in securities may cause the assets included in the trust estate to be deemed plan assets of the Plan, and any person with certain specified relationships to the trust estate to be deemed a party in interest or disqualified person. The U.S.
Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section
2510.3-101 defining the term plan assets for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under these regulations, when a Plan acquires an equity interest in another entity, such as the trust estate, the underlying assets of that entity may be considered to be plan assets. These regulations provide that the term equity interest means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although not entirely free from doubt, it is believed that, as of the date of this prospectus supplement, the notes will be treated as debt obligations without significant equity features for the purposes of the regulations. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the regulations, Plans or persons investing plan assets should carefully consider whether an investment of this kind might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plans acquisition and ownership of the notes.

                                      S-52

                                GLOSSARY OF TERMS

      The following terms have the meanings given below when used in this prospectus supplement:

      "AVAILABLE AMOUNT": With respect to any payment date, means the sum, net of amounts reimbursable therefrom to the servicer or the indenture trustee, of
(i) the aggregate amount of scheduled monthly payments on the mortgage loans due on the related due date and received on or prior to the related Determination
Date, after deduction of the servicing fee and the indenture trustee fee, (ii)
certain unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds, proceeds from repurchases of and substitutions for the mortgage loans and Subsequent Recoveries received during the related Prepayment Period, amounts received in respect of REO
Properties and any proceeds received with respect to the exercise of its optional redemption right, (iii) all P&I Advances with respect to the mortgage loans received for such payment date and (iv) any Compensating Interest paid by the servicer.

      "AVAILABLE FUNDS RATE CAP": With respect to any payment date, mean the rate per annum equal to the weighted average of the Expense Adjusted Mortgage
Rates on the then outstanding mortgage loans, weighted based on their Scheduled
Principal Balances as of the first day of the calendar month preceding the month in which the payment date occurs multiplied by a fraction, the numerator of which is Stated Principal Balance of the mortgage loans as of the last day of the related prepayment period and the denominator of which is the aggregate Note
Principal Balance of the Class A Notes.

      "BANKRUPTCY LOSS": Means a loss resulting from a Deficient Valuation or a
Debt Service Reduction.

      "CAP CONTRACT": Has the meaning set forth under "Description of the
Notes--The Cap Contract" in this prospectus supplement.

      "CAP PROVIDER": Has the meaning set forth under "Description of the
Notes--The Cap Contract" in this prospectus supplement.

      "COMPENSATING INTEREST": With respect to any principal prepayments in full, any payments made by the servicer from its own funds to cover Prepayment
Interest Shortfalls.

      "COUNTERPARTY": Has the meaning set forth under "Description of the
Notes--The Cap Contract" in this prospectus supplement.

       "CURRENT INTEREST PAYMENT AMOUNT": With respect to on any payment date and a class of notes, will be equal to interest accrued during the related
Interest Accrual Period on the Note Principal Balance of that class immediately prior to such payment date at the then applicable Interest Rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicer, shortfalls resulting from the application of the Relief Act and certain other interest shortfalls not covered by the subordination provided by more subordinate classes of notes. On any payment date, any shortfalls resulting from application of the
Relief Act and any Prepayment Interest Shortfalls to the extent not covered by
Compensating Interest paid by the servicer will be allocated to reduce the
Current Interest Payment Amounts with respect to the notes on a PRO RATA basis based on the respective amounts of interest accrued on the notes for such payment date.

      "DEBT SERVICE REDUCTION": Means any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

      "DEFICIENT VALUATION": Means a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

                                      S-53

      "DETERMINATION DATE": With respect to any payment date, means the
[fifteenth] day of the month in which the payment date occurs or, if the
[fifteenth] day is not a business day, on the immediately preceding business day.

      "DTC": Means the Depository Trust Company.

      "DUE PERIOD": With respect to any payment date, means the period from and including the second day of the month immediately preceding the month in which such payment date occurs to and including the first day of the month in which such payment date occurs.

      "EXPENSE ADJUSTED MORTGAGE RATE": With respect to any mortgage loan means the then applicable mortgage rate thereon minus the sum of (i) the indenture trustee fee rate and (ii) the servicing fee rate. For any payment date, the indenture trustee fee rate will be equal to _____% per annum and the servicing fee rate will be equal to _____% per annum.

      "EXPENSE ADJUSTED NET MAXIMUM MORTGAGE RATE": With respect to any mortgage loan for any payment date means a per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such mortgage loan in the case of any fixed-rate mortgage loans) as of the first day of the month preceding the month in which the payment date occurs minus the sum of (i) the indenture trustee fee rate and (ii) the servicing fee rate, each as described in the definition of
Expense Adjusted Mortgage Rate above.

      "FORMULA RATE": With respect to each class of Class A Notes, means the lesser of (a) One-Month LIBOR determined as described under "Description of the
Notes--Calculation of One-Month LIBOR" in this prospectus supplement plus the related Note Margin and (b) the related Maximum Cap Rate.

      "INTEREST ACCRUAL PERIOD": With respect to any payment date and a class of notes will be the period from and including the payment date of the month immediately preceding the month in which such payment date occurs (or, in the case of the first period, from and including on the closing date) to and including the day preceding such payment date. All distributions of interest on the notes will be based on a 360- day year and the actual number of days in the applicable Interest Accrual Period.

      "INTEREST CARRY FORWARD AMOUNT": With respect to a class of notes and any payment date, means the amount, if any, by which the Current Interest Payment
Amount for such class of notes for the immediately preceding payment date exceeded the actual amount distributed on such notes in respect of interest on such immediately preceding payment date, together with any Interest Carry
Forward Amount with respect to such notes remaining unpaid from the previous payment date plus interest accrued thereon at the related Interest rate on such notes for the most recently ended Interest Accrual Period.

      "INTEREST PAYMENT AMOUNT": The Interest Payment Amount for a class of notes on any payment date will be equal to the Current Interest Payment Amount for that payment date and that class of notes and the Interest Carry Forward
Amount, if any, for that payment date and that class of notes.

       "INTEREST RATE" for each class of notes will equal the least of (a)
One-Month LIBOR determined as described under "Description of the
Notes--Calculation of One-Month LIBOR" in this prospectus supplement plus the related Note Margin, (b) the related Maximum Cap Rate and (c) the related
Available Funds Rate Cap for such class for such Payment date. Interest in respect of any payment date will accrue during the related Interest Accrual
Period on the basis of a 360-day year and the actual number of days elapsed.

      "INTEREST REMITTANCE AMOUNT": The Interest Remittance Amount for any
payment date will be that portion of the Available Amount for such payment date that represents interest received or advanced on the mortgage loans.

       "MAXIMUM CAP RATE": With respect to any payment date and each class of notes means a rate calculated in the same manner as the related Available Funds
Rate Cap, but based on the Expense Adjusted Net Maximum Mortgage Rates of the
mortgage loans rather than the Expense Adjusted Net Mortgage Rates of the mortgage loans plus the excess, if any, of the then applicable maximum rate set forth in the related Cap Contract over the then

                                      S-54

applicable strike rate set forth in such Cap Contract (such excess to be adjusted if the Note Principal Balance of the applicable Notes exceeds the applicable notional balance for such Payment date).

      The "NOTE MARGIN" with respect to the Class A Notes will be the percentages set forth below.

                                       Note Margin
                                   --------------------
                    Class          (1) (%)      (2) (%)
                 ------------      -------      -------
                      A
            ---------------
            (1) For the Interest Accrual Period for each Payment date on or prior to the Optional Redemption Date.
            (2) For each other Interest Accrual Period.

      "NOTE PRINCIPAL BALANCE": The note principal balance of a note outstanding at any time represents the then maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. The note principal balance of any class of notes as of any date of determination is equal to the initial note principal balance thereof reduced by the aggregate of all amounts allocable to principal previously distributed with respect to such note.

      "ONE-MONTH LIBOR": Has the meaning set forth under "Description of the
Notes--Calculation of One-Month LIBOR" in this prospectus supplement.

      "OPTIONAL REDEMPTION DATE": Means the payment date following the due period during which the aggregate principal balance of the mortgage loans (and properties acquired in respect thereof) remaining in trust is reduced to an amount less than __% of the aggregate principal balance of the mortgage loans as of the cut-off date.

       "OVERCOLLATERALIZATION AMOUNT": With respect to any payment date, means the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans and REO Properties on that payment date after giving effect to amounts remitted to the trustee on that payment date, over (b) the sum of the aggregate Note Principal Balances of the Class A Notes, after taking into account the payment of the Principal Payment Amount on such payment date.

      "OVERCOLLATERALIZATION INCREASE AMOUNT": With respect to the notes and any payment date, means the lesser of (a) the amount by which the
Overcollateralization Target Amount for that payment date exceeds the
Overcollateralization Test Amount for that distribution amount and (b) the Net
Monthly Excess Cashflow.

      "OVERCOLLATERALIZATION REDUCTION AMOUNT": With respect to any payment date, means the lesser of (i) the amount by which the Overcollateralization Test
Amount exceeds the Overcollateralization Target Amount for that payment date and
(ii) the Principal Remittance Amount for that payment date.

      "OVERCOLLATERALIZATION TARGET AMOUNT": With respect to any payment date,
(i) prior to the Stepdown Date, an amount equal to approximately ___% of the aggregate principal balance of the mortgage loans as of the cut-off date, (ii)
on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) approximately ___% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due
Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y)
approximately $_____ or (iii) on or after the Stepdown Date and if a Trigger
Event is in effect, the Overcollateralization Target Amount for the immediately preceding payment date.

      "OVERCOLLATERALIZATION TEST AMOUNT": With respect to any payment date, means the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans and REO Properties on that payment date after giving effect to amounts remitted to the trustee on that payment date, over (b) the sum of the aggregate Note Principal Balances of the Class A Notes minus the Principal
Remittance Amount for such payment date.

      "PERIODIC RATE CAP": Has the meaning set forth under "The Mortgage
Pool--General Description of the Mortgage Loans" in this prospectus supplement.

                                      S-55

      "P&I ADVANCE": Has the meaning set forth under "Description of the
Notes--P&I Advances" in this prospectus supplement.

      "PREPAYMENT INTEREST SHORTFALLS": With respect to any principal prepayments of the mortgage loans, any resulting interest shortfall.

      "PREPAYMENT PERIOD": With respect to any payment date, means the period from and including the day after the Determination Date in the calendar month preceding the calendar month in which such payment date occurs (or, in the case of the first distribution date, from and including ______) to and including the
Determination Date in the calendar month in which such payment date occurs.

       "PRINCIPAL PAYMENT AMOUNT": With respect to (1) any payment date before the Stepdown Date or any payment date on which a Trigger Event is in effect, the lesser of:

            (a) the excess of the Available Amount for that payment date over the aggregate of the Interest Payment Amounts for the notes; and

            (b) the sum of :

                        (i) the Principal Remittance Amount for such payment
                  date; and

                        (ii) the amount of any Overcollateralization Increase
                  Amount for such payment date;

                  minus

                        (iii) the amount of any Overcollateralization Reduction
                  Amount for such payment date;

      and (2) for any payment date on or after the Stepdown Date and on which a
Trigger Event is not in effect, an amount equal to the lesser of (A) the Note
Principal Balance of the Class A Notes immediately preceding such payment date and (B) the excess of (x) the Note Principal Balance of the Class A Notes
immediately prior to such payment date over (y) the lesser of (A) the product of
(i) approximately _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $_________.

      "PRINCIPAL REMITTANCE AMOUNT":  For any payment date will be the sum of:

      (i)   the principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, and received on or prior to the related Determination Date or advanced by the servicer on or prior to the payment date;

      (ii)  the principal portion of all proceeds received in respect of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the mortgage loan purchase agreement during the related Prepayment
            Period;

      (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, all full and partial principal prepayments and Subsequent Recoveries, received during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans; and

      (iv)  the principal portion of any proceeds received with respect to the servicer's exercise of it optional termination right.

                                      S-56

       "REALIZED LOSS": Means any Bankruptcy Loss or the amount of loss realized with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired on behalf of the noteholders by deed in lieu of foreclosure) or otherwise. The amount of loss realized, if any, will equal the excess of the Stated Principal
Balance of such default mortgage loan over any liquidation proceeds received with respect thereto (net of amounts reimbursable to the servicer for P&I
Advances, servicing advances and other related expenses, including attorney's fees) that are allocated to principal.

       "RECORD DATE": With respect to each payment date and (i) with respect to any book-entry note, means the close of business on the business day immediately preceding such payment date or (ii) with respect to any definitive notes, means the close of business on the last business day of the month preceding the month in which such payment date occurs.

      "RELIEF ACT": Means the Servicemembers Civil Relief Act or comparable state or local laws.

      "RELIEF ACT SHORTFALLS": Shortfalls in interest collections on mortgage loans arising from the application of Relief Act.

        "REO PROPERTY": A mortgaged property that is acquired by the trust in foreclosure or by deed in lieu of foreclosure or other proceeding.

       "SENIOR PERCENTAGE": The Senior Percentage for any payment date will be the percentage obtained by dividing (x) the aggregate Note Principal Balance of the Class A Notes by (y) the aggregate principal balance of the mortgage loans as of the last day of the related due period.

       "SCHEDULED PRINCIPAL BALANCE": The Scheduled Principal Balance of any
mortgage loan as of any date of determination is equal to the principal balance thereof as of the cut-off date (after application of all scheduled principal payments due on or before the cut-off date, whether or not received), reduced by
(x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (z) any Bankruptcy Loss (as defined herein) occurring out of a Deficient Valuation (as defined herein) that was incurred prior to the calendar month in which the date of determination occurs.

      "SIX-MONTH LIBOR LOAN INDEX": Has the meaning set forth under "The
Mortgage Pool--General Description of the Mortgage Loans" in this prospectus supplement.

      "STATED PRINCIPAL BALANCE": As to any mortgage loan and as of any date of determination, means (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal and any
Bankruptcy Loss (as defined herein) occurring out of a Deficient Valuation (as defined herein) that was incurred prior to the calendar month in which the date of determination occurs. For purposes of any payment date, the Stated Principal
Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related payment date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related
Prepayment Period will be zero.

      "STATISTICAL POOL": Has the meaning set forth under "The Mortgage Pool" in this prospectus supplement.

      "STEPDOWN DATE": With respect to any payment date, means the later to occur of (x) the payment date occurring in ______________ and (y) the payment date on which the Senior Percentage (calculated for this purpose only after taking into account distributions of principal on the mortgage loans, but prior to any distribution of principal to the holders of the notes then entitled to distributions of principal on such payment date) is less than or equal to approximately _____%.

                                      S-57

      "SUBSEQUENT RECOVERIES": Means unanticipated amounts received on a liquidated mortgage loan that resulted in a Realized Loss in a prior month.

      "TRIGGER EVENT": A Trigger Event is in effect with respect to any payment date, if (a) the percentage obtained by dividing (x) the rolling three month average of the principal amount of mortgage loans delinquent 60 days or more
(including mortgage loans in foreclosure, mortgage loans with respect to which the related mortgaged properties have been acquired by the trust and mortgage loans discharged due to bankruptcy) by (y) the aggregate Stated Principal
Balance of the mortgage loans and REO Properties, in each case, as of the last day of the previous calendar month, exceeds ___% the aggregate Note Principal
Balance of the Class A Notes, or

      (b) the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Due Period (reduced by the aggregate amount of the Subsequent Recoveries received since the cut-off date through the last day of the related Due Period) divided by the sum of the aggregate principal balance of the mortgage loans as of the cut-off date exceeds the applicable cumulative loss percentage described below:

                                                 CUMULATIVE LOSS
                     PAYMENT DATE OCCURRING IN      PERCENTAGE
                     -------------------------   ---------------

      " UNDERWRITER":  _________________.
       ------------

                                      S-58

                           $___________ (Approximate)

                       GE-WMC Mortgage Securities, L.L.C.
                                    Depositor

                         Asset-Backed Pass-Through Notes
                                Series _____- ___

                              Prospectus Supplement
                          Dated _____________ ___, ____

                          ----------------------------
                                    Servicer

                          ----------------------------
                                   Underwriter

You should rely only on the information contained or incorporated by referenced in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ ____,
-----.

                                     ANNEX 1

      The following information sets forth in tabular format certain characteristics of the mortgage loans included in the statistical pool as of the cut-off date.

             PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION

RANGE OF PRINCIPAL BALANCES AT       NUMBER OF      AGGREGATE ORIGINAL         % OF AGGREGATE
        ORIGINATION ($)           MORTGAGE LOANS    PRINCIPAL BALANCE    ORIGINAL PRINCIPAL BALANCE
------------------------------    --------------    ------------------   --------------------------

      No mortgage loan included in the statistical pool had a principal balance at origination of greater than approximately $_______ or less than approximately
$_________. The average principal balance of the mortgage loans included in the statistical pool at origination was approximately
$-----.

              CUT-OFF DATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS

RANGE OF PRINCIPAL BALANCES AT       NUMBER OF      AGGREGATE ORIGINAL         % OF AGGREGATE
       CUT-OFF DATE ($)           MORTGAGE LOANS    PRINCIPAL BALANCE    ORIGINAL PRINCIPAL BALANCE
------------------------------    --------------    ------------------   --------------------------

      The average principal balance of the mortgage loans included in the statistical pool as of the cut-off date was approximately $______.  No mortgage loan included in the statistical pool had a principal balance as of the cut-off date of greater than approximately $_______ or less than approximately $______.

                                  PRODUCT TYPES

                                     NUMBER OF        AGGREGATE CUT-OFF              % OF AGGREGATE
       PRODUCT TYPE               MORTGAGE LOANS    DATE PRINCIPAL BALANCE   CUT-OFF DATE PRINCIPAL BALANCE
------------------------------    --------------    ----------------------   ------------------------------

                              STATED ORIGINAL TERM

                                     NUMBER OF        AGGREGATE CUT-OFF              % OF AGGREGATE
STATED ORIGINAL TERM (MONTHS)     MORTGAGE LOANS    DATE PRINCIPAL BALANCE   CUT-OFF DATE PRINCIPAL BALANCE
------------------------------    --------------    ----------------------   ------------------------------

                                       60

                                 REMAINING TERM

                                     NUMBER OF        AGGREGATE CUT-OFF              % OF AGGREGATE
   REMAINING TERM (MONTHS)        MORTGAGE LOANS    DATE PRINCIPAL BALANCE   CUT-OFF DATE PRINCIPAL BALANCE
------------------------------    --------------    ----------------------   ------------------------------

      The weighted average remaining term to stated maturity of the mortgage loans included in the statistical pool is approximately __ months as of the cut-off date.

                                  PROPERTY TYPE

                                     NUMBER OF        AGGREGATE CUT-OFF              % OF AGGREGATE
       PROPERTY TYPE              MORTGAGE LOANS    DATE PRINCIPAL BALANCE   CUT-OFF DATE PRINCIPAL BALANCE
------------------------------    --------------    ----------------------   ------------------------------

                                 OCCUPANCY TYPE

                                     NUMBER OF        AGGREGATE CUT-OFF              % OF AGGREGATE
       OCCUPANCY TYPE             MORTGAGE LOANS    DATE PRINCIPAL BALANCE   CUT-OFF DATE PRINCIPAL BALANCE
------------------------------    --------------    ----------------------   ------------------------------

                            FICO SCORE AT ORIGINATION

                                     NUMBER OF        AGGREGATE CUT-OFF              % OF AGGREGATE
 FICO SCORE AT ORIGINATION        MORTGAGE LOANS    DATE PRINCIPAL BALANCE   CUT-OFF DATE PRINCIPAL BALANCE
------------------------------    --------------    ----------------------   ------------------------------

                                       61

                                  LOAN PURPOSE

                                     NUMBER OF        AGGREGATE CUT-OFF              % OF AGGREGATE
       LOAN PURPOSE               MORTGAGE LOANS    DATE PRINCIPAL BALANCE   CUT-OFF DATE PRINCIPAL BALANCE
------------------------------    --------------    ----------------------   ------------------------------

                               DOCUMENTATION LEVEL

                                     NUMBER OF        AGGREGATE CUT-OFF              % OF AGGREGATE
   DOCUMENTATION LEVEL            MORTGAGE LOANS    DATE PRINCIPAL BALANCE   CUT-OFF DATE PRINCIPAL BALANCE
------------------------------    --------------    ----------------------   ------------------------------

                                  LIEN POSITION

                                     NUMBER OF        AGGREGATE CUT-OFF              % OF AGGREGATE
       LIEN POSITION              MORTGAGE LOANS    DATE PRINCIPAL BALANCE   CUT-OFF DATE PRINCIPAL BALANCE
------------------------------    --------------    ----------------------   ------------------------------

                                       62

                             PREPAYMENT PENALTY TERM

                                        NUMBER OF        AGGREGATE CUT-OFF              % OF AGGREGATE
LENGTH OF PREPAYMENT PENALTY TERM    MORTGAGE LOANS    DATE PRINCIPAL BALANCE   CUT-OFF DATE PRINCIPAL BALANCE
---------------------------------    --------------    ----------------------   ------------------------------

      ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF THE INITIAL MORTGAGE LOANS

                                                        AGGREGATE PRINCIPAL     % OF AGGREGATE PRINCIPAL
 ORIGINAL COMBINED LOAN-TO-VALUE       NUMBER OF       BALANCE OUTSTANDING AS   BALANCE OUTSTANDING AS OF
            RATIO (%)                MORTGAGE LOANS     OF THE CUT-OFF DATE       THE CUT-OFF DATE
---------------------------------    --------------    ----------------------   -------------------------

                                       62

      The weighted average combined  loan-to-value ratio at origination of the mortgage loans included in the  statistical  pool was  approximately  ______%.
No combined  loan-to-value ratio at origination of the mortgage loans included in the  statistical  pool was greater than  approximately  _____% or less than approximately ____%.

   GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATING TO THE INITIAL
                                 MORTGAGE LOANS

                                                        AGGREGATE PRINCIPAL     % OF AGGREGATE PRINCIPAL
                                       NUMBER OF       BALANCE OUTSTANDING AS   BALANCE OUTSTANDING AS OF
            LOCATION                 MORTGAGE LOANS     OF THE CUT-OFF DATE       THE CUT-OFF DATE
---------------------------------    --------------    ----------------------   -------------------------

           MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                        AGGREGATE PRINCIPAL     % OF AGGREGATE PRINCIPAL
                                        NUMBER OF      BALANCE OUTSTANDING AS   BALANCE OUTSTANDING AS OF
   CURRENT MORTGAGE RATE (%)         MORTGAGE LOANS     OF THE CUT-OFF DATE       THE CUT-OFF DATE
---------------------------------    --------------    ----------------------   -------------------------

      As of the cut-off date, the mortgage loans included in the statistical pool had mortgage rates ranging from approximately ____% per annum to approximately ___% per annum and the weighted average mortgage rate was approximately ____% per annum.

          MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                        AGGREGATE PRINCIPAL     % OF AGGREGATE PRINCIPAL
                                        NUMBER OF      BALANCE OUTSTANDING AS   BALANCE OUTSTANDING AS OF
   MAXIMUM MORTGAGE RATE (%)         MORTGAGE LOANS     OF THE CUT-OFF DATE       THE CUT-OFF DATE
---------------------------------    --------------    ----------------------   -------------------------

          MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                        AGGREGATE PRINCIPAL     % OF AGGREGATE PRINCIPAL
                                        NUMBER OF      BALANCE OUTSTANDING AS   BALANCE OUTSTANDING AS OF
   MINIMUM MORTGAGE RATE (%)         MORTGAGE LOANS     OF THE CUT-OFF DATE       THE CUT-OFF DATE
---------------------------------    --------------    ----------------------   -------------------------

               GROSS MARGINS OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                       63

                                                        AGGREGATE PRINCIPAL     % OF AGGREGATE PRINCIPAL
                                        NUMBER OF      BALANCE OUTSTANDING AS   BALANCE OUTSTANDING AS OF
         GROSS MARGIN (%)            MORTGAGE LOANS     OF THE CUT-OFF DATE       THE CUT-OFF DATE
---------------------------------    --------------    ----------------------   -------------------------

        NEXT RATE ADJUSTMENT DATES OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                        AGGREGATE PRINCIPAL     % OF AGGREGATE PRINCIPAL
                                        NUMBER OF      BALANCE OUTSTANDING AS   BALANCE OUTSTANDING AS OF
   NEXT RATE ADJUSTMENT DATE         MORTGAGE LOANS     OF THE CUT-OFF DATE       THE CUT-OFF DATE
---------------------------------    --------------    ----------------------   -------------------------

         INITIAL PERIODIC RATE CAP OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                        AGGREGATE PRINCIPAL     % OF AGGREGATE PRINCIPAL
                                        NUMBER OF      BALANCE OUTSTANDING AS   BALANCE OUTSTANDING AS OF
  INITIAL PERIODIC RATE CAP (%)      MORTGAGE LOANS     OF THE CUT-OFF DATE       THE CUT-OFF DATE
---------------------------------    --------------    ----------------------   -------------------------

          SUBSEQUENT PERIODIC CAP OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                        AGGREGATE PRINCIPAL     % OF AGGREGATE PRINCIPAL
                                        NUMBER OF      BALANCE OUTSTANDING AS   BALANCE OUTSTANDING AS OF
   SUBSEQUENT PERIODIC CAP (%)       MORTGAGE LOANS     OF THE CUT-OFF DATE       THE CUT-OFF DATE
---------------------------------    --------------    ----------------------   -------------------------

                                       64

                     ASSET BACKED PASS-THROUGH CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

                       GE-WMC MORTGAGE SECURITIES, L.L.C.
                                    DEPOSITOR

--------------------------------------------------------------------------------

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS
PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT.

THIS PROSPECTUS TOGETHER WITH THE ACCOMPANYING PROSPECTUS SUPPLEMENT WILL
CONSTITUTE THE FULL PROSPECTUS.

--------------------------------------------------------------------------------

THE SECURITIES:

GE-WMC Mortgage Securities, L.L.C., as depositor, will sell the securities, which may be in the form of asset-backed pass-through certificates or mortgage-backed notes. Each issue of securities will have its own series designation and will evidence either:

         o        the ownership of the assets of the issuing entity, or

         o        debt obligations secured by assets of the issuing entity.

THE ISSUING ENTITY AND ITS ASSETS:

The assets of an issuing entity will primarily include any combination of various types of one- to four-family residential first and junior lien mortgage loans, mixed-use first and junior mortgage loans, home equity lines of credit, cooperative apartment loans, manufactured housing conditional sales contracts and installment loan agreements or home improvement installment sales contracts and installment loan agreements.

CREDIT ENHANCEMENT:

The assets of the issuing entity for a series of securities may also include one or more forms of credit enhancement including but not limited to a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund or a yield maintenance agreement or any combination of such credit support. Credit enhancement may also be provided by means of subordination of one or more classes of securities, cross-collateralization or by excess interest and overcollateralization.

MARKET FOR THE SECURITIES:

No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the securities may be made through one or more different methods, including through underwriters as described in "Methods of Distribution" in this prospectus and in the related prospectus supplement.

                 The date of this Prospectus is ________, 2006.

                                                                                                               Page
                                                                                                               ----

                                        i

      Notes119

                                       ii

                                       iii

         SEVERAL CAPITALIZED TERMS ARE USED IN THIS PROSPECTUS TO ASSIST YOU IN
UNDERSTANDING THE TERMS OF THE SECURITIES. ALL OF THE CAPITALIZED TERMS USED IN
THIS PROSPECTUS ARE DEFINED IN THE GLOSSARY BEGINNING ON PAGE 145 IN THIS
PROSPECTUS.

                                  RISK FACTORS

         The offered securities are not suitable investments for all investors.
In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the securities.

         You should carefully consider the following factors in connection with the purchase of the securities offered hereby as well as any additional risk factors that are set forth in the prospectus supplement related to your security:

THE ASSETS OF THE ISSUING ENTITY WILL BE LIMITED AND THOSE ASSETS MAY NOT BE
SUFFICIENT TO PAY THE RELATED SECURITIES IN FULL

          The issuing entity with respect to each series of securities will be a trust fund. Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement or derivative) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

         The securities will not represent an interest in or obligation of the depositor, the master servicer, if any, the servicer or any of their respective affiliates. The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the servicer's, the master servicer's, if any, and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the servicer or master servicer, if any, in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable rate mortgage loan
(as more fully described in this prospectus) upon conversion to a fixed rate or a different index. Unless otherwise specified in the related prospectus supplement, none of the depositor, the servicer, the master servicer, if any, the trustee or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

         Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer or any of their affiliates.

         Unless otherwise specified in the related prospectus supplement, a series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

         If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securities in the priority and manner and subject to the limitations specified in that prospectus supplement.

THE SECURITIES WILL HAVE LIMITED LIQUIDITY SO INVESTORS MAY BE UNABLE TO SELL
THEIR SECURITIES OR MAY ONLY BE ABLE TO SELL THEM AT A DISCOUNT FROM THEIR
INITIAL OFFERING PRICE

         There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities. Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The securities offered hereby will not be listed on any securities exchange.

         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

CREDIT SUPPORT MAY BE LIMITED; THE FAILURE OF CREDIT SUPPORT TO COVER LOSSES ON
THE TRUST FUND ASSETS WILL RESULT IN LOSSES ALLOCATED TO THE RELATED SECURITIES

         Credit support is intended to reduce the effect of delinquent payments or losses on the underlying trust fund assets on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks. If losses on the trust fund assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. See "Description of Credit Support."

DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES MAY
RESULT IN LOSSES TO INVESTORS; THE TYPES OF MORTGAGE LOANS INCLUDED IN THE TRUST
FUND RELATED TO THE SECURITIES MAY BE ESPECIALLY PRONE TO DEFAULTS WHICH MAY
EXPOSE YOUR SECURITIES TO GREATER LOSSES

         The securities will be directly or indirectly backed by mortgage loans, manufactured housing conditional sales contracts, installment loan agreements and/or home improvement installment sales contracts as set forth in the related prospectus supplement. You should be aware that if a mortgagor defaults on a mortgage asset and the related mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, holders of securities of the series evidencing interests in the related mortgage assets will bear any resulting losses, to the extent not covered by credit support, and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.
Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience greater declines in property values and higher rates of loss and delinquency than mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those

                                        2

generally present for similar mortgage backed securities without this concentration. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans.

         In addition, a particular type of mortgage loan included in the trust fund may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure than other types of mortgage loans. The prospectus supplement for each series of securities will describe the particular types of mortgage loans which are to be included in the trust fund related to your security and the risks associated with those mortgage loans which you should carefully consider in connection with the purchase of your security. The following are examples of the risks associated with some types of mortgage loans.

         Mortgage Loans Originated Below Government Sponsored Enterprise (GSE)
Standards: Mortgage loans that are underwritten in accordance with underwriting standards which are less stringent than guidelines for prime mortgage loan borrowers and less restrictive than the underwriting requirements used as standards for other mortgage loan purchase programs, including the programs of
Fannie Mae and Freddie Mac (that is the mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income), are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with prime mortgage loan underwriting guidelines.

         High LTV Loans; Property Value below Loan Value: If a mortgage loan with a loan-to-value ratio or combined loan-to-value ratio in excess of 80% or a mortgage loan that was originated with a limited expectation of recovering the full outstanding loan amount from the foreclosure of the related mortgaged property (that is, it was underwritten with an emphasis on the creditworthiness of the related mortgagor) goes into foreclosure and is liquidated, it is likely that amounts recovered from the related mortgaged property will be insufficient to satisfy the outstanding loan amount unless the value of such mortgaged property increased or the principal amount of the mortgage loan or the related senior lien has been reduced.

         Balloon Loans: Mortgage loans that are not fully amortizing (or do not amortize at all) over their terms to maturity require substantial payments of principal (that is, balloon payments) at their stated maturity and involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon his ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit such mortgagor to make the balloon payment.

         Second Liens: Mortgage loans that are secured by a second lien that is subordinate to the rights of the mortgagee under a first mortgage loan on the related mortgaged property may involve a greater degree of risk because the proceeds from any liquidation, insurance or condemnation proceeding may not be available to satisfy the outstanding principal balance of such subordinate mortgage loans following the satisfaction in full of the claims of the senior mortgage loans and any related foreclosure costs.

         Interest Only Loans: Mortgage loans that do not provide for any payments of principal for a period of time following origination may involve a greater degree of risk because, following the initial interest-only period, the scheduled monthly payment on these loans will increase and the mortgagors'
income may not be sufficient to enable them to continue to make such increased monthly loan payments and thus the likelihood of default will increase. In addition, losses may be greater on these loans as a result of there being no principal amortization during the early years of these loans.

                                        3

         Manufactured Housing Loans: Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial
Code as adopted in each state and each state's certificate of title statutes.
The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the servicer of the contract fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

         Negative Amortization Loans: In the case of mortgage loans that are subject to negative amortization, due to the addition of any deferred interest to the principal balance thereof, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of losses on such mortgage loans in the event of a default.

         Delinquent Loans: As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates. Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower.
These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable mortgage payment histories.

FORECLOSURE OF MORTGAGE LOANS MAY RESULT IN LIMITATIONS OR DELAYS IN RECOVERY
AND LOSSES ALLOCATED TO THE RELATED SECURITIES

         Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In several states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of the servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The servicer will be entitled to deduct from liquidation proceeds all expenses incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, ancillary fees, legal fees and costs of legal action, real estate taxes, maintenance and preservation expenses, monthly advances and servicing advances. If any mortgaged properties fail to provide adequate security for the mortgage loans in the trust fund related to your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized

                                        4

after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

MORTGAGED PROPERTIES ARE SUBJECT TO ENVIRONMENTAL RISKS AND THE COST OF
ENVIRONMENTAL CLEAN-UP MAY INCREASE LOSSES ON THE RELATED MORTGAGE LOANS

         Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner's or operator's ability to sell the property. Failure to comply with these environmental laws, ordinances and regulations can result in fines and penalties that could be assessed against the related trust fund as owner of the related property.

         A mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property. In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage.

         Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, mortgage loans contained in a trust fund may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property.
However, to the extent the servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.

THE RATINGS OF YOUR SECURITIES MAY BE LOWERED OR WITHDRAWN WHICH MAY ADVERSELY
AFFECT THE LIQUIDITY OR MARKET VALUE OF A SECURITY; THERE ARE RISKS IN RELYING
ON THE LIMITED NATURE OF RATINGS

         It is a condition to the issuance of the securities offered pursuant to an accompanying prospectus supplement that such securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance to you that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. None of the depositor, any servicer, the master servicer, if any, the trustee, the originator, the mortgage loan seller or any of their respective affiliates will have any obligation to replace or supplement any credit

                                        5

support, or to take any other action to maintain any rating(s) of any series of securities. If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

         Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.
Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

FAILURE OF THE MORTGAGE LOAN SELLER OR OTHER RESPONSIBLE PARTY TO REPURCHASE OR
REPLACE A MORTGAGE LOAN MAY RESULT IN LOSSES ALLOCATED TO THE RELATED SECURITIES

         Each mortgage loan seller, which may include the originator of the mortgage loans, or another party named in the prospectus supplement, will have made representations and warranties in respect of the mortgage loans sold by the mortgage loan seller and evidenced by a series of securities. In the event of a breach of any such representation or warranty that materially and adversely affects the value of a mortgage loan or the interests of the securityholders in a mortgage loan, the party responsible for such representation or warranty will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described under "Mortgage Loan Program-Representations as to
Mortgage Loans to be made by or on Behalf of Mortgage Loan Sellers; Remedies for
Breach of Representation." However, there can be no assurance that a responsible party will honor or be able to honor its obligation to cure, repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises. Any such party's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may result in losses on your investment.

         In instances where a responsible party is unable, or disputes its obligation, to repurchase affected mortgage loans, the servicer or, if appointed, the master servicer or trustee may negotiate and enter into one or more settlement agreements with that party that could provide for the purchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities.
Neither the depositor nor the servicer or master servicer, as applicable, will be obligated to purchase a mortgage loan if the responsible party defaults on its obligation to do so, and no assurance can be given that a responsible party will carry out its repurchase obligations. A default by a mortgage loan seller or other party will not be a default by the depositor or by the servicer or master servicer, if any. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund and any related losses shall be allocated to the related credit support, to the extent available, and otherwise to one or more classes of the related series of securities.

         All of the representations and warranties of a responsible party in respect of a mortgage loan will have been made as of the date on which the mortgage loan was purchased from the mortgage loan seller by or on behalf of the depositor which may be a date prior to the date of initial issuance of the related series of securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities.
Accordingly, the responsible party's repurchase obligation, or, if specified in the related prospectus supplement, limited replacement option, will not arise if, during the period after the date of sale by the mortgage loan seller, an event occurs that would have given rise to a repurchase obligation had

                                        6

the event occurred prior to sale of the affected mortgage loan. The occurrence of events during this period that are not covered by a responsible party's repurchase obligation could lead to losses that, to the extent not covered by credit support, may result in losses on your investment.

THE YIELD TO MATURITY ON SECURITIES WILL DEPEND ON A VARIETY OF FACTORS
INCLUDING PREPAYMENTS

         The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

         o        the extent of prepayments on the underlying assets in the
                  trust fund or;

         o        how payments of principal are allocated among the classes of securities of that series as specified in the related
                  prospectus supplement;

         o        if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

         o        the rate and timing of defaults and losses on the assets in the related trust fund; and

         o        repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor or related mortgage loan seller.

         Prepayments on mortgage loans are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The rate of prepayment of the mortgage loans included in or underlying the assets in each trust fund may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding principal balance and principal distributions on your class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

         To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the related securities may receive an additional prepayment.

         The yield to maturity on the types of classes of securities, including securities that are entitled to principal distributions only or interest distributions only, securities as to which accrued interest or a portion thereof will not be distributed but rather added to the principal balance of the security, and securities with an interest rate which fluctuates inversely with an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities. The prospectus supplement for a series will set forth the related classes of securities that may be more sensitive to prepayment rates. See "Yield and Maturity
Considerations" in this Prospectus.

THE SERVICER'S COLLECTION PROCEDURES MAY AFFECT THE TIMING OF COLLECTIONS ON THE
MORTGAGE LOANS

         In order to reduce borrower defaults, the servicer or, if applicable, master servicer may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicer or the master servicer, if any, may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that mortgage loan is delinquent or in default

                                        7

and that waiver, modification or postponement is not materially adverse to the trust fund. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund's receipt of interest or principal payments. Such waivers, modifications or postponements may affect the timing of collections on the mortgage loans.

THERE ARE RISKS RELATING TO DEFAULTS OR RESIGNATION OF THE SERVICER OR MASTER
SERVICER

         If the servicer or master servicer, if any, were to default in its obligations under the related servicing agreement, the trustee may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are
"accepted" or "market standard" practices, and the parties' determination of what servicing actions are in the best interest for the certificateholders may, at such times, be in disagreement between the trustee, the sponsor and the mortgage loans seller on the one hand, and the servicer or master servicer, as applicable, on the other. As a consequence, if the trustee attempts to terminate a defaulting servicer or master servicer, the servicer or master servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the servicer or master servicer may continue to suffer and may adversely affect the mortgage loans.

         If the servicer or master servicer, as applicable, were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

         If the servicer or master servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor servicer or master servicer willing to service the loans for the servicing fee or master servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to any replacement servicer or master servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the servicing fee or master servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

ORIGINATORS, SERVICERS AND MASTER SERVICERS MAY BE SUBJECT TO LITIGATION OR
GOVERNMENTAL PROCEEDINGS

         The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to an originator, servicer or master servicer of mortgage loans included in the trust fund and were to have a material adverse effect on its financial condition, the ability of the affected servicer or master servicer, if any, to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

THE EXERCISE OF AN OPTIONAL TERMINATION RIGHT WILL AFFECT THE YIELD TO MATURITY
ON THE RELATED SECURITIES

                                        8

         The prospectus supplement for each series of securities will set forth the party or parties that may, at their option, purchase the assets of the related trust fund if the aggregate principal balance of the mortgage loans and other trust fund assets in the trust fund for that series is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other trust fund assets at the cut-off date for that series. The percentage will be between 25% and 0%.
The exercise of the termination right will effect the early retirement of the securities of that series. The prospectus supplement for each series of securities will set forth the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

         A trust fund for which a REMIC election or elections have been made may also be terminated and the securities retired upon the servicer's or, if appointed, the master servicer's determination, if applicable and based upon an opinion of counsel, that the REMIC status of the trust fund has been lost or that a substantial risk exists that the REMIC status will be lost for the then current taxable year.

         The termination of a trust fund and the early retirement of securities by any party would decrease the average life of the securities and may adversely affect the yield to holders of some or all classes of the related securities.

EVENTS OF DEFAULT UNDER THE RELATED GOVERNING DOCUMENTS MAY RESULT IN LOSSES TO
THE RELATED SECURITIES

         Upon an event of default under a pooling and servicing agreement, the depositor or the trustee may, unless otherwise provided in the related prospectus supplement and pooling and servicing agreement, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement relating to the trust fund and in and to the mortgage assets. Upon an event of default under a servicing agreement, either the depositor or the trustee may, by written notification to the servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the servicer under the servicing agreement. Upon an event of default with respect to any series of notes issued under an indenture, the notes of the series have been declared to be due and payable, the trustee may, in its discretion (notwithstanding an acceleration of the related securities pursuant to the indenture), elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. Any of the foregoing actions taken under the related governing documents pursuant to an event of default may result in losses to the related securities due to delays in the transfer of servicing from one entity to another or due to the liquidation of trust fund assets pursuant to an acceleration of the related securities. See "Distributions on the
Securities-Events of Default under the Governing Agreement and Rights Upon
Events of Default."

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON THE MORTGAGE
LOANS AND THE SECURITIES BACKED BY THOSE MORTGAGE LOANS

         Federal, state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

         o        regulate interest rates and other charges on mortgage loans;

         o        require specific disclosures to borrowers;

                                        9

         o        require licensing of originators; and

         o        regulate generally the origination, servicing and collection process for the mortgage loans.

         Depending on the specific facts and circumstances involved, violations may limit the ability of a trust fund to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, like a trust fund, or the initial servicer or a subsequent servicer, as the case may be. In particular, it is possible that mortgage loans included in a trust fund will be subject to the Home Ownership and Equity Protection Act of 1994. The Homeownership Act adds additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with interest rates or origination costs in excess of prescribed levels. The provisions of the Homeownership Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995.
These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, like a trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan.
Recently, class action lawsuits under the Homeownership Act have been brought naming as a defendant securitization trusts like the trust funds described in this prospectus with respect to the mortgage loans.

         In addition, the mortgage loans are subject to other federal laws, including the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; the Depository
Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and the Alternative Mortgage Transaction Parity Act of
1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

         In addition to federal law, some states and local governments have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. The originator's failure to comply with these laws could subject the related trust fund (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against the related trust fund.

         Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the related trust fund to damages and administrative enforcement and could result in the mortgagors rescinding such mortgage loans whether held by the related trust fund or subsequent holders of the mortgage loans.

         The mortgage loan seller or other responsible party will represent that all applicable federal, state and local laws were complied with in connection with the origination of the mortgage loans. If there is a breach of a representation that materially and adversely affects the value of a mortgage loan or the interests of the securityholders in a mortgage loan, the mortgage loan seller or other responsible party will be obligated to repurchase any affected mortgage loan or to substitute a new mortgage loan into the related trust fund. If the mortgage loan seller or other responsible party fails to repurchase or substitute, a

                                       10

trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.
See "Legal Aspects of Mortgage Assets."

DRUG, RICO AND MONEY LAUNDERING VIOLATIONS COULD LEAD TO PROPERTY FORFEITURES

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to the
USA Patriot Act of 2001, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

         In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture.
However, there is no assurance that such a defense could be asserted or would be successful.

         With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                         DESCRIPTION OF THE TRUST FUNDS

         The issuing entity of each series will be a trust fund that will be held by a trustee for the benefit of the related securityholders. Each trust fund will consist of:

         o        a segregated pool of various types of first and junior lien mortgage loans, cooperative apartment loans, manufactured
                  housing conditional sales contracts and installment loan
                  agreements or home improvement installment sales contracts and installment loan agreements as are subject to the related
                  agreement governing the trust fund;

         o        amounts on deposit in the collection account, distribution account, pre-funding account, if applicable, or any other
                  account maintained for the benefit of the securityholders;

         o        property acquired on behalf of securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received on the property;

         o        the rights of the depositor under any hazard insurance
                  policies, FHA insurance policies, VA guaranties and primary mortgage insurance policies to be included in the trust fund, each as described under "Description of Primary Insurance
                  Policies";

         o        the rights of the depositor under the agreement or agreements under which it acquired the mortgage loans to be included in the trust fund;

         o        the rights of the trustee in any cash advance reserve fund or surety bond to be included in the trust fund, each as
                  described under "Advances by Servicer or Master Servicer in
                  Respect of Delinquencies on the Trust Fund Assets";

                                       11

         o        any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guaranty insurance policy, reserve fund, currency or interest rate
                  exchange agreement or guaranty, each as described under
                  "Description of Credit Support"; and

         o        any swap, cap, corridor or other hedging instrument, yield supplement agreement, yield maintenance agreement, purchase obligation or other derivative product, each as described
                  under "Derivative Products Related to the Securities."

         To the extent specified in the related prospectus supplement, a portion of the interest received on a mortgage loan may not be included in the trust fund for that series. Instead, the retained interest will be retained by or payable to the originator, servicer or mortgage loan seller (or a designee of one of the foregoing) of the loan, free and clear of the interest of securityholders under the related agreement.

DESCRIPTION OF THE MORTGAGE ASSETS TO BE INCLUDED IN A TRUST FUND

         Each mortgage asset will be originated by a person other than the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased by the depositor, either directly or through its affiliates, from WMC Mortgage Corp., GE Mortgage Holding, L.L.C. or their affiliates, or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Federal Deposit
Insurance Corporation and other mortgage loan originators or mortgage loan sellers not affiliated with the depositor. Each seller of mortgage assets will be referred to in this prospectus and the related prospectus supplement as a mortgage loan seller and may include the originator of such mortgage assets. The mortgage assets acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under
"The Depositor's Mortgage Loan Purchase Program-Underwriting Standards" and in
the prospectus supplement. All mortgage assets to be included in a trust fund as of the closing date will have been purchased by the depositor on or before the date of initial issuance of the related securities.

         The mortgage assets included in a trust fund will be evidenced by a promissory note or contract, referred to in this prospectus as a mortgage note, and may be secured by any of the following:

         o        first or junior liens on one- to four-family residential
                  properties including detached and attached dwellings,
                  townhouses, rowhouses, individual condominium units,
                  individual units in planned-unit developments and individual units in DE MINIMIS planned-unit developments. Loans secured by this type of property are referred to in this prospectus as single-family loans and may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related
                  prospectus supplement;

         o        first or junior liens secured by shares in a private
                  cooperative housing corporation that give the owner of the shares the right to occupy a particular dwelling unit in the cooperative;

         o        properties consisting of mixed residential and commercial
                  structures;

         o        leasehold interests in residential properties, the title of which is held by third party lessors;

         o        manufactured homes that, in the case of mortgage loans, are permanently affixed to their site or, in the case of
                  manufactured home conditional sales contracts and installment loan agreements, may be relocated; or

                                       12

         o        real property acquired upon foreclosure or comparable
                  conversion of the mortgage loans included in a trust fund.

          The term of any leasehold will generally exceed the term of the mortgage note by at least five years.

         The manufactured homes securing the mortgage loans or manufactured housing contracts will consist of manufactured homes within the meaning of 42
United States Code, Section 5402(6), which defines a manufactured home as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         The home improvement contracts will be secured primarily by mortgages on single family properties that are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interests in the home improvements financed thereby.

         The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United
States. No more than 20% of the mortgage loans included in any trust may be comprised of mortgage loans originated in Guam or Puerto Rico. The mortgaged properties may include vacation, second and non-owner occupied homes.

         The mortgage assets to be included in a trust fund will be any one of the following types of mortgage assets:

         o        Fully amortizing mortgage assets with a fixed rate of interest and level monthly payments to maturity;

         o        Fully amortizing mortgage assets with an interest rate that adjusts periodically to equal the sum, which may be rounded, of a fixed percentage and an index rate, with corresponding adjustments in the amount of monthly payments;

         o        Fully amortizing mortgage assets with a fixed rate of interest and level monthly payments for a certain period of time upon the expiration of which the fixed rate of interest converts to an interest rate that adjusts periodically to equal the sum, which may be rounded, of a fixed percentage and an index rate, with corresponding adjustments in the amount of monthly
                  payments;

         o        ARM Loans that provide for an election, at the borrower's
                  option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related
                  prospectus supplement;

         o        ARM Loans that provide for negative amortization or
                  accelerated amortization resulting from delays in or
                  limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

                                       13

         o        Fully amortizing mortgage assets with a fixed or adjustable interest rate providing for payments of interest only during the early years of the term, followed by monthly payments of principal and interest with an interest rate that is fixed or adjusts periodically for the duration of the term or for a specified number of years, which will be described in the
                  related prospectus supplement;

         o        Fixed or adjustable interest rate mortgage assets providing for payments of principal and/or interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term;

         o        Mortgage assets that provide for a line of credit under which amounts may be advanced to the borrower from time to time as described below; and

         o        Fixed interest rate mortgage assets that provide that the
                  interest may increase upon default, which increased rate may be subject to adjustment and may or may not convert back to the original fixed interest rate upon cure of the default.

         A trust fund may include mortgage loans that provide for a line of credit under which amounts may be advanced to the borrower from time to time.
Interest on a home equity line of credit loan, excluding introductory rates offered from time to time during promotional periods, is generally computed and payable monthly on the average daily outstanding balance of the mortgage loan.
Principal on a home equity line of credit loan may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each mortgage loan from time to time, but may be subject to a minimum periodic payment. Each home equity line of credit loan included in a trust fund will be secured by a lien on a one-to-four family property or a manufactured home.

         A single-family loan having a loan-to-value ratio at origination in excess of 80%, may be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan. This type of insurance generally will remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See "Description of Primary
Insurance Policies--Primary Mortgage Insurance Policies."

         A mortgaged property may have been subject to secondary financing at origination of the mortgage loan, but, unless otherwise specified in the related prospectus supplement, the total amount of primary and secondary financing at the time of origination of the mortgage loan did not, to the mortgage loan seller's knowledge, produce a combined loan-to-value ratio in excess of 150%.
The trust fund may contain mortgage loans secured by junior liens, and the related senior lien may not be included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior mortgage loan. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans. See "Legal Aspects of Mortgage
Assets--Foreclosure on Mortgages."

         The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, or, in the case of a home equity line of credit loan, the maximum principal amount which may be advanced over the term of the loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The value of a single-family property or cooperative unit, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) if the mortgaged property is being purchased in conjunction with the origination of the mortgage loan the sales price for the property. For purposes of calculating the

                                       14

loan-to-value ratio of a manufactured housing contract relating to a new manufactured home, the value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including accessories identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used manufactured home, the value is generally the least of the sale price, the appraised value, and the National
Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured homes are less likely than other types of housing to experience appreciation in value and are more likely to experience depreciation in value.

         The underwriting standards of the mortgage loan originator or mortgage loan seller may require an internal review of the appraisal (an "appraisal review") used to determine the loan-to-value of a mortgage loan which may be performed by an individual that is not a licensed appraiser. Where the appraisal review results in a valuation of the mortgaged property that is less than a specified percentage of the original appraisal, the loan-to-value ratio of the related mortgage loan will be based on the appraisal review.

         A mortgage loan secured by a condominium unit will not be included in a mortgage pool unless, at the time of sale of the mortgage loan by the mortgage loan seller, representations and warranties as to the condominium project that are acceptable to the rating agencies are made by the mortgage loan seller or an affiliate of the mortgage loan seller or by another person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties.

         See "The Depositor's Mortgage Loan Purchase Program--Representations by
or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation" in
this Prospectus for a description of other representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

         The trust fund may include mortgage loans with respect to which a portion of the loan proceeds are held back from the mortgagor until required repairs or improvements on the mortgaged property are completed, in accordance with the mortgage loan seller's underwriting standards.

         The trust fund may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision.

         If so specified in the related prospectus supplement, a mortgage loan may contain a prohibition on prepayment or a Lockout Period or require payment of a prepayment charge.

         MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENT. Each prospectus supplement will contain specific information with respect to the mortgage assets contained in the related trust fund, as of the cut-off date specified in the prospectus supplement, which will usually be the close of business on the first day of the month of formation of the related trust fund, to the extent specifically known to the depositor as of the date of the prospectus supplement, including the following:

         o        the aggregate outstanding principal balance, the largest,
                  smallest and average outstanding principal balance of the
                  mortgage assets,

                                       15

         o        the type of property securing the mortgage assets and the
                  percentage of mortgage assets in the related mortgage pool which are secured by that type of property,

         o        the original terms to maturity of the mortgage assets,

         o        the earliest origination date and latest maturity date,

         o        the aggregate principal balance of mortgage loans having
                  loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the
                  aggregate principal balance of mortgage loans having combined loan-to-value ratios at origination exceeding 80%,

         o        the interest rates or range of interest rates borne by the mortgage loans,

         o        the geographical distribution of the mortgaged properties on a state-by-state basis,

         o        the lien position of the mortgage loans,

         o        a description of the retained interest, if any,

         o        with respect to ARM Loans, the index, the adjustment dates, the highest, lowest and weighted average gross margin, and the maximum interest rate variation at the time of any adjustment and over the life of the ARM Loan, and

         o        whether the mortgage loans provide for payments of interest only for any period or provide for a balloon payment and the frequency and amount, if any, by which, and the term during which, monthly payments adjust.

         If specific information respecting the trust fund assets is not known to the depositor at the time securities are initially offered, more general information of the nature described in the bullet points above will be provided in the prospectus supplement, and specific information as to the trust fund assets to be included in the trust fund on the date of issuance of the securities will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance of the securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, trust agreement and indenture, with respect to each series of notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance. If mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted on the current report on Form 8-K. A report on Form
8-K will be filed within 15 days after the end of any pre-funding period containing information respecting the trust fund assets transferred to a trust fund after the date of issuance of the related securities as described in the following paragraph.

DESCRIPTION OF THE PRE-FUNDING ACCOUNTS FOR THE PURCHASE OF ADDITIONAL MORTGAGE
LOANS

         The agreement governing the trust fund may provide for the transfer by the mortgage loan seller of additional mortgage assets to the related trust fund after the date of initial issuance of the securities. In that case, the trust fund will include a pre-funding account, into which all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited to be released as additional mortgage assets are transferred.
Additional mortgage assets will be required to conform to the requirements set forth in the related agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage assets initially included in the trust fund. A

                                       16

pre-funding account will be required to be maintained as an eligible account under the related agreement and the amount held in the pre-funding account shall at no time exceed 50% of the aggregate outstanding principal balance of the securities. The related agreement providing for the transfer of additional mortgage assets will provide that all transfers must be made within 3 months, if a REMIC election has been made with respect to the trust, or within 6 months after the date on which the related securities were issued, and that amounts set aside to fund the transfers, whether in a pre-funding account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the related prospectus supplement.

         The depositor will be required to provide data regarding the additional mortgage assets to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by the rating agencies and the security insurer. Transfer of the additional mortgage assets will be further conditioned upon confirmation by the rating agencies that the addition of mortgage assets to the trust fund will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of the security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional mortgage assets have been satisfied will be required.

                                   THE SPONSOR

         WMC Mortgage Corp. will be the sponsor of each series of securities.
WMC Mortgage Corp. is a mortgage banking company incorporated in the State of
California. Established in 1955, WMC Mortgage Corp. has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative non-prime mortgage loans in each of the regions in which it competes. WMC Mortgage Corp. historically originated both prime-quality mortgage loans and non-prime-quality mortgage loans. WMC Mortgage Corp. sold its prime mortgage loan origination business in 1998 and originates prime mortgage loans only on a very limited basis. WMC Mortgage Corp. was owned by a subsidiary of Weyerhaeuser Company until May 1997 when it was sold to WMC Finance Co., a company owned principally by affiliates of a private investment firm. On June
14, 2004, GE Consumer Finance acquired WMC Finance Co.

         It is expected that the sponsor will sell or transfer to the depositor, either directly or through an affiliate a majority of the mortgage loans to be included in the trust fund for each series. In addition, the sponsor will be responsible for pooling the mortgage loans to be securitized by the depositor for each series, negotiating the principal securitization transaction documents for each series and participating with the underwriters in the structuring of such transactions.. The prospectus supplement for each series of securities will describe the sponsor's securitization program and, to the extent material, other information regarding the sponsor's portfolio of assets of the type to be included in the related trust fund.

                             STATIC POOL INFORMATION

         For each trust fund and to the extent material, static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type will be provided. Static pool information is not deemed part of this prospectus or of the registration statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006 or (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006.

                                       17

                                  THE DEPOSITOR

         The depositor is a limited liability company formed under the laws of the State of Delaware on July 21, 2005. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor is a wholly-owned subsidiary of GE Mortgage Holding, L.L.C. ("Mortgage
Holding"). Mortgage Holding is a limited liability company formed under the laws of the State of Delaware on July 21, 2005, and is a wholly-owned subsidiary of
GE-WMC Mortgage Holding, Inc. GE-WMC Mortgage Holding, Inc. is a Delaware
corporation jointly held by General Electric Capital Services, Inc. ("GECS") and
General Electric Capital Corporation ("GECC"). GECC is a wholly-owned subsidiary of GECS. GECS is a wholly-owned subsidiary of General Electric Company. The depositor maintains its principal office at 3100 Thornton Avenue, Office 344,
Burbank, California 91504. Its telephone number is (818)736-7023.

         The depositor does not have, nor is it expected in the future to have, any significant assets. The prospectus supplement for each series of securities will disclose if the depositor is a party to any legal proceedings that could have a material and adverse impact on the related trust fund and the interests of the potential investors.

     OTHER TRANSACTION PARTICIPANTS AND RELATIONSHIPS AMONG THE PARTICIPANTS

         Each participant involved in the issuance of a series of securities will be identified in, and a description of the role of each such participant will be included in, the prospectus supplement for that series of securities. In addition, a description will be provided in the prospectus supplement of a series of securities, if applicable, of (i) any affiliations among the servicer, the trustee, the originator(s), significant obligor(s), enhancement or support providers and any other material parties related to a series of securities, (ii)
any business relationship, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from the transactions described in this prospectus and the accompanying prospectus supplement, between the sponsor, the depositor and the trust fund and the servicer, trustee, originator(s), significant obligor(s), enhancement or support providers and any other material parties related to a series of securities, or any affiliates thereof, that exists or existed in the two years prior to the issuance of that series of securities and that is material to an investor's understanding of that series of securities, and (iii) any specific relationships involving or relating to a series of securities or the assets of a trust fund, if such relationship is material and including the material terms and approximate dollar amount involved, between the sponsor, depositor and trust fund and any of the servicer, trustee, originator(s), significant obligor(s), enhancement or support providers and any other material parties related to a series of securities.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                       18

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

         The yield on any offered security will depend on the following, among other factors:

         o        the price paid by the securityholder,

         o        the rate at which interest accrues on the security,

         o        the receipt and timing of receipt of distributions on the
                  security,

         o        the weighted average life of the mortgage assets in the
                  related trust fund,

         o        liquidations of mortgage assets following mortgagor defaults,

         o        purchases of mortgage assets in the event of optional
                  termination of the trust fund or breaches of representations made in respect of such mortgage assets by the depositor, the servicer, the master servicer, if any, and others,

         o        in the case of securities evidencing interests in ARM Loans, by changes in the interest rates,

         o        any default by or insolvency of any credit enhancement
                  provider,

         o        any default by a derivative counterparty, and

         o        losses exceeding credit enhancement levels.

         SECURITY INTEREST RATE. Securities of any class within a series may have fixed, variable or adjustable security interest rates, which may or may not be based upon the interest rates borne by the mortgage assets in the related trust fund. The prospectus supplement with respect to any series of securities will specify the security interest rate for each class of securities or, in the case of a variable or adjustable security interest rate, the method of determining the security interest rate. Holders of Stripped Interest Securities or a class of securities having a security interest rate that varies based on the weighted average interest rate of the underlying mortgage assets will be affected by disproportionate prepayments and repurchases of mortgage assets having higher interest rates than the average interest rate.

         TIMING OF PAYMENT OF INTEREST AND PRINCIPAL. The effective yield to securityholders entitled to payments of interest will be slightly lower than the yield otherwise produced by the applicable security interest rate because, while interest on the mortgage assets may accrue from the first day of each month, the distributions of such interest will not be made until the distribution date which may be as late as the 25th day of the month following the month in which interest accrues on the mortgage assets. On each distribution date, a payment of interest on the securities, or addition to the principal balance of a class of
Accrual Securities, will include interest accrued during the interest accrual period described in the related prospectus supplement for that remittance date.
If the interest accrual period ends on a date other than a remittance date for the related series, the yield realized by the holders of the securities may be lower than the yield that would result if the interest accrual period ended on the remittance date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of securities may be calculated on the assumption that distributions of principal, and additions to the principal balance of Accrual Securities, and allocations of losses on the mortgage assets

                                       19

may be made on the first day of the interest accrual period for a remittance date and not on the remittance date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period.

         When a principal prepayment in full is made on a mortgage loan, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders. The mortgage loans in a trust fund may contain provisions limiting prepayments or requiring the payment of a prepayment charge upon prepayment in full or in part. If so specified in the related prospectus supplement, a prepayment charge collected may be applied to offset the above-described shortfalls in interest collections on the related distribution date. Otherwise, prepayment charges collected may be available for distribution only to a specific class of securities or may not be a part of the related trust at all, and, therefore not available for distribution to any class of securities. Full and partial principal prepayments collected during the prepayment period set forth in a prospectus supplement will be available for distribution to securityholders on the related distribution date. Neither the trustee nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. The prospectus supplement for a series of securities may specify that the servicer or, if any, the master servicer will be obligated to pay from its own funds, without reimbursement, those interest shortfalls attributable to full prepayments by mortgagors but only up to an amount equal to a percentage of its servicing fee for the related due period.
See "Description of the Securities."

         In addition, if so specified in the related prospectus supplement, the servicer, master servicer, if any, or another party will have the right, solely at its discretion, to terminate the related trust fund or a portion thereof on any date as the Clean-up Call becomes exercisable and thereby effect early retirement of the related securities of the series. Early termination would result in the concurrent retirement of all related outstanding securities of the related series and would decrease the average lives of the terminated securities, perhaps significantly. The earlier after the date of the initial issuance of the securities that the termination occurs, the greater would be the effect.

         PRINCIPAL PREPAYMENTS. The yield to maturity on the securities will be affected by the rate of principal payments on the mortgage assets, including principal prepayments, curtailments, defaults and liquidations. The rate at which principal prepayments occur on the mortgage assets will be affected by a variety of factors, including, without limitation, the following:

         o        the terms of the mortgage assets,

         o        the level of prevailing interest rates,

         o        the availability of mortgage credit, and

         o        economic, demographic, geographic, tax, legal and other
                  factors.

         In general, however, if prevailing interest rates fall below the interest rates on the mortgage assets included in a particular trust fund, those mortgage assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets.
Conversely, if prevailing interest rates rise above the interest rates on the mortgage assets included in a particular trust fund, those mortgage assets are likely to be the subject of lower principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets. The rate of principal payments on some or all of

                                       20

the classes of securities of a series will correspond to the rate of principal payments on the mortgage assets included in the related trust fund and is likely to be affected by the existence of prepayment premium provisions of the mortgage assets in a mortgage pool, and by the extent to which the servicer of any such mortgage asset is able to enforce such provisions. There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of the related securities.

         If the purchaser of a security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated. In either case, the effect on yield of prepayments on one or more classes of securities of a series may be mitigated or exacerbated by the priority of distributions of principal to those classes as provided in the related prospectus supplement.

         The timing of changes in the rate of principal payments on the mortgage assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage assets and distributed in respect of a security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

         DEFAULTS. The rate of defaults on the mortgage assets will also affect the rate and timing of principal payments on the mortgage assets and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. However, mortgage assets that require balloon payments risk default at maturity, or risk that the maturity of the balloon loan may be extended in connection with a workout. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, mortgage assets with high loan-to-value ratios, ARM Loans and interest-only loans may be higher than for other types of mortgage assets.
Furthermore, the rate and timing of defaults and liquidations on the mortgage assets will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

MATURITY AND WEIGHTED AVERAGE LIFE

         PREPAYMENTS. The rates at which principal payments are received on the mortgage assets included in a trust fund and the rate at which payments are made from any credit support for the related series of securities may affect the ultimate maturity and the weighted average life of each class of the series.
Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of securities of a series will be influenced by, among other factors, the rate at which principal on the related mortgage assets is paid to that class, which may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayment includes prepayments, in whole or in part, and liquidations due to default. Prepayments on the mortgage assets in a trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the securities of the related series.

                                       21

         If so provided in the prospectus supplement for a series of securities, one or more classes of securities may have a final scheduled remittance date, which is the date on or prior to which the principal balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

         In addition, the weighted average life of the securities may be affected by the varying maturities of the related mortgage assets. If any mortgage assets in a trust fund have actual terms to maturity of less than those assumed in calculating the final scheduled remittance dates for the classes of securities of the related series, one or more classes of the securities may be fully paid prior to their respective final scheduled remittance dates, even in the absence of prepayments. Accordingly, the prepayment experience of the mortgage pool will, to some extent, be a function of the mix of interest rates and maturities of the mortgage assets in that mortgage pool. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate, or CPR, prepayment model or the Standard Prepayment Assumption, or SPA, prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans. Thus, it is likely that prepayment of any mortgage assets will not conform to any particular level of CPR or SPA.

         The prospectus supplement with respect to each series of securities may contain tables, if applicable, setting forth the projected weighted average life of one or more classes of offered securities of the series and the percentage of the initial principal balance of each class that would be outstanding on specified remittance dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. Tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the securities to various prepayment rates and are not intended to predict or to provide information that will enable investors to predict the actual weighted average life of the securities. It is unlikely that prepayment of any mortgage assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

         There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the trust fund assets in any trust fund. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.
The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on loans secured by properties in Puerto Rico or Guam may not occur at the same rate or be affected by the same factors as other mortgage loans.

                                       22

         TYPE OF MORTGAGE ASSET. The type of mortgage assets included in a trust fund may affect the weighted average life of the related securities. A number of mortgage assets may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon his ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage assets having balloon payments may default at maturity, or that the servicer may extend the maturity of the mortgage asset in connection with a workout. In addition, a number of mortgage assets may be junior mortgage loans. The rate of default on junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage assets, the servicer may, to the extent and under the circumstances set forth in this prospectus and in the related servicing agreement, be permitted to modify mortgage assets that are delinquent or in default. Any defaulted balloon payment or modification that extends the maturity of a mortgage asset will tend to extend the weighted average life of the securities, thereby lengthening the period of time elapsed from the date of issuance of a security until it is retired.

         Although the interest rates on ARM Loans will be subject to periodic adjustments, adjustments generally will, unless otherwise specified in the related prospectus supplement, (1) not increase or decrease the interest rate by more than a fixed percentage amount on each adjustment date, (2) not increase the interest rate over a fixed percentage amount during the life of any ARM Loan and (3) be based on an index plus the related fixed percentage set forth in the related mortgage note, which may be different from margins being used at the time for newly originated adjustable rate mortgage loans. As a result, the interest rates on the ARM Loans in a mortgage pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans.
In certain rate environments, the prevailing rates on fixed rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM
Loans with the result that the rate of prepayments may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of any series of securities.

         The interest rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates, as well as immediately after origination when initial interest rates are generally lower than the sum of the indices applicable at origination and the related margins, the amount of interest accruing on the principal balance of these types of mortgage assets may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage assets may become deferred interest which will be added to the principal balance thereof and will bear interest at the applicable interest rate. The addition of any deferred interest to the principal balance of any related class or classes of securities of a series will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the ARM Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced which may adversely affect yield to holders thereof, depending upon the price at which such securities were purchased.

FORECLOSURES AND PAYMENT PLANS

         The number of foreclosures and the principal amount of the mortgage assets that are foreclosed in relation to the number of mortgage assets that are repaid in accordance with their terms will affect the weighted average life of those mortgage assets and that of the related series of securities. Servicing

                                       23

decisions made with respect to the mortgage assets, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage assets in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage assets and thus the weighted average life of the securities.

         DUE-ON-SALE CLAUSES. Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. In most cases the mortgage assets will include "due-on-sale" clauses that permit the lender in certain instances to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The servicer, on behalf of the trust fund, will employ its usual practices in determining whether to exercise any right that the trustee may have as mortgagee to accelerate payment of the mortgage asset. An ARM Loan may be assumable under some conditions if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage asset and, in the reasonable judgment of the servicer or the related sub-servicer, the security for the ARM
Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Legal
Aspects of Mortgage Assets--Enforceability of Certain Provisions."

                 THE DEPOSITOR'S MORTGAGE LOAN PURCHASE PROGRAM

         The mortgage loans to be included in a trust fund will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers.

UNDERWRITING STANDARDS

         All mortgage loans to be included in a trust fund will have been subject to underwriting standards acceptable to the depositor and applied as described in the following paragraph and in the related prospectus supplement.
Each mortgage loan seller, or another party on its behalf, will represent and warrant that mortgage loans purchased by or on behalf of the depositor from it have been originated by the related originators or re-underwritten in accordance with these underwriting guidelines. The "originator" as that term is used in this prospectus refers to the originator of a mortgage loan or, if applicable, the entity that re-underwrites that mortgage loan prior to its inclusion in the related trust fund.

         The underwriting standards applied by an originator, in general, are primarily intended to evaluate the borrower's credit history and repayment ability as well as the value of the mortgaged property and the adequacy of the mortgaged property as collateral for the mortgage loan. Once all applicable employment, credit and property information is received, an originator typically reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type of property being financed and reviews the property appraisal. In evaluating the credit quality of borrowers, an originator may utilize the FICO score supplied by the credit bureau with the credit report (a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and three national credit data repositories - Equifax, TransUnion and Experian).

         An originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio, good mortgage payment history, an abundance of cash reserves, excess disposable

                                       24

income, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in a trust fund may represent such underwriting exceptions.

         If an originator's primary consideration in underwriting mortgage loans is the value of the related mortgaged properties, changes in the values of such mortgaged properties will have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans in a trust fund than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can or will be given by the depositor that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

         The originator of a mortgage loan typically verifies the loan applicant's employment and/or eligible sources of income, calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the underwriting guidelines.
The underwriting guidelines are applied in accordance with a procedure which complies with applicable federal, state and local laws and regulations and require, among other things, (1) an appraisal of the mortgaged property which conforms to Uniform Standards of Professional Appraisal Practice and (2) an
audit of such appraisal by an originator-approved appraiser or by the originator's in-house collateral auditors (who may be licensed appraisers), which audit may in certain circumstances consist of a second appraisal, a field review, a desk review or an automated valuation model.

         The prospectus supplement for a series will describe the underwriting process as it applies to the related mortgage assets. That description will generally include the type of documentation required to accompany each mortgage loan application which will vary depending on the originator. Documentation categories may vary from "full documentation" where an originator requires documentation of income (which may consist of (1) a verification of employment form covering a specified time period which varies with loan-to-value ratio, (2)
two most recent pay stubs and one or two years of tax returns or W-2s, (3)
verification of deposits and/or (4) bank statements) and telephonic verification to "stated income documentation" where an originator requires (1) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (2) that a pre-funding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (3) that stated income be consistent with the type of work listed on the application.

         The underwriting guidelines of an originator will generally be less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing, debt-to-income ratios, documentation programs, or in certain other respects. Mortgagors who qualify under an originator's underwriting guidelines may have payment histories and debt-to-income ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The underwriting guidelines will establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

         In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new manufactured homes whose appraised value is determined using the list price of the unit and accessories as described above under "Description of the Trust
Funds" or on recent sales of comparable homes in the area. Each appraiser is selected in accordance with predetermined guidelines established for appraisers.
The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income, if considered

                                       25

applicable by the appraiser, and, when deemed appropriate, the cost of replacing the home. With respect to mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised.
The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. The value of the property being financed, as indicated
by the appraisal, must be high enough so that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. An originator may evaluate the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the criteria set forth in the originator's underwriting guidelines as necessary to satisfy each underwriting program. The originator may make adjustments for some compensating factors, which could result in a mortgage loan being approved even if all of the specified underwriting criteria in the applicable originator's underwriting guidelines for that underwriting program are not fully satisfied. The related originator or a mortgage broker will enter the information directly into the automated underwriting system. Mortgage loans that have been approved by the automated underwriting system, and submitted to the mortgage loan seller for purchase may be reviewed to verify that the information entered by the related originator or a mortgage broker accurately reflects information contained in the underwriting documentation.

         Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, the results of an automated underwriting review may not be consistent with the results of a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth by an originator, which could in turn be applied to numerous mortgage loans and system reviews. There are no assurances that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies an originator's underwriting criteria.

         High LTV Loans are underwritten with an emphasis on the
creditworthiness of the related mortgagor. High LTV Loans are generally underwritten with a limited expectation of recovering the full outstanding loan amount from the foreclosure of the related property.

         In the case of a mortgage loan secured by a leasehold interest in a residential property, the title to which is held by a third party lessor, the mortgage loan seller, or another party on its behalf, will be required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the mortgage loan.

         With respect to any loan insured by the FHA, the mortgage loan seller will be required to represent that the FHA loan complies with the applicable underwriting policies of the FHA. See "Description of Primary Insurance
Policies--FHA Insurance."

         With respect to any loan guaranteed by the VA, the mortgage loan seller will be required to represent that the VA loan complies with the applicable underwriting policies of the VA. See "Description of Primary Insurance
Policies--VA Guaranties."

                                       26

         The recent foreclosure or repossession and delinquency experience with respect to loans serviced by a servicer primarily servicing 10% or more of the mortgage loans included in a trust fund and, if applicable, a significant sub-servicer will be provided in the related prospectus supplement.

QUALIFICATIONS OF ORIGINATORS AND MORTGAGE LOAN SELLERS

         Each originator will be required to satisfy the qualifications set forth in this paragraph. Each originator must be an institution experienced in originating mortgage loans in accordance with customary and reasonable practices and underwriting guidelines acceptable to the depositor, and must maintain satisfactory facilities to originate those loans. Each originator must be a
HUD-approved mortgagee or an institution the deposit accounts in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund of the
FDIC. In addition, with respect to FHA loans or VA loans, each originator must be approved to originate the mortgage loans by the FHA or VA, as applicable.
Each originator and mortgage loan seller must also satisfy criteria as to financial stability evaluated on a case by case basis by the depositor.

REPRESENTATIONS BY OR ON BEHALF OF MORTGAGE LOAN SELLERS; REMEDIES FOR BREACH OF
REPRESENTATION

         Each mortgage loan seller, or a party on its behalf, will have made representations and warranties in respect of the mortgage loans sold by that mortgage loan seller. The following material representations and warranties as to the mortgage loans, among others, will be made by or on behalf of each mortgage loan seller:

         o        that any required hazard insurance was effective at the
                  origination of each mortgage loan, and that each required
                  policy remained in effect on the date of purchase of the
                  mortgage loan from the mortgage loan seller by or on behalf of the depositor;

         o        that, except as described below, either (A) title insurance insuring, subject only to permissible title insurance
                  exceptions, the lien status of the Mortgage was effective at the origination of each mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or
                  (B) if the mortgaged property securing any mortgage loan is located in an area where title insurance policies are
                  generally not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to
                  permissible exceptions set forth therein, the lien status of the mortgage. The mortgage file with respect to certain
                  mortgage loans secured by a second lien on the related
                  mortgaged property may not contain any evidence of title
                  insurance or the lien status of the mortgage. The prospectus supplement will set forth the percentage of such mortgage
                  loans included in the related trust fund;

         o        that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission;

         o        that each Mortgage constituted a valid lien on, or security interest in, the mortgaged property, subject only to
                  permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from material damage and was in good repair;

         o        that there were no delinquent tax or assessment liens against the mortgaged property;

         o        that each mortgage loan was not currently more than 90 days delinquent as to required monthly payments of principal and interest; and

                                       27

         o        that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

         If a person other than a mortgage loan seller makes any of the foregoing representations and warranties on behalf of the mortgage loan seller, the identity of the person will be specified in the related prospectus supplement. Any person making representations and warranties on behalf of a mortgage loan seller shall be an affiliate of the mortgage loan seller or a person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties.

         All of the representations and warranties made by or on behalf of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan seller sold the mortgage loan to or on behalf of the depositor. A substantial period of time may have elapsed between the date the representation or warranty was made to or on behalf of the depositor and the date of initial issuance of the series of securities evidencing an interest in the related mortgage loan. In the event of a breach of any representation or warranty made by a mortgage loan seller, the mortgage loan seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan as described in the second following paragraph. Since the representations and warranties made by or on behalf of a mortgage loan seller do not address events that may occur following the sale of a mortgage loan by that mortgage loan seller, it will have a cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes the breach occurs prior to the date of the sale to or on behalf of the depositor. A mortgage loan seller would have no repurchase or substitution obligations if the relevant event that causes the breach occurs after the date of the sale to or on behalf of the depositor. However, the depositor will not include any mortgage loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

         The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan relating to the period commencing on the date of sale of a mortgage loan by the mortgage loan seller to or on behalf of the depositor to the cut-off date for that series of securities will be the limited representations of the depositor and the servicer or, if any, master servicer described below under "Description of the
Securities--Assignment of Trust Fund Assets; Review of Files by Trustee."

         The servicer or, if appointed, the master servicer, or the trustee, will promptly notify the relevant mortgage loan seller of any breach of any representation or warranty made by or on behalf of it in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan or the interests in the mortgage loan of the securityholders. If the mortgage loan seller cannot cure a breach within a specified time period from the date on which the mortgage loan seller was notified of the breach, then the mortgage loan seller will be obligated to repurchase the affected mortgage loan from the trustee within a specified time period from the date on which the mortgage loan seller was notified of the breach, at the purchase price therefor. A mortgage loan seller, rather than repurchase a mortgage loan as to which a breach has occurred, may have the option, within a specified period after initial issuance of the related series of securities, to cause the removal of the mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described below under "Description of the Securities--Assignment of the Mortgage Loans." The servicer, the master servicer, if any, or the trustee will be required under the applicable servicing agreement to use its reasonable efforts to enforce the repurchase or substitution obligations of the mortgage loan seller for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a mortgage loan seller. See "Description of the Securities."

                                       28

         None of the depositor, the servicer, the master servicer, if any, or the trustee will be obligated to purchase or substitute for a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that mortgage loan sellers will carry out their repurchase or substitution obligations with respect to mortgage loans. To the extent that a breach of the representations and warranties of a mortgage loan seller may also constitute a breach of a representation made by the depositor, the depositor may have a repurchase or substitution obligation as described below under
"Description of the Securities--Assignment of Trust Fund Assets; Review of Files
by Trustee."

                          DESCRIPTION OF THE SECURITIES

         The securities will be issued in series. Each series of certificates evidencing interests in a trust fund consisting of mortgage loans will be issued in accordance with the terms of a pooling and servicing agreement among the depositor, the trustee, the servicer or master servicer, and any other parties named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust fund consisting of mortgage loans will be issued in accordance with an indenture between the related issuer and the trustee named in the prospectus supplement. The issuer of notes will be the depositor or an owner trust established under an owner trust agreement between the depositor and the owner trustee for the purpose of issuing a series of notes. Where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. A form of pooling and servicing agreement, servicing agreement, owner trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe specific provisions which will appear in each agreement. The prospectus supplement for a series of securities will describe additional provisions of the agreement relating to a series. This prospectus together with the prospectus supplement will describe the material terms of the agreement governing the trust fund related to a series of securities. As used in this prospectus supplement with respect to any series, the term certificate or the term note refers to all of the certificates or notes of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

         The certificates of each series, including any class of certificates not offered hereby, will be issued in fully registered form only and will represent the entire beneficial ownership interest in the trust fund created by the related pooling and servicing agreement. The notes of each series, including any class of notes not offered hereby, will be issued in fully registered form only and will represent indebtedness of the trust fund created by the related indenture. If so provided in the prospectus supplement, any class of securities of any series may be represented by a certificate or note registered in the name of a nominee of The Depository Trust Company. The interests of beneficial owners of securities registered in the name of DTC will be represented by entries on the records of participating members of DTC. Definitive certificates or notes will be available for securities registered in the name of DTC only under limited circumstances. The securities will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee as specified in the related prospectus supplement. The prospectus supplement for each series of securities will describe any limitations on transferability. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent of the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         Each series of securities may consist of either:

         o        a single class of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund;

                                       29

         o        two or more classes of securities evidencing the entire
                  beneficial ownership of or indebtedness of the related trust fund, one or more classes of which will be senior in right of payment to one or more of the other classes;

         o        two or more classes of securities, one or more classes of
                  which are entitled to (a) principal distributions, with
                  disproportionate, nominal or no interest distributions or (b)
                  interest distributions, with disproportionate, nominal or no principal distributions;

         o        two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified
                  events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of
                  securities, as to which accrued interest or a portion thereof will not be distributed but rather will be added to the
                  principal balance of the security on each distribution date in the manner described in the related prospectus supplement; and

         o        other types of classes of securities, as described in the
                  related prospectus supplement.

         With respect to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

         Each class of offered securities, other than interest only Strip
Securities, will have a stated principal amount and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest on the stated principal amount based on a fixed, variable or adjustable interest rate. The security interest rate of each security offered hereby will be stated
in the related prospectus supplement as the pass-through rate with respect to a certificate and the note interest rate with respect to a note. See
"--Distribution of Interest on the Securities" and "--Distribution of Principal
of the Securities" below.

         The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be set forth in the related prospectus supplement.

         As to each series of certificates with respect to which a REMIC election is to be made, the servicer, the master servicer, if any, or the trustee will be obligated to take all actions required in order to comply with applicable laws and regulations, and will be obligated to pay any Prohibited
Transaction Taxes or Contribution Taxes arising out of a breach of its obligations with respect to its compliance without any right of reimbursement therefor from the trust fund or from any securityholder. A Prohibited
Transaction Tax or Contribution Tax resulting from any other cause will be charged against the related trust fund, resulting in a reduction in amounts otherwise distributable to securityholders. See "Federal Income Tax
Consequences."

ASSIGNMENT OF TRUST FUND ASSETS; REVIEW OF FILES BY TRUSTEE

         At the time of issuance of any series of securities, the depositor will cause the pool of mortgage assets to be included in the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage assets after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment of mortgage assets, deliver the securities to the depositor in exchange for the trust fund assets. Each mortgage asset will be identified in a schedule appearing as an exhibit to the related agreement. The schedule of mortgage assets will include detailed

                                       30

information as to the mortgage asset included in the related trust fund, including the outstanding principal balance of each mortgage asset after application of payments due on the cut-off date, information regarding the interest rate on the mortgage asset, the interest rate net of the sum of the rates at which the servicing fees and the retained interest, if any, are calculated, the retained interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property, the loan-to-value ratio at origination and other information with respect to the mortgage assets.

         If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic
Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through the Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With
respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

         The depositor will, with respect to each mortgage asset, deliver or cause to be delivered to the trustee, or to the custodian hereinafter referred to:

         o        With respect to each mortgage loan, (1) the mortgage note
                  endorsed, without recourse, to the order of the trustee or in blank, (2) the original Mortgage with evidence of recording indicated thereon and an assignment of the Mortgage to the trustee or in blank, in recordable form. If, however, a
                  mortgage loan has not yet been returned from the public
                  recording office, the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the
                  recording office. The depositor will not cause to be recorded any assignment which relates to a mortgage loan in any
                  jurisdiction unless such failure to record would result in a withdrawal or a downgrading by any rating agency of the rating on any class of certificates to be issued; provided, however, that the pooling and servicing agreement may provide that upon the occurrence of certain events set forth in the pooling and servicing agreement, each such assignment of mortgage will be recorded, or submitted for recording by the related
                  originator, at the originator's expense (or, if the originator is unable to pay the cost of recording the assignments of
                  mortgage, such expense will be paid by the trustee, which
                  expense will be reimbursed by the trust) as set forth in the pooling and servicing agreement. If the originator or mortgage loan seller uses the MERS(R) System, it will deliver evidence that the Mortgage is held for the trustee through the MERS(R)
                  System instead of an assignment of the Mortgage in recordable form.

         o        With respect to each cooperative loan, (1) the cooperative note, (2) the original security agreement, (3) the proprietary lease or occupancy agreement, (4) the related stock
                  certificate and related stock powers endorsed in blank, and
                  (5) a copy of the original filed financing statement together with an assignment thereof to the trustee in a form sufficient for filing. The depositor will promptly cause the assignment and financing statement of each related cooperative loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the trustee, filing of the assignment and financing statement is not required to
                  protect the trustee's interest in the cooperative loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant mortgage loan seller or any prior holder of the cooperative loan.

                                       31

         o        With respect to each manufactured housing contract or home improvement contract, (1) the original contract endorsed,
                  without recourse, to the order of the trustee and copies of documents and (2) instruments related to the contract and the security interest in the property securing the contract, and
                  (3) a blanket assignment to the trustee of all contracts in the related trust fund and the documents and instruments. In order to give notice of the right, title and interest of the securityholders to the contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all contracts as collateral.

         With respect to any mortgage loan secured by a mortgaged property located in Puerto Rico, the Mortgages with respect to these mortgage loans either (a) secure a specific obligation for the benefit of a specified person or
(b) secure an instrument transferable by endorsement. Endorsable Puerto Rico
Mortgages do not require an assignment to transfer the related lien. Rather, transfer of endorsable mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the first bullet point above would be inapplicable. Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment for that purpose would be delivered to the trustee or the custodian.

         The trustee for a series of securities, or the custodian, if applicable, will review the related mortgage loan documents within a specified period after receipt, and the trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the securityholders. If any mortgage loan document is found to be missing or defective in any material respect, the trustee, or the custodian, will notify the servicer or master servicer, as applicable, and the depositor, and the servicer, master servicer, or trustee will immediately notify the relevant mortgage loan seller. If the mortgage loan seller cannot cure the omission or defect within a specified number of days after receipt of notice, the mortgage loan seller will be obligated to repurchase the related mortgage asset from the trustee at the repurchase price or substitute for the mortgage asset. There can be no assurance that a mortgage loan seller will fulfill this repurchase or substitution obligation. Although the servicer, master servicer or trustee will be obligated to use its reasonable efforts to enforce the repurchase or substitution obligation to the extent described above under "The Depositor's Mortgage Loan Purchase
Program-Representations by or on behalf of Mortgage Loan Sellers; Remedies for
Breach of Representation", none of the servicer, the master servicer, if any, the depositor or the trustee will be obligated to repurchase or substitute for that mortgage asset if the mortgage loan seller defaults on its obligation. The assignment of the mortgage assets to the trustee will be without recourse to the depositor and this repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

         With respect to the mortgage assets included in a trust fund, the mortgage loan seller will make representations and warranties as of a specified date, covering by way of example, the following matters:

         o        the type of mortgaged property;

         o        the geographical concentration of the mortgage assets;

         o        the original loan-to-value ratio or combined loan-to-value;

         o        the principal balance as of the cut-off date;

                                       32

         o        the interest rate and maturity;

         o        the payment status of the mortgage asset; and

         o        the accuracy of the information set forth for each mortgage asset on the related mortgage loan schedule.

         Upon a breach of any representation that materially and adversely affects the value of a mortgage asset or the interests of the securityholders in the mortgage asset, the depositor will be obligated to cause the mortgage loan seller to cure the breach in all material respects, repurchase the mortgage asset at the repurchase price or substitute for that mortgage asset as described in the paragraph below.

         If the depositor discovers or receives notice of any breach of the representations or warranties with respect to a mortgage asset, the mortgage loan seller may be permitted under the agreement governing the trust fund to remove the mortgage asset from the trust fund, rather than repurchase the mortgage asset, and substitute in its place one or more mortgage assets, but only if (a) with respect to a trust fund for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the certificates, plus permissible extensions, or (b) with respect to a trust fund for which no REMIC election is to be made, the substitution is effected within 180 days of the date of initial issuance of the securities. Each substitute mortgage asset will, on the date of substitution, comply with the following requirements:

         (1)      have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than $10,000 less than, the
                  outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the deleted mortgage asset,

         (2)      have an interest rate not less than, and not more than 1%
                  greater than, the interest rate of the deleted mortgage asset,

         (3)      have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage asset,

         (4)      have a Lockout Date, if applicable, not earlier than the
                  Lockout Date on the deleted mortgage loan, and

         (5)      comply with all of the representations and warranties set
                  forth in the pooling and servicing agreement or indenture as of the date of substitution.

         In connection with any substitution, an amount equal to the difference between the purchase price of the deleted mortgage asset and the outstanding principal balance of the substitute mortgage asset, after deduction of all scheduled payments due in the month of substitution, together with one month's interest at the applicable rate at which interest accrued on the deleted mortgage loan, less the servicing fee rate and the retained interest, if any, on the difference, will be deposited in the distribution account and distributed to securityholders on the first distribution date following the prepayment period in which the substitution occurred. In the event that one mortgage asset is substituted for more than one deleted mortgage asset, or more than one mortgage asset is substituted for one or more deleted mortgage assets, then the amount described in (1) above will be determined on the basis of aggregate principal balances, the rate described in (2) above with respect to deleted mortgage assets will be determined on the basis of weighted average interest rates, and the terms described in (3) above will be determined on the basis of

                                       33

weighted average remaining terms to maturity and the Lockout Dates described in
(4) above will be determined on the basis of weighted average Lockout Dates.

         With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor or the related mortgage loan seller, or another party on behalf of the related mortgage loan seller, as specified in the related prospectus supplement, will represent and warrant to the trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the securities which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay. This representation is referred to in this prospectus and the related prospectus supplement as the insurability representation. Upon a breach of the insurability representation which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor or the mortgage loan seller, as the case may be, will be obligated either to cure the breach in all material respects or to purchase the affected mortgage asset at the purchase price. The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage assets following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement. See
"Description of Primary Insurance Policies" and "Description of Credit Support"
in this Prospectus and in the related prospectus supplement for information regarding the extent of coverage under the aforementioned insurance policies.

         The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute mortgage loans constitutes the sole remedy available to the securityholders or the trustee for any breach of the representations.

         The servicer or master servicer, as applicable, will make
representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement. Upon a breach of any representation of the servicer or master servicer, as applicable, which materially and adversely affects the interests of the securityholders, the servicer or any master servicer, as applicable, will be obligated to cure the breach in all material respects.

COLLECTION ACCOUNT

         ESTABLISHMENT. The servicer or, if appointed, the master servicer, as applicable, or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related trust fund assets. These accounts are collectively referred to in this prospectus and the related prospectus supplement as the collection account. The collection account must be either

         o        maintained with a bank or trust company, and in a manner,
                  satisfactory to the rating agency or agencies rating any class of securities of the series or

         o        an account or accounts the deposits in which are insured by the BIF or the SAIF, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the
                  funds in the collection account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or
                  general creditors of the institution with which the collection account is maintained.

                                       34

         The collateral eligible to secure amounts in the collection account is limited to United States government securities and other high-quality investments specified in the related servicing agreement as permitted investments. A collection account may be maintained as an interest bearing or a non-interest bearing account, or the funds held in the collection account may be invested pending each succeeding distribution date in permitted investments. Any interest or other income earned on funds in the collection account will be paid to the servicer or master servicer, as applicable, or the trustee or their designee as additional compensation. The collection account may be maintained with an institution that is an affiliate of the servicer or master servicer, as applicable, or the trustee, provided that the institution meets the standards set forth in the bullet points above. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a collection account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the servicer or master servicer, as applicable, or serviced or master serviced by it on behalf of others.

         Each servicer, if a master servicer is appointed, and each sub-servicer servicing a trust fund asset under a sub-servicing agreement will establish and maintain one or more separate accounts, referred to in this prospectus as a sub-servicing account, which may be interest bearing and which will comply with the standards with respect to collection accounts. Each such servicer and sub-servicer will be required to credit to the related sub-servicing account on a daily basis the amount of all proceeds of mortgage assets received by the sub-servicer, less its servicing compensation. Each such servicer and sub-servicer will remit to the master servicer and servicer, respectively, by wire transfer of immediately available funds all funds held in the sub-servicing account with respect to each mortgage asset on the monthly remittance date or dates specified in the related servicing agreement.

         DEPOSITS. The servicer or, if appointed, the master servicer will deposit or cause to be deposited in the collection account for each trust fund including mortgage loans, the following
                  payments and collections received, or advances made, by the servicer, master servicer or a sub-servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, unless otherwise specified in the related prospectus supplement:

         (1)      all payments on account of principal, including principal
                  prepayments, on the mortgage assets;

         (2)      all payments on account of interest on the mortgage assets, net of any portion retained by the master servicer, if any, the servicer or by a sub-servicer as its servicing
                  compensation and net of any retained interest;

         (3)      all proceeds of the hazard insurance policies and any special hazard insurance policy, other than amounts to be not applied to the restoration or repair of the property or released to the mortgagor in accordance with the normal servicing
                  procedures of the servicer or the related sub-servicer,
                  subject to the terms and conditions of the related Mortgage and mortgage note, any primary mortgage insurance policy, any
                  FHA insurance policy, any VA guaranty, any bankruptcy bond and any mortgage pool insurance policy and all other amounts
                  received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise,
                  together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of
                  securityholders by foreclosure or by deed in lieu of
                  foreclosure or otherwise;

         (4)      any amounts required to be paid to the servicer or master
                  servicer, as applicable, under any letter of credit, as
                  described below under "Description of Credit Support--Letter of Credit";

                                       35

         (5)      any advances made as described below under "Advances by the
                  Servicer or Master Servicer in respect of Delinquencies on the
                  Trust Funds Assets";

         (6)      if applicable, all amounts required to be transferred to the collection account from a reserve fund, as described below under "Description of Credit Support--Reserve Funds";

         (7)      all proceeds of any mortgage loan or property in respect of the mortgage asset purchased by the depositor or any mortgage loan seller as described under "The Depositor's Mortgage Loan
                  Purchase Program-Representations by or on behalf of Mortgage
                  Loan Sellers; Remedies for Breach of Representations" or
                  "--Assignment of Trust Fund Assets; Review of Files by
                  Trustee" above, exclusive of the retained interest, if any, in respect of the mortgage asset;

         (8)      all proceeds of any mortgage loan repurchased as described under "--Termination" below;

         (9)      all payments required to be deposited in the collection
                  account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary
                  Insurance Policies--Primary Hazard Insurance Policies"; and

         (10)     any amount required to be deposited by the servicer or master servicer, as applicable, in connection with net losses
                  realized on investments for the benefit of the servicer or master servicer, as applicable, of funds held in the
                  collection account.

         WITHDRAWALS. With respect to each series of securities, the servicer or master servicer, as applicable, trustee or special servicer may make withdrawals from the collection account for the
                  related trust fund for any of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

         (1)      to make deposits into the distribution account or to make
                  distributions to the related securityholders on each
                  distribution date;

         (2)      to reimburse the servicer, the master servicer, if applicable, or any other specified person for unreimbursed amounts
                  advanced by it in respect of mortgage loans in the trust fund as described under "Advances by Servicer or Master Servicer in
                  Respect of Delinquencies on the Trust Fund Assets" above,
                  these reimbursements to be made out of amounts received which were identified and applied by the servicer or master
                  servicer, as applicable, as late collections of interest (net of related servicing fees) on and principal of the particular mortgage assets with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage assets;

         (3)      to reimburse the servicer or a special servicer for unpaid servicing fees earned by it, if applicable, to reimburse the master servicer for unpaid master servicing fees earned by it and some unreimbursed servicing expenses incurred by the
                  related servicer with respect to mortgage assets in the trust fund and properties acquired in respect thereof, these
                  reimbursement to be made out of amounts that represent
                  Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage assets and properties, and net income
                  collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with
                  respect to the mortgage assets and properties;

                                       36

         (4)      to reimburse the servicer or, if applicable, the master
                  servicer or any other specified person for any advances
                  described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the servicer or master servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the
                  reimbursement to be made from amounts collected on other
                  mortgage assets in the trust fund;

         (5)      if and to the extent described in the related prospectus
                  supplement, to pay the servicer or a master servicer, a
                  special servicer or another specified entity (including a
                  provider of credit enhancement) interest accrued on the
                  advances described in clause (2) above made by it and the
                  servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

         (6)      to reimburse the servicer or a master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and
                  liabilities incurred thereby, as and to the extent described under "Matters Regarding the Servicer, the Master Servicer and
                  the Depositor";

         (7)      if and to the extent described in the related prospectus
                  supplement, to pay the fees of the trustee;

         (8)      to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent
                  described under "Description of the Trustee";

         (9)      to pay the servicer, the master servicer, if applicable, or the trustee, as additional compensation, interest and
                  investment income earned in respect of amounts held in the collection account;

         (10)     to pay, generally from related income, the servicer or a
                  special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged
                  property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

         (11)     if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under
                  "Federal Income Tax Consequences--REMICS--Prohibited
                  Transactions and Other Possible REMIC Taxes";

         (12)     to pay for the cost of an independent appraiser or other
                  expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property
                  acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

         (13)     to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement or indenture for the benefit of the related securityholders;

         (14)     to pay to itself, the depositor, a mortgage loan seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related servicing
                  agreement and not required to be distributed as of the date on which the related purchase price is determined;

                                       37

         (15)     to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

         (16)     to pay for costs and expenses incurred by the trust fund for any containment, clean-up or remediation of hazardous wastes and materials present on the related mortgaged properties, as described under "Procedures for Realization Upon Defaulted
                  Mortgage Loans";

         (17)     to withdraw any funds deposited in the collection account in error; and

         (18)     to clear and terminate the collection account upon the
                  termination of the trust fund.

DISTRIBUTION ACCOUNT

         ESTABLISHMENT. The trustee will, as to each trust fund, establish and maintain a distribution account which must be an eligible
                  account.

         DEPOSITS. The trustee will deposit or cause to be deposited in the distribution account for each trust fund amounts received by it from the servicer, a master servicer, credit support
                  provider, derivative product provider or otherwise in respect of the related securities.

         WITHDRAWALS. With respect to each series of securities, the trustee may make withdrawals from the distribution account for the related trust fund for any of the following purposes, to the extent not withdrawn from the collection account and unless otherwise provided in the related agreement and described in the related prospectus supplement:

         (1)      to make distributions to the related securityholders on each distribution date;

         (2)      if and to the extent described in the related prospectus
                  supplement the trustee is entitled to a monthly fee, to pay the fees of the trustee;

         (3)      to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent
                  described under "Description of the Trustee";

         (4)      to pay the servicer, the master servicer, if applicable, or the trustee, as additional compensation, interest and
                  investment income earned in respect of amounts held in the distribution account;

         (5)      if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under
                  "Federal Income Tax Consequences--REMICS--Prohibited
                  Transactions and Other Possible REMIC Taxes";

         (6)      to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement or indenture for the benefit of the related securityholders;

         (7)      to pay to itself, the depositor, a mortgage loan seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related servicing
                  agreement and not

                                       38

                  required to be distributed as of the date on which the related purchase price is determined;

         (8)      to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

         (9)      to withdraw any funds deposited in the distribution account in error; and

         (10)     to clear and terminate the distribution account upon the
                  termination of the trust fund.

BOOK-ENTRY SECURITIES

         The offered securities will be book-entry securities. Persons acquiring beneficial ownership interests in the offered securities, or security owners, will hold the securities through The Depository Trust Company or DTC in the
United States, or Clearstream Banking Luxembourg, or Clearstream, formerly known as Cedelbank SA, or Euroclear in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry securities will be issued in one or more securities which equal the aggregate outstanding balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC.
Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and
Euroclear's names on the books of their respective depositories which in turn will hold positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank currently acts as depositary for Clearstream and
JPMorgan Chase Bank, currently acts as depositary for Euroclear. Citibank and
JPMorgan Chase Bank or any successor entity will be referred to individually in this prospectus as the "Relevant Depositary" and will be referred to collectively in this prospectus as the "European Depositories". Except as described in this section, no person acquiring a book-entry security will be entitled to receive a physical or definitive security representing that security. Unless and until definitive securities are issued, it is anticipated that the only "securityholder" of the offered securities will be Cede & Co., as nominee of DTC. Security owners will not be securityholders as that term is used in the related operative agreement. Security owners are only permitted to exercise their rights indirectly through participants and DTC.

         The security owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the security owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the security owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

         Security owners will receive all distributions of principal of and interest on the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry securities and is required to receive and transmit distributions of principal of, and interest on, the book-entry securities. Participants and indirect participants with whom security owners have accounts with respect to book-entry securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective security owners. Accordingly, although security owners will not possess securities representing their respective interests in the book-entry securities, the DTC rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

                                       39

         Security owners will not receive or be entitled to receive securities representing their respective interests in the book-entry securities, except under the limited circumstances described under this section. Unless and until definitive securities are issued, securityholders who are not participants may transfer ownership of book-entry securities only through participants and indirect participants by instructing these participants and indirect participants to transfer book-entry securities, by book-entry transfer, through
DTC for the account of the purchasers of the book-entry securities, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of book-entry securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

         Because of time zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during this processing will be reported to the relevant
Euroclear or Clearstream participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the securities, see "Federal Income Tax
Considerations--REMICs--Backup Withholding With Respect to REMIC Certificates"
and "--Foreign Investors in REMIC Certificates" in this prospectus and "Global
Clearance and Settlement and Tax Documentation Procedures--Certain U.S. Federal
Income Tax Documentation Requirements" in Annex I of this prospectus. Transfers between participants will occur in accordance with DTC rules.

         Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these types of cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, based on
European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositories.

         DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which directly or indirectly own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the DTC rules, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was
incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

                                       40

         Clearstream is registered as a bank in Luxembourg, and therefore is subject to regulation by the Institute Monetaire Luxembourgeois or "IML", the
Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its customers, which are referred to in this prospectus as Clearstream participants, and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank SA/NV as the Euroclear operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major
European countries, Canada, and the United States. Indirect access to
Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         The Euroclear system was created in 1968 to hold securities for its participants which are referred to in this prospectus as Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank SA/NV, which is referred to in this prospectus as the
Euroclear operator, under contract with Euroclear Clearance Systems S.C., a
Belgian cooperative corporation, or simply, the Cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related operating procedures of the Euroclear system and applicable Belgian law, which are referred to in this prospectus as the "terms and conditions". The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing these payments to the security owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing

                                       41

funds to the security owners of the book-entry securities that it represents.
Under a book-entry format, security owners of the book-entry securities may experience some delay in their receipt of payments, since these payments will be forwarded by the trustee to Cede & Co.

         Distributions with respect to securities held through Clearstream or
Euroclear will be credited to the cash accounts of Clearstream participants or
Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant
United States tax laws and regulations. See "Federal Income Tax
Considerations--REMICs Backup Withholding With Respect to REMIC Certificates"
and "--Foreign Investors in REMIC Certificates" in this prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a security owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may be limited due to the lack of physical securities for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

         Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to security owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of the security owners are credited.

         DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the operative agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the operative agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some book-entry securities which conflict with actions taken with respect to other book-entry securities.

         Definitive securities will be issued to security owners, or their nominees, rather than to DTC, only if:

         o        DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor;

         o        the depositor, at its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC
                  or

         o        after the occurrence of an event of default, security owners having percentage interests aggregating not less than 51% of the book-entry securities advise the trustee and DTC through the financial intermediaries and the DTC participants in
                  writing that the continuation of a book-entry system through
                  DTC, or a successor to DTC, is no longer in the best interests of security owners.

                                       42

         Upon the occurrence of any of the events described above, the trustee will be required to notify all security owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global security or securities representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the related operative agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

         None of the depositor, the servicer, the master servicer, if any, or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

                         DISTRIBUTIONS ON THE SECURITIES

         Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a distribution date, commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record
Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the determination date. All distributions with respect to each class of securities on each distribution date will be allocated PRO RATA among the outstanding securities in that class. Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities. Payments will be made by wire transfer in immediately available funds to the account of a securityholder, if the securityholder holds securities in the requisite amount specified in the related prospectus supplement and if the securityholder has so notified the depositor or its designee no later than the date specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the person entitled to payment as it appears on the security register maintained by the depositor or its agent. The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the depositor or its agent specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the certificate register or note register, respectively.

         All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms described in the related prospectus supplement. The available distribution amount for each series of securities will be described in the related prospectus supplement and will generally include the following amounts for each distribution date:

         (1)      the total amount of all principal and interest collected with respect to the mortgage assets included in the trust fund and on deposit in the related distribution account as of the
                  distribution date, exclusive of:

                                       43

                  (a)      all scheduled payments of principal and interest
                           therein that were collected but due on a date
                           subsequent to the related Due Period,

                  (b)      all prepayments, together with related payments of
                           the interest thereon, Liquidation Proceeds, Insurance
                           Proceeds and other unscheduled recoveries therein
                           that were received subsequent to the related
                           Prepayment Period, and

                  (c)      all amounts in the distribution account that are due
                           or reimbursable to the depositor, the trustee, a
                           mortgage loan seller, a sub-servicer, a servicer or a
                           master servicer, if any, or that are payable in
                           respect of specified expenses of the related trust
                           fund;

         (2)      if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the distribution account;

         (3)      all advances with respect to the distribution date;

         (4)      all amounts collected in connection with the repurchase or substitution of a mortgage asset during the related Due
                  Period;

         (5)      if the related prospectus supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period;

         (6)      any amounts collected under, from or in respect of any credit support with respect to the distribution date;

         (7)      if the related prospectus supplement so provides, any amounts collected under, from or in respect of any swap or other
                  hedging instrument, yield supplement agreement, yield
                  maintenance agreement, purchase agreement or other derivative product related to the securities;

         (8)      the purchase price if a party exercises its termination option during the related Due Period; and

         (9)      any other amounts described in the related prospectus
                  supplement.

         The entire available distribution amount will be distributed among the related securities, including any securities not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

         DISTRIBUTIONS OF INTEREST ON THE SECURITIES. Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         With respect to each series of securities and each distribution date, the distribution in respect of interest on each security, other than principal only Strip Securities, will generally be equal to one month's interest on the outstanding principal balance of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following. As to each Strip Security with no or a nominal principal balance, the distributions in respect of interest on any distribution date will be on the

                                       44

basis of a notional amount and equal one month's Stripped Interest. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance thereof on each distribution date. Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, with that shortfall allocated among all of the securities of that series if specified in the related prospectus supplement unless the servicer is obligated to cover the shortfalls from its own funds up to a percentage of its servicing fee for the related due period. With respect to each series of certificates or notes, the interest distributions payable will be referred to in the applicable prospectus supplement as the accrued certificate interest or accrued note interest, respectively. See "Yield and Maturity
Considerations" in this prospectus.

         DISTRIBUTIONS OF PRINCIPAL ON THE SECURITIES. The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The principal balance of each security offered hereby will be stated in the related prospectus supplement as the certificate principal balance with respect to a certificate and the note balance with respect to a note. With respect to each security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding principal balance of a security will be reduced to the extent of distributions of principal on that security, and, if and to the extent so provided in the related prospectus supplement, by the amount of any realized losses, allocated to that security. If so provided in the related prospectus supplement, the outstanding principal balance of a security that realized losses were allocated to may be increased by subsequent recoveries collected on the mortgage assets. In addition, the outstanding principal balance of a security may be increased by any deferred interest if so specified in the related prospectus supplement. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled to principal until the principal balance of that class has been reduced to zero. With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities will be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the principal balance of that class as compared to the principal balance of all classes of securities of the series. Distributions of principal of any class of securities will be made on a PRO RATA basis among all of the securities of the class. Strip Securities with no principal balance will not receive distributions of principal.

         ALLOCATION TO SECURITYHOLDERS OF LOSSES ON THE TRUST FUND ASSETS. With
respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the servicer or any sub-servicer for related unreimbursed servicing expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate Series, any realized loss not covered as described under "Description of Credit Support" will be allocated among all of the securities on a PRO RATA basis. As to any Senior/Subordinate
Series, realizes losses will be allocated first to the most subordinate class of securities as described below under "Description of Credit
Support--Subordination."

COLLECTION AND OTHER SERVICING PROCEDURES EMPLOYED BY THE SERVICER

         Each servicer of the mortgage loans, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage assets that are

                                       45

comparable to the mortgage assets and held for its own account or serviced by such servicer for other parties, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under
"Description of Primary Insurance Policies" or "Description of Credit Support."
Consistent with this servicing standard and subject to the provisions of the servicing agreement, a servicer may waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

         The servicer will be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

         In instances in which a mortgage asset is delinquent or in default and if determined by the related servicer to be in the best interests of the related securityholders and subject to the provisions of the servicing agreement, the servicer may permit modifications of the mortgage asset rather than proceeding with foreclosure. In making that determination, the estimated realized loss that might result if the mortgage asset were liquidated would be taken into account.
Modifications may have the effect of reducing the interest rate on the mortgage asset, forgiving the payment of principal or interest or extending the final maturity date of the mortgage asset. Any modified mortgage asset may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

         In connection with any significant partial prepayment of a mortgage asset, the related servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage asset to be reamortized so that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount of the mortgage asset by the original maturity date based on the original interest rate. Reamortization will not be permitted if it would constitute a modification of the mortgage asset for federal income tax purposes.

         In any case in which property securing a mortgage asset, other than an
ARM Loan, has been, or is about to be, conveyed by the borrower, the servicer will exercise or cause to be exercised on behalf of the related trust fund the lender's rights to accelerate the maturity of the mortgage asset under any due-on-sale or due-on-encumbrance clause applicable to that mortgage asset. The servicer will only exercise these rights only if the exercise of any these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on-encumbrance clause, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed or encumbered, under which that person becomes liable under the mortgage note, cooperative note, manufactured housing contract or home improvement contract and, to the extent permitted by applicable law, the borrower remains liable thereon. The original mortgagor may be released from liability on a mortgage asset if the related servicer shall have determined in good faith that a release will not adversely affect the collectability of the mortgage asset. An ARM Loan may be assumed if the ARM Loan is by its terms assumable and if, in the reasonable judgment of the servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM
Loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of

                                       46

the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage asset may not be changed except in the instance where an assumption is related to a defaulted cure. See
"Legal Aspects of Assets--Enforceability of Provisions."

         In the case of mixed-use loans, a mortgagor's failure to make scheduled payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a mixed-use loan that is unable to make scheduled payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related mortgaged property. In general, the related servicer will be required to monitor any mixed-use loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the related servicing agreement. A significant period of time may elapse before the servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which a servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mixed-use loan and the laws of the jurisdiction in which the mortgaged property is located.

         If a mortgagor files a bankruptcy petition, the servicer may not be permitted to accelerate the maturity of the related mortgage asset or to foreclose on the mortgaged property for a considerable period of time. See
"Legal Aspects of Mortgage Assets."

DESCRIPTION OF MASTER SERVICING

         If so provided in the prospectus supplement for a series of securities, a master servicer may be appointed in respect of the mortgage assets. The master servicer will be required under the applicable servicing agreement to supervise, monitor and oversee the obligation of the primary servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreement to which each servicer is a party. If a master servicer is appointed, the depositor will assign to the related trust fund all of its right, title and interest in the related servicing agreements executed by each servicer. In performing its obligations under the master servicing agreement, the master servicer will follow the procedures as it would follow with respect to mortgage assets that are comparable to the mortgage assets held for its own account, provided these procedures are consistent with the related servicing agreement. In addition, the master servicer will be required to oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer's obligations, to receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and will cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by that servicer under the applicable servicing agreement. Each servicer will be required to remit amounts collected in respect of the mortgage loans, less permitted reimbursements and fees payable to that servicer, to the master servicer. In the event that a servicer fails to perform its obligations in accordance with the related servicing agreement, the master servicer will terminate the rights and obligations of that servicer thereunder and act as servicer of the related mortgage loans or direct the trustee to enter into an agreement whereby the rights and obligations of the terminated servicer with respect to servicing the related mortgage loans pursuant to the related servicing agreement are transferred to and assumed by a successor servicer selected by the master servicer that meets the qualifications of the servicer in the related servicing agreement.

                                       47

DESCRIPTION OF SUB-SERVICING

         Any servicer may delegate its servicing obligations in respect of the mortgage assets to third-party servicers, but the servicer will remain obligated under the related servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of comparable assets, including:

         o        collecting payments from borrowers and remitting the
                  collections to the servicer,

         o        maintaining primary hazard insurance as described in this
                  prospectus and in any related prospectus supplement,

         o        filing and settling claims under primary hazard insurance
                  policies, which may be subject to the right of the servicer to approve in advance of any settlement,

         o        filing and settling claims under primary mortgage insurance policies, which may be subject to the right of the servicer to approve in advance any settlement,

         o        maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower in accordance with the mortgage asset,

         o        processing assumptions or substitutions where a due-on-sale clause is not exercised,

         o        attempting to cure delinquencies,

         o        supervising foreclosures or repossessions,

         o        inspecting and managing mortgaged properties, if applicable,
                  and

         o        maintaining accounting records relating to the mortgage
                  assets.

         The servicer, or, if appointed, the master servicer, will be responsible for filing and settling claims in respect of mortgage assets in a particular mortgage pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See
"Description of Credit Support."

         With respect to each sub-servicer that services 20% of the mortgage loans, such sub-servicer will deposit into a clearing account all payments, collections and proceeds, less its servicing compensation, received on mortgage loans in connection with its mortgage loan servicing activities. The sub-servicer will establish and maintain one or more sub-servicer accounts for the purpose of holding such amounts, and in no more than two business days after the deposit of such funds into the clearing account, the sub-servicer will deposit these funds into the sub-servicer account. Within two business days after the sub-servicer deposits the funds into the sub-servicer account, the sub-servicer will either deposit the funds into a collection account or remit the funds to the master servicer for deposit into the collection account.

         The sub-servicing agreement between any servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of any class of securities issued in accordance with the related agreement. With respect to those mortgage assets serviced by a servicer through a sub-servicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement as if the servicer alone were

                                       48

servicing those mortgage assets. Although each sub-servicing agreement will be a contract solely between the servicer and the sub-servicer, the agreement under which a series of securities is issued will provide that, if for any reason the servicer for the series of securities is no longer acting in a servicing capacity, the trustee or any successor servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

         The servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation under the related agreement is sufficient to pay the fees. However, a sub-servicer may be entitled to a retained interest in mortgage assets. Each sub-servicer will be reimbursed by the servicer for expenditures which it makes, generally to the same extent the servicer would be reimbursed under the related servicing agreement. See "Description of the Securities--Retained Interest, Servicing or
Administration Compensation and Payment of Expenses."

         The servicer may require any sub-servicer to agree to indemnify the servicer for any liability or obligation sustained by the servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity.
Each sub-servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the servicer.

ADVANCES BY SERVICER OR MASTER SERVICER IN RESPECT OF DELINQUENCIES ON THE TRUST
FUND ASSETS

         Unless otherwise set forth in the related prospectus supplement with respect to a series of securities, the servicer, or if a master servicer has been appointed and the servicer fails to do so, the master servicer, will advance on or before each distribution date its own funds or funds held in the collection account that are not included in the available distribution amount for that distribution date unless the servicer, or master servicer, in good faith, determines that any advances made will not be reimbursable from proceeds subsequently recovered on the mortgage asset related to the advance. The amount of each advance will be equal to the aggregate of payments of interest, net of related servicing fees and retained interest, that were due during the related
Due Period and were delinquent on the related determination date. The prospectus supplement for a series may also provide that the servicer, or master servicer, if applicable and if the servicer fails to do so, will advance, together with delinquent interest, the aggregate amount of principal payments that were due during the related Due Period and delinquent as of the determination date, subject to the same reimbursement determination, except that, with respect to balloon loans, the servicer or master servicer will not have to advance a delinquent balloon payment.

         Advances are intended to maintain a regular flow of scheduled interest payments to holders of the class or classes of securities entitled to payments, rather than to guarantee or insure against losses. Advances of the servicer's or master servicer's funds will be reimbursable only out of related recoveries on the mortgage assets respecting which advances were made, including amounts received under any form of credit support; provided, however, that any advance will be reimbursable from any amounts in the collection account to the extent that the servicer or master servicer shall determine that the advance is not ultimately recoverable from Related Proceeds. If advances have been made by the servicer or master servicer from excess funds in the collection account, the servicer or master servicer will replace those funds in the collection account on any future distribution date to the extent that funds in the collection account on that distribution date are less than payments required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the servicer or master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

                                       49

FORM OF REPORTS TO SECURITYHOLDERS

         With each distribution to holders of any class of securities of a series, the servicer, the master servicer, if any, or the trustee, will forward or cause to be forwarded to each securityholder, to the depositor and to those other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the distribution date:

         (1)      all amounts received on the mortgage loans during the related due period and the prepayment period and any amounts received from any other source used to make distributions on the
                  securities;

         (2)      the amount of the distribution to holders of securities of that class applied to reduce the principal balance of the
                  securities;

         (3)      the amount of the distribution to holders of securities of that class allocable to interest;

         (4)      the amount of related administration or servicing compensation received by the trustee or the master servicer, if any, the servicer and any sub-servicer;

         (5)      if applicable, the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

         (6)      the aggregate principal balance of the mortgage loans at the close of business on that distribution date and of the
                  previous distribution date and the weighted average life,
                  weighted average remaining term to maturity and weighted
                  average mortgage rate of the mortgage loans;

         (7)      the number and aggregate principal balance of mortgage loans
                  (a) delinquent one month, (b) delinquent two months, (c)
                  delinquent three or more months, (d) as to which foreclosure proceedings have been commenced and (e) the subject of a
                  bankruptcy;

         (8)      with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of
                  foreclosure during the preceding calendar month, the principal balance of the related mortgage loan as of the close of
                  business on the distribution date in that month;

         (9)      the aggregate principal balance of each class of securities
                  (including any class of securities not offered hereby) at the close of business on that distribution date, separately
                  identifying any reduction in the principal balance due to the allocation of any realized loss;

         (10)     the amount of any special hazard losses allocated to the
                  subordinate securities, if any, at the close of business on that distribution date;

         (11)     the aggregate amount of principal prepayments made during the related Prepayment Period;

         (12)     the aggregate amount of realized losses incurred during the related Due Period;

         (13)     the amount deposited in the reserve fund, if any, on that
                  distribution date;

                                       50

         (14)     the amount remaining in the reserve fund, and any other
                  applicable transaction account, if any, as of the close of business on that distribution date;

         (15)     if applicable, any tests or calculations to determine whether any trigger events were met or not;

         (16)     the aggregate unpaid accrued interest, if any, on each class of securities at the close of business on that distribution date;

         (17)     in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that
                  distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

         (18)     as to any series which includes credit support, the amount of coverage of each instrument of credit support included in the trust fund as of the close of business on that distribution date;

         (19)     the amount on deposit in the collection account, distribution account, and any other account maintained for the benefit of the securityholders as of the previous distribution date and of the related distribution date, and any material account activity during the period; and

         (20)     such other information as may be required by the related
                  prospectus supplement.

         In the case of information furnished under subclauses (1) through (3)
above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for other specified portion thereof. With respect to each series of certificates or notes, securityholders will be referred to as the certificateholders or the noteholders, respectively.

         Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer, if any, or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses (1) through (3) above, aggregated for that calendar year or the applicable portion thereof during which that person was a securityholder. The obligation of the servicer, a master servicer, if any, or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer, a master servicer, if any, or the trustee in accordance with any requirements of the Code as are from time to time in force.

PROCEDURES FOR REALIZATION UPON DEFAULTED MORTGAGE ASSETS

         The servicer will be required to foreclose upon or otherwise take title in the name of the trustee, on behalf of the securityholders, of mortgaged properties relating to defaulted mortgage assets to which no satisfactory arrangements can be made for collection of delinquent payments, but the servicer will not be required to foreclose if it determines that foreclosure would not be in the best interests of the securityholders or the provider of credit support, if any.

         As servicer of the mortgage loans, the servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage assets. As set forth above under "-Collection and Other Servicing
Procedures Employed by the Servicer", all collections by or on behalf of the servicer under any insurance instrument,

                                       51

other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be deposited in the collection account for the related trust fund, subject to withdrawal as previously described. The servicer or its designee will not receive payment under any letter of credit included as an insurance instrument with respect to a defaulted mortgage asset unless all
Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

         If any property securing a defaulted mortgage asset is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (b) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted mortgage asset under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage asset. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the interest rate plus the aggregate amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the servicing agreement, the trust fund will realize a loss in the amount of the difference. The servicer will be entitled to withdraw or cause to be withdrawn from the collection or distribution account out of the
Liquidation Proceeds recovered on any defaulted mortgage asset, prior to the distribution of any Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage asset and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan.

         If the servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage loan, the servicer will be entitled to withdraw or cause to be withdrawn from the collection account or distribution account out of Insurance Proceeds, prior to distribution of that amount to securityholders, amounts representing its normal servicing compensation on that mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan. In the event that the servicer has expended its own funds to restore damaged property and those funds have not been reimbursed under any insurance instrument, it will be entitled to withdraw from the collection account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted mortgage asset together with accrued interest thereon at the interest rate net of servicing fees and the retained interest, if any. In addition, when property securing a defaulted mortgage asset can be resold for an amount exceeding the outstanding principal balance of the related mortgage asset together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property at the outstanding principal balance of the related mortgage loan and realize for itself any excess proceeds. See "Description of
Primary Insurance Policies" and "Description of Credit Support."

         With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the

                                       52

shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the servicer's ability to sell, and realize the value of, those shares. See "Legal Aspects of Mortgage Assets--foreclosure on
Cooperatives."

         Realization on defaulted contracts may be accomplished through repossession and subsequent resale of the underlying manufactured home or home improvement. With respect to a defaulted home improvement contract, the servicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of such home improvement contract as a bad debt or take an unsecured note. In doing so, the servicer will estimate the expected proceeds and expenses to determine whether a foreclosure proceeding or a repossession and resale is appropriate. If a home improvement contract secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, following any default thereon, unless foreclosure proceeds for such home improvement contract are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that such home improvement contract will be written off as bad debt with no foreclosure proceeding.

RETAINED INTEREST; SERVICING OR ADMINISTRATION COMPENSATION AND PAYMENT OF
EXPENSES

         The prospectus supplement for a series of securities will specify whether there will be any retained interest from the trust fund assets, and, if so, the owner of the retained interest. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement. A retained interest in a trust fund asset represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust fund. Any partial recovery of interest on a mortgage asset, after deduction of all applicable servicing fees, will be allocated between retained interest, if any, and interest at the interest rate on the mortgage loan, net of the rates at which the servicing fees and the retained interest are calculated, on a pari passu basis.

         A servicer's primary compensation with respect to a series of securities will be a monthly payment, payable from each interest payment on a related trust fund asset, in an amount equal to one-twelfth of the servicing fee rate specified in the related prospectus supplement on the same principal balance on which interest on each trust fund asset accrues for the calendar month. A master servicer's, if any, primary compensation with respect to a series of securities will be a monthly payment to it, payable from each interest payment on a related trust fund asset, in an amount equal to one-twelfth of the master servicing fee rate specified in the related prospectus supplement times the principal balance on which interest on each trust fund asset accrues for the calendar month. Since any retained interest, the servicer's primary compensation and the master servicer's primary compensation, if any, are percentages of the scheduled principal balance of each trust fund asset, these amounts will decrease in accordance with the amortization schedule of the trust fund assets.
As additional compensation in connection with a series of securities relating to mortgage loans, the servicer or the sub-servicers will retain all assumption fees, late payment charges and, unless otherwise stated in the prospectus supplement, prepayment charges, to the extent collected from mortgagors. Any interest or other income which may be earned on funds held in the collection account, distribution account, sub-servicing account or any other account created under the related servicing agreement may be paid as additional compensation to the servicer, the master servicer, if any, or the sub-servicers, as the case may be. Any sub-servicer will receive a portion of the servicer's primary compensation as its sub-servicing compensation.

         In addition to amounts payable to any sub-servicer, the servicer may pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants,

                                       53

payment of expenses incurred in connection with distributions and reports to securityholders, and other expenses, as described in the related prospectus supplement.

         The servicer is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted mortgage assets, including expenditures incurred by it in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds. The servicer and, if applicable, the master servicer is also entitled to reimbursement from the collection account for advances.

ANNUAL EVIDENCE AS TO THE COMPLIANCE OF THE SERVICER AND THE MASTER SERVICER

         Each servicing agreement with respect to a series of securities will provide that, on or before March 31st of each calendar year (beginning in March of the calendar year following the closing date), a firm of independent public accountants will furnish to the trustee, for inclusion as an exhibit to the Form
10-K of the related issuing entity, a report on an assessment of compliance with the servicing criteria set forth in Section 1122(d) of Regulation AB, including, but not limited to, the following:

         GENERAL SERVICING CRITERIA

         1. policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction documents;

         2. if any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities;

         3. any requirement in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained; and

         4. a fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction documents.

         CASH COLLECTION AND ADMINISTRATION

         1. payments on the mortgage loans are deposited in the collection account in accordance with the terms of the servicing agreement;

         2. wire transfers to investors are made by authorized personnel;

         3. advances are made in accordance with the terms of the servicing agreement; and

         4. all accounts are separately maintained in accordance with the terms of the servicing agreement.

         INVESTOR REMITTANCES AND REPORTING

         1. reports to investors are maintained in accordance with the terms of the servicing agreement; and

         2. amounts due to investors are allocated and remitted in accordance with the terms of the servicing agreement.

         POOL ASSET ADMINISTRATION

                                       54

         1. the mortgage loans are safeguarded in accordance with the terms of the servicing agreement;

         2. any additions made to the mortgage pool are reviewed and approved in accordance with the terms of the servicing agreement;

         3. payments on the mortgage loans are posted to the servicer's records in accordance with the terms of the servicing agreement;

         4. changes with respect to the terms or status of the mortgage loan are made, reviewed and approved in accordance with the terms of the servicing agreement;

         5. records documenting collection efforts with respect to delinquent mortgage loans are kept in accordance with the terms of the servicing agreement;

         6. adjustments to mortgage rates are computed in accordance with the terms of the servicing agreement; and

         7. escrow accounts are kept in accordance with the terms of the servicing agreement.

         Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the servicer to the effect that a review was conducted of the servicer's activities and performance during the applicable reporting period under such officer's supervision and that based on such review, the servicer has fulfilled its obligations under the related agreement throughout the preceding year or if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to the officer and the nature and status thereof. To the extent that there are any affiliated sub-servicers or sub-servicers that service 10% or more of the mortgage loans, a separate servicer compliance statement will be provided to the trustee. Such annual statement will be included as an exhibit to the Form 10-K of the issuing entity.

         Copies of the annual accountants' statement and the officer's statement of the servicer and a master servicer may be obtained by securityholders without charge upon written request to the servicer or a master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING THE SERVICER, MASTER SERVICER AND THE DEPOSITOR

         The servicer and, if applicable, the master servicer under each servicing agreement will be named in the related prospectus supplement. Any entity serving as servicer or master servicer may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates.

         Unless otherwise described in the related prospectus supplement, each servicing agreement will provide that the servicer or master servicer, as the case may be, may resign from its obligations and duties under the related agreement only if its resignation, and the appointment of a successor, will not result in a downgrading of any class of securities or upon a determination that its duties under the related agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's or master servicer's obligations and duties under the related agreement. If the servicer or master servicer, as the case may be, resigns and transfers its duties to a successor servicer or master servicer, as applicable, the entire amount of the servicing fee or master servicing fee, as applicable, and other compensation payable to the servicer or master servicer, as the case may be, will thereafter be payable to such successor servicer or master servicer, as the case may be,.

                                       55

         Each servicing agreement will further provide that neither the servicer or master servicer, as applicable, the depositor nor any director, officer, employee, or agent of the servicer or master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith under the related agreement, or for errors in judgment; provided, however, that none of the servicer, the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each servicing agreement will further provide that the servicer or master servicer, as applicable, the depositor and any director, officer, employee or agent of the servicer or master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement, the securities or a breach of any representation or warranty regarding the mortgage loans, other than any loss, liability or expense that is related to any specific mortgage loan or mortgage loans, unless that loss, liability or expense is otherwise reimbursable under the related agreement, and other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each servicing agreement will provide that neither the servicer or master servicer, as applicable, nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The servicer or, master servicer, as applicable, or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the securityholders, and the servicer, the master servicer or the depositor, as the case may be, will be entitled to be reimbursed and to charge the trust fund for the reimbursement. Distributions to securityholders will be reduced to pay for the reimbursement as set forth in the related prospectus supplement and servicing agreement.

         Any person into which the servicer or a master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or a master servicer is a party, or any person succeeding to the business of the servicer or a master servicer, will be the successor of the servicer or master servicer under each agreement, so long as that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of,
Fannie Mae or Freddie Mac.

EVENTS OF DEFAULT UNDER THE GOVERNING AGREEMENT AND RIGHTS UPON EVENTS OF
DEFAULT

         POOLING AND SERVICING AGREEMENT

         Events of default under each pooling and servicing agreement will include each of the following unless otherwise stated in the related prospectus supplement:

         o        any failure by the servicer or master servicer, as applicable, to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to
                  securityholders, any required payment that continues
                  unremedied for a specified number of business days after the giving of written notice of the failure to the servicer or master servicer by the trustee or the depositor, or to the servicer or master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

         o        any failure by the servicer or master servicer, as applicable, duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which
                  continues unremedied for a specified number of days after the giving of written notice of

                                       56

                  the failure to the servicer or master servicer by the trustee or the depositor, or to the servicer or master servicer, the depositor and the trustee by the holders of certificates
                  evidencing not less than 25% of the voting rights;

         o        events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer or master servicer, as
                  applicable, indicating its insolvency or inability to pay its obligations; and

         o        any other event of default as set forth in the pooling and servicing agreement.

         So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, unless otherwise provided in the related prospectus supplement, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the servicer or master servicer, as applicable, under the pooling and servicing agreement relating to the trust fund and in and to the mortgage assets, other than any retained interest of the servicer or master servicer, as applicable, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer or master servicer, as applicable, under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage assets, then the trustee will not be so obligated.

         If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agencies with a net worth at the time of the appointment of at least $1,000,000 to act as successor to the servicer or master servicer, as applicable, under the agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of servicer or master servicer. The trustee and any successor servicer or master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer or master servicer under the related agreement.

         No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

         o        the certificateholder previously has given to the trustee
                  written notice of default,

         o        the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee
                  thereunder,

         o        have offered to the trustee reasonable indemnity, and

         o        the trustee for fifteen days has neglected or refused to
                  institute a proceeding. The trustee, however, is under no
                  obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any
                  investigation of matters arising thereunder or to institute, conduct or defend any litigation at the request, order or
                  direction of any of the holders of certificates covered by the agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

         SERVICING AGREEMENT

                                       57

         A servicing default under the related servicing agreement will include each of the following unless otherwise provided in the related prospectus supplement:

         o        any failure by the servicer or master servicer, as applicable, to make a required deposit to the applicable account or, if the servicer or master servicer is so required, to distribute to the holders of any class of notes or equity certificates of the series any required payment which continues unremedied for a specified number of business days after the giving of
                  written notice of the failure to the servicer or master
                  servicer by the trustee or the issuer;

         o        any failure by the servicer or master servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the servicer or master servicer by the
                  trustee or the issuer;

         o        events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer or master servicer, as applicable, and actions by the servicer or master servicer indicating its insolvency or
                  inability to pay its obligations; and

         o        any other servicing default as set forth in the servicing
                  agreement.

         So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the servicer or master servicer, as applicable, and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the servicer or master servicer under the servicing agreement, other than any right of the servicer or master servicer as noteholder or as holder of the equity certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination. Upon termination of the servicer or master servicer, as applicable, the trustee will succeed to all responsibilities, duties and liabilities of the servicer or master servicer under the servicing agreement, other than any obligation to repurchase mortgage loans, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the servicer or master servicer but is unwilling to so act, it may appoint, or if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of a mortgage servicing institution with a net worth of at least
$1,000,000 to act as successor to the servicer or master servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of servicer or master servicer, as applicable.
The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial servicer or master servicer under the servicing agreement.

         INDENTURE

         An event of default under the indenture will include each of the following unless otherwise provided in the related prospectus supplement:

         o        a default for a specified number of days or more in the
                  payment of any principal of or interest on any note of the series;

         o        failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus
                  supplement;

                                       58

         o        any representation or warranty made by the depositor or the trust fund in the indenture or in any related certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within a
                  specified number of days after notice of breach is given in accordance with the procedures described in the related
                  prospectus supplement;

         o        events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuer; or

         o        any other event of default provided in the indenture with
                  respect to notes of that series.

         If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. That declaration may, under the circumstances set forth in the indenture, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, or with the consent of the requisite percentage of noteholders shall, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

         o        the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

         o        the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale, or

         o        the trustee determines that the collateral would not be
                  sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate
                  outstanding amount of the notes of the series.

         If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

         If the principal of the notes of a series is declared due and payable, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

                                       59

         No noteholder or holder of an equity certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the agreement unless:

         o        the holder previously has given to the trustee written notice of default and the default is continuing,

         o        the holders of notes or equity certificates of any class
                  evidencing not less than 25% of the aggregate percentage
                  interests constituting the class (1) have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and (2) have offered to the trustee
                  reasonable indemnity,

         o        the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and

         o        no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of notes or equity certificates covered by the agreement, unless the holders have offered to the trustee reasonable security or indemnity
                  against the costs, expenses and liabilities which may be
                  incurred therein or thereby.

AMENDMENT OF THE GOVERNING AGREEMENTS

         With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the servicer or the master servicer, as applicable, and the trustee, upon consent of any credit support provider, without the consent of any of the holders of certificates covered by the agreement, to (i) cure any ambiguity, omission or defect, (ii) correct, clarify, modify or supplement any provision in the agreement, (iii) make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement or (iv) comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed action which, if made effective, would apply retroactively to the trust at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of the trust;
provided that the action will not adversely affect in any material respect the interests of any holder of certificates covered by the agreement, as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any certificateholder who shall have consented thereto, and no opinion of counsel or written notice from the rating agencies shall be required to address the effect of any such amendment on any such consenting certificateholder.

         Each agreement may also be amended by the depositor, the servicer or the master servicer, as applicable, and the trustee, with the consent of the holders of certificates evidencing more than 50% of the voting rights, for any purpose, but that no amendment may:

         o        reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

                                       60

         o        adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the preceding bullet point (as evidenced by
                  either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the
                  downgrading of the securities) without the consent of the
                  holders of the certificates of that class evidencing more than
                  50% of the aggregate voting rights of that class, or

         o        reduce the percentage of voting rights required by the
                  preceding bullet point for the consent to any amendment
                  without the consent of the holders of all certificates covered by the agreement then outstanding.

         However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not be permitted to consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.
The voting rights evidenced by any certificate will be the portion of the voting rights of all of the certificates in the related series allocated in the manner described in the related prospectus supplement.

         With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties to the agreement without the consent of any of the holders of the notes covered by the agreement, to (i) cure any ambiguity, omission or defect, (ii) correct, clarify, modify or supplement any provision in the agreement, (iii) make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement or (iv) comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed action which, if made effective, would apply retroactively to the trust at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of the trust; provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the agreement as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the notes.

         Each agreement may also be amended by the parties to the agreement with the consent of the holders of notes evidencing more than 50% of the voting rights, for any purpose, but that no amendment may:

         o        reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any note without the consent of the holder of that note,

         o        adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as
                  described in the preceding bullet point (as evidenced by
                  either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the
                  downgrading of the notes), without the consent of the holders of notes of that class evidencing more than 50% of the
                  aggregate voting rights of that class, or

         o        reduce the percentage of voting rights required by the
                  preceding bullet point for the consent to any amendment
                  without the consent of the holders of all notes covered by the agreement then outstanding. The voting rights evidenced by any note will be the portion

                                       61

                  of the voting rights of all of the notes in the related series allocated in the manner described in the related prospectus supplement.

TERMINATION OF THE TRUST FUND AND DISPOSITION OF TRUST FUND ASSETS

         The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the distribution account or by the servicer or master servicer, as applicable, and required to be paid to them under the agreements following the earlier of:

         o        the final payment or other liquidation of the last asset
                  included in the related trust fund or the disposition of all underlying property subject to the trust fund assets acquired upon foreclosure of the trust fund assets, and

         o        the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the
                  circumstances and in the manner set forth in the related
                  prospectus supplement.

         In no event, however, will the trust created by the related agreements continue beyond the date specified in the related agreement. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

         Any purchase of assets of the trust fund in connection with a termination, shall be made at the price set forth in the related prospectus supplement which in most cases will be equal to the greater of:

         o        the sum of (a) 100% of the stated principal balance of each mortgage asset as of the day of the purchase plus accrued
                  interest thereon at the applicable interest rate (net of the rates at which the servicing fees and the servicer's retained interest, if any, are calculated if the servicer is the
                  purchaser) to the first day of the month following the
                  purchase plus (b) the appraised value of any underlying
                  property subject to the mortgage assets acquired for the
                  benefit of securityholders, and

         o        the aggregate fair market value of all of the assets in the trust fund, as determined by the trustee, the servicer or
                  master servicer, as applicable, and, if different than both such persons, the person entitled to effect the termination, in each case taking into account accrued interest at the
                  applicable interest rate net of the rates at which the
                  servicing fees and the retained interest, if any, are
                  calculated to the first day of the month following the
                  purchase.

         The exercise of an optional termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding trust fund assets for the series at the time of purchase being less than the percentage of the aggregate principal balance of the trust fund assets at the cut-off date for that series specified in the related prospectus supplement, which percentage will be between 25% and 0%.

         In addition, in the case of a trust fund for which a REMIC election or elections have been made, an early termination will constitute a "qualified liquidation" under Section 860F of the Code. In connection with a call by the
Call Class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in

                                       62

full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

OPTIONAL PURCHASE BY THE SERVICER OR MASTER SERVICER OF DEFAULTED MORTGAGE LOANS

         If so specified in the related prospectus supplement, the servicer or master servicer, as applicable, under the related servicing agreement will have the option to purchase from the trust fund any mortgage asset 90 days or more delinquent at a purchase price generally equal to the outstanding principal balance of the delinquent mortgage asset as of the date of purchase, plus all accrued and unpaid interest on that principal balance.

DUTIES OF THE TRUSTEE

         The trustee will make no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of the servicer or any master servicer of any funds paid to the servicer or master servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the collection account or any other account by or on behalf of the servicer or master servicer, as applicable. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement.
However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine the documents and to determine whether they conform to the requirements of the related agreement.

DESCRIPTION OF THE TRUSTEE

         The trustee or indenture trustee, each referred to as the trustee, under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee or owner trustee may have normal banking relationships with the depositor and its affiliates and with any servicer, master servicer or their affiliates. The operative agreement with respect to a series of securities may also provide for a separate trustee, co-trustee, trust administrator, paying agent or other party for the purpose of meeting certain legal requirements. In addition, the operative agreement may allow a trustee, indenture trustee, or owner trustee, so long as it does not violate its fiduciary duties, to appoint a separate trustee, co-trustee, custodian, trust administrator, paying agent or other party and vest in such party such powers, duties, obligations, rights and trusts as may be considered necessary or desirable provided that such party and appointment meets the requirements set forth in the related operative agreement.

                          DESCRIPTION OF CREDIT SUPPORT

         For any series of securities, credit support may be provided with respect to one or more classes thereof or the related mortgage assets. Credit support may be in the form of the subordination of one or more classes to other classes in a series of securities, letters of credit, insurance policies, surety bonds, guaranties (e.g. from a corporate or other non-bank entity), the establishment of one or more reserve funds, cross-collateralization, overcollateralization, excess interest or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series of securities.

         The credit support provided for a series of securities will in most cases not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. Insurance policies and/or surety bonds provided by one or more insurance companies

                                       63

or sureties may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.
Bankruptcy bonds, special hazard insurance policies, other insurance or guaranties may be available for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in such prospectus supplement. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Also, if a form of credit support covers more than one pool of mortgage assets in a trust fund or more than one series of securities, holders of securities evidencing interests in any of the covered pools or covered trusts will be subject to the risk that the credit support will be exhausted by the claims of other covered pools or covered trusts prior to that covered pool or covered trust receiving any of its intended share of the coverage.

         If credit support is provided with respect to one or more classes of securities of a series, or the related mortgage assets, the related prospectus supplement will include a description of:

         o        the nature and amount of coverage under such credit support,

         o        any conditions to payment thereunder not otherwise described in this prospectus,

         o        the conditions under which the amount of coverage under the credit support may be reduced, terminated or replaced, and

         o        the material provisions relating to the credit support.

         Additionally, the related prospectus supplement will set forth certain information with respect to the credit support provider, including:

         o        a brief description of its principal business activities,

         o        its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

         o        if applicable, the identity of regulatory agencies that
                  exercise primary jurisdiction over the conduct of its
                  business, and

         o        its total assets and its stockholders' or policyholders'
                  surplus, if applicable, as of the date specified in the
                  prospectus supplement.

         A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed within 15 days of issuance of the related series.

SUBORDINATION

         One or more classes of securities may be subordinate securities. In the event of any realized losses on mortgage assets not in excess of the limitations described in the following paragraph, the rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be

                                       64

subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

         All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal balance of the applicable subordinate securities has been reduced to zero. Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a
PRO RATA basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement. However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount thereof that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a PRO RATA basis in proportion to their respective outstanding principal balances, regardless of whether any subordinate securities remain outstanding, or as otherwise provided in the related prospectus supplement. Any allocation of a realized loss to a security will be made by reducing the principal balance thereof as of the distribution date following the
Prepayment Period in which the realized loss was incurred.

         As set forth under "Description of the Securities--Distributions of
Principal of the Securities", the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate principal balance of each class. The principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated to that security. If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the respective percentage interest in future distributions evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the senior percentage, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal balance thereof, which will have the effect of increasing the respective interest in future distributions evidenced by the senior securities in the related trust fund.

         If so provided in the related prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under "--Reserve Funds" and in the related prospectus supplement.

         With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding paragraphs and any variation will be described in the related prospectus supplement.

         If so provided in the related prospectus supplement, the credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described in this prospectus supplement. If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then that coverage described

                                       65

may be limited to the extent necessary to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit support maintained for the benefit of the senior securities of a Senior/Subordinate Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the subordinate securities.

OVERCOLLATERALIZATION AND EXCESS INTEREST

         If so specified in the related prospectus supplement, interest collections on the mortgage assets may exceed interest payments on the securities for the related distribution date. That excess interest will first be available to absorb realized losses on the mortgage assets and thereby prevent the allocation of such realized losses to the securities and the reduction of the principal balances thereof. Any such excess interest remaining will then be deposited into a reserve fund to cover interest and/or principal shortfalls on a later distribution date, applied as an additional payment of principal on one or more classes of the securities of the related series or, if not needed to cover shortfalls, paid to the holders of a certain class of securities. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding principal balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage assets in the related trust fund.

LETTER OF CREDIT

         As to any series of securities to be covered by a letter of credit, a bank or other financial institution acceptable to the rating agencies will deliver to the trustee an irrevocable letter of credit. The servicer or, if appointed, the master servicer or trustee will exercise reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The servicer or, if appointed, the master servicer will agree to pay the fees for the letter of credit on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided for.

         The servicer or, if appointed, master servicer or the trustee will make or cause to be made draws on the letter of credit institution under each letter of credit. Subject to any differences as will be described in the related prospectus supplement, letters of credit generally will cover losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

         If the related prospectus supplement so provides, upon payment by the letter of credit institution with respect to a liquidated asset, or a payment of the full amount owing on a mortgage asset as to which the mortgaged property has been damaged, the liquidated asset will be removed from the related trust fund in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement. Unless otherwise provided in the related prospectus supplement, mortgage

                                       66

assets that have been subject to bankruptcy proceedings, or as to which payment under the letter of credit has been made for the purpose of restoring the related mortgaged property will remain part of the related trust fund. The maximum dollar coverage provided under any letter of credit will be reduced to the extent of related unreimbursed draws thereunder.

         In the event that the financial institution that has issued a letter of credit ceases to be a duly organized commercial bank, if applicable, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, the servicer or, if appointed, the master servicer or trustee will use reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by a financial institution that meets these requirements and providing the same coverage; provided, however, that, if the fees charged or collateral required by the successor institution shall be more than the fees charged or collateral required by the predecessor institution, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor institution.

MORTGAGE POOL INSURANCE POLICY

         If specified in the related prospectus supplement, a separate mortgage pool insurance policy may be obtained for the pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover specified losses caused by defaults in payment on loans in the pool. The insurance will be in an amount equal to a specified percentage of the aggregate principal balance (as of the cut-off date)
of the loans that are not covered as to their entire outstanding principal balances by primary mortgage guaranty insurance policies. As described in the related prospectus supplement, the servicer or master servicer, as applicable, will present claims under the insurance policy to the pool insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies are not blanket policies against loss, because claims under those policies may be made only for particular defaulted loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage guaranty insurance policy, but if it does not, mortgage pool insurance policies generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage guaranty insurance policy.

         The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of servicer or master servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the servicer or any master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

         If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by Freddie Mac or Fannie Mae and having a claims-paying ability acceptable to the rating agency or agencies, the servicer or master servicer, as applicable, will use reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original

                                       67

mortgage pool insurance policy. However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or
Fannie Mae, the servicer or master servicer, as applicable, will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer. If the servicer or master servicer, as applicable, determines that recoveries are so jeopardized, it will exercise reasonable efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

         Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses. As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses. Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage thereunder will be limited in amount. These hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

SPECIAL HAZARD INSURANCE POLICY

         As to any series of securities to be covered by an insurance instrument that does not cover losses that are attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, in other words, special hazard realized losses, the related prospectus supplement may provide that the servicer or, if appointed, the master servicer will exercise reasonable efforts to maintain or cause to be maintained a special hazard insurance policy in full force and effect covering the special hazard amount, unless coverage thereunder has been exhausted through payment of claims;
provided, however, that the servicer or master servicer, as applicable, will be under no obligation to maintain the policy if any insurance instrument covering the series as to any realized losses on liquidated loans is no longer in effect.
The servicer or master servicer, as applicable, will agree to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for.

         Each special hazard insurance policy will, subject to the limitations described in the next paragraph, generally protect holders of securities of the related series from

         o        loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not
                  insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area, and

         o        loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies.

         Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection, governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, flood, if the property is located in a designated flood area, and other risks.

         Subject to the foregoing limitations, each special hazard insurance policy will generally provide that, when there has been damage to property securing a defaulted mortgage asset acquired by the insured

                                       68

and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of:

         (1)      the cost of repair to the property and

         (2)      upon transfer of the property to the insurer, the unpaid
                  principal balance of the mortgage asset at the time of
                  acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and expenses incurred by or on behalf of the servicer with respect to the property.

         The amount of coverage under the special hazard insurance policy will generally be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

         Restoration of the property with the proceeds described under clause
(1) of the immediately preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other non-hazard risks, that the property be restored before a claim thereunder may be validly presented with respect to the defaulted mortgage asset secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other non-hazard risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other non-hazard risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

         The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage asset plus interest thereon to the date of sale plus expenses incurred by or on behalf of the servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders.

         A claim under a special hazard insurance policy generally must be filed within a specified number of days, typically 60 days, after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days, typically 30 days, after a claim is accepted by the insurer. Special hazard insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

         If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer or master servicer, as applicable, will use reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is

                                       69

greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on that special hazard insurance policy.

         Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust fund will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the servicer or master servicer, as applicable, will be under no further obligation to maintain the special hazard insurance policy.

BANKRUPTCY BOND

         As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage asset, the servicer or, if appointed, the master servicer for that series will exercise reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The servicer or master servicer, as applicable, will pay or cause to be paid the premiums for each bankruptcy bond on a timely basis, unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage asset, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage asset, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See
"Legal Aspects of Mortgage Assets--Foreclosure on Mortgages" and "--Repossession
with Respect to Manufactured Housing Contracts."

FINANCIAL GUARANTY INSURANCE

         Financial guaranty insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The financial guaranty insurance will guarantee, with respect to one or more classes of securities of a series, timely distributions of interest only, timely distributions of interest and ultimate distribution of principal or timely distributions of interest and distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the financial guaranty insurance will also guarantee against any payment made to a securityholder that is subsequently recovered as a voidable preference payment under federal bankruptcy law. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the
Commission as an exhibit to a current report on Form 8-K to be filed with the
Commission within 15 days of issuance of the securities of the related series.

RESERVE FUND

         If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to a deposit, the prospectus supplement for a
Senior/Subordinate Series may provide that, a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the servicer for outstanding

                                       70

advances, or may be used for other purposes, in the manner specified in the related prospectus supplement. A reserve fund will typically not be deemed to be part of the related trust fund.

         Amounts deposited in any reserve fund for a series will be invested in permitted investments by, or at the direction of, the servicer or if appointed, the master servicer for the related series or any other person named in the related prospectus supplement.

CROSS-COLLATERALIZATION FEATURES

         If the trust fund assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-collateralization feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying that cross-collateralization feature. As to any trust fund that includes a cross-collateralization feature, only assets of the trust fund will be used to provide cross-collateralization, and cross-collateralization will be provided only to securities issued by the trust fund. A trust fund will not provide a cross-collateralization feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross-collateralization from any other trust fund.

                  DERIVATIVE PRODUCTS RELATED TO THE SECURITIES

         If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products. For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the related prospectus supplement.
The derivative products may include interest rate swaps, interest rate caps, floors, collars, corridors, total return swaps, other purchase obligations or financial arrangements to protect against interest rate moves, to otherwise supplement the interest rates on one or more classes of securities or to provide for payments to the trust fund based on the occurrence of other specified events. Swap arrangements or other financial instruments are generally intended to meet the following goals:

         o        to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

         o        to provide payments in the event that any index rises above or falls below specified levels; or

         o        to provide protection against interest rate changes, certain type of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

         If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended. These arrangements as well as the derivative product provider related to a series of securities will be described in the accompanying prospectus supplement.

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

         The trustee on behalf of a trust fund may enter into interest rate swaps and related caps, floors, corridors and collars to minimize the risk of securityholders from adverse changes in interest rates, which

                                       71

are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or
LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

         Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to protect against interest rate moves may be entered into by a trustee and one or more counterparties. The terms of any derivative product agreement related to a series of securities and any counterparties will be described in the accompanying prospectus supplement for that series.

         There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or other derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so. Moreover, the ability of the trustee to make distributions on the related securities to protect against interest rate moves will be subject to the credit risk of the counterparty to the derivative product. Although there will generally be a mechanism in place to facilitate replacement of the derivative product upon the default or credit impairment of the counterparty, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement derivative product.

PURCHASE OBLIGATIONS

         Some types of trust assets and some classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

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                    DESCRIPTION OF PRIMARY INSURANCE POLICIES

         Each mortgage loan will be covered by a primary hazard insurance policy and, if so specified in the prospectus supplement, a primary mortgage insurance policy.

PRIMARY MORTGAGE INSURANCE POLICIES

         Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

         As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

         o        advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and
                  foreclosure and related costs,

         o        in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage
                  insurance policy, ordinary wear and tear excepted, and

         o        tender to the insurer good and merchantable title to, and
                  possession of, the mortgaged property.

         Mixed-use loans will not be covered by primary mortgage insurance policies, regardless of the related loan-to-value ratio.

PRIMARY HAZARD INSURANCE POLICIES

         Each servicing agreement will require the servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the servicer in respect of a claim. All amounts collected by the servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, and subject to the terms and conditions of the related Mortgage and mortgage note, will be deposited in the collection account.
The agreement will provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will deposit in the collection account all sums that would have been deposited in the collection account but for that clause.

                                       73

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and
(2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

         The servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

         Since the amount of hazard insurance the servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

                                       74

FHA INSURANCE

         The Federal Housing Administration is responsible for administering various federal programs, including mortgage insurance, authorized under The
Housing Act and the United States Housing Act of 1937, as amended. If so provided in the related prospectus supplement, a number of the mortgage loans will be insured by the FHA.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. If a REMIC election has been made with respect to the related trust fund, the servicer will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of that debenture unless the servicer receives an opinion of counsel to the effect that the inclusion of the debenture will not cause the termination of the REMIC status of the related
REMIC or the imposition of an entity-level tax on the related trust fund.

         The servicer will be required to take steps as are reasonably necessary to keep FHA insurance in full force and effect.

         Some of the mortgage loans contained in a trust fund may be Title I loans as described below and in the related prospectus supplement. For any series of securities backed by loans that are insured under the Title I Program, the related trust fund will be assigned the benefits of the credit enhancement provided to the holders of the loans under the Title I Program. The following describes the material terms of the Title I Programs with respect to the benefits securityholders will receive and the limitations to which they will be subject should the trust fund hold loans insured under the Title I Program.

         The regulations, rules and procedures promulgated by the FHA under
Title I contain the requirements under which lenders approved for participation in the Title I Program may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA regulations, subject to the amount of insurance coverage available in such Title I lender's FHA reserve, as described below and in the related prospectus supplement. In general, an insurance claim against the FHA may be denied or surcharged if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA regulations but FHA regulations permit the Secretary of the Department of
Housing and Urban Development, subject to statutory limitations, to waive a
Title I Lender's noncompliance with FHA regulations if enforcement would impose an injustice on the lender.

         Unless otherwise specified in the related prospectus supplement, the servicer will either serve as or contract with the person specified in the prospectus supplement to serve as the administrator for FHA claims pursuant to an FHA claims administration agreement. The FHA claims administrator will be responsible for administering, processing and submitting FHA claims with respect to the Title I loans. The securityholders will be dependent on the FHA claims administrator to (1) make claims on the Title I

                                       75

loans in accordance with FHA regulations and (2) remit all FHA insurance proceeds received from the FHA in accordance with the related agreement. The securityholders' rights relating to the receipt of payment from and the administration, processing and submission of FHA claims by any FHA claims administrator is limited and governed by the related agreement and the FHA claims administration agreement and these functions are obligations of the FHA claims administrator, but not the FHA.

         Under Title I, the FHA maintains an FHA insurance coverage reserve account for each Title I lender. The amount in each Title I lender's FHA reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I lender in originating or purchasing eligible loans registered with the FHA for
Title I insurance, with certain adjustments permitted or required by FHA regulations. The balance of such FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender. Mortgage loans to be insured under Title I will be registered for insurance by the FHA.
Following either the origination or transfer of loans eligible under Title I, the Title I lender will submit such loans for FHA insurance coverage within its
FHA reserve by delivering a transfer of note report or by an electronic submission to the FHA in the form prescribed under the FHA regulations. The increase in the FHA insurance coverage for such loans in the Title I lender's
FHA reserve will occur on the date following the receipt and acknowledgment by the FHA of the transfer of note report for such loans. The insurance available to any trust fund will be subject to the availability, from time to time, of amounts in each Title I lender's FHA reserve, which will initially be limited to the amount specified in the related prospectus supplement.

         If so provided in the related prospectus supplement the trustee or FHA claims administrator may accept an assignment of the FHA reserve for the related
Title I loans, notify FHA of such assignment and request that the portion of the depositor's FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator on the closing date. Alternatively, in the absence of such provision, the FHA reserves may be retained by the depositor and, upon an insolvency and receivership of the depositor, the related trustee will notify FHA and request that the portion of the depositor's FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator. Although each trustee will request such a transfer of reserves,
FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit a transfer of reserves. In addition, FHA has not specified how insurance reserves would be allocated in a transfer, and there can be no assurance that any reserve amount, if transferred to the trustee or the
FHA claims administrator, as the case may be, would not be substantially less than 10% of the outstanding principal amount of the related Title I loans. It is likely that the depositor, the trustee or the FHA claims administrator would be the lender of record on other Title I loans, so that any FHA reserves that are retained, or permitted to be transferred, would become commingled with FHA reserves available for other Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

         Under Title I, the FHA will reduce the insurance coverage available in a Title I lender's FHA reserve with respect to loans insured under that Title I lender's contract of insurance by (1) the amount of FHA insurance claims approved for payment related to those loans and (2) the amount of reduction of the Title I lender's FHA reserve by reason of the sale, assignment or transfer of loans registered under the Title I lender's contract of insurance. The FHA insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I lender that are subsequently rejected by the FHA.

         Unlike certain other government loan insurance programs, loans under
Title I (other than loans in excess of $25,000) are not subject to prior review by the FHA. The FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I lender prior to any review of those loans. A Title I lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to

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the lender. Under the FHA regulations, if the Title I lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has submitted the insurance claim to repurchase the loan.

         The proceeds of loans under the Title I Program may be used only for permitted purposes, including the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place the home or the purchase of both a manufactured home and the lot (or cooperative interest therein) on which the home is placed.

         Subject to certain limitations described below, eligible Title I loans are generally insured by the FHA for 90% of an amount equal to the sum of

         o        the net unpaid principal amount and the uncollected interest earned to the date of default,

         o        interest on the unpaid loan obligation from the date of
                  default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum,

         o        uncollected court costs,

         o        title examination costs,

         o        fees for required inspections by the lenders or its agents, up to $75, and

         o        origination fees up to a maximum of 5% of the loan amount.

         Accordingly if sufficient insurance coverage is available in such FHA reserve, then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses.

         In general, the FHA will insure home improvement contracts up to
$25,000 for a single family property, with a maximum term of 20 years. The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law. If the loan amount is $15,000 or more, the
FHA requires a drive-by appraisal, the current tax assessment value, or a full
Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

         With respect to Title I loans, the FHA regulations do not require that a borrower obtain title or fire and casualty insurance. However, if the related mortgaged property is located in a flood hazard area, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows). Accordingly, if a mortgaged property that secures a Title I loan suffers any uninsured hazard or casualty losses, holders of the related series of securities that are secured in whole or in part by such Title I loan may bear the risk of loss to the extent that such losses are not recovered by foreclosure on the defaulted loans or from any FHA insurance proceeds. Such loss may be otherwise covered by amounts available from the credit enhancement provided for the related series of securities, if specified in the related prospectus supplement.

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         Following a default on a Title I loan insured by the FHA, the servicer may, subject to certain conditions and mandatory loss mitigation procedures, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on a
Title I loan is subject to a number of conditions, including strict compliance with FHA regulations in originating and servicing the Title I loan. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a Title I loan in default and submitting a claim to FHA, the servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the servicer or other entity as specified in the related prospectus supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment.

VA GUARANTIES

         The United States Department of Veterans Affairs is an Executive Branch
Department of the United States, headed by the Secretary of Veterans Affairs.
The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a loan guaranty program under which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, a number of the mortgage loans will be guaranteed by the VA.

         Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

         The servicer will be required to take steps as are reasonably necessary to keep the VA guaranties in full force and effect.

                        LEGAL ASPECTS OF MORTGAGE ASSETS

         The following discussion contains general summaries of material legal aspects of the mortgage assets. Because these legal aspects are governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage assets is situated.

MORTGAGE LOANS

         The single-family loans and mixed-use loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to that mortgage loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to

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the real property encumbered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments.
Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, and the mortgagee, who is the lender.
Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, similar to a mortgagor, who may or may not be the borrower, the beneficiary, similar to a mortgagee, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt.
By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, sometimes, the directions of the beneficiary.

COOPERATIVE LOANS

         If specified in the prospectus supplement relating to a series of securities, the mortgage assets may also consist of cooperative apartment loans secured by security interests in shares issued by a cooperative housing corporation and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives'
buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental powers.

         The cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and underlying land, or one or the other, the cooperative, as project mortgagor, is also responsible for meeting these blanket mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative.
There may be a lease on the underlying land and the cooperative, as lessee, is also responsible for meeting the rental obligation. The interests of the occupants under proprietary leases or occupancy agreements as to which the cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (a) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (b) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the cooperative to refinance this mortgage and its consequent

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inability to make the final payment could lead to foreclosure by the mortgagee.
Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the trust fund, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's
PRO RATA share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares.
The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares as described under "Foreclosure on Cooperative
Shares" below.

MANUFACTURED HOUSING CONTRACTS

         Under the laws of most states, manufactured housing that is not permanently affixed to its site constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

         The servicer will be required under the related servicing agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws.
As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an

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interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the mortgage loan seller and transferred to the depositor.

         The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. None of the depositor, the servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the mortgage loan seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, an assignment is an effective conveyance of a security interest in a manufactured home without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in several states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or mortgage loan seller.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states, the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter until the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home.
Accordingly, the depositor must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.
Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted
thereon and accordingly will have an opportunity to require

                                       81

satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related servicing agreement, the servicer will be obligated to take those steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the mortgage loan seller that it has no knowledge of any liens of that type with respect to any manufactured home securing a manufactured home loan. However, liens could arise at any time during the term of a manufactured home loan. No notice will be given to the trustee or securityholders in the event a lien for repairs arises.

HOME IMPROVEMENT CONTRACTS

         The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests", each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         The contracts that are secured by the home improvements financed thereby grant to the originator of the contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, "self-help" repossession that is "peaceful", i.e., without breach of the peace, or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to
30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before such resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan.

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However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

FORECLOSURE ON MORTGAGES

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In several states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in several states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees that may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, several state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by state statutes and rules and subject throughout to the court's equitable powers. A mortgagor is usually bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was deemed a waiver of fraud, bad faith, oppressive or unconscionable conduct and warranted a court of equity to refuse affirmative relief to the mortgagee. A court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

         A foreclosure action or sale in accordance with a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale in accordance with a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party

                                       83

to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event either (i) the mortgagor's debt will be extinguished, or (ii) the lender may purchase the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. If the lender does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder. In either event the amounts expended will be added to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

         If the servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the

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likelihood that the borrower will be able to reinstate the loan. In a few cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, a few courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON MORTGAGED PROPERTIES LOCATED IN THE COMMONWEALTH OF PUERTO RICO

         Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the
Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

         There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of
Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of these actions. The process may be expedited if the mortgagee can obtain the consent of the mortgagor to the execution of a deed in lieu of foreclosure.

         Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (1) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (2) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

FORECLOSURE ON COOPERATIVE SHARES

         The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates.

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In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         Under the laws applicable in most states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.
Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and
Other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

         Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current)
before repossession can commence. Unless as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the manufactured home in the event of a default by the obligor will generally be governed by the
UCC. Article 9 of the UCC provides the statutory framework for the

                                       86

repossession of manufactured housing. While the UCC as adopted by the various states may vary in minimal ways, the general repossession procedure established by the UCC is as follows:

         o        Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence
                  immediately upon default without prior notice. Repossession maybe effected either through self-help pursuant to a
                  peaceable retaking without court order, voluntary repossession or through judicial process by means of repossession under a court-issued writ of replevin. The self-help or voluntary
                  repossession methods are more commonly employed, and are
                  accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the
                  appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the
                  method employed is self-help, voluntary repossession or
                  judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by
                  removing the occupants and their belongings from the
                  manufactured home and maintaining possession of the
                  manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is
                  located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable if the home is already set up because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be
                  incurred.

         o        Once repossession has been achieved, preparation for the
                  subsequent disposition of the manufactured home can commence.
                  The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are
                  commercially reasonable.

         o        Sale proceeds are to be applied first to repossession expenses like those expenses incurred in retaking, storage, preparing for sale including refurbishing costs and selling, and then to satisfaction of the indebtedness. While several states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the
                  indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency
                  judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a
                  surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available
                  following repossession, a deficiency judgment may not be
                  sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's
                  strained financial condition.

RIGHTS OF REDEMPTION WITH RESPECT TO MORTGAGE LOANS

         In several states, after sale in accordance with a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In several states, redemption may occur only upon payment of the entire principal balance of the loan, accrued

                                       87

interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In several states, there is no right to redeem property after a trustee's sale under a deed of trust.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

         While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession of a manufactured home. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Several states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.
In several states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies of collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's
Chapter 13 petition. Several courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that the modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy

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law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, reasonable attorneys' fees and costs to the extent the value of the security exceeds the debt.

         The Bankruptcy Reform Act of 1994 established the National Bankruptcy
Review Commission (the "NBRC") for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. The NBRC delivered its report to Congress, the President of the
United States and the Chief Justice of the Supreme Court on October 20, 1997.
Among other topics, high leverage loans were addressed in the NBRC's report.
Despite several ambiguities, the NBRC's report appears to recommend that
Congress amend Bankruptcy Code section 1322(b)(2) by treating a claim secured only by a junior security interest in a debtor's principal residence as protected only to the extent that the claim was secured when the security interest was made if the value of the property securing the junior security interest is less than that amount. However, the express language of the report implies that a claim secured only by a junior security interest in a debtor's principal residence may not be modified to reduce the claim below the appraised value of the property at the time the security interest was made. Additionally, the NBRC's report recommends that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale. The standard advocated by this recommendation would not apply to mortgages on the primary residence of a Chapter 11 or 13 debtor who retains the residence if the mortgages are protected from modification such as those senior mortgages not subject to modification under Bankruptcy Code sections 1322(b)(2)
and 1123(b)(5). The Bankruptcy Abuse Prevention and Consumer Protection Act of
2005 did not modify sections 1322(b)(2) and 1123 (b)(5). However, future legislation may ultimately lead to substantive changes to the existing
Bankruptcy Code which could affect the mortgage loans included in a trust fund and the enforcement of rights therein.

         Several tax liens arising under the Code, may provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal, state and local consumer protection laws. These laws include the federal Truth-in-Lending Act,
Regulation Z, Real Estate Settlement Procedures Act, Regulation X, Equal Credit
Opportunity Act, Regulation B, Fair Credit Billing Act, Fair Housing Act, Fair
Credit Reporting Act, Gramm-Leach-Bliley Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. This liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding loans against either originators or assignees.

         In addition, some of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of
1994 (the "Homeownership Act"), if such mortgage loans were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or origination costs in excess of certain prescribed levels (the "HIGH COST LOANS"). The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including the trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the
Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage

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includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys' fees.

         In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the
Homeownership Act. Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal, state and local law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         FOR COOPERATIVE LOANS

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Several courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

JUNIOR MORTGAGES

         The mortgage loans may be secured by junior mortgages or deeds of trust, which are subordinate to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale in accordance with the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages."

         Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If there is a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

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HOME EQUITY LINE OF CREDIT LOANS

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make home equity line of credit loans typically contains a `future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage liens securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

CONSUMER PROTECTION LAWS WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS AND HOME
IMPROVEMENT CONTRACTS

         Numerous federal, state and local consumer protection laws impose substantial requirements upon creditors involved in consumer finance as described in "--Anti-Deficiency Legislation and Other Limitations on Lenders"
above. Further, if the manufactured housing contracts or home improvement contracts are deemed High Cost Loans within the meaning of the Homeownership
Act, they would be subject to the same provisions of the Homeownership Act as mortgage loans as described in "--Anti-Deficiency Legislation and Other
Limitations on Lenders" above.

         Manufactured housing contracts and home improvement contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal, state or local law may specifically limit the amount of late charges that may be collected. Unless the prospectus supplement indicates otherwise, under the related servicing agreement, late charges will be retained by the servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United
States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The so-called Holder-in-Due-Course Rule of the Federal Trade Commission
( the "FTC Rule") has the effect of subjecting a seller, and related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by

                                       91

a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

         Most of the manufactured housing contracts and home improvement contracts in a trust fund will be subject to the requirements of the FTC Rule.
Accordingly, the trustee, as holder of the manufactured housing contracts or home improvement contracts, will be subject to any claims or defenses that the purchaser of the related home or manufactured home may assert against the seller of the home or manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract or home improvement contract. If an obligor is successful in asserting this type of claim or defense, and if the mortgage loan seller had or should have had knowledge of that claim or defense, the servicer or, if appointed, the master servicer will have the right to require the mortgage loan seller to repurchase the manufactured housing contract or home improvement contract because of a breach of its mortgage loan seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the manufactured housing contract or home improvement contract. The mortgage loan seller would then have the right to require the originating dealer to repurchase the manufactured housing contract from it and might also have the right to recover from the dealer for any losses suffered by the mortgage loan seller with respect to which the dealer would have been primarily liable to the obligor.

PREPAYMENT CHARGES AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts.

         Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.
Although the Alternative Mortgage Transaction Parity Act of 1982 (the "Parity
Act"), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the
Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. Unless otherwise provided in the prospectus supplement, the servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates. The Office of Thrift Supervision
("OTS"), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel
Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

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OTHER LIMITATIONS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions including federal bankruptcy laws and related state laws may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a
Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and as part of the rehabilitation plan reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness.
A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENFORCEABILITY OF PROVISIONS

         The mortgage loans in a trust fund will in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in several states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of
1982. This legislation, subject to exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses.
The Garn-St Germain Act does encourage lenders to permit assumptions of loans at the original rate of interest or at another rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred.
These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan in accordance with a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of mortgage loans that may be outstanding until maturity.

         Further, under federal and state bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

         TRANSFER OF MANUFACTURED HOMES UNDER MANUFACTURED HOUSING CONTRACTS

         Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer that is not consented to. The servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contract through enforcement of due-on-sale clauses, subject to applicable state

                                       93

law. The transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

         In the case of a transfer of a manufactured home as to which the servicer desires to accelerate the maturity of the related manufactured housing contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes. Consequently, the servicer may be prohibited from enforcing a due-on-sale clause in respect of those manufactured homes.

         PREPAYMENT CHARGES AND PREPAYMENTS

         The regulations of the Federal Home Loan Bank Board, predecessor to the
Office of Thrift Supervision, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

LEASES AND RENTS

         Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, and, unless rents are to be paid directly to the lender, retains a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

SUBORDINATE FINANCING

         When the mortgagor encumbers his mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan or any junior loan, or both, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting before April
1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Several states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         A court interpreting Title V is likely to hold that mortgage loans originated on or after January 1, 1980 are subject to federal preemption.
Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of that state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels.

         Title V also provides that state usury limitations do not apply to any loan that is secured by a first lien on specific kinds of manufactured housing if certain conditions are met, including the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

ALTERNATIVE MORTGAGE INSTRUMENTS

         ARM Loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain
Act. Title VIII provides that, notwithstanding any state law to the contrary,

         o        state-chartered banks may originate alternative mortgage
                  instruments, including ARM Loans, in accordance with
                  regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage
                  instruments by national banks,

         o        state-chartered credit unions may originate alternative
                  mortgage instruments in accordance with regulations
                  promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and

         o        all other non-federally chartered housing creditors,
                  including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks

                                       95

                  and mortgage banking companies may originate alternative
                  mortgage instruments in accordance with the regulations
                  promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to
                  origination of alternative mortgage instruments by federal savings and loan associations.

         Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting prior to October 15, 1985 a law or constitutional provision expressly rejecting the applicability of these provisions. Several states have taken this type of action.

         A court interpreting Title VIII is likely to hold that ARM Loans that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

         All of the ARM Loans in a trust fund that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have complied with applicable state law. All of the ARM Loans in a trust fund that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have been originated in compliance with all applicable federal regulations.

FORMALDEHYDE LITIGATION WITH RESPECT TO MANUFACTURED HOMES

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. There have been a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection
Laws with Respect to Manufactured Housing Contracts and Home Improvement
Contracts", the holder of any loan or contract secured by a manufactured home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related loan or contract and may be unable to collect amounts still due under the loan or contract. The successful assertion of this type of claim will constitute a breach of a representation or warranty of the mortgage loan seller, and the securityholders would suffer a loss to the extent that:

         o        the mortgage loan seller breached its obligation to repurchase the loan or contract in the event an obligor is successful in asserting the claim, and

         o        the mortgage loan seller, the depositor or the trustee were unsuccessful in asserting any claim of contribution or
                  subrogation on behalf of the securityholders against the
                  manufacturer or other persons who were directly liable to the plaintiff for the damages.

         Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from the manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

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SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief
Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard,
and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan no information can be provided as to the number of loans that may be affected by the Relief Act. In addition, several states have similar laws that limit the rate of interest that may be charged to a borrower that is in military service or otherwise on active duty. Application of the
Relief Act or similar state law would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, and would not be covered by advances or, unless specified in the related prospectus supplement, any form of credit support provided in connection with the securities. In addition, the Relief Act and several similar state laws impose limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan, cooperative loan or enforce rights under a manufactured housing contract during the borrower's period of active duty status, and, sometimes, during an additional period thereafter. Thus, if the
Relief Act or similar state law applies to any mortgage asset that goes into default, there may be delays in payment and losses incurred by the related securityholders.

ENVIRONMENTAL LEGISLATION

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under several state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party even absent foreclosure where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based

                                       97

paint. Environmental cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities.
Moreover, there are federal statutes and state statutes that impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trust fund in a related parcel of real property that is subject to an environmental lien could be adversely affected.

         The Asset Conservation, Lender Liability and Deposit Insurance
Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

         A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and
Recovery Act, or RCRA. The Asset Conservation, Lender Liability and Deposit
Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed the Environmental
Protection Agency's lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, it is not likely that the originators of the mortgage loans to be included in a trust fund will have made and or will make these kinds of evaluations prior to the origination of the mortgage loans or sale of the mortgage loans to the trust fund. Neither the servicer, the master servicer, if any, nor any replacement servicer or master servicer will be required by any servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the servicer nor master servicer, if any, will make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. Neither the servicer nor master servicer, if any, will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are

                                       98

material contaminated conditions on a property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

         In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense could be asserted or will be successful.

NEGATIVE AMORTIZATION LOANS

         In a 1996 case, the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act
of 1980 and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction
Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire,
Massachusetts, Rhode Island and Puerto Rico.

INSTALLMENT CONTRACTS

         The trust fund may also consist of installment sales contracts. Under an installment sales contract the seller, referred to in this section as the
"lender", retains legal title to the property and enters into an agreement with the purchaser, referred to in this section as the "borrower", for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able pursuant to state statute to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in such a situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is pursued if the borrower has filed the installment contract in local land records

                                       99

and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.
Under such statutes a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor, with respect to the material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose functional currency is not the United
States dollar.

         The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

         The following discussion addresses securities of five general types:

         o        REMIC Certificates representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code,

         o        Notes representing indebtedness of an owner trust for federal income tax purposes,

                                       100

         o        Grantor Trust Certificates representing interests in a Grantor
                  Trust Fund as to which no REMIC election will be made,

         o        Partnership Certificates representing interests in a
                  Partnership Trust Fund which is treated as a partnership for federal income tax purposes, and

         o        Debt Certificates representing indebtedness of a Partnership
                  Trust Fund for federal income tax purposes.

         The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or
REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to the offered securities. As described at "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," in some instances the
OID Regulations provide that they are not applicable to securities like the offered securities.

         Purchasers of the offered securities should be aware that the OID
Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered securities. In addition, there is considerable uncertainty concerning the application of the
OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the offered securities. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such
Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the offered securities should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations.
Prospective purchasers of the offered securities are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         It appears that a reasonable method of reporting original issue discount with respect to the offered securities, if such Certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such Certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in this Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.

REMICS

         CLASSIFICATION OF REMICS. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC
Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC
Certificates will be considered to evidence ownership of REMIC Regular
Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

                                       101

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described under "Taxation of Owners of REMIC Regular Certificates" and "Taxation of Owners of REMIC
Residual Certificates." Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of
REMIC status, these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Except as
provided in the following sentence, the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year.
Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section
856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the
REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

         The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC
Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC
Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(4)(A) of the Code.

         TIERED REMIC STRUCTURES. For a series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC Certificates that is a tiered REMIC structure, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the
REMICs in that series will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of

                                       102

REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C)
of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         GENERAL. Except as described in "Taxation of Owners of REMIC Residual
Certificates-Possible Pass-Through of Miscellaneous Itemized Deductions," REMIC
Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that ordinarily report income under a cash method of accounting will be required to report income for REMIC Regular Certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT. A REMIC Regular Certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount will be required to include original issue discount in income as it accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income if the original issue discount exceeds a DE MINIMIS amount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment
Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted in the preceding paragraph, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular
Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the servicer, the master servicer, if any, or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular
Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC Regular
Certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date.
Under the OID Regulations, the stated redemption price of a REMIC Regular
Certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating

                                       103

rates that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the
IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC Regular Certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID
Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be
DE MINIMIS if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the DE
MINIMIS original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC
Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular
Certificates--Market Discount" for a description of this election under the OID
Regulations.

                                       104

         If original issue discount on a REMIC Regular Certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

         An accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period.
The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC
Regular Certificate in future periods and (b) the distributions made on the
REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular
Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the
Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated
redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         If a REMIC Regular Certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         MARKET DISCOUNT. A certificateholder that purchases a REMIC Regular
Certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC Regular Certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular
Certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the
Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount in excess of a DE MINIMIS amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply

                                       105

to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular
Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS. See "Taxation of Owners of
REMIC Regular Certificates--Premium" below.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above. See "Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option:

         o        on the basis of a constant yield method,

         o        in the case of a REMIC Regular Certificate issued without
                  original issue discount, in an amount that bears the same
                  ratio to the total remaining market discount as the stated
                  interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular
                  Certificate as of the beginning of the accrual period, or

         o        in the case of a REMIC Regular Certificate issued with
                  original issue discount, in an amount that bears the same
                  ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the
                  total original issue discount remaining on the REMIC Regular
                  Certificate at the beginning of the accrual period.

         Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

                                       106

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular
Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the DE MINIMIS rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

         PREMIUM. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The
OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. See "Taxation of
Owners of REMIC Regular Certificates--Market Discount" above.

         REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular
Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans.
However, it appears that a noncorporate holder that does not acquire a REMIC
Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC
Certificates, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period.
Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

                                       107

         TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the
REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC. See "--Prohibited Transactions Tax and Other Taxes" below.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC Residual
Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual
Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to another method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual
Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at "-Noneconomic

                                       108

REMIC Residual Certificates." The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual
Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Certificates, whether or not offered by this prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or if a class of REMIC Certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC
Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular
Certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the mortgage loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular
Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC
Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount,"
except that the DE MINIMIS rule and the adjustments for subsequent holders of these REMIC Regular Certificates will not apply.

                                       109

         Issue premium is the excess of the issue price of a REMIC Regular
Certificate over its stated redemption price. If a class of REMIC Regular
Certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular
Certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year.
Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See
"--Prohibited Transactions Tax and Other Taxes" below.

         Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section
67 of the Code. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter. See "--Possible Pass-Through of Miscellaneous Itemized
Deductions" below.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a
REMIC Residual Certificate will be equal to the amount paid for the REMIC
Residual Certificate, increased by amounts included in the income of the REMIC
Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the
REMIC Residual Certificateholder's adjusted basis in its REMIC Residual
Certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC
Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which
REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC
Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual
Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual
Certificates will initially equal the amount paid for the REMIC Residual
Certificates and will be increased by the REMIC Residual Certificateholders'
allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual
Certificateholders' initial bases are less than the distributions to the REMIC
Residual Certificateholders, and increases in initial bases either occur after the distributions or, together

                                       110

with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual
Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Certificates" Below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the
adjusted basis the REMIC Residual Certificate would have in the hands of an original holder. See "--Taxation of Owners of REMIC Residual
Certificates--General" above.

         EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events.

         In general, the excess inclusions with respect to a REMIC Residual
Certificate for any calendar quarter will be the excess, if any, of

         o        the daily portions of REMIC taxable income allocable to the
                  REMIC Residual Certificate over

         o        the sum of the daily accruals for each day during the quarter that the REMIC Residual Certificate was held by the REMIC
                  Residual Certificateholder.

         The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual
Certificate at the beginning of the calendar quarter and 120% of the long-term
Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual
Certificate before the beginning of that quarter. The issue price of a REMIC
Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual
Certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the
Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the
REMIC Residual Certificates are considered to have significant value.

         For REMIC Residual Certificateholders, an excess inclusion:

         o        will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         o        will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

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         o        will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% united
                  states withholding tax imposed on distributions to REMIC
                  Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
"Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC
Regulations currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations,
transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "non-economic" REMIC
Residual Certificate. The REMIC Regulations provide that a REMIC Residual
Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual
Certificate, which rate is computed and published monthly by the IRS) on the
REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC
Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.
Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected

                                       112

payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the
REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC
Residual Certificates may be considered noneconomic residual interests under the
REMIC Regulations; provided, however, that any disclosure that a REMIC Residual
Certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered noneconomic for purposes of the rules described in the preceding paragraph. See "--Foreign Investors in REMIC Certificates--REMIC
Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

         On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         MARK-TO-MARKET RULES. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable
Code provision and the related regulations. Under Treasury regulations, a REMIC
Residual Certificate is not treated as a security and thus may not be marked to market.
         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular
Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

         o        an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and

                                       113

         o        the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

         Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their own tax advisors prior to making an investment in the certificates.

         SALES OF REMIC CERTIFICATES. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC
Certificate. The adjusted basis of a REMIC Regular Certificate generally will be:

         o        equal the cost of the REMIC Regular Certificate to the
                  certificateholder,

         o        increased by income reported by such certificateholder with respect to the REMIC Regular Certificate, including original issue discount and market discount income, and

         o        reduced, but not below zero, by distributions on the REMIC
                  Regular Certificate received by the certificateholder and by any amortized premium.

         The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis
Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC Certificate will be capital gain or loss, provided the REMIC Certificate is held as a capital asset within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable
Federal rate, determined as of the date of purchase of the REMIC Regular
Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a
REMIC Regular Certificate by a seller who purchased the REMIC Regular
Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the
REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

                                       114

         REMIC Certificates will be evidences of indebtedness within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual
Certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section
1091 of the Code. In that event, any loss realized by the REMIC Residual
Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886.
Investors should consult with their tax advisors as to the need to file such form.

         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. In the event a
REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any
REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other

                                       115

qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer or, if appointed, the master servicer or trustee in either case out of its own funds, provided that the servicer or master servicer, as applicable, or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the servicer's or master servicer's, as applicable, or the trustee's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the servicer or master servicer, as applicable, or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO
CERTAIN ORGANIZATIONS. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

         o        the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, of the total
                  anticipated excess inclusions with respect to the REMIC
                  Residual Certificate for periods after the transfer and

         o        the highest marginal federal income tax rate applicable to corporations.

         The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that

         o        residual interests in the entity are not held by disqualified organizations and

         o        information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of
                  REMIC Residual Certificates and other provisions that are
                  intended to meet this requirement will be included in the
                  pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity

                                       116

         o        the holder's social security number and a statement under
                  penalties of perjury that the social security number is that of the record holder or

         o        a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the
                  preceding two sentences, in the case of a REMIC Residual
                  Certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations,
                  without regard to whether the record holders of the
                  partnership furnish statements described in the preceding
                  sentence, and the amount that is subject to tax under the
                  second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of
                  allocating to the partners a deduction for the tax paid by the partnership.

For these purposes, a disqualified organization means:

         o        the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however, instrumentalities described in Section 168(h)(2)(D)
                  of the Code or the Federal Home Loan Mortgage Corporation,

         o        any organization, other than a cooperative described in
                  Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

         o        any organization described in Section 1381(a)(2)(C) of the
                  Code.

         For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         TERMINATION. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC
Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual
Certificateholder's adjusted basis in the Certificate, the REMIC Residual
Certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
The trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related pooling and servicing agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC
Residual Certificates.

                                       117

         The trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC
Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the
REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the
REMIC's tax return and may be bound by a settlement agreement between the trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement.
Adjustments made to the REMIC tax return may require a REMIC Residual
Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the
IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the
Treasury regulations, generally on a quarterly basis.

         The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the trustee or other party designated in the related prospectus supplement.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of
interest and principal, as well as payments of proceeds from the sale of REMIC
Certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

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         FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC Regular
Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the
United States in addition to its ownership of a REMIC Regular Certificate, will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements including delivery of a statement signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a
REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, the foregoing rules will not apply to exempt a United
States shareholder of a controlled foreign corporation from taxation on the
United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of
REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

         STATUS AS REAL PROPERTY LOANS

         Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute real estate assets within the meaning of
Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         TAXATION OF NOTEHOLDERS

                                       119

         Notes generally will be subject to the same rules of taxation as REMIC
Regular Certificates issued by a REMIC, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" and "--Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

         CLASSIFICATION OF GRANTOR TRUST FUNDS

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related
Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of Grantor
Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will provide its opinion that
Grantor Trust Fractional Interest Certificates will represent interests in
"loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and real estate assets within the meaning of
Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver its opinion that interest on Grantor Trust Fractional Interest
Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         GRANTOR TRUST STRIP CERTIFICATES. Even if Grantor Trust Strip
Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and the interest on the mortgage loans is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and income from the Grantor Trust
Certificates will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip
Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . .
..[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.
Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any

                                       120

reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable on the same certificate representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.
Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust
Certificates, including Grantor Trust Strip Certificates, are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the
IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period on the distributions made to each class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor Trust Fractional
Interest Certificates may be subject to those rules if (1) a class of Grantor
Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the servicer, any master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each
Grantor Trust Fractional Interest Certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Code, subject, however, to the discussion in the sixth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding DE MINIMIS market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Discount" below.

         Under the stripped bond rules, the holder of a Grantor Trust Fractional
Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest
Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

                                       121

         The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest
Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest.

         In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional
Interest Certificate at the beginning of the month, see "Sales of Grantor Trust
Certificates", and the yield of the Grantor Trust Fractional Interest
Certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder's share of future payments on the mortgage loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the servicer, the master servicer, if any, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1)
the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest
Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, for a particular holder, at the time of purchase of the Grantor Trust
Fractional Interest Certificate by that holder. It is suggested that
Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.
In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable
Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a Prepayment Assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment.
Instead, a prepayment should be treated as a partial payment of the stated
redemption price

                                       122

of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount."

         It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a
Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the servicer, the master servicer, if any, or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, stripped bonds may to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a DE MINIMIS amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact.
If the original issue discount or market discount on a Grantor Trust Fractional
Interest Certificate determined under the stripped bond rules is less than 0.25%
of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as DE MINIMIS original issue and market discount described in "--Characteristics of
Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply"
and "--Market Discount" below.

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the
extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial

                                       123

below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the servicer, master servicer, if any, or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section
1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the
IRS and certificateholders on the use of a Prepayment Assumption. However, in
the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.
Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, the daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest
Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the servicer or, if appointed, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest
Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust
Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         MARKET DISCOUNT. If the stripped bond rules do not apply to the Grantor
Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original

                                       124

issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a DE MINIMIS amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.
Until regulations are issued by the Treasury Department, rules described in the
Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option:
(1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment
Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

         Because the mortgage loans will provide for periodic payments of stated
redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be
DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described above in "--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

                                       125

         It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest
Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a Prepayment
Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust
Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular
Certificates. It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments. See "REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount."

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip
Certificates. Except as described above in "Characterization of Investments in
Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the Grantor
Trust Strip Certificates. Accordingly, it is suggested that holders of Grantor
Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the
Code will be applied. In addition, the discussion below is subject to the discussion under "--Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust
Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip
Certificates based on a constant yield method. In effect, each holder of Grantor
Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust
Strip Certificate at the beginning of that month and the yield of the Grantor
Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust
Certificates--Stripped Bond Rules Apply" above.

         As noted, Section 1272(a)(6) of the Code requires that a Prepayment
Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip
Certificates. It is unclear whether those provisions would be applicable to the
Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment
Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip
Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

                                       126

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the
Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the servicer, the master servicer, if any, or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment
Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip
Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor
Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the
Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust
Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments, the
"Contingent Payment Regulations", but it appears that Grantor Trust Strip
Certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section
1272(a)(6) of the Code, that are expressly excepted from the application of the
Contingent Payment Regulations, are or may be excepted from these regulations.
Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment
Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip
Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Grantor Trust
Strip Certificate.

         The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of

                                       127

the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a
Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a Prepayment Assumption were used, if the Contingent
Payment Regulations or their principles were applied to Grantor Trust Strip
Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor
Trust Strip Certificates." Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the
Grantor Trust Strip Certificates.

         SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor
Trust Certificate and its adjusted basis recognized on the sale or exchange of a
Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under
Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING. The servicer, the master servicer, if any, or the trustee will furnish to each holder of a Grantor Trust Fractional Interest
Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the servicer, the master servicer, if any, or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust
Certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the servicer, any master servicer and subservicer and any other customary factual information as the servicer, the master servicer, if any, or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing

                                       128

discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense.
Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the servicer, the master servicer, if any, or the trustee.

         BACKUP WITHHOLDING. In general, the rules described in
"--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         FOREIGN INVESTORS. In general, the discussion with respect to REMIC
Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates"
applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent such mortgage loans have not been converted to real property.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor
Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

PARTNERSHIP TRUST FUNDS

         CLASSIFICATION OF PARTNERSHIP TRUST FUNDS. With respect to each series of Partnership Certificates, counsel to the depositor will provide its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

         CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP CERTIFICATES. For
federal income tax purposes,

         o        Partnership Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute
                  "loans ... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(c)(v);

         o        Partnership Certificates held by a real estate investment
                  trust will constitute real estate assets within the meaning of
                  Code section 856(c)(4)(a) and interest on Partnership
                  Certificates will be treated as "interest on obligations
                  secured by mortgages on real property or on interests in real property" within the meaning of Code section

                                       129

                  856(c)(3)(b), based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust
                  Fund based on capital accounts; and

         o        Partnership Certificates held by a regulated investment
                  company will not constitute government securities within the meaning of Code section 851(b)(3)(a)(i).

         TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES

         TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the
Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership
Trust Fund, the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates and the
depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in this prospectus.

         A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the depositor or the Partnership Trust Fund. Any alternative characterization would not result in materially adverse tax consequences to
Certificateholders as compared to the consequences from treatment of the
Partnership Certificates as equity in a partnership. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

         PARTNERSHIP TAXATION. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Ruled Do Not Apply--", "--Market
Discount" and "--Premium", and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the
Certificateholders will be allocated taxable income of the Partnership Trust
Fund for each due period equal to the sum of (1) the interest that accrues on the Partnership Certificates in accordance with their terms for the due period, including interest accruing at the applicable pass-through rate for the due period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (3)
any other amounts of income payable to the certificateholders for the due period. The allocation will be reduced by any amortization by the Partnership
Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable
Treasury regulations, although no assurance can be given that the IRS

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would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the Trust Fund might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and certificateholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

         All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.

         A share of expenses of the Partnership Trust Fund, including fees of the servicer and any master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust
Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates."
Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.

         Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under "--Grantor
Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest
Certificates - If Stripped Bond Rules Do Not Apply." Notwithstanding this description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that these calculations be made separately for each mortgage loan, the Partnership
Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

         DISCOUNT AND PREMIUM. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust
Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. As stated in the previous paragraph, the
Partnership Trust Fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis. See "--Grantor Trust Funds--Taxation of
Owners of Grantor Trust Fractional Interest Certificates--Market Discount" and
"Premium."

         If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

         SECTION 708 TERMINATION. Under Section 708 of the Code, the Partnership
Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership Trust Fund, the old partnership, to a new

                                       131

Partnership Trust Fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the
Partnership Certificates sold. A certificateholder's tax basis in an Partnership
Certificate will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income includible in income and decreased by any distributions received with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of an Partnership Certificate would include the holder's share of any liabilities of the Partnership Trust Fund. A holder acquiring Partnership
Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

         Any gain on the sale of an Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the
Partnership Trust Fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the
Partnership Trust Fund's taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of Partnership
Certificates owned by them as of the close of the last day of such due period.
As a result, a holder purchasing Partnership Certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

         The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the certificateholders.
The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         SECTION 731 DISTRIBUTIONS. In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the Partnership
Certificate exceeds the adjusted basis of the certificateholder's interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds the certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

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         SECTION 754 ELECTION. In the event that a certificateholder sells its
Partnership Certificates at a profit, the purchasing certificateholder will have a higher basis in the Partnership Certificates than the selling certificateholder had. An opposite result will follow if the Partnership
Certificate is sold at a loss. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the
Partnership Trust Fund were to file an election under Section 754 of the Code.
In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such election.
As a result, a certificateholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

         The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

         ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Partnership Trust Fund and will report each certificateholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the
Schedule K-1 information to nominees that fail to provide the Partnership Trust
Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership
Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Partnership
Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held.
Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United
States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to Partnership Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an

                                       133

audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the Partnership
Trust Fund.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case.
Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, unless the trustee was to receive an opinion of counsel that the Partnership Trust Fund was not so engaged, it is possible the trustee may withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. If so, the trustee would withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code. Amounts so withheld would be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership
Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8BEN, IRS
Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business.
However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership
Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United
States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         BACKUP WITHHOLDING. Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a backup withholding tax under Section 3406 of the Code if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

         REPORTABLE TRANSACTIONS. Pursuant to legislation enacted on October 22,
2004, a penalty in the amount of $10,000 in the case of a natural person and
$50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction"
(as defined in Section 6707A of the Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item.
 Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                                       134

         It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Certificates, Notes, Grantor Trust Certificates and
Partnership Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in
"Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under "Federal
Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

         INVESTORS AFFECTED

         A federal law called the Employee Retirement Income Security Act of
1974, as amended, the Code and a variety of state laws may affect your decision whether to invest in the securities if you are investing for:

         o        a pension or other employee benefit plan of employers in the private sector that are regulated under ERISA, referred to as an ERISA plan,

         o        an individual retirement account or annuity, called an IRA, or a pension or other benefit plan for self-employed individuals, called a Keogh plan,

         o        a pension and other benefit plan for the employees of state and local governments, called a government plan, or

         o        an insurance company general or separate account, a bank
                  collective investment fund or other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.

         A summary of the effects of those laws follows.

FIDUCIARY STANDARDS FOR ERISA PLANS AND RELATED INVESTMENT VEHICLES

         ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an
ERISA plan, you are subject to these standards in deciding whether to invest the plan's assets in securities. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA Plan, you should consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

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PROHIBITED TRANSACTION ISSUES FOR ERISA PLANS, KEOGH PLANS, IRAS AND RELATED
INVESTMENT VEHICLES

         GENERAL. Transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called prohibited transactions, may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties and certain other extraordinary remedies. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan, a Keogh plan or IRA, known as a party in interest or a disqualified person, engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code.
There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor.
Prohibited transactions exemptions waive the excise taxes, civil money penalties and other remedies for certain prohibited transactions which are structured to satisfy prescribed conditions.

         PURCHASE AND SALE OF SECURITIES. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires securities from, or sells securities to, a party in interest or a disqualified person, a prohibited transaction may occur. In such a case, the party in interest or disqualified person might be liable for excise taxes unless a prohibited transaction exemption is available.
Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

         TRANSACTIONS INCIDENTAL TO THE OPERATION OF THE TRUST. Transactions
involving the assets of a trust may also give rise to prohibited transactions to the extent that an investment in securities causes the assets of a trust to be considered assets, commonly known as plan assets, of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in securities will cause a trust's assets to be treated as plan assets depends on whether the securities are debt or equity investments for purposes of ERISA. The
United States Department of Labor has issued regulations, commonly known as the plan asset regulations, which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. ss.2510.3-101.

         Under the plan asset regulations, a trust's assets will not be plan assets of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases securities if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the plan asset regulations.
In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities should be treated as debt for ERISA purposes.

         To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. In this case, an ERISA plan,
Keogh plan, IRA or related investment vehicle that acquires securities would also acquire an undivided interest in each asset of the trust unless (1) the trust is an operating company or a venture capital operating company as defined in the plan asset regulations, (2) the securities are publicly offered securities as defined in the plan asset regulations or (3) benefit plan investors as defined in the plan asset regulations do not own 25% or more of the securities or any other class of equity security issued by the trust. If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we believe any of these exceptions will apply.

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POSSIBLE EXEMPTIVE RELIEF

         The United States Department of Labor has issued prohibited transaction exemptions, which conditionally waive excise taxes and civil money penalties that might otherwise apply to a type of transactions.

         CLASS EXEMPTIONS. The United States Department of Labor has issued
Prohibited Transaction Class Exemptions, or PTCEs, which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

         CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

         o        PTCE 84-14, which exempts certain transactions approved on behalf of the plan by a qualified professional asset manager, or QPAM.

         o        PTCE 86-128, which exempts certain transactions between a plan and certain broker-dealers.

         o        PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which plans have made investments.

         o        PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which plans have made
                  investments.

o PTCE 96-23, which exempts certain transaction approved on behalf of a plan by an in-house investment manager, or INHAM.

         These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

         CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES AND TRANSACTIONS
INCIDENTAL TO THE OPERATION OF THE TRUST. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

         o        PTCE 95-60, which exempts certain transactions involving
                  insurance company general accounts.

         o        PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool
                  investment trusts from, and the sale of such certificates to,

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                  the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

         ADMINISTRATIVE EXEMPTION FOR OFFERINGS MANAGED BY CERTAIN UNDERWRITERS.
The DOL has also issued exemptions to several underwriters of securities, for specific offerings in which that underwriter or any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the trust and the offered certificates meet specified conditions. Each of these are called an Underwriters' Exemption. Amendments to each of the Underwriters'
Exemptions may be found at 62 Fed. Reg. 39021 (July 21, 1997), PTE 2002-58 at 65
Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41 at 67 Fed. Reg. 54487. The
Underwriters' Exemptions, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust's assets or a debt instrument issued by the trust. These certificates and debt instruments are referred to in this prospectus as "Securities." When applicable, the Underwriters' Exemptions applies to the initial purchase, holding and subsequent resale of Securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

         In order for the Underwriters' Exemptions to be available to a purchase of securities, the trust's assets must consist solely of certain types of assets, including obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multi-family residential and commercial property (including certain obligations secured by leasehold interests on commercial property); fractional undivided interests in any of these obligations; property which had secured any of these obligations;
undistributed cash; rights under any insurance policies, third-party guaranties, contracts of suretyship, certain interest rate cap and swap payments and yield maintenance agreements as described below; other credit support arrangements with respect to any of the these obligations; and a pre-funding account.

         CONDITIONS FOR PRE-FUNDING ACCOUNTS. If the trust includes a pre-funding account, the following conditions also apply:

         o        The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%.

         o        All additional obligations transferred to the trust after the closing date of the offering of securities must meet the same terms and conditions of eligibility for inclusion in the trust as the obligations placed in the trust at or prior to the
                  closing date, and these terms and conditions must have been approved by Standard & Poor's Rating Services, Inc., Moody's
                  Investors Service, Inc. or Fitch Ratings, called the Exemption
                  Rating Agencies. These terms and conditions may be changed if the changes receive prior approval of either an Exemption
                  Rating Agency or a majority vote of outstanding
                  certificateholders.

         o        After the transfer of additional obligations to the trust, the securities must have a credit rating from one of the Exemption
                  Rating Agencies at least a high as the rating assigned at the time of the initial issuance of the securities.

         o        The use of pre-funding does not, in and of itself, cause a reduction of 100 basis points or more in the weighted average annual percentage interest rate of all of the obligations
                  included in the trust between the time of initial issuance of the securities and the end of the pre-funding period.

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         o        Either the characteristics of the obligations added to the trust during the pre-funding period must be monitored by an independent insurer or other independent credit support
                  provider, or an independent accountant must furnish a letter, prepared using the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date of the initial offering of securities,
                  stating whether or not the characteristics of the additional obligations conform to the characteristics described in the prospectus or prospectus supplement.

         o        The pre-funding period must end no later than three months, or
                  90 days if later, after the closing date of the initial
                  issuance of securities, or earlier in certain circumstances if the unused balance in the pre-funding account falls below a specified minimum level or an event of default occurs.

         o        Amounts transferred to any pre-funding account and/or
                  capitalized interest account used in connection with the
                  pre-funding may be invested only in investments which are
                  described in the pooling and servicing agreement, are
                  permitted by the Exemption Rating Agencies rating the
                  securities and have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the Exemption Rating Agencies or else are either direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such
                  obligations are backed by the full faith and credit of the
                  United States.

         o        The prospectus or prospectus supplement must describe the
                  duration of the pre-funding period.

         o        The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial
                  institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA and the trustee, as legal owner of the assets of the trust, must enforce all the rights created in favor of
                  Securityholders of the trust, including ERISA plans.

         ADDITIONAL CONDITIONS FOR THE UNDERWRITERS' EXEMPTION. If the
requirements applicable to the trust and pre-funding account are met, the
Underwriters' Exemption will apply to a particular transaction only if the transaction meets the following additional conditions:

         o        The acquisition of securities by an ERISA Plan, a Keogh Plan, an IRA or a related investment vehicle is on terms, including price, that are at least as favorable to the buyer as they would be in an arm's-length transaction with an unrelated
                  party.

         o        The rights and interests evidenced by the securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment
                  vehicle are not subordinated to the rights and interests
                  evidenced by other securities of the same trust unless none of the mortgage loans or other assets has a loan-to-value ratio that exceeds 100% as of the date of the issuance of the
                  securities.

         o        The securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle have received a rating that is in one of four highest generic rating categories from the
                  Exemption Rating Agencies. The securities offered pursuant to an accompanying prospectus supplement must be rated in one of the two highest generic categories by the Exemption Rating
                  Agencies if the loan-to-value ratio of any one-to-four-family residential mortgage loan or home equity loan held in the
                  trust exceeds 100% at the date

                                       139

                  of issuance of the securities. However, in that case the
                  Underwriters' Exemptions will not apply (a) to any of the
                  securities if (x) any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a loan-to-value ratio that
                  exceeds 100% at the date of issuance of the securities or (y)
                  any one- to four-family residential mortgage loan or home
                  equity loan has a loan-to-value ratio that exceeds 125% at the date of the issuance of the securities or (b) to any
                  subordinate securities.

         o        The trustee of the trust is not an affiliate of the trust
                  sponsor, any servicer, any insurer, any swap counterparty or any obligor with respect to obligations or receivables
                  constituting more than 5% of the aggregate unamortized
                  principal balance of the assets in the trust, determined on the date of initial issuance of securities, or any affiliate of any of these entities.

         o        The sum of all payments made to and retained by the
                  underwriter(s) or selling agents must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the sponsor
                  pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such
                  obligations; and the sum of all payments made to and retained by all servicers must represent not more than reasonable
                  compensation for such persons' services and reimbursement of such person's reasonable expenses in connection with such
                  services.

         o        The investing ERISA plan, Keogh plan, IRA or related
                  investment vehicle must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the
                  Securities Act of 1933, as amended.

         o        In the case of certain types of issuers, the pooling and
                  servicing agreement contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency and prohibits all parties from filing an involuntary
                  bankruptcy or insolvency petition against the trust, and a true sale opinion is issued in connection with the transfer of assets to the trust.

         The Underwriters' Exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

         An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract referred to as a "Swap" or "Swap Agreement" is a permitted trust fund asset if it: (a) is an eligible Swap; (b) is with an eligible counterparty; (c) is purchased by a qualified plan investor; (d) meets certain additional specific conditions which depend on whether the Swap is a ratings dependent Swap or a non-ratings dependent Swap and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

         An eligible Swap is one which: (a) is denominated in U.S. dollars; (b)
pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the
Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of
Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted, called the
Allowable Interest Rate; (c) has a notional amount that does not exceed either:
(i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class

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represented by obligations, called the Allowable Notional Amount; (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

         An eligible counterparty means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories utilized by at least one of the Rating
Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

         A qualified plan investor is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a QPAM under
PTCE 84-14, (b) an INHAM under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

         In ratings dependent Swaps (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement: (a)
obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Underwriters' Exemptions will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent Swap.

         Non-ratings dependent Swaps (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier
Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

         An eligible yield supplement agreement, or an EYS Agreement, is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund. If the

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EYS Agreement has a notional principal amount and/or is written on an
International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS
Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an
Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

         LIMITS ON SCOPE OF THE UNDERWRITERS' EXEMPTIONS. The Underwriters'
Exemption will not provide complete exemptive relief even where a trust satisfies all of the conditions applicable to the trust and all of the general conditions are met. It does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller.

         The Underwriters' Exemption also will not provide exemptive relief for the purchase and holding of securities by a fiduciary on behalf of a plan sponsored by the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities. The Underwriters'
Exemption generally provides exemptive relief in other cases for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller and is also an obligor with respect to 5%
or less of the fair market value of obligations or receivables contained in the trust or an affiliate only when the following additional conditions are met:

         o        The purchaser or seller is not an ERISA plan, an IRA or a
                  Keogh plan that is sponsored by an underwriter or selling
                  agent, a trust's sponsor, the trustee, any insurer, any
                  servicer or any obligor with respect to obligations or
                  receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, or any affiliate of any of these entities.

         o        Solely in the case of initial issuance of securities, at least
                  50% of each class of securities issued by the trust is
                  acquired by persons independent of the underwriters or selling agents, the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or
                  receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities.

         o        The purchaser's investment in each class of securities issued by the trust does not exceed 25% of all of the securities in such class outstanding at the time of the issuance.

         o        Immediately after the acquisition, no more than 25% of the purchaser's assets are invested in securities issued by trusts containing assets sold or serviced by an entity that has
                  discretionary authority over the purchaser or renders
                  investment advice to the purchaser for a fee.

         The Underwriters' Exemption provides relief for transactions in connection with the servicing, operation and management of a trust only if:

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         o        The transactions are carried out in accordance with the terms of a binding pooling and servicing agreement.

         o        The pooling and servicing agreement is provided to, or fully described in the prospectus or offering memorandum provided to, investing ERISA plans, Keogh plans, IRAs and related
                  investment vehicles before they purchase securities issued by the trust.

         STATUTORY EXEMPTION FOR INSURANCE COMPANY GENERAL ACCOUNTS. Insurance
companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA and regulations thereunder.

CONSULTATION WITH COUNSEL

         There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. None of the depositor, the trustee, the servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

GOVERNMENT PLANS

         Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

REQUIRED DEEMED REPRESENTATIONS OF INVESTORS

         If so provided in the prospectus supplement for a series, a purchaser of the one or more classes of the related securities may be required to represent or may be deemed to have represented that either (a) it is not an
ERISA Plan, an IRA or a Keogh Plan and is not purchasing such securities by or on behalf of or with plan assets of an ERISA Plan, an IRA or a Keogh Plan or (b)
the purchase of any such securities by or on behalf of or with plan assets of an
ERISA Plan, an IRA or a Keogh Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the servicer, the depositor or the trustee to any obligation in addition to those undertaken in the related Agreement. A fiduciary of a Plan or any person investing plan assets to purchase securities must make its own determination that the conditions for purchase will be satisfied with respect to such securities.

         THE DISCUSSION ABOVE IS A GENERAL DISCUSSION OF SOME OF THE RULES WHICH
APPLY TO ERISA PLANS, KEOGH PLANS, IRAS, GOVERNMENT PLANS AND THEIR RELATED
INVESTMENT VEHICLES. PRIOR TO MAKING AN INVESTMENT IN SECURITIES, PROSPECTIVE
PLAN INVESTORS SHOULD CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE
IMPACT OF ERISA AND THE CODE AND, PARTICULARLY IN THE CASE OF GOVERNMENT PLANS
AND RELATED INVESTMENT

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VEHICLES, ANY ADDITIONAL STATE LAW CONSIDERATIONS, AND THE POTENTIAL
CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES.

                                LEGAL INVESTMENT

         Each class of securities offered pursuant to an accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation.
SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations as the applicable federal regulatory authority may prescribe.

         On April 23, 1998, the Federal Financial Institutions Examination
Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 policy statement has been adopted by the Federal
Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the
National Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain high-risk mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

         The Office of Thrift Supervision (the "OTS") has issued Thrift
Bulletins 73a, entitled "Investing in Complex Securities" ("TB 73a"), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment
Securities, and Derivatives Activities" ("TB 13a"), which is effective as of
December 1, 1998, and applies to thrift institutions regulated by the OTS.

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         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements
(including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and OTS may require divestiture of such securities. OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" asset-backed pass-through security
(that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features).
Accordingly, all Classes of the Offered Certificates would likely be viewed as
"complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii)
that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction"
involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.
The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         Prospective investors in the securities, including in particular the classes of securities that do not constitute mortgage related securities for purposes of SMMEA should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. INVESTORS SHOULD CONSULT THEIR OWN LEGAL ADVISORS IN DETERMINING WHETHER
AND TO WHAT EXTENT THE SECURITIES CONSTITUTE LEGAL INVESTMENTS FOR THOSE
INVESTORS OR ARE SUBJECT TO INVESTMENT, CAPITAL OR OTHER RESTRICTIONS, AND, IF
APPLICABLE, WHETHER SMMEA HAS BEEN OVERRIDDEN IN ANY JURISDICTION RELEVANT TO
THAT INVESTOR.

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                             METHODS OF DISTRIBUTION

         The securities offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described in the paragraph below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

         The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the securities of a particular series may be made through a combination of two or more of these methods. These methods are as follows:

         1.       By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

         2.       By placements by the depositor with institutional investors through dealers; and

         3.       By direct placements by the depositor with institutional
                  investors.

         If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

         In connection with the sale of the securities offered, underwriters may receive compensation from the depositor or from purchasers of such securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

         The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be underwriters within

                                       146

the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of the offered securities. Holders of offered securities should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York.

                              FINANCIAL INFORMATION

         The depositor has determined that its financial statements are not material to the offering made hereby. Any prospective purchaser that desires to review financial information concerning the depositor will be provided by the depositor on request with a copy of the most recent unaudited financial statements of the depositor.

                                     RATING

         It is a condition to the issuance of any class of securities offered pursuant to an accompanying prospectus supplement that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization.

         Any ratings on the securities address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn for other reasons such as an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of that series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class. There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values the rates of

                                       147

delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. This could be the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the
Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports and other information filed by the depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference
Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional
Offices located as follows: Chicago Regional Office, 500 West Madison, 14th
Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade
Center, New York, New York 10048. Copies of this material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W.,
Washington, D.C. 20549, at prescribed rates and electronically through the
Commission's Electronic Data Gathering, Analysis and Retrieval System at the
Commission's Web site (http:\\www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

         This prospectus does not contain all of the information set forth in the registration statement, of which this prospectus forms a part, and exhibits thereto which the depositor has filed with the Commission under the Securities
Act of 1933, as amended, and to which reference is hereby made.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated into this prospectus by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of
1934, prior to the termination of the offering of securities offered hereby evidencing interest in a trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities offered hereby, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent those documents or reports relate to one or more of the classes of those offered securities, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in the documents). Requests to the depositor should be directed in writing to its principal executive office at 3100 Thornton Avenue, Office 344, Burbank,
California 91504, Attention: Secretary, or by telephone at (818)736-7023. The depositor has determined that its financial statements are not material to the offering of any securities offered hereby.

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                                    GLOSSARY

ACCRUAL SECURITIES: A class of securities as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

APPLICABLE FEDERAL RATE: A rate based on the average of current yields on
Treasury securities, which rate is computed and published monthly by the IRS.

ARM LOAN: A mortgage loan with an interest rate that adjusts periodically, with a corresponding adjustment in the amount of the monthly payment, to equal the sum of a fixed percentage amount and an index.

CALL CLASS: The holder of a non-offered class of securities that has the right, at its discretion, to terminate the related trust fund on and effect early retirement of the securities of such series in the manner described under
"Description of the Securities--Termination" in this prospectus.

CERCLA: The Comprehensive Environmental Response, Compensation and Liability
Act, as amended.

CLEAN-UP CALL: The right of the party entitled to effect a termination of a trust fund or a portion thereof upon the aggregate principal balance of the outstanding trust fund assets for the series at that time being less than the percentage, as specified in the related prospectus supplement, of the aggregate principal balance of the trust fund assets at the cut-off date for that series and which percentage will be between 25% and 0%.

CLOSING DATE: With respect to any series of securities, the date on which the securities are issued.

CODE: The Internal Revenue Code of 1986, as amended.

COMMISSION: The Securities and Exchange Commission.

COMMITTEE REPORT: The conference committee report accompanying the Tax Reform
Act of 1986.

CPR: The Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate.

CRIME CONTROL ACT: The Comprehensive Crime Control Act of 1984, as may be
amended from time to time.

DIDMC: The Depository Institutions Deregulation and Monetary Control Act of
1980, as may be amended from time to time.

DOL: The U.S. Department of Labor.

DOL REGULATIONS: The regulations promulgated by the U.S. Department of Labor at
29 C.F.R. ss.2510. 3-101

DUE PERIOD: The second day of the month immediately preceding the month in which the distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and ending on the first day of the month of the related distribution date, unless the prospectus supplement specifies otherwise.

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EQUITY CERTIFICATES: Where the issuer is an owner trust, the certificates evidencing ownership of the trust fund.

ERISA PERMITTED INVESTMENTS: The types of investments permitted by the rating agencies named in the Underwriter's Exemption issued by the DOL in which funds in a pre-funding account may be invested.

FASIT: A financial asset securitization investment trust as defined in Sections
860H through 860L of the Code.

FASIT PROVISIONS: Sections 860H through 860L of the Code.

FASIT SECURITIES: Securities evidencing interests in a trust fund as to which a
FASIT election has been made.

FHA: The Federal Housing Administration and its successors in interest.

FTC RULE: The "Holder in the Due Course" Rule of the Federal Trade Commission.

GARN-ST. GERMAIN ACT: The Garn-St. Germain Depositor Institutions Act of 1982,
as may be amended from time to time.

GRANTOR TRUST CERTIFICATE: A certificate representing an interest in a Grantor
Trust Fund.

GRANTOR TRUST FRACTIONAL CERTIFICATE: A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the
Grantor Trust Certificates at a pass-through rate.

GRANTOR TRUST STRIP CERTIFICATE: A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of
Grantor Trust Fractional Interest Certificates issued with respect to the
Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

GRANTOR TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a grantor trust within the meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

HIGH COST LOAN: A mortgage loan subject to the Home Ownership Act.

HIGH LTV LOAN: Mortgage loans with loan-to-value ratios in excess of 80% and as high as 150%.

HOMEOWNERSHIP ACT: The Home Ownership and Equity Protection Act of 1994, as may
be amended from time to time.

INSURANCE PROCEEDS: Proceeds received with respect to a mortgage loan under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guaranty, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with normal servicing procedures.

LIQUIDATED LOAN: A defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise.

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LIQUIDATION PROCEEDS: All amounts, other than Insurance Proceeds, received and retained in connection with the liquidation of a defaulted mortgage loan, by foreclosure or otherwise.

LOCKOUT DATE: The date of expiration of the Lockout Period with respect to a mortgage loan.

LOCKOUT PERIOD: The period specified in a mortgage note during which prepayment of the mortgage loan is prohibited.

MORTGAGE or MORTGAGE: The mortgage, deed of trust or similar instrument securing a mortgage loan.

NBRC: The National Bankruptcy Review Commission.

NCUA: The National Credit Union Administration.

NONRECOVERABLE ADVANCE: An advance made or to be made with respect to a mortgage loan which the servicer determines is not ultimately recoverable from Related
Proceeds.

OID REGULATIONS: The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

PARTNERSHIP CERTIFICATE: A certificate representing an interest in a Partnership
Trust Fund.

PARTNERSHIP TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a partnership within the meaning of subchapter K of
Chapter 1 of the Code.

PLANS: Employee pension and welfare benefit plans subject to ERISA and tax-qualified retirement plans described in Section 401(a) of the Code or
Individual Retirement Accounts described in Section 408 of the Code.

PREPAYMENT ASSUMPTION: With respect to a REMIC Regular Certificate or a Grantor
Trust Certificate, the assumption as to the rate of prepayments of the principal balances of mortgage loans held by the trust fund used in pricing the initial offering of that security.

PREPAYMENT PERIOD: The calendar month immediately preceding the month in which the distribution date occurs, unless the prospectus supplement specifies otherwise.

PTCE: Prohibited Transaction Class Exemption.

PURCHASE PRICE: As to any mortgage loan, an amount equal to the sum of (1) the unpaid principal balance of the mortgage loan, (2) unpaid accrued interest on the Stated Principal Balance at the rate at which interest accrues on the mortgage loan, net of the servicing fee and any retained interest, from the date as to which interest was last paid to the calendar month in which the relevant purchase is to occur, (3) any unpaid servicing fees and unreimbursed servicing expenses payable or reimbursable to the servicer with respect to that mortgage loan, (4) any unpaid retained interest with respect to that mortgage loan, (5)
any realized losses incurred with respect to that mortgage loan and (6) if applicable, any expenses reasonably incurred or to be incurred by the servicer, the master servicer, if any, or the trustee in respect of the breach or defect giving rise to a purchase obligation including any costs and damages incurred by the trust in connection with any violation by such loan of any predatory or abusive lending law.

RECORD DATE: The last business day of the month preceding the month in which a distribution date occurs, unless the prospectus supplement specifies otherwise.

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REGULATION AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17
C.F.R. ss.ss. 229.1100-229, 1123, as may be amended from time to time.

RELATED PROCEEDS: Recoveries on a mortgage loan related to amounts which the servicer has previously advanced to the related trust fund.

RELIEF ACT: The Servicemembers Civil Relief Act, as may be amended from time to time.

REMIC: A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC CERTIFICATES: Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC PROVISIONS: Sections 860A through 860G of the Code.

REMIC REGULAR CERTIFICATE: A REMIC Certificate designated as a regular interest in the related REMIC.

REMIC RESIDUAL CERTIFICATE: A REMIC Certificate designated as a residual interest in the related REMIC.

REMIC PROVISIONS: The REMIC Provisions and the related Treasury regulations.

RETAINED INTEREST: A portion of the interest payments on a trust fund asset that may be retained by the depositor or any previous owner of the asset.

RICO: The Racketeer Influenced and Corrupt Organizations Act, as may be amended from time to time.

SAIF: The Savings Association Insurance Fund.

SCHEDULED PRINCIPAL BALANCE: As to any mortgage loan or manufactured housing contract, the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

SENIOR/SUBORDINATE SERIES: A series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement.

SINGLE FAMILY PROPERTIES: One- to four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in DE
MINIMIS planned-unit developments.

SPA: The Standard Prepayment Assumption model, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans.

SPECIAL HAZARD SUBORDINATION AMOUNT: The amount of any Special Hazard Realized
Loss that is allocated to the subordinate securities of a series.

STATED PRINCIPAL BALANCE: As to any mortgage loan or manufactured housing contract, the principal balance of the mortgage loan or manufactured housing contract as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the servicer or any master servicer, allocable to principal that are

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distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss thereon has been, or had it not been covered by a form of credit support, would have been, allocated to one or more classes of securities on or before the determination date.

STRIP SECURITIES: A class of securities which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or
(b) interest distributions, with disproportionate, nominal or no principal distributions.

STRIPPED INTEREST: The distributions of interest on a Strip Security with no or a nominal principal balance.

UNITED STATES PERSON: A citizen or resident of the United States; a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the
United States or any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United
States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20,
1996, other than a trust treated as owned by the grantor under subpart E of part
I of subchapter J of chapter 1 of the Code, and which was treated as a United
States person on August 20, 1996 may elect to continue to be treated as a United
States person notwithstanding the previous sentence.

VA: The United States Department of Veterans Affairs and its successors in interest.

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ASSET BACKED PASS-THROUGH CERTIFICATES
ASSET-BACKED NOTES
(ISSUABLE IN SERIES)

GE-WMC MORTGAGE SECURITIES, L.L.C.
Depositor

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT.

THIS PROSPECTUS TOGETHER WITH THE ACCOMPANYING PROSPECTUS SUPPLEMENT WILL CONSTITUTE THE FULL PROSPECTUS.

THE SECURITIES:

GE-WMC Mortgage Securities, L.L.C., as depositor, will sell the securities, which may be in the form of asset-backed pass-through certificates or mortgage-backed notes. Each issue of securities will have its own series designation and will evidence either:

•	the ownership of the assets of the issuing entity, or
•	debt obligations secured by assets of the issuing entity.

THE ISSUING ENTITY AND ITS ASSETS:

The assets of an issuing entity will primarily include any combination of various types of one- to four-family residential first and junior lien mortgage loans, mixed-use first and junior mortgage loans, home equity lines of credit, cooperative apartment loans, manufactured housing conditional sales contracts and installment loan agreements or home improvement installment sales contracts and installment loan agreements.

CREDIT ENHANCEMENT:

The assets of the issuing entity for a series of securities may also include one or more forms of credit enhancement including but not limited to a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund or a yield maintenance agreement or any combination of such credit support. Credit enhancement may also be provided by means of subordination of one or more classes of securities, cross-collateralization or by excess interest and overcollateralization.

MARKET FOR THE SECURITIES:

No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the securities may be made through one or more different methods, including through underwriters as described in “Methods of Distribution” in this prospectus and in the related prospectus supplement.

The date of this Prospectus is ________, 2006.

Several capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. All of the capitalized terms used in this prospectus are defined in the glossary beginning on page 145 in this prospectus.

  RISK FACTORS

The offered securities are not suitable investments for all investors. In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the securities.

You should carefully consider the following factors in connection with the purchase of the securities offered hereby as well as any additional risk factors that are set forth in the prospectus supplement related to your security:

The Assets of the Issuing Entity will be Limited and Those Assets May Not Be Sufficient to Pay the Related Securities in Full

The issuing entity with respect to each series of securities will be a trust fund. Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement or derivative) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

The securities will not represent an interest in or obligation of the depositor, the master servicer, if any, the servicer or any of their respective affiliates. The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any “warranting party” (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the servicer’s, the master servicer's, if any, and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the servicer or master servicer, if any, in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index. Unless otherwise specified in the related prospectus supplement, none of the depositor, the servicer, the master servicer, if any, the trustee or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer or any of their affiliates.

Unless otherwise specified in the related prospectus supplement, a series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securities in the priority and manner and subject to the limitations specified in that prospectus supplement.

The Securities Will Have Limited Liquidity So Investors May Be Unable to Sell Their Securities or May Only Be Able to Sell Them at a Discount from Their Initial Offering Price

There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities. Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The securities offered hereby will not be listed on any securities exchange.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Credit Support May Be Limited; the Failure of Credit Support to Cover Losses on the Trust Fund Assets Will Result in Losses Allocated to the Related Securities

Credit support is intended to reduce the effect of delinquent payments or losses on the underlying trust fund assets on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks. If losses on the trust fund assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. See “Description of Credit Support.”

Defaults by Obligors or Declines in the Values of Mortgaged Properties May Result in Losses to Investors; The Types of Mortgage Loans Included in the Trust Fund Related to the Securities May Be Especially Prone to Defaults Which May Expose Your Securities to Greater Losses

The securities will be directly or indirectly backed by mortgage loans, manufactured housing conditional sales contracts, installment loan agreements and/or home improvement installment sales contracts as set forth in the related prospectus supplement. You should be aware that if a mortgagor defaults on a mortgage asset and the related mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, holders of securities of the series evidencing interests in the related mortgage assets will bear any resulting losses, to the extent not covered by credit support, and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience greater declines in property values and higher rates of loss and delinquency than mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage backed securities without this concentration. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans.

In addition, a particular type of mortgage loan included in the trust fund may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure than other types of mortgage loans. The prospectus supplement for each series of securities will describe the particular types of mortgage loans which are to be included in the trust fund related to your security and the risks associated with those mortgage loans which you should carefully consider in connection with the purchase of your security. The following are examples of the risks associated with some types of mortgage loans.

Mortgage Loans Originated Below Government Sponsored Enterprise (GSE) Standards: Mortgage loans that are underwritten in accordance with underwriting standards which are less stringent than guidelines for prime mortgage loan borrowers and less restrictive than the underwriting requirements used as standards for other mortgage loan purchase programs, including the programs of Fannie Mae and Freddie Mac (that is the mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income), are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with prime mortgage loan underwriting guidelines.

High LTV Loans; Property Value below Loan Value: If a mortgage loan with a loan-to-value ratio or combined loan-to-value ratio in excess of 80% or a mortgage loan that was originated with a limited expectation of recovering the full outstanding loan amount from the foreclosure of the related mortgaged property (that is, it was underwritten with an emphasis on the creditworthiness of the related mortgagor) goes into foreclosure and is liquidated, it is likely that amounts recovered from the related mortgaged property will be insufficient to satisfy the outstanding loan amount unless the value of such mortgaged property increased or the principal amount of the mortgage loan or the related senior lien has been reduced.

Balloon Loans: Mortgage loans that are not fully amortizing (or do not amortize at all) over their terms to maturity require substantial payments of principal (that is, balloon payments) at their stated maturity and involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon his ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit such mortgagor to make the balloon payment.

Second Liens: Mortgage loans that are secured by a second lien that is subordinate to the rights of the mortgagee under a first mortgage loan on the related mortgaged property may involve a greater degree of risk because the proceeds from any liquidation, insurance or condemnation proceeding may not be available to satisfy the outstanding principal balance of such subordinate mortgage loans following the satisfaction in full of the claims of the senior mortgage loans and any related foreclosure costs.

Interest Only Loans: Mortgage loans that do not provide for any payments of principal for a period of time following origination may involve a greater degree of risk because, following the initial interest-only period, the scheduled monthly payment on these loans will increase and the mortgagors’ income may not be sufficient to enable them to continue to make such increased monthly loan payments and thus the likelihood of default will increase. In addition, losses may be greater on these loans as a result of there being no principal amortization during the early years of these loans.

Manufactured Housing Loans: Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state’s certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the servicer of the contract fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

Negative Amortization Loans: In the case of mortgage loans that are subject to negative amortization, due to the addition of any deferred interest to the principal balance thereof, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of losses on such mortgage loans in the event of a default.

Delinquent Loans: As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates. Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable mortgage payment histories.

Foreclosure of Mortgage Loans May Result in Limitations or Delays in Recovery and Losses Allocated to the Related Securities

Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In several states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of the servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The servicer will be entitled to deduct from liquidation proceeds all expenses incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, ancillary fees, legal fees and costs of legal action, real estate taxes, maintenance and preservation expenses, monthly advances and servicing advances. If any mortgaged properties fail to provide adequate security for the mortgage loans in the trust fund related to your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

Mortgaged Properties Are Subject to Environmental Risks and the Cost of Environmental Clean-up May Increase Losses on the Related Mortgage Loans

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner’s or operator’s ability to sell the property. Failure to comply with these environmental laws, ordinances and regulations can result in fines and penalties that could be assessed against the related trust fund as owner of the related property.

A mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property. In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage.

Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, mortgage loans contained in a trust fund may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property. However, to the extent the servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.

The Ratings of Your Securities May Be Lowered or Withdrawn Which May Adversely Affect the Liquidity or Market Value of a Security; There are Risks in Relying on the Limited Nature of Ratings

It is a condition to the issuance of the securities offered pursuant to an accompanying prospectus supplement that such securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance to you that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. None of the depositor, any servicer, the master servicer, if any, the trustee, the originator, the mortgage loan seller or any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of securities. If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

Failure of the Mortgage Loan Seller or Other Responsible Party to Repurchase or Replace a Mortgage Loan May Result in Losses Allocated to the Related Securities

Each mortgage loan seller, which may include the originator of the mortgage loans, or another party named in the prospectus supplement, will have made representations and warranties in respect of the mortgage loans sold by the mortgage loan seller and evidenced by a series of securities. In the event of a breach of any such representation or warranty that materially and adversely affects the value of a mortgage loan or the interests of the securityholders in a mortgage loan, the party responsible for such representation or warranty will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described under “Mortgage Loan Program-Representations as to Mortgage Loans to be made by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation.” However, there can be no assurance that a responsible party will honor or be able to honor its obligation to cure, repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises. Any such party’s failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may result in losses on your investment.

In instances where a responsible party is unable, or disputes its obligation, to repurchase affected mortgage loans, the servicer or, if appointed, the master servicer or trustee may negotiate and enter into one or more settlement agreements with that party that could provide for the purchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. Neither the depositor nor the servicer or master servicer, as applicable, will be obligated to purchase a mortgage loan if the responsible party defaults on its obligation to do so, and no assurance can be given that a responsible party will carry out its repurchase obligations. A default by a mortgage loan seller or other party will not be a default by the depositor or by the servicer or master servicer, if any. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund and any related losses shall be allocated to the related credit support, to the extent available, and otherwise to one or more classes of the related series of securities.

All of the representations and warranties of a responsible party in respect of a mortgage loan will have been made as of the date on which the mortgage loan was purchased from the mortgage loan seller by or on behalf of the depositor which may be a date prior to the date of initial issuance of the related series of securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the responsible party’s repurchase obligation, or, if specified in the related prospectus supplement, limited replacement option, will not arise if, during the period after the date of sale by the mortgage loan seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. The occurrence of events during this period that are not covered by a responsible party’s repurchase obligation could lead to losses that, to the extent not covered by credit support, may result in losses on your investment.

The Yield to Maturity on Securities Will Depend on a Variety of Factors Including Prepayments

The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

•	the extent of prepayments on the underlying assets in the trust fund or;

•	how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

•	if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

•	the rate and timing of defaults and losses on the assets in the related trust fund; and

•	repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor or related mortgage loan seller.

Prepayments on mortgage loans are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The rate of prepayment of the mortgage loans included in or underlying the assets in each trust fund may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding principal balance and principal distributions on your class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the related securities may receive an additional prepayment.

The yield to maturity on the types of classes of securities, including securities that are entitled to principal distributions only or interest distributions only, securities as to which accrued interest or a portion thereof will not be distributed but rather added to the principal balance of the security, and securities with an interest rate which fluctuates inversely with an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities. The prospectus supplement for a series will set forth the related classes of securities that may be more sensitive to prepayment rates. See “Yield and Maturity Considerations” in this Prospectus.

The Servicer’s Collection Procedures May Affect the Timing of Collections on the Mortgage Loans

In order to reduce borrower defaults, the servicer or, if applicable, master servicer may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicer or the master servicer, if any, may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that mortgage loan is delinquent or in default and that waiver, modification or postponement is not materially adverse to the trust fund. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund’s receipt of interest or principal payments. Such waivers, modifications or postponements may affect the timing of collections on the mortgage loans.

There are Risks relating to Defaults or Resignation of the Servicer or Master Servicer

If the servicer or master servicer, if any, were to default in its obligations under the related servicing agreement, the trustee may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the certificateholders may, at such times, be in disagreement between the trustee, the sponsor and the mortgage loans seller on the one hand, and the servicer or master servicer, as applicable, on the other. As a consequence, if the trustee attempts to terminate a defaulting servicer or master servicer, the servicer or master servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the servicer or master servicer may continue to suffer and may adversely affect the mortgage loans.

If the servicer or master servicer, as applicable, were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the servicer or master servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor servicer or master servicer willing to service the loans for the servicing fee or master servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to any replacement servicer or master servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the servicing fee or master servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Originators, Servicers and Master Servicers may be Subject to Litigation or Governmental Proceedings

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to an originator, servicer or master servicer of mortgage loans included in the trust fund and were to have a material adverse effect on its financial condition, the ability of the affected servicer or master servicer, if any, to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

The Exercise of an Optional Termination Right Will Affect the Yield to Maturity on the Related Securities

The prospectus supplement for each series of securities will set forth the party or parties that may, at their option, purchase the assets of the related trust fund if the aggregate principal balance of the mortgage loans and other trust fund assets in the trust fund for that series is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other trust fund assets at the cut-off date for that series. The percentage will be between 25% and 0%. The exercise of the termination right will effect the early retirement of the securities of that series. The prospectus supplement for each series of securities will set forth the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

A trust fund for which a REMIC election or elections have been made may also be terminated and the securities retired upon the servicer’s or, if appointed, the master servicer’s determination, if applicable and based upon an opinion of counsel, that the REMIC status of the trust fund has been lost or that a substantial risk exists that the REMIC status will be lost for the then current taxable year.

The termination of a trust fund and the early retirement of securities by any party would decrease the average life of the securities and may adversely affect the yield to holders of some or all classes of the related securities.

Events of Default Under the Related Governing Documents May Result in Losses to the Related Securities

Upon an event of default under a pooling and servicing agreement, the depositor or the trustee may, unless otherwise provided in the related prospectus supplement and pooling and servicing agreement, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement relating to the trust fund and in and to the mortgage assets. Upon an event of default under a servicing agreement, either the depositor or the trustee may, by written notification to the servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the servicer under the servicing agreement. Upon an event of default with respect to any series of notes issued under an indenture, the notes of the series have been declared to be due and payable, the trustee may, in its discretion (notwithstanding an acceleration of the related securities pursuant to the indenture), elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. Any of the foregoing actions taken under the related governing documents pursuant to an event of default may result in losses to the related securities due to delays in the transfer of servicing from one entity to another or due to the liquidation of trust fund assets pursuant to an acceleration of the related securities. See “Distributions on the Securities-Events of Default under the Governing Agreement and Rights Upon Events of Default.”

Violations of Consumer Protection Laws May Result in Losses on the Mortgage Loans and the Securities Backed by Those Mortgage Loans

Federal, state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

•	regulate interest rates and other charges on mortgage loans;

•	require specific disclosures to borrowers;

•	require licensing of originators; and

•	regulate generally the origination, servicing and collection process for the mortgage loans.

Depending on the specific facts and circumstances involved, violations may limit the ability of a trust fund to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, like a trust fund, or the initial servicer or a subsequent servicer, as the case may be. In particular, it is possible that mortgage loans included in a trust fund will be subject to the Home Ownership and Equity Protection Act of 1994. The Homeownership Act adds additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with interest rates or origination costs in excess of prescribed levels. The provisions of the Homeownership Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, like a trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan. Recently, class action lawsuits under the Homeownership Act have been brought naming as a defendant securitization trusts like the trust funds described in this prospectus with respect to the mortgage loans.

In addition, the mortgage loans are subject to other federal laws, including the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience; the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

In addition to federal law, some states and local governments have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. The originator’s failure to comply with these laws could subject the related trust fund (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against the related trust fund.

Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the related trust fund to damages and administrative enforcement and could result in the mortgagors rescinding such mortgage loans whether held by the related trust fund or subsequent holders of the mortgage loans.

The mortgage loan seller or other responsible party will represent that all applicable federal, state and local laws were complied with in connection with the origination of the mortgage loans. If there is a breach of a representation that materially and adversely affects the value of a mortgage loan or the interests of the securityholders in a mortgage loan, the mortgage loan seller or other responsible party will be obligated to repurchase any affected mortgage loan or to substitute a new mortgage loan into the related trust fund. If the mortgage loan seller or other responsible party fails to repurchase or substitute, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities. See “Legal Aspects of Mortgage Assets.”

Drug, RICO and money laundering violations could lead to property forfeitures

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to the USA Patriot Act of 2001, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense could be asserted or would be successful.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

  DESCRIPTION OF THE TRUST FUNDS

The issuing entity of each series will be a trust fund that will be held by a trustee for the benefit of the related securityholders. Each trust fund will consist of:

•
a segregated pool of various types of first and junior lien mortgage loans, cooperative apartment loans, manufactured housing conditional sales contracts and installment loan agreements or home improvement installment sales contracts and installment loan agreements as are subject to the related agreement governing the trust fund;

•	amounts on deposit in the collection account, distribution account, pre-funding account, if applicable, or any other account maintained for the benefit of the securityholders;

•	property acquired on behalf of securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received on the property;

•
the rights of the depositor under any hazard insurance policies, FHA insurance policies, VA guaranties and primary mortgage insurance policies to be included in the trust fund, each as described under “Description of Primary Insurance Policies”;

•	the rights of the depositor under the agreement or agreements under which it acquired the mortgage loans to be included in the trust fund;

•
the rights of the trustee in any cash advance reserve fund or surety bond to be included in the trust fund, each as described under “Advances by Servicer or Master Servicer in Respect of Delinquencies on the Trust Fund Assets”;

•
any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guaranty insurance policy, reserve fund, currency or interest rate exchange agreement or guaranty, each as described under “Description of Credit Support”; and

•
any swap, cap, corridor or other hedging instrument, yield supplement agreement, yield maintenance agreement or other derivative product, each as described under “Derivative Products Related to the Securities.”

To the extent specified in the related prospectus supplement, a portion of the interest received on a mortgage loan may not be included in the trust fund for that series. Instead, the retained interest will be retained by or payable to the originator, servicer or mortgage loan seller (or a designee of one of the foregoing) of the loan, free and clear of the interest of securityholders under the related agreement.

Description of the Mortgage Assets to Be Included in a Trust Fund

Each mortgage asset will be originated by a person other than the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased by the depositor, either directly or through its affiliates, from WMC Mortgage Corp., GE Mortgage Holding, L.L.C. or their affiliates, or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Federal Deposit Insurance Corporation and other mortgage loan originators or mortgage loan sellers not affiliated with the depositor. Each seller of mortgage assets will be referred to in this prospectus and the related prospectus supplement as a mortgage loan seller and may include the originator of such mortgage assets. The mortgage assets acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under “The Depositor’s Mortgage Loan Purchase Program-Underwriting Standards” and in the prospectus supplement. All mortgage assets to be included in a trust fund as of the closing date will have been purchased by the depositor on or before the date of initial issuance of the related securities.

The mortgage assets included in a trust fund will be evidenced by a promissory note or contract, referred to in this prospectus as a mortgage note, and may be secured by any of the following:

•
first or junior liens on one- to four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Loans secured by this type of property are referred to in this prospectus as single-family loans and may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement;

•	first or junior liens secured by shares in a private cooperative housing corporation that give the owner of the shares the right to occupy a particular dwelling unit in the cooperative;

•	properties consisting of mixed residential and commercial structures;

•	leasehold interests in residential properties, the title of which is held by third party lessors;

•
manufactured homes that, in the case of mortgage loans, are permanently affixed to their site or, in the case of manufactured home conditional sales contracts and installment loan agreements, may be relocated; or

•	real property acquired upon foreclosure or comparable conversion of the mortgage loans included in a trust fund.

The term of any leasehold will generally exceed the term of the mortgage note by at least five years.

The manufactured homes securing the mortgage loans or manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a manufactured home as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

The home improvement contracts will be secured primarily by mortgages on single family properties that are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interests in the home improvements financed thereby.

The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. No more than 20% of the mortgage loans included in any trust may be comprised of mortgage loans originated in Guam or Puerto Rico. The mortgaged properties may include vacation, second and non-owner occupied homes.

The mortgage assets to be included in a trust fund will be any one of the following types of mortgage assets:

•	Fully amortizing mortgage assets with a fixed rate of interest and level monthly payments to maturity;

•
Fully amortizing mortgage assets with an interest rate that adjusts periodically to equal the sum, which may be rounded, of a fixed percentage and an index rate, with corresponding adjustments in the amount of monthly payments;

•
Fully amortizing mortgage assets with a fixed rate of interest and level monthly payments for a certain period of time upon the expiration of which the fixed rate of interest converts to an interest rate that adjusts periodically to equal the sum, which may be rounded, of a fixed percentage and an index rate, with corresponding adjustments in the amount of monthly payments;

•	ARM Loans that provide for an election, at the borrower’s option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

•
ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

•
Fully amortizing mortgage assets with a fixed or adjustable interest rate providing for payments of interest only during the early years of the term, followed by monthly payments of principal and interest with an interest rate that is fixed or adjusts periodically for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

•
Fixed or adjustable interest rate mortgage assets providing for payments of principal and/or interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term;

•	Mortgage assets that provide for a line of credit under which amounts may be advanced to the borrower from time to time as described below; and

•
Fixed interest rate mortgage assets that provide that the interest may increase upon default, which increased rate may be subject to adjustment and may or may not convert back to the original fixed interest rate upon cure of the default.

A trust fund may include mortgage loans that provide for a line of credit under which amounts may be advanced to the borrower from time to time. Interest on a home equity line of credit loan, excluding introductory rates offered from time to time during promotional periods, is generally computed and payable monthly on the average daily outstanding balance of the mortgage loan. Principal on a home equity line of credit loan may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each mortgage loan from time to time, but may be subject to a minimum periodic payment. Each home equity line of credit loan included in a trust fund will be secured by a lien on a one-to-four family property or a manufactured home.

A single-family loan having a loan-to-value ratio at origination in excess of 80%, may be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan. This type of insurance generally will remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See “Description of Primary Insurance Policies—Primary Mortgage Insurance Policies.”

A mortgaged property may have been subject to secondary financing at origination of the mortgage loan, but, unless otherwise specified in the related prospectus supplement, the total amount of primary and secondary financing at the time of origination of the mortgage loan did not, to the mortgage loan seller’s knowledge, produce a combined loan-to-value ratio in excess of 150%. The trust fund may contain mortgage loans secured by junior liens, and the related senior lien may not be included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior mortgage loan. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans. See “Legal Aspects of Mortgage Assets—Foreclosure on Mortgages.”

The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, or, in the case of a home equity line of credit loan, the maximum principal amount which may be advanced over the term of the loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The value of a single-family property or cooperative unit, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) if the mortgaged property is being purchased in conjunction with the origination of the mortgage loan the sales price for the property. For purposes of calculating the loan-to-value ratio of a manufactured housing contract relating to a new manufactured home, the value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including accessories identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used manufactured home, the value is generally the least of the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured homes are less likely than other types of housing to experience appreciation in value and are more likely to experience depreciation in value.

The underwriting standards of the mortgage loan originator or mortgage loan seller may require an internal review of the appraisal (an “appraisal review”) used to determine the loan-to-value of a mortgage loan which may be performed by an individual that is not a licensed appraiser. Where the appraisal review results in a valuation of the mortgaged property that is less than a specified percentage of the original appraisal, the loan-to-value ratio of the related mortgage loan will be based on the appraisal review.

A mortgage loan secured by a condominium unit will not be included in a mortgage pool unless, at the time of sale of the mortgage loan by the mortgage loan seller, representations and warranties as to the condominium project that are acceptable to the rating agencies are made by the mortgage loan seller or an affiliate of the mortgage loan seller or by another person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties.

See “The Depositor’s Mortgage Loan Purchase Program—Representations by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation” in this Prospectus for a description of other representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

The trust fund may include mortgage loans with respect to which a portion of the loan proceeds are held back from the mortgagor until required repairs or improvements on the mortgaged property are completed, in accordance with the mortgage loan seller’s underwriting standards.

The trust fund may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision.

If so specified in the related prospectus supplement, a mortgage loan may contain a prohibition on prepayment or a Lockout Period or require payment of a prepayment charge.

Mortgage Loan Information in Prospectus Supplement. Each prospectus supplement will contain specific information with respect to the mortgage assets contained in the related trust fund, as of the cut-off date specified in the prospectus supplement, which will usually be the close of business on the first day of the month of formation of the related trust fund, to the extent specifically known to the depositor as of the date of the prospectus supplement, including the following:

•	the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the mortgage assets,

•	the type of property securing the mortgage assets and the percentage of mortgage assets in the related mortgage pool which are secured by that type of property,

•	the original terms to maturity of the mortgage assets,

•	the earliest origination date and latest maturity date,

•
the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios at origination exceeding 80%,

•	the interest rates or range of interest rates borne by the mortgage loans,

•	the geographical distribution of the mortgaged properties on a state-by-state basis,

•	the lien position of the mortgage loans,

•	a description of the retained interest, if any,

•
with respect to ARM Loans, the index, the adjustment dates, the highest, lowest and weighted average gross margin, and the maximum interest rate variation at the time of any adjustment and over the life of the ARM Loan, and

•
whether the mortgage loans provide for payments of interest only for any period or provide for a balloon payment and the frequency and amount, if any, by which, and the term during which, monthly payments adjust.

If specific information respecting the trust fund assets is not known to the depositor at the time securities are initially offered, more general information of the nature described in the bullet points above will be provided in the prospectus supplement, and specific information as to the trust fund assets to be included in the trust fund on the date of issuance of the securities will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance of the securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, trust agreement and indenture, with respect to each series of notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance. If mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted on the current report on Form 8-K. A report on Form 8-K will be filed within 15 days after the end of any pre-funding period containing information respecting the trust fund assets transferred to a trust fund after the date of issuance of the related securities as described in the following paragraph.

Description of the Pre-funding Accounts for the Purchase of Additional Mortgage Loans

The agreement governing the trust fund may provide for the transfer by the mortgage loan seller of additional mortgage assets to the related trust fund after the date of initial issuance of the securities. In that case, the trust fund will include a pre-funding account, into which all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited to be released as additional mortgage assets are transferred. Additional mortgage assets will be required to conform to the requirements set forth in the related agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage assets initially included in the trust fund. A pre-funding account will be required to be maintained as an eligible account under the related agreement and the amount held in the pre-funding account shall at no time exceed 50% of the aggregate outstanding principal balance of the securities. The related agreement providing for the transfer of additional mortgage assets will provide that all transfers must be made within 3 months, if a REMIC election has been made with respect to the trust, or within 6 months after the date on which the related securities were issued, and that amounts set aside to fund the transfers, whether in a pre-funding account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the related prospectus supplement.

The depositor will be required to provide data regarding the additional mortgage assets to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by the rating agencies and the security insurer. Transfer of the additional mortgage assets will be further conditioned upon confirmation by the rating agencies that the addition of mortgage assets to the trust fund will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of the security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional mortgage assets have been satisfied will be required.

  THE SPONSOR

WMC Mortgage Corp. will be the sponsor of each series of securities. WMC Mortgage Corp. is a mortgage banking company incorporated in the State of California. Established in 1955, WMC Mortgage Corp. has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative non-prime mortgage loans in each of the regions in which it competes. WMC Mortgage Corp. historically originated both prime-quality mortgage loans and non-prime-quality mortgage loans. WMC Mortgage Corp. sold its prime mortgage loan origination business in 1998 and originates prime mortgage loans only on a very limited basis. WMC Mortgage Corp. was owned by a subsidiary of Weyerhaeuser Company until May 1997 when it was sold to WMC Finance Co., a company owned principally by affiliates of a private investment firm. On June 14, 2004, GE Consumer Finance acquired WMC Finance Co.

It is expected that the sponsor will sell or transfer to the depositor, either directly or through an affiliate a majority of the mortgage loans to be included in the trust fund for each series. In addition, the sponsor will be responsible for pooling the mortgage loans to be securitized by the depositor for each series, negotiating the principal securitization transaction documents for each series and participating with the underwriters in the structuring of such transactions.. The prospectus supplement for each series of securities will describe the sponsor’s securitization program and, to the extent material, other information regarding the sponsor’s portfolio of assets of the type to be included in the related trust fund.

STATIC POOL INFORMATION

For each trust fund and to the extent material, static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type will be provided. Static pool information is not deemed part of this prospectus or of the registration statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006 or (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006.

  THE DEPOSITOR

The depositor is a limited liability company formed under the laws of the State of Delaware on July 21, 2005. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor is a wholly-owned subsidiary of GE Mortgage Holding, L.L.C. (“Mortgage Holding”). Mortgage Holding is a limited liability company formed under the laws of the State of Delaware on July 21, 2005, and is a wholly-owned subsidiary of GE-WMC Mortgage Holding, Inc. GE-WMC Mortgage Holding, Inc. is a Delaware corporation jointly held by General Electric Capital Services, Inc. (“GECS”) and General Electric Capital Corporation (“GECC”). GECC is a wholly-owned subsidiary of GECS. GECS is a wholly-owned subsidiary of General Electric Company. The depositor maintains its principal office at 3100 Thornton Avenue, Office 344, Burbank, California 91504. Its telephone number is (818)736-7023.

The depositor does not have, nor is it expected in the future to have, any significant assets. The prospectus supplement for each series of securities will disclose if the depositor is a party to any legal proceedings that could have a material and adverse impact on the related trust fund and the interests of the potential investors.

OTHER TRANSACTION PARTICIPANTS AND RELATIONSHIPS AMONG THE PARTICIPANTS

Each participant involved in the issuance of a series of securities will be identified in, and a description of the role of each such participant will be included in, the prospectus supplement for that series of securities. In addition, a description will be provided in the prospectus supplement of a series of securities, if applicable, of (i) any affiliations among the servicer, the trustee, the originator(s), significant obligor(s), enhancement or support providers and any other material parties related to a series of securities, (ii) any business relationship, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the transactions described in this prospectus and the accompanying prospectus supplement, between the sponsor, the depositor and the trust fund and the servicer, trustee, originator(s), significant obligor(s), enhancement or support providers and any other material parties related to a series of securities, or any affiliates thereof, that exists or existed in the two years prior to the issuance of that series of securities and that is material to an investor’s understanding of that series of securities, and (iii) any specific relationships involving or relating to a series of securities or the assets of a trust fund, if such relationship is material and including the material terms and approximate dollar amount involved, between the sponsor, depositor and trust fund and any of the servicer, trustee, originator(s), significant obligor(s), enhancement or support providers and any other material parties related to a series of securities.

  USE OF PROCEEDS

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

  YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered security will depend on the following, among other factors:

•	the price paid by the securityholder,

•	the rate at which interest accrues on the security,

•	the receipt and timing of receipt of distributions on the security,

•	the weighted average life of the mortgage assets in the related trust fund,

•	liquidations of mortgage assets following mortgagor defaults,

•
purchases of mortgage assets in the event of optional termination of the trust fund or breaches of representations made in respect of such mortgage assets by the depositor, the servicer, the master servicer, if any, and others,

•	in the case of securities evidencing interests in ARM Loans, by changes in the interest rates,

•	any default by or insolvency of any credit enhancement provider,

•	any default by a derivative counterparty, and

•	losses exceeding credit enhancement levels.

Security Interest Rate. Securities of any class within a series may have fixed, variable or adjustable security interest rates, which may or may not be based upon the interest rates borne by the mortgage assets in the related trust fund. The prospectus supplement with respect to any series of securities will specify the security interest rate for each class of securities or, in the case of a variable or adjustable security interest rate, the method of determining the security interest rate. Holders of Stripped Interest Securities or a class of securities having a security interest rate that varies based on the weighted average interest rate of the underlying mortgage assets will be affected by disproportionate prepayments and repurchases of mortgage assets having higher interest rates than the average interest rate.

Timing of Payment of Interest And Principal. The effective yield to securityholders entitled to payments of interest will be slightly lower than the yield otherwise produced by the applicable security interest rate because, while interest on the mortgage assets may accrue from the first day of each month, the distributions of such interest will not be made until the distribution date which may be as late as the 25th day of the month following the month in which interest accrues on the mortgage assets. On each distribution date, a payment of interest on the securities, or addition to the principal balance of a class of Accrual Securities, will include interest accrued during the interest accrual period described in the related prospectus supplement for that remittance date. If the interest accrual period ends on a date other than a remittance date for the related series, the yield realized by the holders of the securities may be lower than the yield that would result if the interest accrual period ended on the remittance date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of securities may be calculated on the assumption that distributions of principal, and additions to the principal balance of Accrual Securities, and allocations of losses on the mortgage assets may be made on the first day of the interest accrual period for a remittance date and not on the remittance date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period.

When a principal prepayment in full is made on a mortgage loan, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders. The mortgage loans in a trust fund may contain provisions limiting prepayments or requiring the payment of a prepayment charge upon prepayment in full or in part. If so specified in the related prospectus supplement, a prepayment charge collected may be applied to offset the above-described shortfalls in interest collections on the related distribution date. Otherwise, prepayment charges collected may be available for distribution only to a specific class of securities or may not be a part of the related trust at all, and, therefore not available for distribution to any class of securities. Full and partial principal prepayments collected during the prepayment period set forth in a prospectus supplement will be available for distribution to securityholders on the related distribution date. Neither the trustee nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. The prospectus supplement for a series of securities may specify that the servicer or, if any, the master servicer will be obligated to pay from its own funds, without reimbursement, those interest shortfalls attributable to full prepayments by mortgagors but only up to an amount equal to a percentage of its servicing fee for the related due period. See “Description of the Securities.”

In addition, if so specified in the related prospectus supplement, the servicer, master servicer, if any, or another party will have the right, solely at its discretion, to terminate the related trust fund or a portion thereof on any date as the Clean-up Call becomes exercisable and thereby effect early retirement of the related securities of the series. Early termination would result in the concurrent retirement of all related outstanding securities of the related series and would decrease the average lives of the terminated securities, perhaps significantly. The earlier after the date of the initial issuance of the securities that the termination occurs, the greater would be the effect.

Principal Prepayments. The yield to maturity on the securities will be affected by the rate of principal payments on the mortgage assets, including principal prepayments, curtailments, defaults and liquidations. The rate at which principal prepayments occur on the mortgage assets will be affected by a variety of factors, including, without limitation, the following:

•	the terms of the mortgage assets,

•	the level of prevailing interest rates,

•	the availability of mortgage credit, and

•	economic, demographic, geographic, tax, legal and other factors.

In general, however, if prevailing interest rates fall below the interest rates on the mortgage assets included in a particular trust fund, those mortgage assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets. Conversely, if prevailing interest rates rise above the interest rates on the mortgage assets included in a particular trust fund, those mortgage assets are likely to be the subject of lower principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets. The rate of principal payments on some or all of the classes of securities of a series will correspond to the rate of principal payments on the mortgage assets included in the related trust fund and is likely to be affected by the existence of prepayment premium provisions of the mortgage assets in a mortgage pool, and by the extent to which the servicer of any such mortgage asset is able to enforce such provisions. There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of the related securities.

If the purchaser of a security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated. In either case, the effect on yield of prepayments on one or more classes of securities of a series may be mitigated or exacerbated by the priority of distributions of principal to those classes as provided in the related prospectus supplement.

The timing of changes in the rate of principal payments on the mortgage assets may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage assets and distributed in respect of a security, the greater the effect on such investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Defaults. The rate of defaults on the mortgage assets will also affect the rate and timing of principal payments on the mortgage assets and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. However, mortgage assets that require balloon payments risk default at maturity, or risk that the maturity of the balloon loan may be extended in connection with a workout. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, mortgage assets with high loan-to-value ratios, ARM Loans and interest-only loans may be higher than for other types of mortgage assets. Furthermore, the rate and timing of defaults and liquidations on the mortgage assets will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Maturity and Weighted Average Life

Prepayments. The rates at which principal payments are received on the mortgage assets included in a trust fund and the rate at which payments are made from any credit support for the related series of securities may affect the ultimate maturity and the weighted average life of each class of the series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of securities of a series will be influenced by, among other factors, the rate at which principal on the related mortgage assets is paid to that class, which may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayment includes prepayments, in whole or in part, and liquidations due to default. Prepayments on the mortgage assets in a trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the securities of the related series.

If so provided in the prospectus supplement for a series of securities, one or more classes of securities may have a final scheduled remittance date, which is the date on or prior to which the principal balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

In addition, the weighted average life of the securities may be affected by the varying maturities of the related mortgage assets. If any mortgage assets in a trust fund have actual terms to maturity of less than those assumed in calculating the final scheduled remittance dates for the classes of securities of the related series, one or more classes of the securities may be fully paid prior to their respective final scheduled remittance dates, even in the absence of prepayments. Accordingly, the prepayment experience of the mortgage pool will, to some extent, be a function of the mix of interest rates and maturities of the mortgage assets in that mortgage pool. See “Description of the Trust Funds.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate, or CPR, prepayment model or the Standard Prepayment Assumption, or SPA, prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans. Thus, it is likely that prepayment of any mortgage assets will not conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of securities may contain tables, if applicable, setting forth the projected weighted average life of one or more classes of offered securities of the series and the percentage of the initial principal balance of each class that would be outstanding on specified remittance dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. Tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the securities to various prepayment rates and are not intended to predict or to provide information that will enable investors to predict the actual weighted average life of the securities. It is unlikely that prepayment of any mortgage assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the trust fund assets in any trust fund. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on loans secured by properties in Puerto Rico or Guam may not occur at the same rate or be affected by the same factors as other mortgage loans.

Type of Mortgage Asset. The type of mortgage assets included in a trust fund may affect the weighted average life of the related securities. A number of mortgage assets may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon his ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage assets having balloon payments may default at maturity, or that the servicer may extend the maturity of the mortgage asset in connection with a workout. In addition, a number of mortgage assets may be junior mortgage loans. The rate of default on junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage assets, the servicer may, to the extent and under the circumstances set forth in this prospectus and in the related servicing agreement, be permitted to modify mortgage assets that are delinquent or in default. Any defaulted balloon payment or modification that extends the maturity of a mortgage asset will tend to extend the weighted average life of the securities, thereby lengthening the period of time elapsed from the date of issuance of a security until it is retired.

Although the interest rates on ARM Loans will be subject to periodic adjustments, adjustments generally will, unless otherwise specified in the related prospectus supplement, (1) not increase or decrease the interest rate by more than a fixed percentage amount on each adjustment date, (2) not increase the interest rate over a fixed percentage amount during the life of any ARM Loan and (3) be based on an index plus the related fixed percentage set forth in the related mortgage note, which may be different from margins being used at the time for newly originated adjustable rate mortgage loans. As a result, the interest rates on the ARM Loans in a mortgage pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM Loans with the result that the rate of prepayments may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of any series of securities.

The interest rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates, as well as immediately after origination when initial interest rates are generally lower than the sum of the indices applicable at origination and the related margins, the amount of interest accruing on the principal balance of these types of mortgage assets may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage assets may become deferred interest which will be added to the principal balance thereof and will bear interest at the applicable interest rate. The addition of any deferred interest to the principal balance of any related class or classes of securities of a series will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the ARM Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced which may adversely affect yield to holders thereof, depending upon the price at which such securities were purchased.

Foreclosures and Payment Plans

The number of foreclosures and the principal amount of the mortgage assets that are foreclosed in relation to the number of mortgage assets that are repaid in accordance with their terms will affect the weighted average life of those mortgage assets and that of the related series of securities. Servicing decisions made with respect to the mortgage assets, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage assets in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage assets and thus the weighted average life of the securities.

Due-on-sale Clauses. Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. In most cases the mortgage assets will include “due-on-sale” clauses that permit the lender in certain instances to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The servicer, on behalf of the trust fund, will employ its usual practices in determining whether to exercise any right that the trustee may have as mortgagee to accelerate payment of the mortgage asset. An ARM Loan may be assumable under some conditions if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage asset and, in the reasonable judgment of the servicer or the related sub-servicer, the security for the ARM Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See “Legal Aspects of Mortgage Assets—Enforceability of Certain Provisions.”

  THE DEPOSITOR’S MORTGAGE LOAN PURCHASE PROGRAM

The mortgage loans to be included in a trust fund will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers.

Underwriting Standards

All mortgage loans to be included in a trust fund will have been subject to underwriting standards acceptable to the depositor and applied as described in the following paragraph and in the related prospectus supplement. Each mortgage loan seller, or another party on its behalf, will represent and warrant that mortgage loans purchased by or on behalf of the depositor from it have been originated by the related originators or re-underwritten in accordance with these underwriting guidelines. The “originator” as that term is used in this prospectus refers to the originator of a mortgage loan or, if applicable, the entity that re-underwrites that mortgage loan prior to its inclusion in the related trust fund.

The underwriting standards applied by an originator, in general, are primarily intended to evaluate the borrower’s credit history and repayment ability as well as the value of the mortgaged property and the adequacy of the mortgaged property as collateral for the mortgage loan. Once all applicable employment, credit and property information is received, an originator typically reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant’s ability to repay the loan, reviews the type of property being financed and reviews the property appraisal. In evaluating the credit quality of borrowers, an originator may utilize the FICO score supplied by the credit bureau with the credit report (a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and three national credit data repositories - Equifax, TransUnion and Experian).

An originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio, good mortgage payment history, an abundance of cash reserves, excess disposable income, stable employment and time in residence at the applicant’s current address. It is expected that a substantial number of the mortgage loans to be included in a trust fund may represent such underwriting exceptions.

If an originator’s primary consideration in underwriting mortgage loans is the value of the related mortgaged properties, changes in the values of such mortgaged properties will have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans in a trust fund than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can or will be given by the depositor that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

The originator of a mortgage loan typically verifies the loan applicant’s employment and/or eligible sources of income, calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the debt-to-income ratio to determine the applicant’s ability to repay the loan, and reviews the mortgaged property for compliance with the underwriting guidelines. The underwriting guidelines are applied in accordance with a procedure which complies with applicable federal, state and local laws and regulations and require, among other things, (1) an appraisal of the mortgaged property which conforms to Uniform Standards of Professional Appraisal Practice and (2) an audit of such appraisal by an originator-approved appraiser or by the originator’s in-house collateral auditors (who may be licensed appraisers), which audit may in certain circumstances consist of a second appraisal, a field review, a desk review or an automated valuation model.

The prospectus supplement for a series will describe the underwriting process as it applies to the related mortgage assets. That description will generally include the type of documentation required to accompany each mortgage loan application which will vary depending on the originator. Documentation categories may vary from “full documentation” where an originator requires documentation of income (which may consist of (1) a verification of employment form covering a specified time period which varies with loan-to-value ratio, (2) two most recent pay stubs and one or two years of tax returns or W-2s, (3) verification of deposits and/or (4) bank statements) and telephonic verification to “stated income documentation” where an originator requires (1) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (2) that a pre-funding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (3) that stated income be consistent with the type of work listed on the application.

The underwriting guidelines of an originator will generally be less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor’s credit standing, debt-to-income ratios, documentation programs, or in certain other respects. Mortgagors who qualify under an originator’s underwriting guidelines may have payment histories and debt-to-income ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The underwriting guidelines will establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new manufactured homes whose appraised value is determined using the list price of the unit and accessories as described above under “Description of the Trust Funds” or on recent sales of comparable homes in the area. Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income, if considered applicable by the appraiser, and, when deemed appropriate, the cost of replacing the home. With respect to mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property’s projected net cash flow, capitalization and other operational information in determining the property’s value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property’s area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. The value of the property being financed, as indicated by the appraisal, must be high enough so that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. An originator may evaluate the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the criteria set forth in the originator’s underwriting guidelines as necessary to satisfy each underwriting program. The originator may make adjustments for some compensating factors, which could result in a mortgage loan being approved even if all of the specified underwriting criteria in the applicable originator’s underwriting guidelines for that underwriting program are not fully satisfied. The related originator or a mortgage broker will enter the information directly into the automated underwriting system. Mortgage loans that have been approved by the automated underwriting system, and submitted to the mortgage loan seller for purchase may be reviewed to verify that the information entered by the related originator or a mortgage broker accurately reflects information contained in the underwriting documentation.

Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, the results of an automated underwriting review may not be consistent with the results of a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth by an originator, which could in turn be applied to numerous mortgage loans and system reviews. There are no assurances that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies an originator’s underwriting criteria.

High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are generally underwritten with a limited expectation of recovering the full outstanding loan amount from the foreclosure of the related property.

In the case of a mortgage loan secured by a leasehold interest in a residential property, the title to which is held by a third party lessor, the mortgage loan seller, or another party on its behalf, will be required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the mortgage loan.

With respect to any loan insured by the FHA, the mortgage loan seller will be required to represent that the FHA loan complies with the applicable underwriting policies of the FHA. See “Description of Primary Insurance Policies—FHA Insurance.”

With respect to any loan guaranteed by the VA, the mortgage loan seller will be required to represent that the VA loan complies with the applicable underwriting policies of the VA. See “Description of Primary Insurance Policies—VA Guaranties.”

The recent foreclosure or repossession and delinquency experience with respect to loans serviced by a servicer primarily servicing 10% or more of the mortgage loans included in a trust fund and, if applicable, a significant sub-servicer will be provided in the related prospectus supplement.

Qualifications of Originators and Mortgage Loan Sellers

Each originator will be required to satisfy the qualifications set forth in this paragraph. Each originator must be an institution experienced in originating mortgage loans in accordance with customary and reasonable practices and underwriting guidelines acceptable to the depositor, and must maintain satisfactory facilities to originate those loans. Each originator must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund of the FDIC. In addition, with respect to FHA loans or VA loans, each originator must be approved to originate the mortgage loans by the FHA or VA, as applicable. Each originator and mortgage loan seller must also satisfy criteria as to financial stability evaluated on a case by case basis by the depositor.

Representations by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation

Each mortgage loan seller, or a party on its behalf, will have made representations and warranties in respect of the mortgage loans sold by that mortgage loan seller. The following material representations and warranties as to the mortgage loans, among others, will be made by or on behalf of each mortgage loan seller:

•
that any required hazard insurance was effective at the origination of each mortgage loan, and that each required policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor;

•
that, except as described below, either (A) title insurance insuring, subject only to permissible title insurance exceptions, the lien status of the Mortgage was effective at the origination of each mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or (B) if the mortgaged property securing any mortgage loan is located in an area where title insurance policies are generally not available, there is in the related mortgage file an attorney’s certificate of title indicating, subject to permissible exceptions set forth therein, the lien status of the mortgage. The mortgage file with respect to certain mortgage loans secured by a second lien on the related mortgaged property may not contain any evidence of title insurance or the lien status of the mortgage. The prospectus supplement will set forth the percentage of such mortgage loans included in the related trust fund;

•	that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission;

•
that each Mortgage constituted a valid lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from material damage and was in good repair;

•	that there were no delinquent tax or assessment liens against the mortgaged property;

•	that each mortgage loan was not currently more than 90 days delinquent as to required monthly payments of principal and interest; and

•	that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

If a person other than a mortgage loan seller makes any of the foregoing representations and warranties on behalf of the mortgage loan seller, the identity of the person will be specified in the related prospectus supplement. Any person making representations and warranties on behalf of a mortgage loan seller shall be an affiliate of the mortgage loan seller or a person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties.

All of the representations and warranties made by or on behalf of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan seller sold the mortgage loan to or on behalf of the depositor. A substantial period of time may have elapsed between the date the representation or warranty was made to or on behalf of the depositor and the date of initial issuance of the series of securities evidencing an interest in the related mortgage loan. In the event of a breach of any representation or warranty made by a mortgage loan seller, the mortgage loan seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan as described in the second following paragraph. Since the representations and warranties made by or on behalf of a mortgage loan seller do not address events that may occur following the sale of a mortgage loan by that mortgage loan seller, it will have a cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes the breach occurs prior to the date of the sale to or on behalf of the depositor. A mortgage loan seller would have no repurchase or substitution obligations if the relevant event that causes the breach occurs after the date of the sale to or on behalf of the depositor. However, the depositor will not include any mortgage loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan relating to the period commencing on the date of sale of a mortgage loan by the mortgage loan seller to or on behalf of the depositor to the cut-off date for that series of securities will be the limited representations of the depositor and the servicer or, if any, master servicer described below under “Description of the Securities—Assignment of Trust Fund Assets; Review of Files by Trustee.”

The servicer or, if appointed, the master servicer, or the trustee, will promptly notify the relevant mortgage loan seller of any breach of any representation or warranty made by or on behalf of it in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan or the interests in the mortgage loan of the securityholders. If the mortgage loan seller cannot cure a breach within a specified time period from the date on which the mortgage loan seller was notified of the breach, then the mortgage loan seller will be obligated to repurchase the affected mortgage loan from the trustee within a specified time period from the date on which the mortgage loan seller was notified of the breach, at the purchase price therefor. A mortgage loan seller, rather than repurchase a mortgage loan as to which a breach has occurred, may have the option, within a specified period after initial issuance of the related series of securities, to cause the removal of the mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described below under “Description of the Securities—Assignment of the Mortgage Loans.” The servicer, the master servicer, if any, or the trustee will be required under the applicable servicing agreement to use its reasonable efforts to enforce the repurchase or substitution obligations of the mortgage loan seller for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a mortgage loan seller. See “Description of the Securities.”

None of the depositor, the servicer, the master servicer, if any, or the trustee will be obligated to purchase or substitute for a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that mortgage loan sellers will carry out their repurchase or substitution obligations with respect to mortgage loans. To the extent that a breach of the representations and warranties of a mortgage loan seller may also constitute a breach of a representation made by the depositor, the depositor may have a repurchase or substitution obligation as described below under “Description of the Securities—Assignment of Trust Fund Assets; Review of Files by Trustee.”

  DESCRIPTION OF THE SECURITIES

The securities will be issued in series. Each series of certificates evidencing interests in a trust fund consisting of mortgage loans will be issued in accordance with the terms of a pooling and servicing agreement among the depositor, the trustee, the servicer or master servicer, and any other parties named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust fund consisting of mortgage loans will be issued in accordance with an indenture between the related issuer and the trustee named in the prospectus supplement. The issuer of notes will be the depositor or an owner trust established under an owner trust agreement between the depositor and the owner trustee for the purpose of issuing a series of notes. Where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. A form of pooling and servicing agreement, servicing agreement, owner trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe specific provisions which will appear in each agreement. The prospectus supplement for a series of securities will describe additional provisions of the agreement relating to a series. This prospectus together with the prospectus supplement will describe the material terms of the agreement governing the trust fund related to a series of securities. As used in this prospectus supplement with respect to any series, the term certificate or the term note refers to all of the certificates or notes of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

The certificates of each series, including any class of certificates not offered hereby, will be issued in fully registered form only and will represent the entire beneficial ownership interest in the trust fund created by the related pooling and servicing agreement. The notes of each series, including any class of notes not offered hereby, will be issued in fully registered form only and will represent indebtedness of the trust fund created by the related indenture. If so provided in the prospectus supplement, any class of securities of any series may be represented by a certificate or note registered in the name of a nominee of The Depository Trust Company. The interests of beneficial owners of securities registered in the name of DTC will be represented by entries on the records of participating members of DTC. Definitive certificates or notes will be available for securities registered in the name of DTC only under limited circumstances. The securities will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee as specified in the related prospectus supplement. The prospectus supplement for each series of securities will describe any limitations on transferability. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent of the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

Each series of securities may consist of either:

•	a single class of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund;

•
two or more classes of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund, one or more classes of which will be senior in right of payment to one or more of the other classes;

•
two or more classes of securities, one or more classes of which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

•
two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of securities, as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement; and

•	other types of classes of securities, as described in the related prospectus supplement.

With respect to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

Each class of offered securities, other than interest only Strip Securities, will have a stated principal amount and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest on the stated principal amount based on a fixed, variable or adjustable interest rate. The security interest rate of each security offered hereby will be stated in the related prospectus supplement as the pass-through rate with respect to a certificate and the note interest rate with respect to a note. See “—Distribution of Interest on the Securities” and “—Distribution of Principal of the Securities” below.

The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be set forth in the related prospectus supplement.

As to each series of certificates with respect to which a REMIC election is to be made, the servicer, the master servicer, if any, or the trustee will be obligated to take all actions required in order to comply with applicable laws and regulations, and will be obligated to pay any Prohibited Transaction Taxes or Contribution Taxes arising out of a breach of its obligations with respect to its compliance without any right of reimbursement therefor from the trust fund or from any securityholder. A Prohibited Transaction Tax or Contribution Tax resulting from any other cause will be charged against the related trust fund, resulting in a reduction in amounts otherwise distributable to securityholders. See “Federal Income Tax Consequences.”

Assignment of Trust Fund Assets; Review of Files by Trustee

At the time of issuance of any series of securities, the depositor will cause the pool of mortgage assets to be included in the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage assets after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment of mortgage assets, deliver the securities to the depositor in exchange for the trust fund assets. Each mortgage asset will be identified in a schedule appearing as an exhibit to the related agreement. The schedule of mortgage assets will include detailed information as to the mortgage asset included in the related trust fund, including the outstanding principal balance of each mortgage asset after application of payments due on the cut-off date, information regarding the interest rate on the mortgage asset, the interest rate net of the sum of the rates at which the servicing fees and the retained interest, if any, are calculated, the retained interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property, the loan-to-value ratio at origination and other information with respect to the mortgage assets.

If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through the Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

The depositor will, with respect to each mortgage asset, deliver or cause to be delivered to the trustee, or to the custodian hereinafter referred to:

•
With respect to each mortgage loan, (1) the mortgage note endorsed, without recourse, to the order of the trustee or in blank, (2) the original Mortgage with evidence of recording indicated thereon and an assignment of the Mortgage to the trustee or in blank, in recordable form. If, however, a mortgage loan has not yet been returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office. The depositor will not cause to be recorded any assignment which relates to a mortgage loan in any jurisdiction unless such failure to record would result in a withdrawal or a downgrading by any rating agency of the rating on any class of certificates to be issued; provided, however, that the pooling and servicing agreement may provide that upon the occurrence of certain events set forth in the pooling and servicing agreement, each such assignment of mortgage will be recorded, or submitted for recording by the related originator, at the originator’s expense (or, if the originator is unable to pay the cost of recording the assignments of mortgage, such expense will be paid by the trustee, which expense will be reimbursed by the trust) as set forth in the pooling and servicing agreement. If the originator or mortgage loan seller uses the MERS(R) System, it will deliver evidence that the Mortgage is held for the trustee through the MERS(R) System instead of an assignment of the Mortgage in recordable form.

•
With respect to each cooperative loan, (1) the cooperative note, (2) the original security agreement, (3) the proprietary lease or occupancy agreement, (4) the related stock certificate and related stock powers endorsed in blank, and (5) a copy of the original filed financing statement together with an assignment thereof to the trustee in a form sufficient for filing. The depositor will promptly cause the assignment and financing statement of each related cooperative loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the trustee, filing of the assignment and financing statement is not required to protect the trustee’s interest in the cooperative loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant mortgage loan seller or any prior holder of the cooperative loan.

•
With respect to each manufactured housing contract or home improvement contract, (1) the original contract endorsed, without recourse, to the order of the trustee and copies of documents and (2) instruments related to the contract and the security interest in the property securing the contract, and (3) a blanket assignment to the trustee of all contracts in the related trust fund and the documents and instruments. In order to give notice of the right, title and interest of the securityholders to the contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all contracts as collateral.

With respect to any mortgage loan secured by a mortgaged property located in Puerto Rico, the Mortgages with respect to these mortgage loans either (a) secure a specific obligation for the benefit of a specified person or (b) secure an instrument transferable by endorsement. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of endorsable mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the first bullet point above would be inapplicable. Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment for that purpose would be delivered to the trustee or the custodian.

The trustee for a series of securities, or the custodian, if applicable, will review the related mortgage loan documents within a specified period after receipt, and the trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the securityholders. If any mortgage loan document is found to be missing or defective in any material respect, the trustee, or the custodian, will notify the servicer or master servicer, as applicable, and the depositor, and the servicer, master servicer, or trustee will immediately notify the relevant mortgage loan seller. If the mortgage loan seller cannot cure the omission or defect within a specified number of days after receipt of notice, the mortgage loan seller will be obligated to repurchase the related mortgage asset from the trustee at the repurchase price or substitute for the mortgage asset. There can be no assurance that a mortgage loan seller will fulfill this repurchase or substitution obligation. Although the servicer, master servicer or trustee will be obligated to use its reasonable efforts to enforce the repurchase or substitution obligation to the extent described above under “The Depositor’s Mortgage Loan Purchase Program-Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representation”, none of the servicer, the master servicer, if any, the depositor or the trustee will be obligated to repurchase or substitute for that mortgage asset if the mortgage loan seller defaults on its obligation. The assignment of the mortgage assets to the trustee will be without recourse to the depositor and this repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

Representations and Warranties; Repurchases

With respect to the mortgage assets included in a trust fund, the mortgage loan seller will make representations and warranties as of a specified date, covering by way of example, the following matters:

•	the type of mortgaged property;

•	the geographical concentration of the mortgage assets;

•	the original loan-to-value ratio or combined loan-to-value;

•	the principal balance as of the cut-off date;

•	the interest rate and maturity;

•	the payment status of the mortgage asset; and

•	the accuracy of the information set forth for each mortgage asset on the related mortgage loan schedule.

Upon a breach of any representation that materially and adversely affects the value of a mortgage asset or the interests of the securityholders in the mortgage asset, the depositor will be obligated to cause the mortgage loan seller to cure the breach in all material respects, repurchase the mortgage asset at the repurchase price or substitute for that mortgage asset as described in the paragraph below.

If the depositor discovers or receives notice of any breach of the representations or warranties with respect to a mortgage asset, the mortgage loan seller may be permitted under the agreement governing the trust fund to remove the mortgage asset from the trust fund, rather than repurchase the mortgage asset, and substitute in its place one or more mortgage assets, but only if (a) with respect to a trust fund for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the certificates, plus permissible extensions, or (b) with respect to a trust fund for which no REMIC election is to be made, the substitution is effected within 180 days of the date of initial issuance of the securities. Each substitute mortgage asset will, on the date of substitution, comply with the following requirements:

(1)
have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than $10,000 less than, the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the deleted mortgage asset,

(2)	have an interest rate not less than, and not more than 1% greater than, the interest rate of the deleted mortgage asset,

(3)	have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage asset,

(4)	have a Lockout Date, if applicable, not earlier than the Lockout Date on the deleted mortgage loan, and

(5)	comply with all of the representations and warranties set forth in the pooling and servicing agreement or indenture as of the date of substitution.

In connection with any substitution, an amount equal to the difference between the purchase price of the deleted mortgage asset and the outstanding principal balance of the substitute mortgage asset, after deduction of all scheduled payments due in the month of substitution, together with one month’s interest at the applicable rate at which interest accrued on the deleted mortgage loan, less the servicing fee rate and the retained interest, if any, on the difference, will be deposited in the distribution account and distributed to securityholders on the first distribution date following the prepayment period in which the substitution occurred. In the event that one mortgage asset is substituted for more than one deleted mortgage asset, or more than one mortgage asset is substituted for one or more deleted mortgage assets, then the amount described in (1) above will be determined on the basis of aggregate principal balances, the rate described in (2) above with respect to deleted mortgage assets will be determined on the basis of weighted average interest rates, and the terms described in (3) above will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in (4) above will be determined on the basis of weighted average Lockout Dates.

With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor or the related mortgage loan seller, or another party on behalf of the related mortgage loan seller, as specified in the related prospectus supplement, will represent and warrant to the trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the securities which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer’s own breach of its insurance policy or its financial inability to pay. This representation is referred to in this prospectus and the related prospectus supplement as the insurability representation. Upon a breach of the insurability representation which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor or the mortgage loan seller, as the case may be, will be obligated either to cure the breach in all material respects or to purchase the affected mortgage asset at the purchase price. The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage assets following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement. See “Description of Primary Insurance Policies” and “Description of Credit Support” in this Prospectus and in the related prospectus supplement for information regarding the extent of coverage under the aforementioned insurance policies.

The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute mortgage loans constitutes the sole remedy available to the securityholders or the trustee for any breach of the representations.

The servicer or master servicer, as applicable, will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement. Upon a breach of any representation of the servicer or master servicer, as applicable, which materially and adversely affects the interests of the securityholders, the servicer or any master servicer, as applicable, will be obligated to cure the breach in all material respects.

Collection Account

Establishment. The servicer or, if appointed, the master servicer, as applicable, or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related trust fund assets. These accounts are collectively referred to in this prospectus and the related prospectus supplement as the collection account. The collection account must be either

•	maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of securities of the series or

•
an account or accounts the deposits in which are insured by the BIF or the SAIF, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the collection account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the collection account is maintained.

The collateral eligible to secure amounts in the collection account is limited to United States government securities and other high-quality investments specified in the related servicing agreement as permitted investments. A collection account may be maintained as an interest bearing or a non-interest bearing account, or the funds held in the collection account may be invested pending each succeeding distribution date in permitted investments. Any interest or other income earned on funds in the collection account will be paid to the servicer or master servicer, as applicable, or the trustee or their designee as additional compensation. The collection account may be maintained with an institution that is an affiliate of the servicer or master servicer, as applicable, or the trustee, provided that the institution meets the standards set forth in the bullet points above. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a collection account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the servicer or master servicer, as applicable, or serviced or master serviced by it on behalf of others.

Each servicer, if a master servicer is appointed, and each sub-servicer servicing a trust fund asset under a sub-servicing agreement will establish and maintain one or more separate accounts, referred to in this prospectus as a sub-servicing account, which may be interest bearing and which will comply with the standards with respect to collection accounts. Each such servicer and sub-servicer will be required to credit to the related sub-servicing account on a daily basis the amount of all proceeds of mortgage assets received by the sub-servicer, less its servicing compensation. Each such servicer and sub-servicer will remit to the master servicer and servicer, respectively, by wire transfer of immediately available funds all funds held in the sub-servicing account with respect to each mortgage asset on the monthly remittance date or dates specified in the related servicing agreement.

Deposits. The servicer or, if appointed, the master servicer will deposit or cause to be deposited in the collection account for each trust fund including mortgage loans, the following payments and collections received, or advances made, by the servicer, master servicer or a sub-servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, unless otherwise specified in the related prospectus supplement:

(1)	all payments on account of principal, including principal prepayments, on the mortgage assets;

(2)
all payments on account of interest on the mortgage assets, net of any portion retained by the master servicer, if any, the servicer or by a sub-servicer as its servicing compensation and net of any retained interest;

(3)
all proceeds of the hazard insurance policies and any special hazard insurance policy, other than amounts to be not applied to the restoration or repair of the property or released to the mortgagor in accordance with the normal servicing procedures of the servicer or the related sub-servicer, subject to the terms and conditions of the related Mortgage and mortgage note, any primary mortgage insurance policy, any FHA insurance policy, any VA guaranty, any bankruptcy bond and any mortgage pool insurance policy and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

(4)	any amounts required to be paid to the servicer or master servicer, as applicable, under any letter of credit, as described below under “Description of Credit Support—Letter of Credit”;

(5)	any advances made as described below under “Advances by the Servicer or Master Servicer in respect of Delinquencies on the Trust Funds Assets”;

(6)	if applicable, all amounts required to be transferred to the collection account from a reserve fund, as described below under “Description of Credit Support—Reserve Funds”;

(7)
all proceeds of any mortgage loan or property in respect of the mortgage asset purchased by the depositor or any mortgage loan seller as described under “The Depositor’s Mortgage Loan Purchase Program-Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representations” or “—Assignment of Trust Fund Assets; Review of Files by Trustee” above, exclusive of the retained interest, if any, in respect of the mortgage asset;

(8)	all proceeds of any mortgage loan repurchased as described under “—Termination” below;

(9)
all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “Description of Primary Insurance Policies—Primary Hazard Insurance Policies”; and

(10)
any amount required to be deposited by the servicer or master servicer, as applicable, in connection with net losses realized on investments for the benefit of the servicer or master servicer, as applicable, of funds held in the collection account.

Withdrawals. With respect to each series of securities, the servicer or master servicer, as applicable, trustee or special servicer may make withdrawals from the collection account for the related trust fund for any of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

(1)	to make deposits into the distribution account or to make distributions to the related securityholders on each distribution date;

(2)
to reimburse the servicer, the master servicer, if applicable, or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under “Advances by Servicer or Master Servicer in Respect of Delinquencies on the Trust Fund Assets” above, these reimbursements to be made out of amounts received which were identified and applied by the servicer or master servicer, as applicable, as late collections of interest (net of related servicing fees) on and principal of the particular mortgage assets with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage assets;

(3)
to reimburse the servicer or a special servicer for unpaid servicing fees earned by it, if applicable, to reimburse the master servicer for unpaid master servicing fees earned by it and some unreimbursed servicing expenses incurred by the related servicer with respect to mortgage assets in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage assets and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage assets and properties;

(4)
to reimburse the servicer or, if applicable, the master servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the servicer or master servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage assets in the trust fund;

(5)
if and to the extent described in the related prospectus supplement, to pay the servicer or a master servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

(6)
to reimburse the servicer or a master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “Matters Regarding the Servicer, the Master Servicer and the Depositor”;

(7)	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

(8)
to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “Description of the Trustee”;

(9)	to pay the servicer, the master servicer, if applicable, or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the collection account;

(10)
to pay, generally from related income, the servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

(11)
if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICS—Prohibited Transactions and Other Possible REMIC Taxes”;

(12)
to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

(13)	to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement or indenture for the benefit of the related securityholders;

(14)
to pay to itself, the depositor, a mortgage loan seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

(15)	to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

(16)
to pay for costs and expenses incurred by the trust fund for any containment, clean-up or remediation of hazardous wastes and materials present on the related mortgaged properties, as described under “Procedures for Realization Upon Defaulted Mortgage Loans”;

(17)	to withdraw any funds deposited in the collection account in error; and

(18)	to clear and terminate the collection account upon the termination of the trust fund.

Distribution Account

Establishment. The trustee will, as to each trust fund, establish and maintain a distribution account which must be an eligible account.

Deposits. The trustee will deposit or cause to be deposited in the distribution account for each trust fund amounts received by it from the servicer, a master servicer, credit support provider, derivative product provider or otherwise in respect of the related securities.

Withdrawals. With respect to each series of securities, the trustee may make withdrawals from the distribution account for the related trust fund for any of the following purposes, to the extent not withdrawn from the collection account and unless otherwise provided in the related agreement and described in the related prospectus supplement:

(1)	to make distributions to the related securityholders on each distribution date;

(2)	if and to the extent described in the related prospectus supplement the trustee is entitled to a monthly fee, to pay the fees of the trustee;

(3)
to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “Description of the Trustee”;

(4)	to pay the servicer, the master servicer, if applicable, or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the distribution account;

(5)
if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICS—Prohibited Transactions and Other Possible REMIC Taxes”;

(6)	to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement or indenture for the benefit of the related securityholders;

(7)
to pay to itself, the depositor, a mortgage loan seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

(8)	to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

(9)	to withdraw any funds deposited in the distribution account in error; and

(10)	to clear and terminate the distribution account upon the termination of the trust fund.

Book-Entry Securities

The offered securities will be book-entry securities. Persons acquiring beneficial ownership interests in the offered securities, or security owners, will hold the securities through The Depository Trust Company or DTC in the United States, or Clearstream Banking Luxembourg, or Clearstream, formerly known as Cedelbank SA, or Euroclear in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry securities will be issued in one or more securities which equal the aggregate outstanding balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold positions in customers’ securities accounts in the depositories’ names on the books of DTC. Citibank currently acts as depositary for Clearstream and JPMorgan Chase Bank, currently acts as depositary for Euroclear. Citibank and JPMorgan Chase Bank or any successor entity will be referred to individually in this prospectus as the “Relevant Depositary” and will be referred to collectively in this prospectus as the “European Depositories”. Except as described in this section, no person acquiring a book-entry security will be entitled to receive a physical or definitive security representing that security. Unless and until definitive securities are issued, it is anticipated that the only “securityholder” of the offered securities will be Cede & Co., as nominee of DTC. Security owners will not be securityholders as that term is used in the related operative agreement. Security owners are only permitted to exercise their rights indirectly through participants and DTC.

The security owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the security owner’s account for that purpose. In turn, the financial intermediary’s ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the security owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

Security owners will receive all distributions of principal of and interest on the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry securities and is required to receive and transmit distributions of principal of, and interest on, the book-entry securities. Participants and indirect participants with whom security owners have accounts with respect to book-entry securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective security owners. Accordingly, although security owners will not possess securities representing their respective interests in the book-entry securities, the DTC rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

Security owners will not receive or be entitled to receive securities representing their respective interests in the book-entry securities, except under the limited circumstances described under this section. Unless and until definitive securities are issued, securityholders who are not participants may transfer ownership of book-entry securities only through participants and indirect participants by instructing these participants and indirect participants to transfer book-entry securities, by book-entry transfer, through DTC for the account of the purchasers of the book-entry securities, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of book-entry securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during this processing will be reported to the relevant Euroclear or Clearstream participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the securities, see “Federal Income Tax Considerations—REMICs—Backup Withholding With Respect to REMIC Certificates” and “—Foreign Investors in REMIC Certificates” in this prospectus and “Global Clearance and Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I of this prospectus. Transfers between participants will occur in accordance with DTC rules.

Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these types of cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositories.

DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which directly or indirectly own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the DTC rules, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and therefore is subject to regulation by the Institute Monetaire Luxembourgeois or “IML”, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers, which are referred to in this prospectus as Clearstream participants, and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank SA/NV as the Euroclear operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

The Euroclear system was created in 1968 to hold securities for its participants which are referred to in this prospectus as Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank SA/NV, which is referred to in this prospectus as the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, or simply, the Cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law, which are referred to in this prospectus as the “terms and conditions”. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing these payments to the security owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the security owners of the book-entry securities that it represents. Under a book-entry format, security owners of the book-entry securities may experience some delay in their receipt of payments, since these payments will be forwarded by the trustee to Cede & Co.

Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Considerations—REMICs Backup Withholding With Respect to REMIC Certificates” and “—Foreign Investors in REMIC Certificates” in this prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a security owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may be limited due to the lack of physical securities for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to security owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of the security owners are credited.

DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the operative agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the operative agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some book-entry securities which conflict with actions taken with respect to other book-entry securities.

Definitive securities will be issued to security owners, or their nominees, rather than to DTC, only if:

•
DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor;

•	the depositor, at its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC or

•
after the occurrence of an event of default, security owners having percentage interests aggregating not less than 51% of the book-entry securities advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of security owners.

Upon the occurrence of any of the events described above, the trustee will be required to notify all security owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global security or securities representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the related operative agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

None of the depositor, the servicer, the master servicer, if any, or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

  DISTRIBUTIONS ON THE SECURITIES

Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a distribution date, commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the determination date. All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securities in that class. Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities. Payments will be made by wire transfer in immediately available funds to the account of a securityholder, if the securityholder holds securities in the requisite amount specified in the related prospectus supplement and if the securityholder has so notified the depositor or its designee no later than the date specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the person entitled to payment as it appears on the security register maintained by the depositor or its agent. The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the depositor or its agent specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the certificate register or note register, respectively.

All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms described in the related prospectus supplement. The available distribution amount for each series of securities will be described in the related prospectus supplement and will generally include the following amounts for each distribution date:

(1)
the total amount of all principal and interest collected with respect to the mortgage assets included in the trust fund and on deposit in the related distribution account as of the distribution date, exclusive of:

(a)all scheduled payments of principal and interest therein that were collected but due on a date subsequent to the related Due Period,

(b)all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries therein that were received subsequent to the related Prepayment Period, and

(c)all amounts in the distribution account that are due or reimbursable to the depositor, the trustee, a mortgage loan seller, a sub-servicer, a servicer or a master servicer, if any, or that are payable in respect of specified expenses of the related trust fund;

(2)	if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the distribution account;

(3)	all advances with respect to the distribution date;

(4)	all amounts collected in connection with the repurchase or substitution of a mortgage asset during the related Due Period;

(5)	if the related prospectus supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period;

(6)	any amounts collected under, from or in respect of any credit support with respect to the distribution date;

(7)
if the related prospectus supplement so provides, any amounts collected under, from or in respect of any swap or other hedging instrument, yield supplement agreement, yield maintenance agreement, purchase agreement or other derivative product related to the securities;

(8)	the purchase price if a party exercises its termination option during the related Due Period; and

(9)	any other amounts described in the related prospectus supplement.

The entire available distribution amount will be distributed among the related securities, including any securities not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

Distributions of Interest on the Securities. Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

With respect to each series of securities and each distribution date, the distribution in respect of interest on each security, other than principal only Strip Securities, will generally be equal to one month’s interest on the outstanding principal balance of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following. As to each Strip Security with no or a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month’s Stripped Interest. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance thereof on each distribution date. Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, with that shortfall allocated among all of the securities of that series if specified in the related prospectus supplement unless the servicer is obligated to cover the shortfalls from its own funds up to a percentage of its servicing fee for the related due period. With respect to each series of certificates or notes, the interest distributions payable will be referred to in the applicable prospectus supplement as the accrued certificate interest or accrued note interest, respectively. See “Yield and Maturity Considerations” in this prospectus.

Distributions of Principal on the Securities. The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The principal balance of each security offered hereby will be stated in the related prospectus supplement as the certificate principal balance with respect to a certificate and the note balance with respect to a note. With respect to each security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding principal balance of a security will be reduced to the extent of distributions of principal on that security, and, if and to the extent so provided in the related prospectus supplement, by the amount of any realized losses, allocated to that security. If so provided in the related prospectus supplement, the outstanding principal balance of a security that realized losses were allocated to may be increased by subsequent recoveries collected on the mortgage assets. In addition, the outstanding principal balance of a security may be increased by any deferred interest if so specified in the related prospectus supplement. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled to principal until the principal balance of that class has been reduced to zero. With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities will be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the principal balance of that class as compared to the principal balance of all classes of securities of the series. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of the class. Strip Securities with no principal balance will not receive distributions of principal.

Allocation to Securityholders of Losses on The Trust Fund Assets. With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the servicer or any sub-servicer for related unreimbursed servicing expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate Series, any realized loss not covered as described under “Description of Credit Support” will be allocated among all of the securities on a pro rata basis. As to any Senior/Subordinate Series, realizes losses will be allocated first to the most subordinate class of securities as described below under “Description of Credit Support—Subordination.”

Collection and Other Servicing Procedures Employed by the Servicer

Each servicer of the mortgage loans, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage assets that are comparable to the mortgage assets and held for its own account or serviced by such servicer for other parties, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under “Description of Primary Insurance Policies” or “Description of Credit Support.” Consistent with this servicing standard and subject to the provisions of the servicing agreement, a servicer may waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

The servicer will be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

In instances in which a mortgage asset is delinquent or in default and if determined by the related servicer to be in the best interests of the related securityholders and subject to the provisions of the servicing agreement, the servicer may permit modifications of the mortgage asset rather than proceeding with foreclosure. In making that determination, the estimated realized loss that might result if the mortgage asset were liquidated would be taken into account. Modifications may have the effect of reducing the interest rate on the mortgage asset, forgiving the payment of principal or interest or extending the final maturity date of the mortgage asset. Any modified mortgage asset may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

In connection with any significant partial prepayment of a mortgage asset, the related servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage asset to be reamortized so that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount of the mortgage asset by the original maturity date based on the original interest rate. Reamortization will not be permitted if it would constitute a modification of the mortgage asset for federal income tax purposes.

In any case in which property securing a mortgage asset, other than an ARM Loan, has been, or is about to be, conveyed by the borrower, the servicer will exercise or cause to be exercised on behalf of the related trust fund the lender’s rights to accelerate the maturity of the mortgage asset under any due-on-sale or due-on-encumbrance clause applicable to that mortgage asset. The servicer will only exercise these rights only if the exercise of any these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on-encumbrance clause, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed or encumbered, under which that person becomes liable under the mortgage note, cooperative note, manufactured housing contract or home improvement contract and, to the extent permitted by applicable law, the borrower remains liable thereon. The original mortgagor may be released from liability on a mortgage asset if the related servicer shall have determined in good faith that a release will not adversely affect the collectability of the mortgage asset. An ARM Loan may be assumed if the ARM Loan is by its terms assumable and if, in the reasonable judgment of the servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM Loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage asset may not be changed except in the instance where an assumption is related to a defaulted cure. See “Legal Aspects of Assets—Enforceability of Provisions.”

In the case of mixed-use loans, a mortgagor’s failure to make scheduled payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a mixed-use loan that is unable to make scheduled payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related mortgaged property. In general, the related servicer will be required to monitor any mixed-use loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the related servicing agreement. A significant period of time may elapse before the servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which a servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mixed-use loan and the laws of the jurisdiction in which the mortgaged property is located.

If a mortgagor files a bankruptcy petition, the servicer may not be permitted to accelerate the maturity of the related mortgage asset or to foreclose on the mortgaged property for a considerable period of time. See “Legal Aspects of Mortgage Assets.”

Description of Master Servicing

If so provided in the prospectus supplement for a series of securities, a master servicer may be appointed in respect of the mortgage assets. The master servicer will be required under the applicable servicing agreement to supervise, monitor and oversee the obligation of the primary servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreement to which each servicer is a party. If a master servicer is appointed, the depositor will assign to the related trust fund all of its right, title and interest in the related servicing agreements executed by each servicer. In performing its obligations under the master servicing agreement, the master servicer will follow the procedures as it would follow with respect to mortgage assets that are comparable to the mortgage assets held for its own account, provided these procedures are consistent with the related servicing agreement. In addition, the master servicer will be required to oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer’s obligations, to receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and will cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by that servicer under the applicable servicing agreement. Each servicer will be required to remit amounts collected in respect of the mortgage loans, less permitted reimbursements and fees payable to that servicer, to the master servicer. In the event that a servicer fails to perform its obligations in accordance with the related servicing agreement, the master servicer will terminate the rights and obligations of that servicer thereunder and act as servicer of the related mortgage loans or direct the trustee to enter into an agreement whereby the rights and obligations of the terminated servicer with respect to servicing the related mortgage loans pursuant to the related servicing agreement are transferred to and assumed by a successor servicer selected by the master servicer that meets the qualifications of the servicer in the related servicing agreement.

Description of Sub-Servicing

Any servicer may delegate its servicing obligations in respect of the mortgage assets to third-party servicers, but the servicer will remain obligated under the related servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of comparable assets, including:

•	collecting payments from borrowers and remitting the collections to the servicer,

•	maintaining primary hazard insurance as described in this prospectus and in any related prospectus supplement,

•	filing and settling claims under primary hazard insurance policies, which may be subject to the right of the servicer to approve in advance of any settlement,

•	filing and settling claims under primary mortgage insurance policies, which may be subject to the right of the servicer to approve in advance any settlement,

•	maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower in accordance with the mortgage asset,

•	processing assumptions or substitutions where a due-on-sale clause is not exercised,

•	attempting to cure delinquencies,

•	supervising foreclosures or repossessions,

•	inspecting and managing mortgaged properties, if applicable, and

•	maintaining accounting records relating to the mortgage assets.

The servicer, or, if appointed, the master servicer, will be responsible for filing and settling claims in respect of mortgage assets in a particular mortgage pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See “Description of Credit Support.”

With respect to each sub-servicer that services 20% of the mortgage loans, such sub-servicer will deposit into a clearing account all payments, collections and proceeds, less its servicing compensation, received on mortgage loans in connection with its mortgage loan servicing activities. The sub-servicer will establish and maintain one or more sub-servicer accounts for the purpose of holding such amounts, and in no more than two business days after the deposit of such funds into the clearing account, the sub-servicer will deposit these funds into the sub-servicer account. Within two business days after the sub-servicer deposits the funds into the sub-servicer account, the sub-servicer will either deposit the funds into a collection account or remit the funds to the master servicer for deposit into the collection account.

The sub-servicing agreement between any servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of any class of securities issued in accordance with the related agreement. With respect to those mortgage assets serviced by a servicer through a sub-servicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement as if the servicer alone were servicing those mortgage assets. Although each sub-servicing agreement will be a contract solely between the servicer and the sub-servicer, the agreement under which a series of securities is issued will provide that, if for any reason the servicer for the series of securities is no longer acting in a servicing capacity, the trustee or any successor servicer must recognize the sub-servicer’s rights and obligations under the sub-servicing agreement.

The servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer’s compensation under the related agreement is sufficient to pay the fees. However, a sub-servicer may be entitled to a retained interest in mortgage assets. Each sub-servicer will be reimbursed by the servicer for expenditures which it makes, generally to the same extent the servicer would be reimbursed under the related servicing agreement. See “Description of the Securities—Retained Interest, Servicing or Administration Compensation and Payment of Expenses.”

The servicer may require any sub-servicer to agree to indemnify the servicer for any liability or obligation sustained by the servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the servicer.

Advances by Servicer or Master Servicer in Respect of Delinquencies on the Trust Fund Assets

Unless otherwise set forth in the related prospectus supplement with respect to a series of securities, the servicer, or if a master servicer has been appointed and the servicer fails to do so, the master servicer, will advance on or before each distribution date its own funds or funds held in the collection account that are not included in the available distribution amount for that distribution date unless the servicer, or master servicer, in good faith, determines that any advances made will not be reimbursable from proceeds subsequently recovered on the mortgage asset related to the advance. The amount of each advance will be equal to the aggregate of payments of interest, net of related servicing fees and retained interest, that were due during the related Due Period and were delinquent on the related determination date. The prospectus supplement for a series may also provide that the servicer, or master servicer, if applicable and if the servicer fails to do so, will advance, together with delinquent interest, the aggregate amount of principal payments that were due during the related Due Period and delinquent as of the determination date, subject to the same reimbursement determination, except that, with respect to balloon loans, the servicer or master servicer will not have to advance a delinquent balloon payment.

Advances are intended to maintain a regular flow of scheduled interest payments to holders of the class or classes of securities entitled to payments, rather than to guarantee or insure against losses. Advances of the servicer’s or master servicer’s funds will be reimbursable only out of related recoveries on the mortgage assets respecting which advances were made, including amounts received under any form of credit support; provided, however, that any advance will be reimbursable from any amounts in the collection account to the extent that the servicer or master servicer shall determine that the advance is not ultimately recoverable from Related Proceeds. If advances have been made by the servicer or master servicer from excess funds in the collection account, the servicer or master servicer will replace those funds in the collection account on any future distribution date to the extent that funds in the collection account on that distribution date are less than payments required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the servicer or master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

Form of Reports to Securityholders

With each distribution to holders of any class of securities of a series, the servicer, the master servicer, if any, or the trustee, will forward or cause to be forwarded to each securityholder, to the depositor and to those other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the distribution date:

(1)	all amounts received on the mortgage loans during the related due period and the prepayment period and any amounts received from any other source used to make distributions on the securities;

(2)	the amount of the distribution to holders of securities of that class applied to reduce the principal balance of the securities;

(3)	the amount of the distribution to holders of securities of that class allocable to interest;

(4)	the amount of related administration or servicing compensation received by the trustee or the master servicer, if any, the servicer and any sub-servicer;

(5)	if applicable, the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

(6)
the aggregate principal balance of the mortgage loans at the close of business on that distribution date and of the previous distribution date and the weighted average life, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans;

(7)
the number and aggregate principal balance of mortgage loans (a) delinquent one month, (b) delinquent two months, (c) delinquent three or more months, (d) as to which foreclosure proceedings have been commenced and (e) the subject of a bankruptcy;

(8)
with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the principal balance of the related mortgage loan as of the close of business on the distribution date in that month;

(9)
the aggregate principal balance of each class of securities (including any class of securities not offered hereby) at the close of business on that distribution date, separately identifying any reduction in the principal balance due to the allocation of any realized loss;

(10)	the amount of any special hazard losses allocated to the subordinate securities, if any, at the close of business on that distribution date;

(11)	the aggregate amount of principal prepayments made during the related Prepayment Period;

(12)	the aggregate amount of realized losses incurred during the related Due Period;

(13)	the amount deposited in the reserve fund, if any, on that distribution date;

(14)	the amount remaining in the reserve fund, and any other applicable transaction account, if any, as of the close of business on that distribution date;

(15)	if applicable, any tests or calculations to determine whether any trigger events were met or not;

(16)	the aggregate unpaid accrued interest, if any, on each class of securities at the close of business on that distribution date;

(17)
in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

(18)	as to any series which includes credit support, the amount of coverage of each instrument of credit support included in the trust fund as of the close of business on that distribution date;

(19)
the amount on deposit in the collection account, distribution account, and any other account maintained for the benefit of the securityholders as of the previous distribution date and of the related distribution date, and any material account activity during the period; and

(20)	such other information as may be required by the related prospectus supplement.

In the case of information furnished under subclauses (1) through (3) above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for other specified portion thereof. With respect to each series of certificates or notes, securityholders will be referred to as the certificateholders or the noteholders, respectively.

Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer, if any, or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses (1) through (3) above, aggregated for that calendar year or the applicable portion thereof during which that person was a securityholder. The obligation of the servicer, a master servicer, if any, or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer, a master servicer, if any, or the trustee in accordance with any requirements of the Code as are from time to time in force.

Procedures for Realization upon Defaulted Mortgage Assets

The servicer will be required to foreclose upon or otherwise take title in the name of the trustee, on behalf of the securityholders, of mortgaged properties relating to defaulted mortgage assets to which no satisfactory arrangements can be made for collection of delinquent payments, but the servicer will not be required to foreclose if it determines that foreclosure would not be in the best interests of the securityholders or the provider of credit support, if any.

As servicer of the mortgage loans, the servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage assets. As set forth above under “-Collection and Other Servicing Procedures Employed by the Servicer”, all collections by or on behalf of the servicer under any insurance instrument, other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be deposited in the collection account for the related trust fund, subject to withdrawal as previously described. The servicer or its designee will not receive payment under any letter of credit included as an insurance instrument with respect to a defaulted mortgage asset unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

If any property securing a defaulted mortgage asset is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (b) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted mortgage asset under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage asset. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the interest rate plus the aggregate amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the servicing agreement, the trust fund will realize a loss in the amount of the difference. The servicer will be entitled to withdraw or cause to be withdrawn from the collection or distribution account out of the Liquidation Proceeds recovered on any defaulted mortgage asset, prior to the distribution of any Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage asset and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan.

If the servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage loan, the servicer will be entitled to withdraw or cause to be withdrawn from the collection account or distribution account out of Insurance Proceeds, prior to distribution of that amount to securityholders, amounts representing its normal servicing compensation on that mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan. In the event that the servicer has expended its own funds to restore damaged property and those funds have not been reimbursed under any insurance instrument, it will be entitled to withdraw from the collection account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted mortgage asset together with accrued interest thereon at the interest rate net of servicing fees and the retained interest, if any. In addition, when property securing a defaulted mortgage asset can be resold for an amount exceeding the outstanding principal balance of the related mortgage asset together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property at the outstanding principal balance of the related mortgage loan and realize for itself any excess proceeds. See “Description of Primary Insurance Policies” and “Description of Credit Support.”

With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser’s income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the servicer’s ability to sell, and realize the value of, those shares. See “Legal Aspects of Mortgage Assets—foreclosure on Cooperatives.”

Realization on defaulted contracts may be accomplished through repossession and subsequent resale of the underlying manufactured home or home improvement. With respect to a defaulted home improvement contract, the servicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of such home improvement contract as a bad debt or take an unsecured note. In doing so, the servicer will estimate the expected proceeds and expenses to determine whether a foreclosure proceeding or a repossession and resale is appropriate. If a home improvement contract secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, following any default thereon, unless foreclosure proceeds for such home improvement contract are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that such home improvement contract will be written off as bad debt with no foreclosure proceeding.

Retained Interest; Servicing or Administration Compensation and Payment of Expenses

The prospectus supplement for a series of securities will specify whether there will be any retained interest from the trust fund assets, and, if so, the owner of the retained interest. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement. A retained interest in a trust fund asset represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust fund. Any partial recovery of interest on a mortgage asset, after deduction of all applicable servicing fees, will be allocated between retained interest, if any, and interest at the interest rate on the mortgage loan, net of the rates at which the servicing fees and the retained interest are calculated, on a pari passu basis.

A servicer’s primary compensation with respect to a series of securities will be a monthly payment, payable from each interest payment on a related trust fund asset, in an amount equal to one-twelfth of the servicing fee rate specified in the related prospectus supplement on the same principal balance on which interest on each trust fund asset accrues for the calendar month. A master servicer’s, if any, primary compensation with respect to a series of securities will be a monthly payment to it, payable from each interest payment on a related trust fund asset, in an amount equal to one-twelfth of the master servicing fee rate specified in the related prospectus supplement times the principal balance on which interest on each trust fund asset accrues for the calendar month. Since any retained interest, the servicer’s primary compensation and the master servicer’s primary compensation, if any, are percentages of the scheduled principal balance of each trust fund asset, these amounts will decrease in accordance with the amortization schedule of the trust fund assets. As additional compensation in connection with a series of securities relating to mortgage loans, the servicer or the sub-servicers will retain all assumption fees, late payment charges and, unless otherwise stated in the prospectus supplement, prepayment charges, to the extent collected from mortgagors. Any interest or other income which may be earned on funds held in the collection account, distribution account, sub-servicing account or any other account created under the related servicing agreement may be paid as additional compensation to the servicer, the master servicer, if any, or the sub-servicers, as the case may be. Any sub-servicer will receive a portion of the servicer’s primary compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, the servicer may pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and other expenses, as described in the related prospectus supplement.

The servicer is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted mortgage assets, including expenditures incurred by it in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds. The servicer and, if applicable, the master servicer is also entitled to reimbursement from the collection account for advances.

Annual Evidence as to the Compliance of the Servicer and the Master Servicer

Each servicing agreement with respect to a series of securities will provide that, on or before March 31st of each calendar year (beginning in March of the calendar year following the closing date), a firm of independent public accountants will furnish to the trustee, for inclusion as an exhibit to the Form 10-K of the related issuing entity, a report on an assessment of compliance with the servicing criteria set forth in Section 1122(d) of Regulation AB, including, but not limited to, the following:

General Servicing Criteria

1. policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction documents;

2. if any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities;

3. any requirement in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained; and

4. a fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction documents.

Cash Collection and Administration

1. payments on the mortgage loans are deposited in the collection account in accordance with the terms of the servicing agreement;

2. wire transfers to investors are made by authorized personnel;

3. advances are made in accordance with the terms of the servicing agreement; and

4. all accounts are separately maintained in accordance with the terms of the servicing agreement.

Investor Remittances and Reporting

1. reports to investors are maintained in accordance with the terms of the servicing agreement; and

2. amounts due to investors are allocated and remitted in accordance with the terms of the servicing agreement.

Pool Asset Administration

1. the mortgage loans are safeguarded in accordance with the terms of the servicing agreement;

2. any additions made to the mortgage pool are reviewed and approved in accordance with the terms of the servicing agreement;

3. payments on the mortgage loans are posted to the servicer’s records in accordance with the terms of the servicing agreement;

4. changes with respect to the terms or status of the mortgage loan are made, reviewed and approved in accordance with the terms of the servicing agreement;

5. records documenting collection efforts with respect to delinquent mortgage loans are kept in accordance with the terms of the servicing agreement;

6. adjustments to mortgage rates are computed in accordance with the terms of the servicing agreement; and

7. escrow accounts are kept in accordance with the terms of the servicing agreement.

Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the servicer to the effect that a review was conducted of the servicer’s activities and performance during the applicable reporting period under such officer’s supervision and that based on such review, the servicer has fulfilled its obligations under the related agreement throughout the preceding year or if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to the officer and the nature and status thereof. To the extent that there are any affiliated sub-servicers or sub-servicers that service 10% or more of the mortgage loans, a separate servicer compliance statement will be provided to the trustee. Such annual statement will be included as an exhibit to the Form 10-K of the issuing entity.

Copies of the annual accountants’ statement and the officer’s statement of the servicer and a master servicer may be obtained by securityholders without charge upon written request to the servicer or a master servicer at the address set forth in the related prospectus supplement.

Matters Regarding the Servicer, Master Servicer and the Depositor

The servicer and, if applicable, the master servicer under each servicing agreement will be named in the related prospectus supplement. Any entity serving as servicer or master servicer may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.

Unless otherwise described in the related prospectus supplement, each servicing agreement will provide that the servicer or master servicer, as the case may be, may resign from its obligations and duties under the related agreement only if its resignation, and the appointment of a successor, will not result in a downgrading of any class of securities or upon a determination that its duties under the related agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s or master servicer’s obligations and duties under the related agreement. If the servicer or master servicer, as the case may be, resigns and transfers its duties to a successor servicer or master servicer, as applicable, the entire amount of the servicing fee or master servicing fee, as applicable, and other compensation payable to the servicer or master servicer, as the case may be, will thereafter be payable to such successor servicer or master servicer, as the case may be,.

Each servicing agreement will further provide that neither the servicer or master servicer, as applicable, the depositor nor any director, officer, employee, or agent of the servicer or master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith under the related agreement, or for errors in judgment; provided, however, that none of the servicer, the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each servicing agreement will further provide that the servicer or master servicer, as applicable, the depositor and any director, officer, employee or agent of the servicer or master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement, the securities or a breach of any representation or warranty regarding the mortgage loans, other than any loss, liability or expense that is related to any specific mortgage loan or mortgage loans, unless that loss, liability or expense is otherwise reimbursable under the related agreement, and other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each servicing agreement will provide that neither the servicer or master servicer, as applicable, nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The servicer or, master servicer, as applicable, or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the securityholders, and the servicer, the master servicer or the depositor, as the case may be, will be entitled to be reimbursed and to charge the trust fund for the reimbursement. Distributions to securityholders will be reduced to pay for the reimbursement as set forth in the related prospectus supplement and servicing agreement.

Any person into which the servicer or a master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or a master servicer is a party, or any person succeeding to the business of the servicer or a master servicer, will be the successor of the servicer or master servicer under each agreement, so long as that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default under the Governing Agreement and Rights upon Events of Default

Pooling and Servicing Agreement

Events of default under each pooling and servicing agreement will include each of the following unless otherwise stated in the related prospectus supplement:

•
any failure by the servicer or master servicer, as applicable, to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues unremedied for a specified number of business days after the giving of written notice of the failure to the servicer or master servicer by the trustee or the depositor, or to the servicer or master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

•
any failure by the servicer or master servicer, as applicable, duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the servicer or master servicer by the trustee or the depositor, or to the servicer or master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

•
events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer or master servicer, as applicable, indicating its insolvency or inability to pay its obligations; and

•	any other event of default as set forth in the pooling and servicing agreement.

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, unless otherwise provided in the related prospectus supplement, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the servicer or master servicer, as applicable, under the pooling and servicing agreement relating to the trust fund and in and to the mortgage assets, other than any retained interest of the servicer or master servicer, as applicable, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer or master servicer, as applicable, under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage assets, then the trustee will not be so obligated.

If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agencies with a net worth at the time of the appointment of at least $1,000,000 to act as successor to the servicer or master servicer, as applicable, under the agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of servicer or master servicer. The trustee and any successor servicer or master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer or master servicer under the related agreement.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

•	the certificateholder previously has given to the trustee written notice of default,

•	the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder,

•	have offered to the trustee reasonable indemnity, and

•
the trustee for fifteen days has neglected or refused to institute a proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of certificates covered by the agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Servicing Agreement

A servicing default under the related servicing agreement will include each of the following unless otherwise provided in the related prospectus supplement:

•
any failure by the servicer or master servicer, as applicable, to make a required deposit to the applicable account or, if the servicer or master servicer is so required, to distribute to the holders of any class of notes or equity certificates of the series any required payment which continues unremedied for a specified number of business days after the giving of written notice of the failure to the servicer or master servicer by the trustee or the issuer;

•
any failure by the servicer or master servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the servicer or master servicer by the trustee or the issuer;

•
events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer or master servicer, as applicable, and actions by the servicer or master servicer indicating its insolvency or inability to pay its obligations; and

•	any other servicing default as set forth in the servicing agreement.

So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the servicer or master servicer, as applicable, and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the servicer or master servicer under the servicing agreement, other than any right of the servicer or master servicer as noteholder or as holder of the equity certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination. Upon termination of the servicer or master servicer, as applicable, the trustee will succeed to all responsibilities, duties and liabilities of the servicer or master servicer under the servicing agreement, other than any obligation to repurchase mortgage loans, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the servicer or master servicer but is unwilling to so act, it may appoint, or if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of a mortgage servicing institution with a net worth of at least $1,000,000 to act as successor to the servicer or master servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of servicer or master servicer, as applicable. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial servicer or master servicer under the servicing agreement.

Indenture

An event of default under the indenture will include each of the following unless otherwise provided in the related prospectus supplement:

•	a default for a specified number of days or more in the payment of any principal of or interest on any note of the series;

•
failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

•
any representation or warranty made by the depositor or the trust fund in the indenture or in any related certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within a specified number of days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

•	events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuer; or

•	any other event of default provided in the indenture with respect to notes of that series.

If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. That declaration may, under the circumstances set forth in the indenture, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, or with the consent of the requisite percentage of noteholders shall, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

•	the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale, or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

If the principal of the notes of a series is declared due and payable, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

No noteholder or holder of an equity certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the agreement unless:

•	the holder previously has given to the trustee written notice of default and the default is continuing,

•
the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and (2) have offered to the trustee reasonable indemnity,

•	the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and

•
no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of notes or equity certificates covered by the agreement, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment of the Governing Agreements

With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the servicer or the master servicer, as applicable, and the trustee, upon consent of any credit support provider, without the consent of any of the holders of certificates covered by the agreement, to (i) cure any ambiguity, omission or defect, (ii) correct, clarify, modify or supplement any provision in the agreement, (iii) make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement or (iv) comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed action which, if made effective, would apply retroactively to the trust at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of the trust; provided that the action will not adversely affect in any material respect the interests of any holder of certificates covered by the agreement, as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any certificateholder who shall have consented thereto, and no opinion of counsel or written notice from the rating agencies shall be required to address the effect of any such amendment on any such consenting certificateholder.

Each agreement may also be amended by the depositor, the servicer or the master servicer, as applicable, and the trustee, with the consent of the holders of certificates evidencing more than 50% of the voting rights, for any purpose, but that no amendment may:

•
reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

•
adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the preceding bullet point (as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities) without the consent of the holders of the certificates of that class evidencing more than 50% of the aggregate voting rights of that class, or

•
reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not be permitted to consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding. The voting rights evidenced by any certificate will be the portion of the voting rights of all of the certificates in the related series allocated in the manner described in the related prospectus supplement.

With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties to the agreement without the consent of any of the holders of the notes covered by the agreement, to (i) cure any ambiguity, omission or defect, (ii) correct, clarify, modify or supplement any provision in the agreement, (iii) make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement or (iv) comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed action which, if made effective, would apply retroactively to the trust at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of the trust; provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the agreement as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the notes.

Each agreement may also be amended by the parties to the agreement with the consent of the holders of notes evidencing more than 50% of the voting rights, for any purpose, but that no amendment may:

•	reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any note without the consent of the holder of that note,

•
adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding bullet point (as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the notes), without the consent of the holders of notes of that class evidencing more than 50% of the aggregate voting rights of that class, or

•
reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all notes covered by the agreement then outstanding. The voting rights evidenced by any note will be the portion of the voting rights of all of the notes in the related series allocated in the manner described in the related prospectus supplement.

Termination of the Trust Fund and Disposition of Trust Fund Assets

The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the distribution account or by the servicer or master servicer, as applicable, and required to be paid to them under the agreements following the earlier of:

•
the final payment or other liquidation of the last asset included in the related trust fund or the disposition of all underlying property subject to the trust fund assets acquired upon foreclosure of the trust fund assets, and

•	the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust created by the related agreements continue beyond the date specified in the related agreement. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

Any purchase of assets of the trust fund in connection with a termination, shall be made at the price set forth in the related prospectus supplement which in most cases will be equal to the greater of:

•
the sum of (a) 100% of the stated principal balance of each mortgage asset as of the day of the purchase plus accrued interest thereon at the applicable interest rate (net of the rates at which the servicing fees and the servicer’s retained interest, if any, are calculated if the servicer is the purchaser) to the first day of the month following the purchase plus (b) the appraised value of any underlying property subject to the mortgage assets acquired for the benefit of securityholders, and

•
the aggregate fair market value of all of the assets in the trust fund, as determined by the trustee, the servicer or master servicer, as applicable, and, if different than both such persons, the person entitled to effect the termination, in each case taking into account accrued interest at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase.

The exercise of an optional termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding trust fund assets for the series at the time of purchase being less than the percentage of the aggregate principal balance of the trust fund assets at the cut-off date for that series specified in the related prospectus supplement, which percentage will be between 25% and 0%.

In addition, in the case of a trust fund for which a REMIC election or elections have been made, an early termination will constitute a “qualified liquidation” under Section 860F of the Code. In connection with a call by the Call Class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

Optional Purchase by the Servicer or Master Servicer of Defaulted Mortgage Loans

If so specified in the related prospectus supplement, the servicer or master servicer, as applicable, under the related servicing agreement will have the option to purchase from the trust fund any mortgage asset 90 days or more delinquent at a purchase price generally equal to the outstanding principal balance of the delinquent mortgage asset as of the date of purchase, plus all accrued and unpaid interest on that principal balance.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of the servicer or any master servicer of any funds paid to the servicer or master servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the collection account or any other account by or on behalf of the servicer or master servicer, as applicable. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine the documents and to determine whether they conform to the requirements of the related agreement.

Description of the Trustee

The trustee or indenture trustee, each referred to as the trustee, under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee or owner trustee may have normal banking relationships with the depositor and its affiliates and with any servicer, master servicer or their affiliates. The operative agreement with respect to a series of securities may also provide for a separate trustee, co-trustee, trust administrator, paying agent or other party for the purpose of meeting certain legal requirements. In addition, the operative agreement may allow a trustee, indenture trustee, or owner trustee, so long as it does not violate its fiduciary duties, to appoint a separate trustee, co-trustee, custodian, trust administrator, paying agent or other party and vest in such party such powers, duties, obligations, rights and trusts as may be considered necessary or desirable provided that such party and appointment meets the requirements set forth in the related operative agreement.

  DESCRIPTION OF CREDIT SUPPORT

For any series of securities, credit support may be provided with respect to one or more classes thereof or the related mortgage assets. Credit support may be in the form of the subordination of one or more classes to other classes in a series of securities, letters of credit, insurance policies, surety bonds, guaranties (e.g. from a corporate or other non-bank entity), the establishment of one or more reserve funds, cross-collateralization, overcollateralization, excess interest or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series of securities.

The credit support provided for a series of securities will in most cases not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. Insurance policies and/or surety bonds provided by one or more insurance companies or sureties may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. Bankruptcy bonds, special hazard insurance policies, other insurance or guaranties may be available for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in such prospectus supplement. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Also, if a form of credit support covers more than one pool of mortgage assets in a trust fund or more than one series of securities, holders of securities evidencing interests in any of the covered pools or covered trusts will be subject to the risk that the credit support will be exhausted by the claims of other covered pools or covered trusts prior to that covered pool or covered trust receiving any of its intended share of the coverage.

If credit support is provided with respect to one or more classes of securities of a series, or the related mortgage assets, the related prospectus supplement will include a description of:

•	the nature and amount of coverage under such credit support,

•	any conditions to payment thereunder not otherwise described in this prospectus,

•	the conditions under which the amount of coverage under the credit support may be reduced, terminated or replaced, and

•	the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the credit support provider, including:

•	a brief description of its principal business activities,

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business, and

•	its total assets and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed within 15 days of issuance of the related series.

Subordination

One or more classes of securities may be subordinate securities. In the event of any realized losses on mortgage assets not in excess of the limitations described in the following paragraph, the rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal balance of the applicable subordinate securities has been reduced to zero. Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement. However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount thereof that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a pro rata basis in proportion to their respective outstanding principal balances, regardless of whether any subordinate securities remain outstanding, or as otherwise provided in the related prospectus supplement. Any allocation of a realized loss to a security will be made by reducing the principal balance thereof as of the distribution date following the Prepayment Period in which the realized loss was incurred.

As set forth under “Description of the Securities—Distributions of Principal of the Securities”, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate principal balance of each class. The principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated to that security. If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the respective percentage interest in future distributions evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the senior percentage, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal balance thereof, which will have the effect of increasing the respective interest in future distributions evidenced by the senior securities in the related trust fund.

If so provided in the related prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under “—Reserve Funds” and in the related prospectus supplement.

With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding paragraphs and any variation will be described in the related prospectus supplement.

If so provided in the related prospectus supplement, the credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described in this prospectus supplement. If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then that coverage described may be limited to the extent necessary to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit support maintained for the benefit of the senior securities of a Senior/Subordinate Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the subordinate securities.

Overcollateralization and Excess Interest

If so specified in the related prospectus supplement, interest collections on the mortgage assets may exceed interest payments on the securities for the related distribution date. That excess interest will first be available to absorb realized losses on the mortgage assets and thereby prevent the allocation of such realized losses to the securities and the reduction of the principal balances thereof. Any such excess interest remaining will then be deposited into a reserve fund to cover interest and/or principal shortfalls on a later distribution date, applied as an additional payment of principal on one or more classes of the securities of the related series or, if not needed to cover shortfalls, paid to the holders of a certain class of securities. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding principal balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage assets in the related trust fund.

Letter of Credit

As to any series of securities to be covered by a letter of credit, a bank or other financial institution acceptable to the rating agencies will deliver to the trustee an irrevocable letter of credit. The servicer or, if appointed, the master servicer or trustee will exercise reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The servicer or, if appointed, the master servicer will agree to pay the fees for the letter of credit on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided for.

The servicer or, if appointed, master servicer or the trustee will make or cause to be made draws on the letter of credit institution under each letter of credit. Subject to any differences as will be described in the related prospectus supplement, letters of credit generally will cover losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

If the related prospectus supplement so provides, upon payment by the letter of credit institution with respect to a liquidated asset, or a payment of the full amount owing on a mortgage asset as to which the mortgaged property has been damaged, the liquidated asset will be removed from the related trust fund in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement. Unless otherwise provided in the related prospectus supplement, mortgage assets that have been subject to bankruptcy proceedings, or as to which payment under the letter of credit has been made for the purpose of restoring the related mortgaged property will remain part of the related trust fund. The maximum dollar coverage provided under any letter of credit will be reduced to the extent of related unreimbursed draws thereunder.

In the event that the financial institution that has issued a letter of credit ceases to be a duly organized commercial bank, if applicable, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, the servicer or, if appointed, the master servicer or trustee will use reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by a financial institution that meets these requirements and providing the same coverage; provided, however, that, if the fees charged or collateral required by the successor institution shall be more than the fees charged or collateral required by the predecessor institution, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor institution.

Mortgage Pool Insurance Policy

If specified in the related prospectus supplement, a separate mortgage pool insurance policy may be obtained for the pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover specified losses caused by defaults in payment on loans in the pool. The insurance will be in an amount equal to a specified percentage of the aggregate principal balance (as of the cut-off date) of the loans that are not covered as to their entire outstanding principal balances by primary mortgage guaranty insurance policies. As described in the related prospectus supplement, the servicer or master servicer, as applicable, will present claims under the insurance policy to the pool insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies are not blanket policies against loss, because claims under those policies may be made only for particular defaulted loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage guaranty insurance policy, but if it does not, mortgage pool insurance policies generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage guaranty insurance policy.

The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of servicer or master servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the servicer or any master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by Freddie Mac or Fannie Mae and having a claims-paying ability acceptable to the rating agency or agencies, the servicer or master servicer, as applicable, will use reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original mortgage pool insurance policy. However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the servicer or master servicer, as applicable, will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer. If the servicer or master servicer, as applicable, determines that recoveries are so jeopardized, it will exercise reasonable efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses. As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses. Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage thereunder will be limited in amount. These hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

Special Hazard Insurance Policy

As to any series of securities to be covered by an insurance instrument that does not cover losses that are attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, in other words, special hazard realized losses, the related prospectus supplement may provide that the servicer or, if appointed, the master servicer will exercise reasonable efforts to maintain or cause to be maintained a special hazard insurance policy in full force and effect covering the special hazard amount, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the servicer or master servicer, as applicable, will be under no obligation to maintain the policy if any insurance instrument covering the series as to any realized losses on liquidated loans is no longer in effect. The servicer or master servicer, as applicable, will agree to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for.

Each special hazard insurance policy will, subject to the limitations described in the next paragraph, generally protect holders of securities of the related series from

•
loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area, and

•	loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies.

Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection, governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, flood, if the property is located in a designated flood area, and other risks.

Subject to the foregoing limitations, each special hazard insurance policy will generally provide that, when there has been damage to property securing a defaulted mortgage asset acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of:

(1)	the cost of repair to the property and

(2)
upon transfer of the property to the insurer, the unpaid principal balance of the mortgage asset at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and expenses incurred by or on behalf of the servicer with respect to the property.

The amount of coverage under the special hazard insurance policy will generally be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

Restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other non-hazard risks, that the property be restored before a claim thereunder may be validly presented with respect to the defaulted mortgage asset secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other non-hazard risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other non-hazard risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage asset plus interest thereon to the date of sale plus expenses incurred by or on behalf of the servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders.

A claim under a special hazard insurance policy generally must be filed within a specified number of days, typically 60 days, after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days, typically 30 days, after a claim is accepted by the insurer. Special hazard insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer or master servicer, as applicable, will use reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on that special hazard insurance policy.

Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust fund will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the servicer or master servicer, as applicable, will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bond

As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage asset, the servicer or, if appointed, the master servicer for that series will exercise reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The servicer or master servicer, as applicable, will pay or cause to be paid the premiums for each bankruptcy bond on a timely basis, unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage asset, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage asset, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See “Legal Aspects of Mortgage Assets—Foreclosure on Mortgages” and “—Repossession with Respect to Manufactured Housing Contracts.”

Financial Guaranty Insurance

Financial guaranty insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The financial guaranty insurance will guarantee, with respect to one or more classes of securities of a series, timely distributions of interest only, timely distributions of interest and ultimate distribution of principal or timely distributions of interest and distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the financial guaranty insurance will also guarantee against any payment made to a securityholder that is subsequently recovered as a voidable preference payment under federal bankruptcy law. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

Reserve Fund

If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to a deposit, the prospectus supplement for a Senior/Subordinate Series may provide that, a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the servicer for outstanding advances, or may be used for other purposes, in the manner specified in the related prospectus supplement. A reserve fund will typically not be deemed to be part of the related trust fund.

Amounts deposited in any reserve fund for a series will be invested in permitted investments by, or at the direction of, the servicer or if appointed, the master servicer for the related series or any other person named in the related prospectus supplement.

Cross-Collateralization Features

If the trust fund assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-collateralization feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying that cross-collateralization feature. As to any trust fund that includes a cross-collateralization feature, only assets of the trust fund will be used to provide cross-collateralization, and cross-collateralization will be provided only to securities issued by the trust fund. A trust fund will not provide a cross-collateralization feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross-collateralization from any other trust fund.

  DERIVATIVE PRODUCTS RELATED TO THE SECURITIES

If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products. For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the related prospectus supplement. The derivative products may include interest rate swaps, interest rate caps, floors, collars, corridors, total return swaps or financial arrangements to protect against interest rate moves, to otherwise supplement the interest rates on one or more classes of securities or to provide for payments to the trust fund based on the occurrence of other specified events. Swap arrangements or other financial instruments are generally intended to meet the following goals:

• to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

• to provide payments in the event that any index rises above or falls below specified levels; or

• to provide protection against interest rate changes, certain type of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended. These arrangements as well as the derivative product provider related to a series of securities will be described in the accompanying prospectus supplement.

Swaps and Yield Supplement Agreements

The trustee on behalf of a trust fund may enter into interest rate swaps and related caps, floors, corridors and collars to minimize the risk of securityholders from adverse changes in interest rates, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to protect against interest rate moves may be entered into by a trustee and one or more counterparties. The terms of any derivative product agreement related to a series of securities and any counterparties will be described in the accompanying prospectus supplement for that series.

There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or other derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so. Moreover, the ability of the trustee to make distributions on the related securities to protect against interest rate moves will be subject to the credit risk of the counterparty to the derivative product. Although there will generally be a mechanism in place to facilitate replacement of the derivative product upon the default or credit impairment of the counterparty, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement derivative product.

  DESCRIPTION OF PRIMARY INSURANCE POLICIES

Each mortgage loan will be covered by a primary hazard insurance policy and, if so specified in the prospectus supplement, a primary mortgage insurance policy.

Primary Mortgage Insurance Policies

Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

•
advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

•
in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

•	tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

Mixed-use loans will not be covered by primary mortgage insurance policies, regardless of the related loan-to-value ratio.

Primary Hazard Insurance Policies

Each servicing agreement will require the servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the servicer in respect of a claim. All amounts collected by the servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures, and subject to the terms and conditions of the related Mortgage and mortgage note, will be deposited in the collection account. The agreement will provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will deposit in the collection account all sums that would have been deposited in the collection account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

The servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower’s cooperative apartment or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative note.

Since the amount of hazard insurance the servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

FHA Insurance

The Federal Housing Administration is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended. If so provided in the related prospectus supplement, a number of the mortgage loans will be insured by the FHA.

Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. If a REMIC election has been made with respect to the related trust fund, the servicer will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of that debenture unless the servicer receives an opinion of counsel to the effect that the inclusion of the debenture will not cause the termination of the REMIC status of the related REMIC or the imposition of an entity-level tax on the related trust fund.

The servicer will be required to take steps as are reasonably necessary to keep FHA insurance in full force and effect.

Some of the mortgage loans contained in a trust fund may be Title I loans as described below and in the related prospectus supplement. For any series of securities backed by loans that are insured under the Title I Program, the related trust fund will be assigned the benefits of the credit enhancement provided to the holders of the loans under the Title I Program. The following describes the material terms of the Title I Programs with respect to the benefits securityholders will receive and the limitations to which they will be subject should the trust fund hold loans insured under the Title I Program.

The regulations, rules and procedures promulgated by the FHA under Title I contain the requirements under which lenders approved for participation in the Title I Program may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA regulations, subject to the amount of insurance coverage available in such Title I lender’s FHA reserve, as described below and in the related prospectus supplement. In general, an insurance claim against the FHA may be denied or surcharged if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA regulations but FHA regulations permit the Secretary of the Department of Housing and Urban Development, subject to statutory limitations, to waive a Title I Lender’s noncompliance with FHA regulations if enforcement would impose an injustice on the lender.

Unless otherwise specified in the related prospectus supplement, the servicer will either serve as or contract with the person specified in the prospectus supplement to serve as the administrator for FHA claims pursuant to an FHA claims administration agreement. The FHA claims administrator will be responsible for administering, processing and submitting FHA claims with respect to the Title I loans. The securityholders will be dependent on the FHA claims administrator to (1) make claims on the Title I loans in accordance with FHA regulations and (2) remit all FHA insurance proceeds received from the FHA in accordance with the related agreement. The securityholders’ rights relating to the receipt of payment from and the administration, processing and submission of FHA claims by any FHA claims administrator is limited and governed by the related agreement and the FHA claims administration agreement and these functions are obligations of the FHA claims administrator, but not the FHA.

Under Title I, the FHA maintains an FHA insurance coverage reserve account for each Title I lender. The amount in each Title I lender’s FHA reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments permitted or required by FHA regulations. The balance of such FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender. Mortgage loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I lender will submit such loans for FHA insurance coverage within its FHA reserve by delivering a transfer of note report or by an electronic submission to the FHA in the form prescribed under the FHA regulations. The increase in the FHA insurance coverage for such loans in the Title I lender’s FHA reserve will occur on the date following the receipt and acknowledgment by the FHA of the transfer of note report for such loans. The insurance available to any trust fund will be subject to the availability, from time to time, of amounts in each Title I lender’s FHA reserve, which will initially be limited to the amount specified in the related prospectus supplement.

If so provided in the related prospectus supplement the trustee or FHA claims administrator may accept an assignment of the FHA reserve for the related Title I loans, notify FHA of such assignment and request that the portion of the depositor’s FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator on the closing date. Alternatively, in the absence of such provision, the FHA reserves may be retained by the depositor and, upon an insolvency and receivership of the depositor, the related trustee will notify FHA and request that the portion of the depositor’s FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator. Although each trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA’s interest to permit a transfer of reserves. In addition, FHA has not specified how insurance reserves would be allocated in a transfer, and there can be no assurance that any reserve amount, if transferred to the trustee or the FHA claims administrator, as the case may be, would not be substantially less than 10% of the outstanding principal amount of the related Title I loans. It is likely that the depositor, the trustee or the FHA claims administrator would be the lender of record on other Title I loans, so that any FHA reserves that are retained, or permitted to be transferred, would become commingled with FHA reserves available for other Title I loans. FHA also reserves the right to transfer reserves with “earmarking” (segregating reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA’s interest to do so.

Under Title I, the FHA will reduce the insurance coverage available in a Title I lender’s FHA reserve with respect to loans insured under that Title I lender’s contract of insurance by (1) the amount of FHA insurance claims approved for payment related to those loans and (2) the amount of reduction of the Title I lender’s FHA reserve by reason of the sale, assignment or transfer of loans registered under the Title I lender’s contract of insurance. The FHA insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I lender that are subsequently rejected by the FHA.

Unlike certain other government loan insurance programs, loans under Title I (other than loans in excess of $25,000) are not subject to prior review by the FHA. The FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I lender prior to any review of those loans. A Title I lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to the lender. Under the FHA regulations, if the Title I lender’s obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has submitted the insurance claim to repurchase the loan.

The proceeds of loans under the Title I Program may be used only for permitted purposes, including the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place the home or the purchase of both a manufactured home and the lot (or cooperative interest therein) on which the home is placed.

Subject to certain limitations described below, eligible Title I loans are generally insured by the FHA for 90% of an amount equal to the sum of

•	the net unpaid principal amount and the uncollected interest earned to the date of default,

•
interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum,

•	uncollected court costs,

•	title examination costs,

•	fees for required inspections by the lenders or its agents, up to $75, and

•	origination fees up to a maximum of 5% of the loan amount.

Accordingly if sufficient insurance coverage is available in such FHA reserve, then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses.

In general, the FHA will insure home improvement contracts up to $25,000 for a single family property, with a maximum term of 20 years. The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property’s value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

With respect to Title I loans, the FHA regulations do not require that a borrower obtain title or fire and casualty insurance. However, if the related mortgaged property is located in a flood hazard area, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows). Accordingly, if a mortgaged property that secures a Title I loan suffers any uninsured hazard or casualty losses, holders of the related series of securities that are secured in whole or in part by such Title I loan may bear the risk of loss to the extent that such losses are not recovered by foreclosure on the defaulted loans or from any FHA insurance proceeds. Such loss may be otherwise covered by amounts available from the credit enhancement provided for the related series of securities, if specified in the related prospectus supplement.

Following a default on a Title I loan insured by the FHA, the servicer may, subject to certain conditions and mandatory loss mitigation procedures, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on a Title I loan is subject to a number of conditions, including strict compliance with FHA regulations in originating and servicing the Title I loan. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a Title I loan in default and submitting a claim to FHA, the servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days’ written notice prior to declaration of default. FHA may deny insurance coverage if the borrower’s nonpayment is related to a valid objection to faulty contractor performance. In such event, the servicer or other entity as specified in the related prospectus supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment.

VA Guaranties

The United States Department of Veterans Affairs is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a loan guaranty program under which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, a number of the mortgage loans will be guaranteed by the VA.

Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA’s supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

The servicer will be required to take steps as are reasonably necessary to keep the VA guaranties in full force and effect.

  LEGAL ASPECTS OF MORTGAGE ASSETS

The following discussion contains general summaries of material legal aspects of the mortgage assets. Because these legal aspects are governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage assets is situated.

Mortgage Loans

The single-family loans and mixed-use loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to that mortgage loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, similar to a mortgagor, who may or may not be the borrower, the beneficiary, similar to a mortgagee, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time as the underlying debt is repaid. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, sometimes, the directions of the beneficiary.

Cooperative Loans

If specified in the prospectus supplement relating to a series of securities, the mortgage assets may also consist of cooperative apartment loans secured by security interests in shares issued by a cooperative housing corporation and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental powers.

The cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and underlying land, or one or the other, the cooperative, as project mortgagor, is also responsible for meeting these blanket mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or the obtaining of capital by the cooperative. There may be a lease on the underlying land and the cooperative, as lessee, is also responsible for meeting the rental obligation. The interests of the occupants under proprietary leases or occupancy agreements as to which the cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (a) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (b) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the trust fund, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares as described under “Foreclosure on Cooperative Shares” below.

Manufactured Housing Contracts

Under the laws of most states, manufactured housing that is not permanently affixed to its site constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

The servicer will be required under the related servicing agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the mortgage loan seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. None of the depositor, the servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the mortgage loan seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, an assignment is an effective conveyance of a security interest in a manufactured home without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in several states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or mortgage loan seller.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states, the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter until the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the depositor must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related servicing agreement, the servicer will be obligated to take those steps, at the servicer’s expense, as are necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the mortgage loan seller that it has no knowledge of any liens of that type with respect to any manufactured home securing a manufactured home loan. However, liens could arise at any time during the term of a manufactured home loan. No notice will be given to the trustee or securityholders in the event a lien for repairs arises.

Home Improvement Contracts

The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate, generally are “chattel paper” or constitute “purchase money security interests”, each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

The contracts that are secured by the home improvements financed thereby grant to the originator of the contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, “self-help” repossession that is “peaceful”, i.e., without breach of the peace, or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before such resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Foreclosure on Mortgages

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In several states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in several states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees that may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, several state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage and in the mortgaged property. It is regulated by state statutes and rules and subject throughout to the court’s equitable powers. A mortgagor is usually bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor’s default was neither willful nor in bad faith and that the mortgagee’s action was deemed a waiver of fraud, bad faith, oppressive or unconscionable conduct and warranted a court of equity to refuse affirmative relief to the mortgagee. A court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action or sale in accordance with a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale in accordance with a power of sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event either (i) the mortgagor’s debt will be extinguished, or (ii) the lender may purchase the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. If the lender does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder. In either event the amounts expended will be added to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

If the servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In a few cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property. Finally, a few courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of these actions. The process may be expedited if the mortgagee can obtain the consent of the mortgagor to the execution of a deed in lieu of foreclosure.

Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (1) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (2) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

Foreclosure on Cooperative Shares

The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

Under the laws applicable in most states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

Repossession with Respect to Manufactured Housing Contracts

Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. Unless as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the manufactured home in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in minimal ways, the general repossession procedure established by the UCC is as follows:

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Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession maybe effected either through self-help pursuant to a peaceable retaking without court order, voluntary repossession or through judicial process by means of repossession under a court-issued writ of replevin. The self-help or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable if the home is already set up because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

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Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

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Sale proceeds are to be applied first to repossession expenses like those expenses incurred in retaking, storage, preparing for sale including refurbishing costs and selling, and then to satisfaction of the indebtedness. While several states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Rights of Redemption with Respect to Mortgage Loans

In several states, after sale in accordance with a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In several states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In several states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Notice of Sale; Redemption Rights with Respect to Manufactured Housing Contracts

While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession of a manufactured home. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.
Anti-Deficiency Legislation and Other Limitations on Lenders

Several states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In several states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies of collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s Chapter 13 petition. Several courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that the modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, reasonable attorneys’ fees and costs to the extent the value of the security exceeds the debt.

The Bankruptcy Reform Act of 1994 established the National Bankruptcy Review Commission (the “NBRC”) for purposes of analyzing the nation’s bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. The NBRC delivered its report to Congress, the President of the United States and the Chief Justice of the Supreme Court on October 20, 1997. Among other topics, high leverage loans were addressed in the NBRC’s report. Despite several ambiguities, the NBRC’s report appears to recommend that Congress amend Bankruptcy Code section 1322(b)(2) by treating a claim secured only by a junior security interest in a debtor’s principal residence as protected only to the extent that the claim was secured when the security interest was made if the value of the property securing the junior security interest is less than that amount. However, the express language of the report implies that a claim secured only by a junior security interest in a debtor’s principal residence may not be modified to reduce the claim below the appraised value of the property at the time the security interest was made. Additionally, the NBRC’s report recommends that a creditor’s secured claim in real property should be determined by the property’s fair market value, less hypothetical costs of sale. The standard advocated by this recommendation would not apply to mortgages on the primary residence of a Chapter 11 or 13 debtor who retains the residence if the mortgages are protected from modification such as those senior mortgages not subject to modification under Bankruptcy Code sections 1322(b)(2) and 1123(b)(5). The Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 did not modify sections 1322(b)(2) and 1123 (b)(5). However, future legislation may ultimately lead to substantive changes to the existing Bankruptcy Code which could affect the mortgage loans included in a trust fund and the enforcement of rights therein.

Several tax liens arising under the Code, may provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal, state and local consumer protection laws. These laws include the federal Truth-in-Lending Act, Regulation Z, Real Estate Settlement Procedures Act, Regulation X, Equal Credit Opportunity Act, Regulation B, Fair Credit Billing Act, Fair Housing Act, Fair Credit Reporting Act, Gramm-Leach-Bliley Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. This liability may affect assignees of the mortgage loans. In particular, the originators’ failure to comply with requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors’ rescinding loans against either originators or assignees.

In addition, some of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994 (the “Homeownership Act”), if such mortgage loans were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or origination costs in excess of certain prescribed levels (the “High Cost Loans”). The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including the trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys’ fees.

In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal, state and local law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

For Cooperative Loans

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Several courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Junior Mortgages

The mortgage loans may be secured by junior mortgages or deeds of trust, which are subordinate to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale in accordance with the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See “—Foreclosure on Mortgages.”

Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If there is a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

Home Equity Line of Credit Loans

The form of credit line trust deed or mortgage generally used by most institutional lenders which make home equity line of credit loans typically contains a ‘future advance’ clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage liens securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Consumer Protection Laws with Respect to Manufactured Housing Contracts and Home Improvement Contracts

Numerous federal, state and local consumer protection laws impose substantial requirements upon creditors involved in consumer finance as described in “—Anti-Deficiency Legislation and Other Limitations on Lenders” above. Further, if the manufactured housing contracts or home improvement contracts are deemed High Cost Loans within the meaning of the Homeownership Act, they would be subject to the same provisions of the Homeownership Act as mortgage loans as described in “—Anti-Deficiency Legislation and Other Limitations on Lenders” above.

Manufactured housing contracts and home improvement contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal, state or local law may specifically limit the amount of late charges that may be collected. Unless the prospectus supplement indicates otherwise, under the related servicing agreement, late charges will be retained by the servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to securityholders.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The so-called Holder-in-Due-Course Rule of the Federal Trade Commission ( the “FTC Rule”) has the effect of subjecting a seller, and related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

Most of the manufactured housing contracts and home improvement contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts or home improvement contracts, will be subject to any claims or defenses that the purchaser of the related home or manufactured home may assert against the seller of the home or manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract or home improvement contract. If an obligor is successful in asserting this type of claim or defense, and if the mortgage loan seller had or should have had knowledge of that claim or defense, the servicer or, if appointed, the master servicer will have the right to require the mortgage loan seller to repurchase the manufactured housing contract or home improvement contract because of a breach of its mortgage loan seller’s representation and warranty that no claims or defenses exist that would affect the obligor’s obligation to make the required payments under the manufactured housing contract or home improvement contract. The mortgage loan seller would then have the right to require the originating dealer to repurchase the manufactured housing contract from it and might also have the right to recover from the dealer for any losses suffered by the mortgage loan seller with respect to which the dealer would have been primarily liable to the obligor.

Prepayment Charges and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982 (the “Parity Act”), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. Unless otherwise provided in the prospectus supplement, the servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates. The Office of Thrift Supervision (“OTS”), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions including federal bankruptcy laws and related state laws may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and as part of the rehabilitation plan reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Enforceability of Provisions

The mortgage loans in a trust fund will in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in several states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982. This legislation, subject to exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St Germain Act does encourage lenders to permit assumptions of loans at the original rate of interest or at another rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan in accordance with a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of mortgage loans that may be outstanding until maturity.

Further, under federal and state bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Transfer of Manufactured Homes under Manufactured Housing Contracts

Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer that is not consented to. The servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contract through enforcement of due-on-sale clauses, subject to applicable state law. The transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

In the case of a transfer of a manufactured home as to which the servicer desires to accelerate the maturity of the related manufactured housing contract, the servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes. Consequently, the servicer may be prohibited from enforcing a due-on-sale clause in respect of those manufactured homes.

Prepayment Charges and Prepayments

The regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, and, unless rents are to be paid directly to the lender, retains a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Subordinate Financing

When the mortgagor encumbers his mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan or any junior loan, or both, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Several states have taken action to reimpose interest rate limits or to limit discount points or other charges.

A court interpreting Title V is likely to hold that mortgage loans originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any such limitation under the state’s usury law would not apply to the mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of that state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels.

Title V also provides that state usury limitations do not apply to any loan that is secured by a first lien on specific kinds of manufactured housing if certain conditions are met, including the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

Alternative Mortgage Instruments

ARM Loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII provides that, notwithstanding any state law to the contrary,

•
state-chartered banks may originate alternative mortgage instruments, including ARM Loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,

•
state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and

•
all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting prior to October 15, 1985 a law or constitutional provision expressly rejecting the applicability of these provisions. Several states have taken this type of action.

A court interpreting Title VIII is likely to hold that ARM Loans that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

All of the ARM Loans in a trust fund that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have complied with applicable state law. All of the ARM Loans in a trust fund that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have been originated in compliance with all applicable federal regulations.

Formaldehyde Litigation with Respect to Manufactured Homes

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. There have been a limited number of cases in which plaintiffs have won judgments in these lawsuits.

Under the FTC Rule, which is described above under “Consumer Protection Laws with Respect to Manufactured Housing Contracts and Home Improvement Contracts”, the holder of any loan or contract secured by a manufactured home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related loan or contract and may be unable to collect amounts still due under the loan or contract. The successful assertion of this type of claim will constitute a breach of a representation or warranty of the mortgage loan seller, and the securityholders would suffer a loss to the extent that:

•	the mortgage loan seller breached its obligation to repurchase the loan or contract in the event an obligor is successful in asserting the claim, and

•
the mortgage loan seller, the depositor or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages.

Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from the manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of that borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% per annum during the period of that borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan no information can be provided as to the number of loans that may be affected by the Relief Act. In addition, several states have similar laws that limit the rate of interest that may be charged to a borrower that is in military service or otherwise on active duty. Application of the Relief Act or similar state law would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, and would not be covered by advances or, unless specified in the related prospectus supplement, any form of credit support provided in connection with the securities. In addition, the Relief Act and several similar state laws impose limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan, cooperative loan or enforce rights under a manufactured housing contract during the borrower’s period of active duty status, and, sometimes, during an additional period thereafter. Thus, if the Relief Act or similar state law applies to any mortgage asset that goes into default, there may be delays in payment and losses incurred by the related securityholders.

Environmental Legislation

Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under several state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party even absent foreclosure where the party participated in the financial management of the borrower’s business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Environmental cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, there are federal statutes and state statutes that impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trust fund in a related parcel of real property that is subject to an environmental lien could be adversely affected.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

If a lender is or becomes liable, it can bring an action for contribution against any other “responsible parties,” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and Recovery Act, or RCRA. The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed the Environmental Protection Agency’s lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, it is not likely that the originators of the mortgage loans to be included in a trust fund will have made and or will make these kinds of evaluations prior to the origination of the mortgage loans or sale of the mortgage loans to the trust fund. Neither the servicer, the master servicer, if any, nor any replacement servicer or master servicer will be required by any servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the servicer nor master servicer, if any, will make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. Neither the servicer nor master servicer, if any, will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on a property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense could be asserted or will be successful.

Negative Amortization Loans

In a 1996 case, the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 and as a result, a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

Installment Contracts

The trust fund may also consist of installment sales contracts. Under an installment sales contract the seller, referred to in this section as the “lender”, retains legal title to the property and enters into an agreement with the purchaser, referred to in this section as the “borrower”, for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able pursuant to state statute to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer’s equitable interest in the property is forfeited. The lender in such a situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is pursued if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

  FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor, with respect to the material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.

The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.”

The following discussion addresses securities of five general types:

•	REMIC Certificates representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code,

•	Notes representing indebtedness of an owner trust for federal income tax purposes,

•	Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made,

•	Partnership Certificates representing interests in a Partnership Trust Fund which is treated as a partnership for federal income tax purposes, and

•	Debt Certificates representing indebtedness of a Partnership Trust Fund for federal income tax purposes.

The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to the offered securities. As described at “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” in some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

Purchasers of the offered securities should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered securities. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the offered securities. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the offered securities should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the offered securities are advised to consult their tax advisors concerning the tax treatment of such Certificates.

It appears that a reasonable method of reporting original issue discount with respect to the offered securities, if such Certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such Certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in this Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.

REMICs

Classification of REMICs. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described under “Taxation of Owners of REMIC Regular Certificates” and “Taxation of Owners of REMIC Residual Certificates.” Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates. Except as provided in the following sentence, the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC’s assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures. For a series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC Certificates that is a tiered REMIC structure, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that series will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General. Except as described in “Taxation of Owners of REMIC Residual Certificates-Possible Pass-Through of Miscellaneous Itemized Deductions,” REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that ordinarily report income under a cash method of accounting will be required to report income for REMIC Regular Certificates under an accrual method.

Original Issue Discount. A REMIC Regular Certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount will be required to include original issue discount in income as it accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income if the original issue discount exceeds a de minimis amount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted in the preceding paragraph, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the servicer, the master servicer, if any, or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC Regular Certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” for a description of this election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

An accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

If a REMIC Regular Certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC Regular Certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular Certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount in excess of a de minimis amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS. See “Taxation of Owners of REMIC Regular Certificates—Premium” below.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option:

•	on the basis of a constant yield method,

•
in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or

•
in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

Premium. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC. See “—Prohibited Transactions Tax and Other Taxes” below.

A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to another method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at “-Noneconomic REMIC Residual Certificates.” The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders’ after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Certificates, whether or not offered by this prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or if a class of REMIC Certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC’s basis in the mortgage loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of these REMIC Regular Certificates will not apply.

Issue premium is the excess of the issue price of a REMIC Regular Certificate over its stated redemption price. If a class of REMIC Regular Certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions Tax and Other Taxes” below.

Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by the REMIC Residual Certificateholders’ allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders’ initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Sales of REMIC Certificates” Below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder. See “—Taxation of Owners of REMIC Residual Certificates—General” above.

Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

In general, the excess inclusions with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of

•	the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over

•	the sum of the daily accruals for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder.

The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered to have significant value.

For REMIC Residual Certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

•
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% united states withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer’s excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. “Real estate investment trust taxable income” is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “non-economic” REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered noneconomic residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered noneconomic for purposes of the rules described in the preceding paragraph. See “—Foreign Investors in REMIC Certificates—REMIC Residual Certificates” below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. Under Treasury regulations, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

•	an amount equal to the individual’s, estate’s or trust’s share of the fees and expenses will be added to the gross income of the holder, and

•	the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder’s gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their own tax advisors prior to making an investment in the certificates.

Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will be:

•	equal the cost of the REMIC Regular Certificate to the certificateholder,

•	increased by income reported by such certificateholder with respect to the REMIC Regular Certificate, including original issue discount and market discount income, and

•	reduced, but not below zero, by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium.

The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC Certificate will be capital gain or loss, provided the REMIC Certificate is held as a capital asset within the meaning of Section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC Certificates will be evidences of indebtedness within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such form.

Prohibited Transactions And Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer or, if appointed, the master servicer or trustee in either case out of its own funds, provided that the servicer or master servicer, as applicable, or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the servicer’s or master servicer’s, as applicable, or the trustee’s obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the servicer or master servicer, as applicable, or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax And Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

•
the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. The tax would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that

•	residual interests in the entity are not held by disqualified organizations and

•
information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity

•	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder or

•
a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

For these purposes, a disqualified organization means:

•
the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however, instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

•	any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

•	any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in the Certificate, the REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting And Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related pooling and servicing agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

The trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC’s tax return and may be bound by a settlement agreement between the trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the trustee or other party designated in the related prospectus supplement.

Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate, will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements including delivery of a statement signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

Status as Real Property Loans

Notes held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Sales of REMIC Certificates.”

Grantor Trust Funds

Classification of Grantor Trust Funds

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will provide its opinion that Grantor Trust Fractional Interest Certificates will represent interests in “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver its opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and the interest on the mortgage loans is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and income from the Grantor Trust Certificates will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable on the same certificate representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period on the distributions made to each class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the servicer, any master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the sixth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Discount” below.

Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Stripped Bond Rules Do Not Apply” for a definition of qualified stated interest.

In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month, see “Sales of Grantor Trust Certificates”, and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder’s share of future payments on the mortgage loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the servicer, the master servicer, if any, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, for a particular holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a Prepayment Assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the servicer, the master servicer, if any, or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, stripped bonds may to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “—Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the servicer, master servicer, if any, or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, the daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the servicer or, if appointed, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a Prepayment Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the Grantor Trust Strip Certificates. Accordingly, it is suggested that holders of Grantor Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—Stripped Bond Rules Apply” above.

As noted, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the servicer, the master servicer, if any, or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules. The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments, the “Contingent Payment Regulations”, but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code, that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Grantor Trust Strip Certificate.

The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates.” Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. The servicer, the master servicer, if any, or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the servicer, the master servicer, if any, or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the servicer, any master servicer and subservicer and any other customary factual information as the servicer, the master servicer, if any, or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the servicer, the master servicer, if any, or the trustee.

Backup Withholding. In general, the rules described in “—REMICs—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in “REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent such mortgage loans have not been converted to real property.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Partnership Trust Funds

Classification of Partnership Trust Funds. With respect to each series of Partnership Certificates, counsel to the depositor will provide its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

Characterization of Investments in Partnership Certificates. For federal income tax purposes,

•
Partnership Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute “loans ... secured by an interest in real property” within the meaning of Code section 7701(a)(19)(c)(v);

•
Partnership Certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code section 856(c)(4)(a) and interest on Partnership Certificates will be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code section 856(c)(3)(b), based on the real estate investments trust’s proportionate interest in the assets of the Partnership Trust Fund based on capital accounts; and

•	Partnership Certificates held by a regulated investment company will not constitute government securities within the meaning of Code section 851(b)(3)(a)(i).

Taxation of Owners of Partnership Certificates

Treatment of the Partnership Trust Fund as a Partnership. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the depositor or the Partnership Trust Fund. Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

Partnership Taxation. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund’s income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under “—Grantor Trust Funds—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Ruled Do Not Apply—”, “—Market Discount” and “—Premium”, and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund’s deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership Trust Fund for each due period equal to the sum of (1) the interest that accrues on the Partnership Certificates in accordance with their terms for the due period, including interest accruing at the applicable pass-through rate for the due period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the due period. The allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the Trust Fund might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and certificateholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.

A share of expenses of the Partnership Trust Fund, including fees of the servicer and any master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under “—Grantor Trust Funds—Taxation of Owners of Grantor Trust Fractional Interest Certificates.” Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.

Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under “—Grantor Trust Funds—Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Rules Do Not Apply.” Notwithstanding this description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that these calculations be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

Discount And Premium. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. As stated in the previous paragraph, the Partnership Trust Fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis. See “—Grantor Trust Funds—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” and “Premium.”

If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership Trust Fund, the old partnership, to a new Partnership Trust Fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold. A certificateholder’s tax basis in an Partnership Certificate will generally equal the holder’s cost increased by the holder’s share of Partnership Trust Fund income includible in income and decreased by any distributions received with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of an Partnership Certificate would include the holder’s share of any liabilities of the Partnership Trust Fund. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

Any gain on the sale of an Partnership Certificate attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

Allocations Between Transferors and Transferees. In general, the Partnership Trust Fund’s taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such due period. As a result, a holder purchasing Partnership Certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the certificateholders. The depositor will be authorized to revise the Partnership Trust Fund’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions. In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the Partnership Certificate exceeds the adjusted basis of the certificateholder’s interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds the certificateholder’s adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder’s interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

Section 754 Election. In the event that a certificateholder sells its Partnership Certificates at a profit, the purchasing certificateholder will have a higher basis in the Partnership Certificates than the selling certificateholder had. An opposite result will follow if the Partnership Certificate is sold at a loss. The tax basis of the Partnership Trust Fund’s assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such election. As a result, a certificateholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a “securitization partnership.” The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Partnership Trust Fund and will report each certificateholder’s allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to Partnership Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, unless the trustee was to receive an opinion of counsel that the Partnership Trust Fund was not so engaged, it is possible the trustee may withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. If so, the trustee would withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code. Amounts so withheld would be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder’s withholding status, the Partnership Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury.

Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership Trust Fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a backup withholding tax under Section 3406 of the Code if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Reportable Transactions. Pursuant to legislation enacted on October 22, 2004, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6707A of the Code).  The rules defining “reportable transactions” are complex.  In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Certificates, Notes, Grantor Trust Certificates and Partnership Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

  STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences”, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under “Federal Income Tax Consequences” does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

  CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Investors Affected

A federal law called the Employee Retirement Income Security Act of 1974, as amended, the Code and a variety of state laws may affect your decision whether to invest in the securities if you are investing for:

•	a pension or other employee benefit plan of employers in the private sector that are regulated under ERISA, referred to as an ERISA plan,

•	an individual retirement account or annuity, called an IRA, or a pension or other benefit plan for self-employed individuals, called a Keogh plan,

•	a pension and other benefit plan for the employees of state and local governments, called a government plan, or

•
an insurance company general or separate account, a bank collective investment fund or other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.

A summary of the effects of those laws follows.

Fiduciary Standards for ERISA Plans and Related Investment Vehicles

ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these standards in deciding whether to invest the plan’s assets in securities. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA Plan, you should consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

Prohibited Transaction Issues for ERISA Plans, Keogh Plans, IRAs and Related Investment Vehicles

General. Transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called prohibited transactions, may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties and certain other extraordinary remedies. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan, a Keogh plan or IRA, known as a party in interest or a disqualified person, engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code. There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor. Prohibited transactions exemptions waive the excise taxes, civil money penalties and other remedies for certain prohibited transactions which are structured to satisfy prescribed conditions.

Purchase and Sale of Securities. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires securities from, or sells securities to, a party in interest or a disqualified person, a prohibited transaction may occur. In such a case, the party in interest or disqualified person might be liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

Transactions Incidental to the Operation of the Trust. Transactions involving the assets of a trust may also give rise to prohibited transactions to the extent that an investment in securities causes the assets of a trust to be considered assets, commonly known as plan assets, of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in securities will cause a trust’s assets to be treated as plan assets depends on whether the securities are debt or equity investments for purposes of ERISA. The United States Department of Labor has issued regulations, commonly known as the plan asset regulations, which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. §2510.3-101.

Under the plan asset regulations, a trust’s assets will not be plan assets of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases securities if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the plan asset regulations. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities should be treated as debt for ERISA purposes.

To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. In this case, an ERISA plan, Keogh plan, IRA or related investment vehicle that acquires securities would also acquire an undivided interest in each asset of the trust unless (1) the trust is an operating company or a venture capital operating company as defined in the plan asset regulations, (2) the securities are publicly offered securities as defined in the plan asset regulations or (3) benefit plan investors as defined in the plan asset regulations do not own 25% or more of the securities or any other class of equity security issued by the trust. If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we believe any of these exceptions will apply.

Possible Exemptive Relief

The United States Department of Labor has issued prohibited transaction exemptions, which conditionally waive excise taxes and civil money penalties that might otherwise apply to a type of transactions.

Class Exemptions. The United States Department of Labor has issued Prohibited Transaction Class Exemptions, or PTCEs, which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class Exemptions for Purchases and Sales of Securities. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the plan by a qualified professional asset manager, or QPAM.

•	PTCE 86-128, which exempts certain transactions between a plan and certain broker-dealers.

•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which plans have made investments.

•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which plans have made investments.

•	PTCE 96-23, which exempts certain transaction approved on behalf of a plan by an in-house investment manager, or INHAM.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class Exemptions for Purchases and Sales of Securities and Transactions Incidental to the Operation of the Trust. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

•
PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Administrative Exemption for Offerings Managed by Certain Underwriters. The DOL has also issued exemptions to several underwriters of securities, for specific offerings in which that underwriter or any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the trust and the offered certificates meet specified conditions. Each of these are called an Underwriters’ Exemption. Amendments to each of the Underwriters’ Exemptions may be found at 62 Fed. Reg. 39021 (July 21, 1997), PTE 2002-58 at 65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41 at 67 Fed. Reg. 54487. The Underwriters’ Exemptions, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust’s assets or a debt instrument issued by the trust. These certificates and debt instruments are referred to in this prospectus as “Securities.” When applicable, the Underwriters’ Exemptions applies to the initial purchase, holding and subsequent resale of Securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

In order for the Underwriters’ Exemptions to be available to a purchase of securities, the trust’s assets must consist solely of certain types of assets, including obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multi-family residential and commercial property (including certain obligations secured by leasehold interests on commercial property); fractional undivided interests in any of these obligations; property which had secured any of these obligations; undistributed cash; rights under any insurance policies, third-party guaranties, contracts of suretyship, certain interest rate cap and swap payments and yield maintenance agreements as described below; other credit support arrangements with respect to any of the these obligations; and a pre-funding account.

Conditions for Pre-Funding Accounts. If the trust includes a pre-funding account, the following conditions also apply:

•	The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%.

•
All additional obligations transferred to the trust after the closing date of the offering of securities must meet the same terms and conditions of eligibility for inclusion in the trust as the obligations placed in the trust at or prior to the closing date, and these terms and conditions must have been approved by Standard & Poor’s Rating Services, Inc., Moody’s Investors Service, Inc. or Fitch Ratings, called the Exemption Rating Agencies. These terms and conditions may be changed if the changes receive prior approval of either an Exemption Rating Agency or a majority vote of outstanding certificateholders.

•
After the transfer of additional obligations to the trust, the securities must have a credit rating from one of the Exemption Rating Agencies at least a high as the rating assigned at the time of the initial issuance of the securities.

•
The use of pre-funding does not, in and of itself, cause a reduction of 100 basis points or more in the weighted average annual percentage interest rate of all of the obligations included in the trust between the time of initial issuance of the securities and the end of the pre-funding period.

•
Either the characteristics of the obligations added to the trust during the pre-funding period must be monitored by an independent insurer or other independent credit support provider, or an independent accountant must furnish a letter, prepared using the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date of the initial offering of securities, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the prospectus or prospectus supplement.

•
The pre-funding period must end no later than three months, or 90 days if later, after the closing date of the initial issuance of securities, or earlier in certain circumstances if the unused balance in the pre-funding account falls below a specified minimum level or an event of default occurs.

•
Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are described in the pooling and servicing agreement, are permitted by the Exemption Rating Agencies rating the securities and have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the Exemption Rating Agencies or else are either direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States.

•	The prospectus or prospectus supplement must describe the duration of the pre-funding period.

•
The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA and the trustee, as legal owner of the assets of the trust, must enforce all the rights created in favor of Securityholders of the trust, including ERISA plans.

Additional Conditions for the Underwriters’ Exemption. If the requirements applicable to the trust and pre-funding account are met, the Underwriters’ Exemption will apply to a particular transaction only if the transaction meets the following additional conditions:

•
The acquisition of securities by an ERISA Plan, a Keogh Plan, an IRA or a related investment vehicle is on terms, including price, that are at least as favorable to the buyer as they would be in an arm’s-length transaction with an unrelated party.

•
The rights and interests evidenced by the securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle are not subordinated to the rights and interests evidenced by other securities of the same trust unless none of the mortgage loans or other assets has a loan-to-value ratio that exceeds 100% as of the date of the issuance of the securities.

•
The securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle have received a rating that is in one of four highest generic rating categories from the Exemption Rating Agencies. The securities offered pursuant to an accompanying prospectus supplement must be rated in one of the two highest generic categories by the Exemption Rating Agencies if the loan-to-value ratio of any one-to-four-family residential mortgage loan or home equity loan held in the trust exceeds 100% at the date of issuance of the securities. However, in that case the Underwriters’ Exemptions will not apply (a) to any of the securities if (x) any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the securities or (y) any one- to four-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of the issuance of the securities or (b) to any subordinate securities.

•
The trustee of the trust is not an affiliate of the trust sponsor, any servicer, any insurer, any swap counterparty or any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of securities, or any affiliate of any of these entities.

•
The sum of all payments made to and retained by the underwriter(s) or selling agents must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the sponsor pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by all servicers must represent not more than reasonable compensation for such persons’ services and reimbursement of such person’s reasonable expenses in connection with such services.

•
The investing ERISA plan, Keogh plan, IRA or related investment vehicle must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

•
In the case of certain types of issuers, the pooling and servicing agreement contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency and prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust, and a true sale opinion is issued in connection with the transfer of assets to the trust.

The Underwriters’ Exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract referred to as a “Swap” or “Swap Agreement” is a permitted trust fund asset if it: (a) is an eligible Swap; (b) is with an eligible counterparty; (c) is purchased by a qualified plan investor; (d) meets certain additional specific conditions which depend on whether the Swap is a ratings dependent Swap or a non-ratings dependent Swap and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

An eligible Swap is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted, called the Allowable Interest Rate; (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations, called the Allowable Notional Amount; (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An eligible counterparty means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

A qualified plan investor is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a QPAM under PTCE 84-14, (b) an INHAM under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In ratings dependent Swaps (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Underwriters’ Exemptions will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent Swap.

Non-ratings dependent Swaps (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An eligible yield supplement agreement, or an EYS Agreement, is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund. If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

Limits on Scope of the Underwriters’ Exemptions. The Underwriters’ Exemption will not provide complete exemptive relief even where a trust satisfies all of the conditions applicable to the trust and all of the general conditions are met. It does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller.

The Underwriters’ Exemption also will not provide exemptive relief for the purchase and holding of securities by a fiduciary on behalf of a plan sponsored by the trust’s sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities. The Underwriters’ Exemption generally provides exemptive relief in other cases for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller and is also an obligor with respect to 5% or less of the fair market value of obligations or receivables contained in the trust or an affiliate only when the following additional conditions are met:

•
The purchaser or seller is not an ERISA plan, an IRA or a Keogh plan that is sponsored by an underwriter or selling agent, a trust’s sponsor, the trustee, any insurer, any servicer or any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, or any affiliate of any of these entities.

•
Solely in the case of initial issuance of securities, at least 50% of each class of securities issued by the trust is acquired by persons independent of the underwriters or selling agents, the trust’s sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities.

•	The purchaser’s investment in each class of securities issued by the trust does not exceed 25% of all of the securities in such class outstanding at the time of the issuance.

•
Immediately after the acquisition, no more than 25% of the purchaser’s assets are invested in securities issued by trusts containing assets sold or serviced by an entity that has discretionary authority over the purchaser or renders investment advice to the purchaser for a fee.

The Underwriters’ Exemption provides relief for transactions in connection with the servicing, operation and management of a trust only if:

•	The transactions are carried out in accordance with the terms of a binding pooling and servicing agreement.

•
The pooling and servicing agreement is provided to, or fully described in the prospectus or offering memorandum provided to, investing ERISA plans, Keogh plans, IRAs and related investment vehicles before they purchase securities issued by the trust.

Statutory Exemption for Insurance Company General Accounts. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA and regulations thereunder.

Consultation with Counsel

There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. None of the depositor, the trustee, the servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Government Plans

Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

Required Deemed Representations of Investors

If so provided in the prospectus supplement for a series, a purchaser of the one or more classes of the related securities may be required to represent or may be deemed to have represented that either (a) it is not an ERISA Plan, an IRA or a Keogh Plan and is not purchasing such securities by or on behalf of or with plan assets of an ERISA Plan, an IRA or a Keogh Plan or (b) the purchase of any such securities by or on behalf of or with plan assets of an ERISA Plan, an IRA or a Keogh Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the servicer, the depositor or the trustee to any obligation in addition to those undertaken in the related Agreement. A fiduciary of a Plan or any person investing plan assets to purchase securities must make its own determination that the conditions for purchase will be satisfied with respect to such securities.

THE DISCUSSION ABOVE IS A GENERAL DISCUSSION OF SOME OF THE RULES WHICH APPLY TO ERISA PLANS, KEOGH PLANS, IRAS, GOVERNMENT PLANS AND THEIR RELATED INVESTMENT VEHICLES. PRIOR TO MAKING AN INVESTMENT IN SECURITIES, PROSPECTIVE PLAN INVESTORS SHOULD CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE IMPACT OF ERISA AND THE CODE AND, PARTICULARLY IN THE CASE OF GOVERNMENT PLANS AND RELATED INVESTMENT VEHICLES, ANY ADDITIONAL STATE LAW CONSIDERATIONS, AND THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES.

  LEGAL INVESTMENT

Each class of securities offered pursuant to an accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations as the applicable federal regulatory authority may prescribe.

On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain high-risk mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletins 73a, entitled “Investing in Complex Securities” (“TB 73a”), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (“TB 13a”), which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and OTS may require divestiture of such securities. OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” asset-backed pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

Prospective investors in the securities, including in particular the classes of securities that do not constitute mortgage related securities for purposes of SMMEA should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

  METHODS OF DISTRIBUTION

The securities offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described in the paragraph below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the securities of a particular series may be made through a combination of two or more of these methods. These methods are as follows:

1.	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

2.	By placements by the depositor with institutional investors through dealers; and

3.	By direct placements by the depositor with institutional investors.

If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

In connection with the sale of the securities offered, underwriters may receive compensation from the depositor or from purchasers of such securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of the offered securities. Holders of offered securities should consult with their legal advisors in this regard prior to any reoffer or sale.

  LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York.

  FINANCIAL INFORMATION

The depositor has determined that its financial statements are not material to the offering made hereby. Any prospective purchaser that desires to review financial information concerning the depositor will be provided by the depositor on request with a copy of the most recent unaudited financial statements of the depositor.

  RATING

It is a condition to the issuance of any class of securities offered pursuant to an accompanying prospectus supplement that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization.

Any ratings on the securities address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.

There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn for other reasons such as an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of that series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class. There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. This could be the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

  AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports and other information filed by the depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of this material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Commission’s Web site (http:\\www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

This prospectus does not contain all of the information set forth in the registration statement, of which this prospectus forms a part, and exhibits thereto which the depositor has filed with the Commission under the Securities Act of 1933, as amended, and to which reference is hereby made.

  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

There are incorporated into this prospectus by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of securities offered hereby evidencing interest in a trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities offered hereby, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent those documents or reports relate to one or more of the classes of those offered securities, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in the documents). Requests to the depositor should be directed in writing to its principal executive office at 3100 Thornton Avenue, Office 344, Burbank, California 91504, Attention: Secretary, or by telephone at (818)736-7023. The depositor has determined that its financial statements are not material to the offering of any securities offered hereby.

  GLOSSARY

Accrual Securities: A class of securities as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

Applicable Federal Rate: A rate based on the average of current yields on Treasury securities, which rate is computed and published monthly by the IRS.

ARM Loan: A mortgage loan with an interest rate that adjusts periodically, with a corresponding adjustment in the amount of the monthly payment, to equal the sum of a fixed percentage amount and an index.

Call Class: The holder of a non-offered class of securities that has the right, at its discretion, to terminate the related trust fund on and effect early retirement of the securities of such series in the manner described under “Description of the Securities—Termination” in this prospectus.

CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act, as amended.

Clean-up Call: The right of the party entitled to effect a termination of a trust fund or a portion thereof upon the aggregate principal balance of the outstanding trust fund assets for the series at that time being less than the percentage, as specified in the related prospectus supplement, of the aggregate principal balance of the trust fund assets at the cut-off date for that series and which percentage will be between 25% and 0%.

Closing Date: With respect to any series of securities, the date on which the securities are issued.

Code: The Internal Revenue Code of 1986, as amended.

Commission: The Securities and Exchange Commission.

Committee Report: The conference committee report accompanying the Tax Reform Act of 1986.

CPR: The Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate.

Crime Control Act: The Comprehensive Crime Control Act of 1984, as may be amended from time to time.

DIDMC: The Depository Institutions Deregulation and Monetary Control Act of 1980, as may be amended from time to time.

DOL: The U.S. Department of Labor.

DOL Regulations: The regulations promulgated by the U.S. Department of Labor at 29 C.F.R. §2510. 3-101

Due Period: The second day of the month immediately preceding the month in which the distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and ending on the first day of the month of the related distribution date, unless the prospectus supplement specifies otherwise.

Equity Certificates: Where the issuer is an owner trust, the certificates evidencing ownership of the trust fund.

ERISA Permitted Investments: The types of investments permitted by the rating agencies named in the Underwriter’s Exemption issued by the DOL in which funds in a pre-funding account may be invested.

FASIT: A financial asset securitization investment trust as defined in Sections 860H through 860L of the Code.

FASIT Provisions: Sections 860H through 860L of the Code.

FASIT Securities: Securities evidencing interests in a trust fund as to which a FASIT election has been made.

FHA: The Federal Housing Administration and its successors in interest.

FTC Rule: The “Holder in the Due Course” Rule of the Federal Trade Commission.

Garn-St. Germain Act: The Garn-St. Germain Depositor Institutions Act of 1982, as may be amended from time to time.

Grantor Trust Certificate: A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Certificate: A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate: A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund: A trust fund as to which no REMIC election will be made and which qualifies as a grantor trust within the meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

High Cost Loan: A mortgage loan subject to the Home Ownership Act.

High LTV Loan: Mortgage loans with loan-to-value ratios in excess of 80% and as high as 150%.

Homeownership Act: The Home Ownership and Equity Protection Act of 1994, as may be amended from time to time.

Insurance Proceeds: Proceeds received with respect to a mortgage loan under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guaranty, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with normal servicing procedures.

Liquidated Loan: A defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise.

Liquidation Proceeds: All amounts, other than Insurance Proceeds, received and retained in connection with the liquidation of a defaulted mortgage loan, by foreclosure or otherwise.

Lockout Date: The date of expiration of the Lockout Period with respect to a mortgage loan.

Lockout Period: The period specified in a mortgage note during which prepayment of the mortgage loan is prohibited.

Mortgage or mortgage: The mortgage, deed of trust or similar instrument securing a mortgage loan.

NBRC: The National Bankruptcy Review Commission.

NCUA: The National Credit Union Administration.

Nonrecoverable Advance: An advance made or to be made with respect to a mortgage loan which the servicer determines is not ultimately recoverable from Related Proceeds.

OID Regulations: The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

Partnership Certificate: A certificate representing an interest in a Partnership Trust Fund.

Partnership Trust Fund: A trust fund as to which no REMIC election will be made and which qualifies as a partnership within the meaning of subchapter K of Chapter 1 of the Code.

Plans: Employee pension and welfare benefit plans subject to ERISA and tax-qualified retirement plans described in Section 401(a) of the Code or Individual Retirement Accounts described in Section 408 of the Code.

Prepayment Assumption: With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the assumption as to the rate of prepayments of the principal balances of mortgage loans held by the trust fund used in pricing the initial offering of that security.

Prepayment Period: The calendar month immediately preceding the month in which the distribution date occurs, unless the prospectus supplement specifies otherwise.

PTCE: Prohibited Transaction Class Exemption.

Purchase Price: As to any mortgage loan, an amount equal to the sum of (1) the unpaid principal balance of the mortgage loan, (2) unpaid accrued interest on the Stated Principal Balance at the rate at which interest accrues on the mortgage loan, net of the servicing fee and any retained interest, from the date as to which interest was last paid to the calendar month in which the relevant purchase is to occur, (3) any unpaid servicing fees and unreimbursed servicing expenses payable or reimbursable to the servicer with respect to that mortgage loan, (4) any unpaid retained interest with respect to that mortgage loan, (5) any realized losses incurred with respect to that mortgage loan and (6) if applicable, any expenses reasonably incurred or to be incurred by the servicer, the master servicer, if any, or the trustee in respect of the breach or defect giving rise to a purchase obligation including any costs and damages incurred by the trust in connection with any violation by such loan of any predatory or abusive lending law.

Record Date: The last business day of the month preceding the month in which a distribution date occurs, unless the prospectus supplement specifies otherwise.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229, 1123, as may be amended from time to time.

Related Proceeds: Recoveries on a mortgage loan related to amounts which the servicer has previously advanced to the related trust fund.

Relief Act: The Servicemembers Civil Relief Act, as may be amended from time to time.

REMIC: A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Certificates: Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC Provisions: Sections 860A through 860G of the Code.

REMIC Regular Certificate: A REMIC Certificate designated as a regular interest in the related REMIC.

REMIC Residual Certificate: A REMIC Certificate designated as a residual interest in the related REMIC.

REMIC Provisions: The REMIC Provisions and the related Treasury regulations.

Retained Interest: A portion of the interest payments on a trust fund asset that may be retained by the depositor or any previous owner of the asset.

RICO: The Racketeer Influenced and Corrupt Organizations Act, as may be amended from time to time.

SAIF: The Savings Association Insurance Fund.

Scheduled Principal Balance: As to any mortgage loan or manufactured housing contract, the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

Senior/Subordinate Series: A series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement.

Single Family Properties: One- to four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments.

SPA: The Standard Prepayment Assumption model, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans.

Special Hazard Subordination Amount: The amount of any Special Hazard Realized Loss that is allocated to the subordinate securities of a series.

Stated Principal Balance: As to any mortgage loan or manufactured housing contract, the principal balance of the mortgage loan or manufactured housing contract as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the servicer or any master servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss thereon has been, or had it not been covered by a form of credit support, would have been, allocated to one or more classes of securities on or before the determination date.

Strip Securities: A class of securities which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or (b) interest distributions, with disproportionate, nominal or no principal distributions.

Stripped Interest: The distributions of interest on a Strip Security with no or a nominal principal balance.

United States Person: A citizen or resident of the United States; a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

VA: The United States Department of Veterans Affairs and its successors in interest.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

SEC Registration Fee	107.00
Printing and Engraving Fees	20,000.00*
Legal Fees and Expenses	150,000.00*
Accounting Fees and Expenses	50,000.00*
Trustee Fees and Expenses	20,000.00*
Rating Agency Fees	90,000.00*
Miscellaneous	15,000.00*
Total	$345,107.00
_____________
*Based on the offering of a single series of Securities.

Item 15. Indemnification of Directors and Officers.

Section 18-108 of the Limited Liability Company Act of Delaware empowers Delaware limited liability companies, subject to standards and restrictions set forth in the Limited Liability Company Agreement, to indemnify their managers or any other persons against all claims. Except as required by law, no member or any manager, agent, shareholder, director, employee or incorporator of any member, in its capacity as such, will be liable for the debts, obligations and liabilities of the Company or any other member, whether arising in contract, tort or otherwise, which debts, obligations and liabilities shall be solely the debts, obligations and liabilities of the Company or such other member, as applicable. The Company shall, to the fullest extent permitted by law, indemnify and hold harmless, and advance expenses to, each indemnified party against any losses, claims, damages or liabilities to which the indemnified party may become subject in connection with any matter arising from, related to, or in connection with, the Company’s business or affairs; provided, however, that no indemnification may be made to or on behalf of any indemnified party if a judgment or other final adjudication adverse to the indemnified party establishes (i) that the indemnified party’s acts were committed in bad faith or were the result of active and deliberate dishonesty or (ii) that the indemnified party personally gained in fact a financial profit or other advantage to which the indemnified party was not legally entitled. Notwithstanding any other provision of Limited Liability Company Agreement, the Company shall not, and shall not be obligated to, pay any amount unless the Company has received funds which may be used to make such payment and which funds are not required to repay any other obligations of the Company when due. Any amount which the Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in § 101 of the Bankruptcy Code) against, or corporate obligation of, the Company.

The Pooling and Servicing Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Trust Agreement with respect to each series of Notes will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement, Servicing Agreement, Indenture or Trust Agreement and related Securities other than such expenses related to particular Mortgage Loans.

Item 16. Exhibits.

1.1	Form of Underwriting Agreement.***

3.1	Certificate of Formation of the Registrant.*

3.2	Limited Liability Agreement of the Registrant.*

4.1	Form of Pooling and Servicing Agreement, for a series consisting of Senior and Subordinate Certificates.***

4.2	Form of Servicing Agreement, for a series consisting of Mortgage-Backed Notes.***

4.3	Form of Trust Agreement, for a series consisting of Mortgage-Backed Notes.*

4.4	Form of Indenture, for a series consisting of Mortgage-Backed Notes.*

5.1	Opinion of Thacher Proffitt & Wood llp.***

8.1	Opinion of Thacher Proffitt & Wood llp with respect to certain tax matters.***

23.1	Consent of Thacher Proffitt & Wood llp (included as part of Exhibits 5.1 and 8.1).***

24.1	Power of Attorney (included in the signature page to the Registration Statement).

*	Incorporated by Reference from Registration Statement on Form S-3 (File No. 333-127360).

**	To be filed by Amendment.

***	Previously filed on January 20, 2006 (File No. 333-131203)

Item 17. Undertakings.

In accordance with Item 512 of Regulation S-K under the Securities Act of 1933 (the “Act”):

A. Undertaking Pursuant to Rule 415 Offerings.

(a) The undersigned Registrant hereby undertakes:

(1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Act;

(ii)  to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

provided further, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement or is provided pursuant to Item 1100(c) of Regulation AB.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the Registrant is relying on Rule 430B;

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B.	Undertaking in Connection with Incorporation by Reference of Certain Filings under the Securities Exchange Act of 1934.

The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Undertaking in Respect of Indemnification.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

D.	Undertaking regarding the Qualification of Trust Indentures:

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

E. Undertaking in Connection with Incorporation by Reference of Certain Filings under the Securities Exchange Act of 1934 in Accordance with Regulation AB.

The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.    Undertaking Pursuant to Information Provided Pursuant to Item 1105 of Regulation AB.

The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 229.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, GE-WMC Mortgage Securities, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on the 11th day of May, 2006.

GE-WMC Mortgage Securities, L.L.C.

By:	/s/ Todd Wallace
Name:	Todd Wallace
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd Wallace as his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments to this Registration Statement) of GE-WMC Mortgage Securities, L.L.C. under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature	Capacity	Date
__/s/ Todd Wallace______ Todd Wallace	President, Principal Executive Officer, Manager	May 11, 2006
____/s/ Greg Macfarlane__ Greg Macfarlane	Principal Accounting Officer, Principal Financial Officer	May 11, 2006
____________________ Daniel C. Janki	Manager	May 11, 2006
_/s/ Christopher Hottois___ Christopher Hottois	Manager	May 11, 2006
____________________ Kevin P. Burns	Manager	May 11, 2006

EXHIBIT INDEX

Exhibit
Number

1.1	Form of Underwriting Agreement.***

3.1	Certificate of Formation of the Registrant.*

3.2	Limited Liability Agreement of the Registrant.*

4.1	Form of Pooling and Servicing Agreement, for a series consisting of Senior and Subordinate Certificates.***

4.2	Form of Servicing Agreement, for a series consisting of Mortgage-Backed Notes.***

4.3	Form of Trust Agreement, for a series consisting of Mortgage-Backed Notes.*

4.4	Form of Indenture, for a series consisting of Mortgage-Backed Notes.*

5.1	Opinion of Thacher Proffitt & Wood llp.***

8.1	Opinion of Thacher Proffitt & Wood llp with respect to certain tax matters.***

23.1	Consent of Thacher Proffitt & Wood llp (included as part of Exhibits 5.1 and 8.1).***

24.1	Power of Attorney (included in the signature page to the Registration Statement).

*	Incorporated by Reference from Registration Statement on Form S-3 (File No. 333-127360).

**	To be filed by Amendment.

***	Previously filed on January 20, 2006 (File No. 333-131203)